                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  SCHEDULE 14A

                     Information Required in Proxy Statement
                            Schedule 14A Information
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                               (Amendment No. ___)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[x] Preliminary Proxy Statement                  [ ]  Confidential, For Use Of The
[ ] Definitive Proxy Statement                   Commission Only (As Permitted By
[ ] Definitive Additional Materials              Rule 14a-6(e)(2))
[ ] Soliciting Material Pursuant Rule to 14a-11
    or Rule 14a-12

                         JANUS HOTELS AND RESORTS, INC.
                (Name of Registrant as Specified in its Charter)

                                      None
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[ ]   No fee required.

[x]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which transaction applies: Common Stock, par value $.01 per share, of Janus Hotels and Resorts, Inc.

(2) Aggregate number of securities to which transaction applies: 1,649,098 shares of common stock. The consideration payable with respect to options to acquire 110,000 shares of common stock and SARS with respect to a total of 25,000 shares of common stock, after giving effect to the exercise prices thereof, is a negative amount and, accordingly, is not included in this calculation.

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            The filing fee of $87 was determined based upon the product of 1,649,098 shares of common stock and the merger consideration of $0.65 per share. In accordance with Rule 0-11 under the Securities

            Exchange Act of 1934, as amended, the filing fee was determined by multiplying the amount calculated pursuant to the preceding sentence by .00008090.

(4)   Proposed maximum aggregate value of transaction: $1,071,914.

(5)   Total fee paid herewith: $87

[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

Filed: August 13, 2003

                                 PROXY STATEMENT

                         JANUS HOTELS AND RESORTS, INC.
                         2300 Corporate Boulevard, N.W.
                                    Suite 232
                         Boca Raton, Florida 33431-8596
                                 (561) 997-2325

                               _______ ____, 2003

Dear Shareholder:

      You are cordially invited to attend a special meeting of the shareholders of Janus Hotels and Resorts, Inc. ("Janus" or the "Company"). The special meeting will be held on __________,____________, 2003, at x:00 x.m., Eastern
Standard Time, at the offices of________________. At the special meeting, you will be asked to consider and vote upon a proposal to approve the Agreement and Plan of Merger, dated as of July 28, 2003, between Janus and Janus Acquisition, Inc. ("Acquisition Corp."), a Delaware corporation wholly-owned beneficially by Louis S. Beck and Harry G. Yeaggy, Chairman of the Board and Chief Executive Officer, and Vice Chairman of the Board, respectively, of Janus and our controlling shareholders, and to approve the merger. The accompanying proxy statement explains the proposed merger and provides specific information concerning the special meeting. Please read these materials carefully.

      Under the merger agreement, Janus will be merged with and into Acquisition Corp. If the merger agreement is approved and the transactions it contemplates, including the merger, are approved, then at the effective time of the merger, each outstanding share of our common stock, other than shares held by Acquisition Corp., or held by shareholders who perfect their dissenters' rights under Delaware law, will be converted into the right to receive $0.65 in cash, without interest and less any applicable withholding taxes, for a total transaction value of approximately $1,071,914. In order for a shareholder to perfect its dissenters' rights under Delaware law, the shareholder wishing to exercise such rights must comply with the requirements of Delaware law provided in Annex B to the accompanying proxy statement, and must not vote in favor of the merger agreement. A copy of the merger agreement is attached as Annex A to the accompanying proxy statement. We encourage you to read the merger agreement in its entirety.

      You should also carefully read the written opinion of Murray, Devine & Co., Inc. that is attached as Annex C to the accompanying proxy statement as well as the valuation analysis of Janus by Murray, Devine & Co., Inc., as of June 30, 2003, attached as Annex D to the accompanying proxy statement.

      The proposed merger is an important decision for Janus and its shareholders. It cannot occur unless, among other things, the merger agreement is approved by the affirmative vote of the holders of a majority of all outstanding shares of common stock of Janus. Acquisition Corp. owns approximately 70.4% of Janus's common stock. It has indicated that it will vote its shares to approve the merger.

      Janus's Board of Directors, based in part on the opinion rendered by Murray, Devine & Co., Inc., has determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, our shareholders other than Acquisition Corp. and its affiliates. Accordingly, our Board of Directors has adopted the merger agreement and the transactions it contemplates, including the merger, and recommends that you vote "FOR" approval of the merger agreement and the merger.

      Whether or not you plan to attend the special meeting, we urge you to sign, date and promptly return the enclosed proxy card to ensure that your shares will be voted at the special meeting.

      Your Board of Directors urges you to consider the enclosed materials carefully and recommends that you vote "FOR" approval of the merger agreement and the merger.

                                            Sincerely,


                                            Michael M. Nanosky, President

      THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES REGULATOR NOR HAS THE COMMISSION OR ANY STATE SECURITIES REGULATOR PASSED UPON THE FAIRNESS OR MERITS OF THE TRANSACTION OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

      This proxy statement and proxy are being mailed to Janus's shareholders on or about __________ __, 2003.

                         JANUS HOTELS AND RESORTS, INC.
                           2300 Corporate Blvd., N.W.
                                    Suite 232
                         Boca Raton, Florida 33431-8596
                                 (561) 997-2325

                    Notice of Special Meeting of Shareholders
                          To be held on _________, 2003

      NOTICE IS HEREBY GIVEN that a Special Meeting of Shareholders of Janus Hotels and Resorts, Inc., a Delaware corporation ("Janus"), will be held at the offices of _________________________________________, on _______, 2003, at x:00
x.m. Eastern Standard Time, for the purpose of:

      - Considering and voting upon the Agreement and Plan of Merger, dated as of July 28, 2003, between Janus and Janus Acquisition, Inc. ("Acquisition Corp."), and the merger of Janus with and into Acquisition Corp., with Acquisition Corp. as the surviving corporation and with the common stock shareholders of Janus, other than Acquisition Corp., entitled to receive $0.65 in cash, without interest, for each share of Janus's common stock that they own, for a total transaction value of $1,071,914; and

      - Transacting such other business as may properly come before the special meeting or any adjournment or postponement thereof.

      Only shareholders of record at the close of business on ________, 2003 are entitled to notice of, and to vote at, the special meeting. During the ten day period prior to the special meeting, any shareholder may examine a list of Janus's shareholders of record, for any purpose related to the special meeting, during ordinary business hours at the offices of Janus located at 2300 Corporate Blvd., N.W., Suite 232, Boca Raton, Florida 33431-8596.

      Shareholders of Janus who do not vote in favor of the merger agreement will have the right to dissent and to seek appraisal of the fair value of their shares if the merger is completed and they comply with the procedures under Delaware law explained in the accompanying proxy statement.

      The merger is described in the accompanying proxy statement, which you are urged to read carefully. A copy of the Agreement and Plan of Merger is attached as Annex A to the accompanying proxy statement.

      The enclosed proxy is solicited by and on behalf of the Board of Directors of Janus. All shareholders are cordially invited to attend the special meeting in person. Whether you plan to attend or not, please date, sign and return the accompanying proxy in the enclosed return envelope. The giving of a proxy will not affect your right to vote in person if you attend the special meeting.

                                         By Order of the Board of Directors

                                         Lawrence A. Goldman, Secretary

                                TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
QUESTIONS AND ANSWERS ABOUT THE MERGER                                                          7
THE PARTIES                                                                                    11
         Janus Hotels and Resorts, Inc.                                                        11
         Janus Acquisition, Inc.; Beck and Yeaggy                                              12
INFORMATION CONCERNING THE SPECIAL MEETING                                                     12
         Time, Place and Date                                                                  12
         Purpose of the Special Meeting                                                        12
         Record Date; Voting at the Meeting; Quorum                                            13
         Required Vote                                                                         13
         Voting and Revocation of Proxies                                                      13
         Action to be Taken at the Special Meeting                                             14
         Proxy Solicitation                                                                    14
SPECIAL FACTORS                                                                                15
         Background of Janus                                                                   15
         Background of the Merger                                                              16
         Recommendation of the Board of Directors; Fairness of the Merger                      18
         Opinion of Murray Devine to the Board of Directors                                    22
         Principals' Position as to Fairness of the Merger to Unaffiliated Shareholders        28
         Interests of Certain Persons in the Merger; Certain Relationships                     30
         Certain Effects of the Merger                                                         34
         Plans for the Surviving Corporation After the Merger                                  35
         Conduct of the Business of Janus if the Merger is not Consummated                     36
         Accounting Treatment                                                                  36
         Financing of the Merger                                                               36
         Regulatory Requirements; Third Party Consents                                         36
         Material Federal Income Tax Consequences of the Merger                                36
         Fees and Expenses                                                                     38
THE MERGER AGREEMENT                                                                           38
         The Merger; Merger Consideration                                                      38
         The Exchange Fund; Payment for Shares of Janus Common Stock                           39

                                TABLE OF CONTENTS
                                   (continued)

         Transfers of Common Stock                                                             40
         Representations and Warranties                                                        41
         Conditions                                                                            41
         Covenants                                                                             43
         Termination                                                                           44
         Fees and Expenses                                                                     44
         Amendment/Waiver                                                                      44
DISSENTER'S RIGHTS                                                                             45
         Rights of Dissenting Shareholders                                                     45
MARKET FOR THE COMMON STOCK                                                                    47
         Common Stock Market Price Information; Dividend Information                           47
         Common Stock Purchase Information                                                     48
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT                                 49
DIRECTORS AND MANAGEMENT                                                                       50
         Janus Hotels and Resorts, Inc.                                                        50
         Janus Acquisition, Inc.                                                               54
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS                                      54
INDEPENDENT AUDITORS                                                                           55
SHAREHOLDER MEETINGS AND PROPOSALS                                                             55
AVAILABLE INFORMATION                                                                          56
FINANCIAL STATEMENTS                                                                           66
PRO FORMA INFORMATION                                                                          57
WHERE YOU CAN FIND MORE INFORMATION                                                            57

ANNEX A Agreement and Plan of Merger dated as of July 28, 2003 between Janus Hotels and Resorts, Inc. and Janus Acquisition, Inc.

ANNEX B Sections of the Delaware General Corporation Law Regarding Dissenter's Rights (Section 262)

ANNEX C           Opinion of Murray, Devine & Co., Inc., dated July 28, 2003

ANNEX D Valuation of the Common Stock of Janus Hotels and Resorts, Inc. as of June 30, 2003 by Murray, Devine & Co., Inc.

                               SUMMARY TERM SHEET

      The following summarizes the material aspects of the proposed merger and highlights selected information contained elsewhere in this proxy statement. This summary may not contain all of the information that is important to you, and is qualified in its entirety by the more detailed information contained elsewhere in this proxy statement, including the annexes to it, and in the documents incorporated by reference. To understand the proposed merger fully and for a more complete description of the terms of the proposed merger, you should carefully read this entire proxy statement, including the annexes to it, and the documents incorporated by reference.

Overview of the Merger (pages 1-7)

      We are furnishing this proxy statement to allow shareholders of Janus Hotels and Resorts, Inc. ("Janus" or the "Company") to consider and vote on a proposal to approve the merger of Janus with and into Janus Acquisition, Inc. ("Acquisition Corp."), a newly-formed corporation wholly-owned beneficially by two controlling shareholders of Janus common shares, Louis S. Beck ("Beck") and Harry G. Yeaggy ("Yeaggy"). Beck and Yeaggy serve as Chairman of the Board and Chief Executive Officer, and Vice Chairman of the Board, respectively, of Janus.

      Acquisition Corp. is a Delaware corporation organized by Beck and Yeaggy to acquire the ownership interests of Janus's unaffiliated shareholders.

      Under the terms of the merger agreement attached to this proxy statement as Annex A, shareholders of Acquisition Corp. will acquire Janus by merging Janus into Acquisition Corp. As a result of the merger, the owners of common shares of Janus (other than Acquisition Corp. and Janus shareholders that properly exercise dissenters' rights) will receive $0.65 per share of common stock, in cash, without interest for a total transaction value of approximately $1,071,914. Acquisition Corp. will be the surviving corporation of the merger (the "Surviving Corporation") and the shareholders of Acquisition Corp. will then become the owners of all of the outstanding common shares in the Surviving Corporation.

The Special Meeting (pages 12-14)

      A special meeting of shareholders of Janus will be held at x:00 x.m., Eastern Standard Time, on _____ ___, 2003 at the offices of __________________. At the special meeting, you will be asked to consider and vote on a proposal to approve the merger agreement described in this proxy statement. This proxy statement and the accompanying notice of special meeting were mailed to stockholders on or about ______________.

      Only Janus shareholders of record at the close of business on the record date, __________, will be entitled to notice of, and to vote at, the special meeting. On ____________, there were 5,564,005 shares of common stock outstanding and entitled to one vote per share at the special meeting held by approximately 770 shareholders of record.

      The merger agreement and Delaware law require that the holders of a majority of the outstanding shares of Janus common stock vote to approve the merger agreement. Acquisition Corp. currently owns approximately 3,914,907 common shares of Janus, representing approximately 70.4% of the outstanding common shares as of the record date and will vote its shares to approve the merger agreement.

Recommendation of the Board of Directors (pages 18-22)

      On April 23, 2003, Beck and Yeaggy informed our Board of Directors that they believed that it was in the best interests of Janus and our unaffiliated shareholders that Janus become a private company. Thereafter, our independent Directors considered and evaluated Janus's strategic alternatives, determined the value of Janus common stock and then evaluated the merger. The independent Directors have unanimously determined that the merger is advisable and in the best interests of Janus and our unaffiliated shareholders and that the merger consideration is fair to our unaffiliated shareholders. The independent Directors have also unanimously adopted the merger agreement and determined to submit the merger to our shareholders and to recommend that our shareholders vote to approve the merger agreement. Accordingly, our independent Directors unanimously recommend that you vote "FOR" the proposal to approve the merger agreement.

Factors Considered by the Board of Directors as to the Fairness of the Merger (pages 18-22)

      We believe the merger and the merger consideration to be fair to our unaffiliated shareholders. In reaching this determination we considered a number of factors, including:

      - the fact that Janus's common stock trades only sporadically in The Nasdaq SmallCap Market. The merger consideration of $0.65 per share represents an opportunity for unaffiliated shareholders to achieve liquidity;

      - the fact that Murray, Devine & Co., Inc. ("Murray Devine"), the financial advisor to the independent Directors, delivered an opinion to the Board of Directors dated July 28, 2003, to the effect that and based upon the assumptions made, matters considered and limitations on the review described in the written opinion, the merger consideration to be received by the unaffiliated shareholders of Janus in connection with the transaction is fair, from a financial point of view;

      - the fact that no specific guidance was provided to Murray Devine with respect to expectations on value;

      - the fact that the $0.65 per share price in the merger agreement is in excess of the high end of the valuation range provided by Murray Devine;

      - knowledge of Janus's business, operations, assets, financial condition, operating results and future prospects of Janus's limited service hotel properties and the difficulty in securing debt financing for such properties; and

      - the fact that the independent Directors of Janus, acting as a committee of the whole, considered and negotiated the transaction.

The Parties (pages 11-12)

      Janus is a Delaware corporation that is in the business of operating and managing hotels.

      Acquisition Corp. is a Delaware corporation organized by Beck and Yeaggy to acquire the ownership interests of Janus's unaffiliated shareholders. Beck and Yeaggy together beneficially own approximately 70.4% of Janus and currently serve as Chairman of the Board and Chief Executive Officer, and Vice Chairman of the Board, respectively, of Janus. Each of Beck and Yeaggy sometimes referred to herein individually as a "Principal" and collectively as the "Principals." See "The Parties."

Special Factors (pages 15-39)

      There are a number of factors that you should consider in connection with deciding how to vote your shares. They include, without limitation:

      -     the background of the merger;

      -     the factors considered by the Board of Directors;

      -     the opinion of Murray Devine to the Board of Directors;

      -     the recommendation of the Board of Directors;

      -     the purpose and effect of the merger; and

      -     the interests of certain persons in the merger.

These factors, in addition to other factors to be considered in connection with the merger, are described in this proxy statement.

Opinion of Murray Devine (pages 22-28 and Annexes C-D)

      In connection with its evaluation of the proposal by the Principals to take Janus private, the independent Directors retained Murray Devine to provide advice as to the valuation of Janus and to render an opinion as to the fairness, from a financial point of view, to Janus's unaffiliated shareholders, meaning its shareholders other than Acquisition Corp. and its affiliates, of the consideration to be received by them in connection with the merger. Murray Devine has delivered to the Board of Directors its opinion dated July 28, 2003 to the effect that, as of that date and based upon the assumptions made, matters considered and limitations on the report described in the written opinion, the merger consideration to be received by the unaffiliated shareholders of Janus in connection with the transaction is fair, from a financial point of view. Murray Devine's opinion, a full copy of which is attached as Annex C, was provided for the information of the Board of Directors and does not constitute a recommendation to any shareholder with respect to any matter relating to the proposed merger. The report on the valuation analysis of Janus as of June 30, 2003 provided by Murray Devine to Janus on July 28, 2003 is attached as Annex D to this proxy statement.

Interests of the Principals and our Directors and Executive Officers in the Merger (pages 30-34)

      In considering the recommendation of the independent members of our Board of Directors with respect to the merger agreement and the merger, you should be aware that, in addition to the matters discussed above, our executive officers and some members of our Board of Directors have interests in the merger that are in addition to or different from the interests of our shareholders generally. The Principals and Michael M. Nanosky ("Nanosky"), President and a Director of Janus, and Richard A. Tonges ("Tonges"), Vice President of Finance of Janus, will own beneficially 100% of the common stock of the Surviving Corporation. Nanosky and Tonges presently own 2,000 and 1,100 shares, respectively, of Janus Series B Preferred Stock which, in the merger, will be converted into non-voting common stock of the Surviving Corporation. Nanosky and Tonges have been affiliated with the Principals in the hotel business for 13 and 25 years, respectively, and will continue as senior executive officers of the Surviving Corporation. In light of the conflict of interest of the Principals and Nanosky and Tonges in the structuring and financial terms of the merger, they did not participate in the meetings of the Board of Directors to consider, and ultimately approve the merger agreement.

      C. Scott Bartlett, Jr., and Paul A. Tipps ("Tipps"), Directors of Janus, own 13,000 and 2,000 shares of Janus common stock, respectively. The shares will be converted into the right to receive $0.65 per share in the merger.

      Our independent Directors as a group hold in the aggregate options to purchase approximately 105,000 shares at an exercise price of $1.50 per share. In connection with the merger, these options will be canceled pursuant to the agreement of each such Director. Tipps owns a stock appreciation right (SAR) with respect to 25,000 shares of Janus common stock with an exercise price of $2.48 per share. This SAR will also be canceled pursuant to the agreement of Tipps. See "Shares and Stock Options" on page 30 for additional details.

      All of our executive officers, Directors and affiliates have indicated that they currently intend to vote their shares in favor of the merger agreement and the merger because they believe that it is in the best interests of Janus, and is the best decision in order to maximize the return on their investment in Janus. While Nanosky and Tonges hold non-voting Series B Preferred Stock, they have nonetheless consented to the merger and indicated that they will not exercise dissenters rights.

Primary Benefits and Detriments to Unaffiliated Shareholders (page 29)

      Our unaffiliated shareholders will receive a cash payment of $0.65 per share for each of their shares for a total transaction value of approximately $1,071,914. After the merger, our unaffiliated shareholders will no longer have an interest in the Surviving Corporation or the future earnings growth or increase in value, if any.

Principals' Position as to Fairness of the Transaction (pages 28-30)

      Each of the Principals believes that the merger is fair to Janus's unaffiliated shareholders.

The Merger Agreement (pages 38-45)

      The Agreement and Plan of Merger by and between Janus and Acquisition Corp. dated as of July 28, 2003, contains standard representations and warranties, covenants and other terms and conditions.

The Merger Consideration (pages 38-39)

      If the merger is completed, you will be entitled to receive $0.65 per share in cash for each share of Janus common stock you own, without interest and subject to applicable withholding taxes, for a total transaction value of $1,071,914.

Conditions to the Merger (pages 41-42)

      Certain conditions that are common in merger agreements must be satisfied before Janus or Acquisition Corp. is obligated to complete the merger. A majority of shares of common stock of Janus must be voted to approve the merger agreement. There must be no order, decree, ruling, judgment or injunction that would prohibit the merger and the consummation of the transactions contemplated by the merger agreement substantially on the terms contemplated by the merger agreement.

      In addition, other conditions, including compliance with representations, warranties and covenants, must be satisfied by Janus or waived by Acquisition Corp. before Acquisition Corp. is obligated to complete the merger. Similarly, compliance with additional representations, warranties and covenants must be satisfied by Acquisition Corp. or waived by Janus before Janus is obligated to complete the merger. No party anticipates waiving any condition to the merger. Proxies would not be resolicited from shareholders upon the waiver of any of representation, warranty or covenant unless the waiver would be material to the voting decision of shareholders.

Termination of the Merger Agreement (page 44)

      Janus and Acquisition Corp. may agree at any time (including any time after the special meeting but before consummation of the merger) to terminate the merger agreement. In addition, the merger agreement may be terminated:

      - by either Janus or Acquisition Corp. if the merger is not completed by February 29, 2004;

      - by either Janus or Acquisition Corp. if a court or governmental agency or authority issues a non-appealable final ruling permanently restraining or prohibiting the merger;

      - by either Janus or Acquisition Corp. if the merger agreement is not adopted by a majority of all outstanding shares of Janus;

      - by either Janus or Acquisition Corp. if (a) there has been a breach in any material respect by the other party of any representation or warranty contained in the merger agreement, or (b) there has been a breach in any material respect of any of the covenants or agreements set forth in the merger agreement on the part of the other party;

      - by Acquisition Corp., if the Board of Directors of Janus shall have failed to recommend, or shall have withdrawn its recommendation of the merger; or

      - by Acquisition Corp. if certain legal actions are commenced that relate to the merger agreement or that otherwise may have a material adverse effect on Janus.

Fees and Expenses (page 38)

      Each party will pay the costs and expenses incurred by it in connection with the merger, whether or not the merger is consummated.

Dissenter's Rights (pages 45-47 and Annex B)

      Any shareholder who does not wish to accept the $0.65 per share cash consideration in the merger has the right under Delaware law to have his, her or its shares appraised by a Delaware state court. This "right of appraisal" is subject to a number of restrictions and technical requirements. Generally, in order to exercise appraisal rights, among other things:

      -     you must not vote in favor of the merger agreement; and

      - you must make a written demand for appraisal in compliance with Delaware law before the vote on the merger agreement.

      Merely voting against the merger agreement will not preserve your right of appraisal under Delaware law. Annex B to this proxy statement contains the Delaware statute relating to your right of appraisal. Failure to follow all of the steps required by this statute will result in the loss of your right of appraisal.

Plans for Surviving Corporation After the Merger (page 35)

      The Principals expect that after the merger the business of the Surviving Corporation will be conducted substantially as it is currently being conducted. The Principals do not have any material plans or proposals that would take place after the merger. The Principals intend to suspend Janus's obligation to file reports under Section 13 of the Exchange Act, as a result of which neither Janus nor the Surviving Corporation would be publicly traded on The Nasdaq SmallCap Market.

Financing of the Merger (page 36)

      The Principals presently anticipate that the cash consideration payable to unaffiliated shareholders (expected to total approximately $1,071,914) will be provided by a capital contribution by them to Acquisition Corp.

Tax Treatment (pages 36)

      The cash you receive for your shares of our common stock generally will be taxable for federal and state income tax purposes. Any gain or loss will be measured by the difference between $0.65 per share and your tax basis in the shares. However, you should consult your own tax advisor as to your particular tax consequences.

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

      This section of the proxy statement is included for those readers that prefer a question and answer format to answer their questions concerning the proposed merger. For a more detailed discussion of the issues discussed in this question and answer section, please review the Summary Term Sheet provided above as well as the other sections of this proxy statement.

      Q: What is the proposed transaction?

      A: Shareholders of Acquisition Corp. will acquire Janus by merging Janus with and into Acquisition Corp. As a result of the merger, the owners of shares of common stock of Janus (other than Acquisition Corp. and shareholders that properly exercise dissenters' rights under Delaware law) will receive $0.65 per share of common stock, in cash, without interest for a total transaction value of approximately $1,071,914. The shareholders of Acquisition Corp. will then become the owners of all of the outstanding common shares in the surviving corporation.

      Q: Who is Acquisition Corp.?

      A: Acquisition Corp. was formed by Beck, the beneficial owner of approximately 54.7% of Janus's common stock, and Yeaggy, the beneficial owner of approximately 21.3% of Janus's common stock, in order to acquire all of the issued and outstanding shares of Janus that they do not already own. Beck and Yeaggy own 75% and 25%, respectively, of the stock of Beck Hospitality Inc. III and are officers and Directors of that corporation. Beck Hospitality Inc. III has sole voting and investment power over 310,000 shares of Janus common stock. Beck and Yeaggy have reported they share voting and investment power over these shares. Beck and Yeaggy currently serve as Chairman of the Board and Chief Executive Officer, and Vice Chairman of the Board of Janus, respectively.

      Acquisition Corp. is a Delaware corporation organized by Beck and Yeaggy to acquire the ownership interests of Janus's unaffiliated shareholders.

      Q: What will I receive in the merger?

      A: Common stock shareholders of Janus, other than Acquisition Corp., will be entitled to receive $0.65 in cash, without interest, for each share of Janus common stock that they own. If you own stock options of Janus, they will be canceled.

      Q: Why is the Board of Directors recommending that I vote for the merger at this time?

      A: The Board of Directors believes that it is in the best interests of Janus's unaffiliated shareholders to accept the opportunity presented by the Principals, due to, among other things, the limited marketability of shares in Janus, the unlikelihood that there will be a substantial increase in trading volume in the near-term, and the opinion of Murray Devine, the financial advisor to the independent Directors, that the merger is fair to Janus's unaffiliated shareholders from a financial point of view. The merger will provide immediate liquidity to Janus's unaffiliated shareholders. The independent Directors unanimously adopted the merger and recommends the merger to Janus's shareholders. To review the background and reasons for the merger in greater detail, including the opinion of Murray Devine, see pages 16-30 of this proxy statement and Annexes C& D to this proxy statement.

      Q: When do you expect the merger to be completed?

      A: We are working to complete the merger as quickly as possible. If the merger agreement is approved and the other conditions to the merger are satisfied, we expect to complete the merger shortly after receiving shareholder approval.

      Q: What are the income tax consequences of the merger to me?

      A: The cash you receive for your shares in excess of your basis in such shares generally will be taxable for federal and state income tax purposes. To review a brief description of the federal income tax consequences to shareholders, see pages 36-38 of this proxy statement. However, it is important that you consult your own tax advisor.

      Q: What conflicts of interest do the Board of Directors have in recommending approval of the merger agreement?

      A: The Principals, Directors of Janus, have a beneficial interest in Acquisition Corp. Because Acquisition Corp. owns a majority of the issued and outstanding Janus common stock, Acquisition Corp. controls Janus, and the Principals therefore control Janus.

      Nanosky, President and a Director of Janus, and Tonges, Vice President of Finance of Janus, own 2,000 and 1,100 shares, respectively, of Janus Preferred Stock which, in the merger, will be converted into non-voting common stock of the Surviving Corporation. Nanosky and Tonges have been affiliated with the Principals in the hotel business for 13 and 25 years, respectively, and will continue as senior executive officers of the Surviving Corporation following the merger.

      In addition, Beck, Yeaggy and Tonges were involved in structuring the transaction on behalf of Acquisition Corp. while they were members of Janus's Board of Directors and/or Janus executive officers.

      Q: What did the Board of Directors do to ensure that the price per share I will receive in the proposed merger is fair to me?

      A: In connection with its evaluation of the merger and the merger agreement, the independent Directors retained Murray Devine to render an opinion as to the fairness, from a financial point of view, to Janus's unaffiliated shareholders, meaning its shareholders other than

Acquisition Corp. and its affiliates, of the consideration to be received by them in connection with the merger. Murray Devine has delivered to the independent Directors its opinion dated July 28, 2003 to the effect that, as of that date and based upon the assumptions made, matters considered and limitations on the report on valuation analysis described in the written opinion, the merger consideration to be received by the unaffiliated shareholders of Janus in connection with the transaction is fair, from a financial point of view. A copy of the Murray Devine opinion is attached as Annex C to this proxy statement. The report on the valuation analysis of Janus as of June 30, 2003 provided by Murray Devine to Janus's independent Directors on July 28, 2003 is attached as Annex D to this proxy statement.

      In connection with such valuation, the independent Directors solicited and received a valuation report from Murray Devine stating that based upon and subject to the analysis contained in the report, including various assumptions and limitations on the review described in the report, the fair market value per share of the common stock of Janus on a controlling interest basis as of June 30, 2003 is reasonably stated in the range of $.06 to $.37 per share. The $0.65 per share price to be provided in the merger agreement places the price per share provided by the merger agreement in excess of the valuation range. The independent members of the Board and the Principals determined that the merger consideration is fair to Janus's unaffiliated shareholders.

      Q: What did the Board of Directors do to ensure the procedural fairness of the merger?

      A. In its consideration of the merger, the Board of Directors discussed procedural issues, including the possibilities that a special committee of independent Directors be appointed to negotiate the transaction on behalf of Janus's minority shareholders, or that a `majority of the minority' approval requirement could be included in any such going-private transaction, in order to provide some procedural safeguards and in order to increase the chance that a reviewing court might decide to shift the burden of proof regarding `entire fairness' from the defendant to the plaintiff. With respect to the formation of a special committee, the independent Directors of the Board determined to act as a committee of the whole. With respect to a `majority of the minority' provision, Janus's recent shareholder meetings have been characterized by low participation on the part of Janus shareholders other than the Principals. As a result of these factors, the Board of Directors elected to satisfy the entire fairness test by obtaining a fairness opinion from an independent financial advisor. In addition, the Principals reviewed the fairness opinion and report on the valuation analysis of Janus as of June 30, 2003 by Murray Devine. Based upon the factors listed in "Recommendation of the Board of Directors; Fairness of the Merger" on pages 18-22, as well as the factors listed above which are also described in "Background of the Merger" on page 16, Janus's Board of Directors, and the Principals, made a determination that the procedures followed by Janus were fair to Janus's unaffiliated shareholders.

      Q: What are the disadvantages to me of merging Janus with Acquisition
Corp.?

      A: Following the merger, unaffiliated shareholders will no longer benefit from the earnings, expansion, diversification or growth of the business of Janus, if any. While there are no imminent or foreseeable strategic transactions available to Janus in the near future, Janus's unaffiliated shareholders would not be able to participate in the benefits of any such strategic transaction following the merger.

      Q: What vote is required to approve the merger agreement?

      A: The holders of a majority of all outstanding shares of Janus's common stock must vote to approve the merger agreement. Acquisition Corp. currently owns approximately 70.4% of Janus's common stock and has indicated that it will vote its shares for the merger. The votes required to approve the merger are assured if Acquisition Corp. votes its shares as it has indicated.

      Q: What do I need to do now?

      A: Please mark your vote on, sign, date and mail your proxy card in the enclosed return envelope as soon as possible, so that your shares may be represented at the special meeting.

      Q: What rights do I have if I oppose the merger?

      A: Shareholders who oppose the merger may dissent and seek appraisal of the fair value of their shares (which could be more or less than the $0.65 per share consideration provided in the merger agreement), but only if they comply with all of the procedures under Delaware law explained on pages 45-47 of this proxy statement and in Annex B to this proxy statement. Among other things, in order to properly exercise their dissenters' rights, shareholders must not vote in favor of the merger agreement.

      Q: Who can vote on the merger?

      A: Shareholders of record of Janus as of the close of business on _____________ will be entitled to notice of, and to vote at, the special meeting to approve the merger agreement and the merger.

      Q: Should I send in my stock certificates right now?

      A: No. After the merger is completed, we will send you a transmittal form and written instructions for exchanging your share certificates for cash.

      Q: If my shares are held in "street name" by my broker, will my broker vote my shares for me?

      A: Your broker will vote your shares only if you provide instructions on how to vote. You should follow the directions provided by your broker regarding how to instruct your broker to vote your shares.

      Q: May I change my vote after I have mailed my signed proxy card?

      A: Yes. Just send a written revocation or another signed proxy card with a later date to Janus's Secretary at Janus's principal executive offices before the special meeting or simply attend the special meeting and vote in person.

      Q: What other matters will be voted on at the special meeting?

      A: We do not expect that any other matter will be voted on at the special meeting.

      Q: Who can help answer my questions?

      A: If you have more questions about the merger or would like additional copies of this proxy statement, you should contact Janus's Corporate Counsel, Eric Glazer, at (561) 997-2325.

      Q: What happens if I do not return a proxy card?

      A: You may attend the meeting in person and vote your shares. If you do not attend and do not return a proxy, your shares will not be counted in determining whether a quorum is present for the meeting or for any other purpose.

                                   THE PARTIES

Janus Hotels and Resorts, Inc.

      Janus, a Delaware corporation, is in the business of operating and managing hotels. Janus has ownership interests in 12 hotels and, as of June 30, 2003, manages an additional 34 hotels.

      Janus' executive offices are located at 2300 Corporate Boulevard, N.W., Suite 232, Boca Raton, Florida 33431 and its telephone number is (561) 997-2325.

      Janus is the successor to United States Lines, Inc. ("U.S. Lines"), which once was one of the largest containerized cargo shipping companies in the world. On November 24, 1986, McLean Industries, Inc., First Colony Farms, Inc. and their subsidiaries U.S. Lines and United States Lines (S.A.), Inc. ("U.S. Lines (S.A.)") filed petitions for relief under Chapter 11 of the United States Bankruptcy Code. Soon thereafter, the shipping operations of U.S. Lines and U.S. Lines (S.A.) ceased. U.S. Lines and U.S. Lines (S.A.) emerged from bankruptcy in 1990 under the terms of the First Amended and Restated Joint Plan of Reorganization dated February 23, 1989. At that time, the names of U.S. Lines and U.S. Lines (S.A.) were changed to Janus Industries, Inc. and JI Subsidiary, Inc., respectively. On May 21, 1999, the name of the company was changed to Janus Hotels and Resorts, Inc. JI Subsidiary, Inc. was dissolved in June 2002.

      In April 1997, Janus entered the hotel business by acquiring, from affiliates of the Principals, certain assets relating to the hospitality business including among other assets, six hotels and an 85% interest in a partnership that owns one hotel (the minority interest was subsequently acquired in 2001) and a hotel management company. In consideration therefor, Beck and Yeaggy and Beck Hospitality, Inc. III, a corporation wholly-owned by them, received shares of common stock and shares of the Series B Preferred Stock of Janus.

      In August 1998, Janus acquired four hotels near Cleveland, Ohio from an unrelated party.

      Effective January 1, 1999, Janus acquired, by merger, Beck Hospitality, Inc. II ("Beck II") which owned six hotels and a 75% interest in another hotel. As part of the purchase price in this transaction, Beck and Yeaggy received additional shares of the Series B Preferred Stock.

      Beck and Yeaggy retain miscellaneous independent interests in service providers to the hospitality industry. However, they have contractually agreed with Janus not to engage in any business that competes with the business of Janus.

      Beck and Yeaggy, who are currently Chairman of the Board and Chief Executive Officer, and Vice Chairman of the Board, respectively, of Janus, have been engaged in the hospitality business since 1972.

Janus Acquisition, Inc.; Beck and Yeaggy

      Acquisition Corp. is a Delaware corporation organized by Beck and Yeaggy for the purpose of accomplishing the transaction contemplated by the merger agreement. Beck and Yeaggy together beneficially own approximately 70.4% of Janus common stock. Beck is one of two Directors and Chairman of the Board and Chief Executive Officer of Acquisition Corp. Yeaggy is also a director and Vice Chairman of the Board of Acquisition Corp.

      In connection with the merger, Beck and Yeaggy entered into a subscription agreement whereby (i) Beck agreed to contribute 2,964,907 shares of Janus common stock, of which 2,732,407 shares were previously held by Elbe Financial Group, LLC ("Elbe") and 232,500 shares were previously held by Beck Hospitality, Inc. III and, (ii) Yeaggy agreed to contribute 950,000 shares of Janus common stock, of which 872,500 shares were previously held by him directly and 77,500 shares were previously held by Beck Hospitality, Inc. III. Beck controls Elbe and is its sole beneficial owner. Beck and Yeaggy own 75% and 25% respectively, of the stock of Beck Hospitality, Inc. III and are officers and Directors of that corporation.

                   INFORMATION CONCERNING THE SPECIAL MEETING

Time, Place and Date

      This proxy statement is furnished in connection with the solicitation by the Board of Directors of proxies from Janus shareholders for use at a Special Meeting of Shareholders to be held at the offices of _______________, x:00 x.m., Eastern Standard Time, on ______ __, 2003, at ________________________________,
or at any adjournment or postponement thereof, pursuant to the enclosed Notice of Special Meeting of Shareholders.

Purpose of the Special Meeting

      At the Special Meeting, the shareholders of Janus will be asked to consider and vote upon the approval of the merger agreement and the merger. A copy of the merger agreement is attached to this proxy statement as Annex A to this proxy statement. Pursuant to the merger agreement, each outstanding share of common stock other than (1) shares held by Acquisition Corp., or (2) shares held by shareholders who perfect their rights under Delaware law to dissent from the merger and seek an appraisal of the fair value of their shares, will be converted into $0.65 per share, without interest.

      Based on the factors described later in this proxy statement under "Special Factors - Recommendation of the Board of Directors; Fairness of the Merger", the Board of Directors of Janus unanimously recommends that shareholders vote "FOR" approval of the merger agreement and the merger.

Record Date; Voting at the Meeting; Quorum

      The Board has fixed the close of business on ______ __, 2003 as the record date for the Special Meeting. Only shareholders of record as of the close of business on the record date will be entitled to notice of and to vote at the Special Meeting.

      As of the close of business on ____________, Janus had outstanding 5,564,005 shares of its $.01 par value common stock, held of record by approximately 770 holders of record. Holders of the common stock are entitled to one vote per share. The presence in person or by proxy of the holders of a majority of the voting power of the outstanding common stock entitled to vote at the Special Meeting constitutes a quorum. Broker non-votes and shares present or represented but as to which a shareholder abstains from voting will be included in determining whether there is a quorum at the Special Meeting.

Required Vote

      Under Delaware law and by the terms of the merger agreement, the merger agreement must be approved by the affirmative vote of the holders of a majority of the voting power of the outstanding shares of common stock. Each share of common stock of Janus has one vote. The Preferred Stock does not have any voting rights. Accordingly, the affirmative vote of 2,782,003 shares of common stock will be necessary to satisfy this voting requirement. Approval of the merger agreement does not require the affirmative vote of a majority of the outstanding shares of common stock held by persons other than the Principals. The Principals currently own 3,914,907 shares of common stock in the aggregate, representing approximately 70.4% of the outstanding shares of common stock as of the record date. If the Principals vote as they have indicated they intend to, approval of the merger agreement will be assured. While Nanosky and Tonges hold non-voting Preferred Stock, they have nonetheless consented to the merger and indicated that they will not exercise dissenters rights. See "The Merger Agreement" on pages 38-45.

Voting and Revocation of Proxies

      The enclosed proxy card is solicited on behalf of the Board of Directors. The giving of a proxy does not preclude the right to vote in person should any shareholder giving the proxy so desire. Shareholders have an unconditional right to revoke their proxy at any time prior to its exercise, either by filing with Janus's Secretary at Janus's principal executive offices a written revocation or a duly executed proxy bearing a later date, or by voting in person at the Special Meeting. Attendance at the Special Meeting without casting a ballot will not, by itself, constitute revocation of a proxy. Any written notice revoking a proxy should be sent to Janus's Secretary at Janus's principal executive offices at 2300 Corporate Blvd., N.W., Suite 232, Boca Raton, Florida 33431.

Action to be Taken at the Special Meeting

      All shares of common stock represented at the Special Meeting by properly executed proxies received prior to or at the Special Meeting, unless previously revoked, will be voted at the Special Meeting in accordance with the instructions on the proxies. Unless contrary instructions are indicated, proxies will be voted "FOR" the approval of the merger agreement and the merger. As explained below in the section entitled "Dissenter's Rights," a vote in favor of the merger agreement means that the shareholder owning those shares will not have the right to dissent and seek appraisal of the fair value of such shareholder's shares. Janus does not know of any matters, other than as described in the Notice of Special Meeting of Shareholders, which are to be acted upon at the Special Meeting. If any other matters are properly presented at the Special Meeting for action, except consideration of a motion to adjourn such meeting to another time and/or place for the purpose of soliciting additional proxies or allowing additional time for the satisfaction of conditions to the merger, and if the persons named in the enclosed proxy card did not know a reasonable time before the solicitation that such matters were to be presented at the special meeting, the persons named in the enclosed proxy card and acting thereunder generally will have discretion to vote on such matters in accordance with their best judgment. The merger is also subject to a number of conditions in addition to shareholder approval. See "The Merger Agreement - Conditions."

Proxy Solicitation

      The cost of preparing this proxy statement will be borne by Janus. Janus is requesting that banks, brokers and other custodians, nominees and fiduciaries forward copies of the proxy material to their principals and request authority for the execution of proxies. Janus may reimburse such persons for their expenses in so doing. In addition to the solicitation of proxies by mail, the Directors, officers and employees of Janus and its subsidiaries may, without receiving any additional compensation, solicit proxies by telephone, facsimile, telegram, electronic mail or in person. However, neither Janus or its affiliates nor Acquisition Corp. or its affiliates will solicit proxies on the Internet.

      No person is authorized to give any information or make any representation not contained in this proxy statement, and if given or made, such information or representation should not be relied upon as having been authorized.

      Janus shareholders should not send any certificates representing shares of common stock with their proxy card. If the merger is consummated, the procedure for the exchange of certificates representing shares of common stock will be as set forth in this proxy statement and in the merger agreement. See "The Merger Agreement - The Exchange Fund; Payment for Shares of Janus Common Stock," "The Merger Agreement - Transfers of Common Stock" and Annex A to this proxy statement.

                                 SPECIAL FACTORS

Background of Janus

      Janus is the successor to United States Lines, Inc. ("U.S. Lines") which once was one of the largest containerized cargo shipping companies in the world. On November 24, 1986, McLean Industries, Inc., First Colony Farms, Inc. and their subsidiaries U.S. Lines and United States Lines (S.A.), Inc. ("U.S. Lines (S.A.)") filed petitions for relief under Chapter 11 of the United States Bankruptcy Code. Soon thereafter, the shipping operations of U.S. Lines and U.S. Lines (S.A.) ceased. U.S. Lines and U.S. Lines (S.A.) emerged from bankruptcy in 1990 under the terms of the First Amended and Restated Joint Plan of Reorganization dated February 23, 1989 (the "Plan"). The names of U.S. Lines and U.S. Lines (S.A.) were changed to Janus Industries, Inc. and JI Subsidiary, Inc., respectively. On May 21, 1999, the name of the company was changed to Janus Hotels and Resorts, Inc. JI Subsidiary, Inc. was dissolved in June 2002.

      Under the terms of the Plan, (i) The United States Lines, Inc. and United States Lines (S.A.), Inc. Reorganization Trust (the "Reorganization Trust") was created for the benefit of unsecured creditors of U.S. Lines and U.S. Lines (S.A.); (ii) certain assets and liabilities of U.S. Lines and U.S. Lines (S.A.) were transferred to the Reorganization Trust; and (iii) U.S. Lines and U.S. Lines (S.A.) were discharged of all liabilities.

      The agreement establishing the Reorganization Trust (the "Trust Agreement") provided for shares of stock of Janus and JI Subsidiary to be distributed to the unsecured creditors as their claims were allowed. The Plan also provided for a sale of stock to an investor who would identify investment opportunities for the reorganized companies. A principal objective of the Plan, revealed in the Second Amended and Restated Disclosure Statement of McLean Industries, Inc., First Colony Farms, Inc., United States Lines and United States Lines (S.A.), Inc. dated February 23, 1989 (the "Disclosure Statement") was the preservation and maximization of substantial net operating loss carryforwards ("NOLs") of U.S. Lines and U.S. Lines (S.A.) for Federal income tax purposes.

      Underpinning the Plan was a strategy that the combination of an initial cash investment from the unsecured creditors, an initial cash investment from the investor, estimated available NOLs and the investor's experience in acquisitions, investments and management would result in Janus' acquisition of one or more operating companies, which, in turn, would enhance the value of the Janus stock to be distributed to the former creditors from the Reorganization Trust. However, after five years, the original investor was unable to make an acquisition for Janus or JI Subsidiary. The investor's stock in Janus and JI Subsidiary was redeemed effective May 15, 1995 for less than half of its original investment. Effective upon the redemption, the representatives of the former creditors of U.S. Lines on the Janus Board of Directors assumed responsibility for the management of Janus.

      In April 1997, Janus entered its present business by acquiring from affiliates of the Principals certain assets relating to the hospitality business including hotel properties and a hotel management business. In consideration therefor, Beck and Yeaggy and an affiliate received shares of the Common Stock and shares of the Series B Preferred Stock of Janus and Beck and Yeaggy became Chairman and Vice Chairman of Janus, respectively. In May 2000, Beck became Chief Executive Officer of Janus. Beck and Yeaggy have been engaged in the hospitality business since 1972.

      In August 1998, Janus acquired four hotels in the vicinity of Cleveland, Ohio from an unrelated party. Effective January 1, 1999, Janus acquired additional hotel properties from Beck and Yeaggy in consideration for the issuance to them of additional shares of the Series B Preferred Stock.

Background of the Merger

      At a special telephonic meeting of the Board of Directors of Janus on April 23, 2003, Beck reviewed the impact that world events of the previous eighteen months had had on the hospitality industry generally and Janus specifically. He reiterated previous explanations regarding the difficulties that Janus had been experiencing in obtaining commitments for the refinancing of hotel properties. He reminded the Board that he and Yeaggy had been required to guarantee personally increasing amounts of Janus's mortgage indebtedness and informed the Board that they had been required to give personal guarantees in connection with Janus's line of credit with Union Planter's Bank, as a condition to the bank's renewal of such line.

      He further explained that potential refinancing lenders for Cleveland, Ohio area properties were requiring extended terms on Janus's "brand" license with Holiday Inns and extended license terms required, in turn, commitments for significant investment in the applicable properties.

      Beck assured the Board that he and Yeaggy remained committed to Janus's business and that they had weathered rough economic conditions in the hospitality industry in the past. He stated that they were prepared to invest additional financial resources in Janus to overcome the anticipated operating loss for the year and the possible liquidity difficulties in 2004, but that they regarded the costs of being a public company as a significant factor contributing to the financial losses. He added that Janus had not experienced any of the advantages of public ownership that he and Yeaggy had anticipated when they combined their hospitality business with Janus several years earlier. As a result of Janus's relatively small size and the illiquidity in the market for Janus's stock, Janus had not experienced certain of the benefits typically associated with public ownership, such as enhanced access to capital markets, a viable form of consideration for transactions and useful component for executive compensation programs. At the same time, the costs associated with public ownership, including legal and accounting fees, as well as the administrative activities associated with public ownership, were detrimental factors to the financial results of Janus. He indicated Janus management had estimated that Janus's status as a public company costs Janus approximately $600,000 per year. Beck stated to the Board that he and Yeaggy had concluded that it would be in their best interest and the interest of the minority shareholders of Janus that he and Yeaggy take Janus private. He informed the Board that he and Yeaggy had retained personal counsel to advise them in the process.

      Beck did not propose a per share price for the common stock not owned by them, but stated to the Board that they would be willing to sell their common stock holdings at the then prevailing market price if they would also obtain releases from their personal guarantees of Janus's indebtedness. He added his belief that a third party would not be interested in acquiring

Janus due to the present state of the hospitality industry and Janus's asset mix that was weighted toward limited service as opposed to full service properties. Beck proposed that the Board take the appropriate steps to determine a fair value for the common stock held by minority shareholders so that the Board would be in the position to negotiate a purchase price to be paid for such stock.

      Beck, Yeaggy and Board member and Janus President Michael Nanosky terminated their participation in the telephonic meeting. The other seven members of the Board discussed the proposal made to them by Beck and Yeaggy, determined to delegate to the Audit Committee of the Board the responsibility of identifying and recommending to the independent Directors a financial advisor for retention by them, and agreed to function as a "committee of the whole" in meeting with a financial advisor for the purpose of developing Janus's response to the proposal to take Janus private. The independent Directors also discussed the reasons stated by Beck for taking Janus private rather than continuing as a public company. Following the discussion, it was the consensus of the Directors that this was an appropriate course to follow.

      On May 7, 2003, the Audit Committee interviewed representatives of several firms as potential candidates for retention by Janus as financial adviser to the independent Directors. On the basis of these interviews, the members of the Audit Committee determined to recommend to the other independent Directors the retention of Murray Devine.

      At a telephonic meeting of the seven independent Directors on May 13, 2003, the recommendation of the Audit Committee was adopted. Richard Lerner, Chairman of the Audit Committee, informed the Principals of the retention of Murray Devine and requested that management cooperate in fulfilling the firm's information due diligence requests.

      The independent Directors met with representatives of Murray Devine on June 23, 2003. During this meeting these representatives explained the various methodologies for determining a fair value of the Janus common stock and informed the independent Directors of a preliminary range of values based upon the valuation work that had been completed to date. Based upon the meeting with Murray Devine, the independent Directors discussed the range of purchase prices that would be appropriate for the Principals to pay the minority stockholders. The independent Directors also considered the price that they had approved for repurchases of stock made by Janus during 2002, and took notice of the worsening of the economic conditions affecting the travel and hospital industry generally and the business of Janus specifically during the ensuing period.

      The independent Directors then engaged in a discussion with Beck regarding a price to be paid to the minority stockholders. The parties reached an agreement in principal on a price of $0.65 per share of common stock subject to the negotiation of a satisfactory agreement between Janus and an entity to be formed by the Principals and the receipt by the independent Directors of a fairness opinion from the financial adviser. The independent Directors agreed to the $0.65 per share price because it was in excess of the high end of the range of values of the common stock reported by Murray Devine.

      On July 1, 2003, counsel to the Principals provided Janus and its outside counsel a draft of a merger agreement by which Janus would merge with and into Acquisition Corp., a corporation owned by the Principals, with Acquisition Corp. as the surviving corporation, and providing for cash consideration to Janus' unaffiliated shareholders of $0.65 per share of common stock. During the next several weeks Janus's counsel reviewed and commented on the draft merger agreement and the draft merger agreement was revised to reflect counsel's comments.

      On July 28, 2003, Janus's independent Directors met again to consider the merger agreement that had been negotiated by counsel and approved by the Principals. The Principals, Janus President, Nanosky, and Janus Vice President of Finance, Tonges, did not attend the meeting. However, Beck joined the meeting by telephone to discuss matters pertaining to indemnification of the Directors by the Surviving Corporation for corporate actions taken prior to the closing of the merger and retirement payments due to non-employee Directors under the Janus Directors compensation program. Nanosky also joined the meeting by telephone to discuss the latter topic. During the July 28, 2003 meeting, counsel reviewed the independent Directors' fiduciary duties in connection with a going-private transaction. The independent Directors discussed whether a procedural structure change should be included in the merger agreement that would require the approval of the merger by a "majority of the minority" and whether such a provision would offer an additional safeguard to the rights of the unaffiliated shareholders. However, they concluded that Janus's shareholder meetings had been characterized by low participation on the part of shareholders other than the Principals and the fact that Janus, as a matter of course, received very few inquiries from shareholders regarding the business of Janus. They also took note of the fact that, for the most part, the unaffiliated shareholders were comprised of former unsecured creditors of U.S. Lines who had received Janus common stock involuntarily more than a decade earlier and had demonstrated little interest in the affairs of Janus since its bankruptcy reorganization. Accordingly, the independent Directors determined that conditioning the transaction on a "majority of the minority" vote could subject the approval or disapproval of the transaction to a small number of shareholders whose views would not be representative of the views of the minority shareholders as a whole.

      Also during the July 28, 2003 meeting, Murray Devine gave a presentation to the independent Directors of their final report on the valuation of Janus and the common stock. A copy of the report is attached as Annex D to this proxy statement. Murray Devine then delivered to the independent Directors its opinion. A copy of the opinion of Murray Devine is attached as Annex C to this proxy statement.

      Upon completion of the Murray Devine presentation and after further discussion, Janus's independent Directors unanimously adopted the Agreement and Plan of Merger between Janus and Acquisition Corp. dated as of July 28, 2003. A copy of the merger agreement is attached as Annex A to this proxy statement.

Recommendation of the Board of Directors; Fairness of the Merger

      Factors Supporting Decision by Board of Directors to Approve the Merger.

      The Board believes that the merger is advisable and is fair to and in the best interests of Janus and its unaffiliated shareholders and, based upon the opinion of Murray Devine, the financial advisor retained by the independent Directors, the Board recommends to Janus's unaffiliated shareholders that they vote "FOR" approval of the merger agreement and the merger. Based upon the factors listed below, as well as the procedures followed in evaluating the fairness of the merger to Janus's unaffiliated shareholders, which are listed in "Background of the Merger" on page 16, Janus's independent Directors, and Beck, Yeaggy and Nanosky, made a determination that the procedures followed by Janus were fair to Janus's unaffiliated shareholders. No director of Janus has informed Janus that he or she intends to oppose any action intended to be taken by Janus in connection with the merger agreement.

      In choosing to recommend approval of the merger agreement, the independent Directors considered a number of factors. The material factors, both positive and negative, are summarized below.

      The material positive factors include:

      - Limitations as a Public Company. The Board of Directors considered the limitations Janus has experienced and could likely continue to experience as a public company, including its limited trading volume, lack of institutional sponsorship, low public float, small market capitalization, and lack of research attention from analysts, all of which adversely affect the trading market for and the value of Janus common stock in view of the liquidity offered by the merger.

      - Lack of Shareholder Participation. The Board of Directors took into account the fact that Janus's original public shareholder base was comprised of the former unsecured creditors of U.S. Lines who had acquired their shares not as a result of an investment decision, but involuntarily under the Plan in satisfaction of monetary and other claims (See "Special Factors - - Background of Janus"). A large percentage of these shareholders had never demonstrated an interest in Janus by submitting proxies in response in Company proxy statements, or stock certificates for reissuance following Janus's back-to-back stock split in March 2001. The Board of Directors also considered the fact that Janus's common shares are only sporadically traded, and no consistent trading market for Janus's common shares currently exists.

      - Fees and Expenses. The Board of Directors considered the fees and expenses associated with remaining a public company, which management had estimated at $600,000 annually, and the lack of corresponding benefits such as access to the capital markets that would justify the significant expenditures associated with public company status.

      - Potential Delisting from Nasdaq SmallCap. Janus is currently not in compliance with the Nasdaq SmallCap minimum bid price requirement and faces delisting. If Nasdaq delists the Common Stock from the SmallCap Market, trading of the Common Stock could be conducted on the over-the-counter market on the so-called "pink sheets" or, if available, NASD's "Electronic Bulletin Board." As a result, stockholders may find it more difficult to purchase and sell, or to obtain accurate quotations as to the value of, the Common Stock, and the trading price per share could be reduced.

      - Realization of Liquidity. The Board of Directors considered the lack of liquidity in the market for Janus's stock, and considered the fact that consummation of the merger would provide an opportunity for unaffiliated shareholders to realize liquidity on their shares for an amount of cash consideration in excess of the high end of the valuation range provided by Murray Devine.

      - Inability to Obtain Refinancing without Guarantees by the Principals. The Board of Directors took note of the fact that refinancing of Janus hotel properties had become increasingly difficult because loan amounts based on a percentage of appraised value were less than outstanding indebtedness on the properties and that lenders had been requiring personal guarantees from the Principals as a condition to refinancing.

      - Promissory Notes issued to the Principals; Guarantees provided by the Principals. The Board of Directors considered whether Beck and Yeaggy's ownership of substantial amounts of debt and issuance of guarantees could have a detrimental effect on Janus's ability to entertain offers that would exceed the value of that which may be offered by Beck and Yeaggy in some form of going-private transaction.

      - Nanosky and Tonges ownership of Preferred Stock. The Board of Directors considered whether ownership of preferred stock by Nanosky and Tonges with a liquidation preference superior to that of Janus's common shares could have a detrimental effect on Janus's ability to entertain offers in some form of going-private transaction.

      - Engagement of Murray Devine. Janus's Board of Directors engaged Murray Devine to provide a valuation of Janus's common shares. The valuation analysis presented to the Board of Directors by Murray Devine showed a valuation range of $.06 to $.37 per share as of June 30, 2003. The Board of Directors considered the dialogue with Murray Devine and the presentations of Murray Devine at the June 23 and July 28, 2003 Board meetings, including the oral and written presentation of Murray Devine to the effect that, as of June 30, 2003 and based upon the assumptions made, matters considered and limitations on the review described in the written opinion, the merger consideration to be received by the unaffiliated shareholders of Janus in connection with the transaction is fair, from a financial point of view.

      - Going Concern Value. The Board of Directors considered Janus's going concern value based on their knowledge of Janus's recent operating losses and the continuing downturn experienced by the travel industry.

      - Financial Condition and Operating Prospects. The Board of Directors considered its knowledge of Janus's business, operations, assets, financial condition, operating results and prospects, in light of the price offered under the terms of the merger agreement, and based upon the Board of Directors' knowledge concerning the future prospects of Janus's limited service hotel properties and the unavailability of debt financing for such properties determined that the merger consideration is fair to the unaffiliated shareholders.

      - Form of Merger Consideration. The Board of Directors considered the fact that the consideration to be received by Janus's shareholders in the merger will consist entirely of cash, providing shareholders with complete liquidity of their investment at a time when the volume of trading in Janus common stock is sporadic and extremely limited.

      - Negotiation by Independent Directors. The Board of Directors considered that all but three of its members, Beck, Yeaggy and Nanosky are independent and participated in arm's length negotiations of the merger. Beck, Yeaggy and Nanosky did not participate in Board deliberations relating to the merger.

      - Negative Liquidation Value. The Board of Directors considered the fact that analysis provided by Murray Devine indicated that in the event of a liquidation of Janus, Janus's common shareholders were unlikely to receive any cash payment.

      - Stock Repurchases. The independent Directors also considered the price that they had approved for repurchases of stock made by Janus during 2002, and took notice of the worsening of the economic conditions affecting the travel and hospital industry generally and the business of Janus specifically during the ensuing period.

      - Current and Historical Market Prices. The Board of Directors explicitly considered how the merger consideration compared to current and historical market prices. During 2003, the Janus common stock had traded in a range between $.51 and $.98, with many days having no trading volume and only 17 days having a trading volume in excess of 1,000 shares. The Board of Directors took note of the sporadic trading in the stock, the low average trading volume, the absence of any institutional investors in the stock and the advice from Murray Devine that under the foregoing circumstances market price would not be an indicator of value. The Board noted that, nevertheless, the merger consideration was comparable to current trading prices which ranged between $.62 and $.74 during the month of July 2003.

      Factors Detracting From Decision to Approve the Merger

      The Board of Directors also considered a variety of risks and other potentially negative factors concerning the merger. The material negative factors consist of:

      - Lack of Significant Bidding Process. The Board of Directors considered the fact that Janus did not initiate a process whereby potentially interested third parties were engaged in an active bidding process for ownership of Janus but concluded that the nature of Janus's owned properties, Janus's operating losses and the fact that Janus's lenders had required personal guaranties from the principal stockholders rendered it highly unlikely that any party, other than Beck and Yeaggy, would have an interest in acquiring Janus as a going concern.

      - Absence of a Majority of Minority Requirement. The transaction has not been structured so that approval of at least a majority of unaffiliated security holders is required. Janus's Board of Directors elected not to include such a provision because of concerns that there would be a significantly low response rate such that the results of the voting would not be indicative of the unaffiliated shareholders as a whole.

      - Loss of Equity Interest. The Board of Directors considered the fact that if the merger is consummated, Janus's unaffiliated shareholders will not participate in the future growth of Janus. Because of the risks and uncertainties associated with Janus's future prospects, the Board of Directors concluded that the merger was a superior alternative to preserving for the holders of such stock a speculative potential future return.

      - Interests of Certain Parties. The Board of Directors recognized that Beck and Yeaggy have an interest in Janus that may conflict with unaffiliated shareholders of Janus. Beck and Yeaggy currently serve as Chairman of the Board and Chief Executive Officer, and Vice Chairman of the Board, respectively, of Janus. In addition, Beck and Yeaggy are creditors of Janus and have given several personal guarantees on loans and indebtedness of Janus.

      - Net Book Value. The Board of Directors took note of the fact that while Janus had a book value per share (net of intangibles) of $1.92 as of June 30, 2003, the valuation analysis prepared by Murray Devine showed an aggregate property appraised value less than the aggregate property value carried on Janus's most recent balance sheet, and that therefore book value was not an appropriate factor in approving the merger consideration.

      The foregoing discussion of the information and factors discussed by the Board of Directors is not meant to be exhaustive, but includes all material factors, both positive and negative, considered by the independent Directors to support their decision unanimously to recommend the approval of the merger agreement and to determine that the merger agreement and the merger are in the best interests of Janus and fair to Janus's unaffiliated shareholders. The Board of Directors did not assign relative weights to the above factors; rather, the Board of Directors viewed its position and recommendations as being based on the totality of the information presented to and considered by it, and that on balance, the positive factors discussed above outweighed the negative factors discussed above. The Board of Directors and the Principals have determined that the merger consideration is fair to Janus's unaffiliated shareholders.

Opinion of Murray Devine to the Board of Directors

      Murray Devine, founded in 1989, is a business advisory and valuation firm that is regularly engaged to render financial opinions in connection with mergers and acquisitions, venture capital investments, corporate planning, and other purposes. Murray Devine and its principals had no prior relationship with Janus, Beck and Yeaggy or any member of the Board of Directors.

      Murray Devine was retained to provide advisory services to the independent members of the Board of Directors of Janus under an engagement letter dated May 19, 2003. As compensation for its services to the independent Directors in connection with the merger, Janus agreed to pay Murray Devine a fee of $161,000, which was payable in installments at certain milestones.

No portion of the fee paid to Murray Devine was contingent upon the conclusion reached in its opinion. In addition, Janus agreed to reimburse Murray Devine for its reasonable out-of-pocket expenses, including the fees and expenses of its legal counsel and certain real estate appraisal costs, and to indemnify Murray Devine against certain liabilities, relating to, arising out of or in connection with its engagement. Murray Devine has consented to the inclusion of its fairness opinion and valuation analysis in this proxy statement.

      The opinion and presentation of Murray Devine to Janus's independent Directors, in connection with which Murray Devine was requested to evaluate the fairness, from a financial point of view, of the transaction to the minority holders of Janus common shares, was only one of many factors taken into consideration by the Janus independent Directors in making their determination to approve the transaction. No limitations were imposed by the Janus independent Directors upon Murray Devine with respect to the investigation made or the procedures followed by Murray Devine in rendering its opinion.

      Murray Devine's opinion should be read carefully and in its entirety. It is directed only to the fairness, from a financial point of view, of the transaction to the minority holders of Janus common shares, and it does not address the underlying business decision of the independent Directors to effect the transaction or constitute a recommendation to any Janus shareholder as to any action that should be taken with respect to the transaction.

      Murray Devine provided a preliminary valuation analysis to Janus's independent Directors on June 23, 2003. A formal valuation analysis of the Janus common stock on a controlling interest basis, accompanied by a written report, was provided to the independent Directors on July 28, 2003. A copy of the written report is attached to this proxy statement as Annex D. Murray Devine has consented to the inclusion of the valuation analysis and the fairness opinion in this proxy statement. The following discussion is qualified by reference to the full text of the valuation analysis which, together with its appendices, should be read in its entirety.

      In connection with the delivery of its report and rendering its opinion, Murray Devine reviewed selected publicly available business and financial information concerning Janus, as well as certain other historical financial and operating data and projected financial information of Janus that was provided by management and held discussions with management regarding Janus's services, operations, cost structure and outlook. Murray Devine performed various valuation analyses to determine the fair market value of the Janus common stock as of June 30, 2003. Fair market value was defined as the price at which securities would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts. Murray Devine assumed and relied upon the accuracy and completeness of the financial and other information provided by management without assuming any responsibility for independent verification of such information. Murray Devine further relied upon the assurances of management that they were not aware of any facts that would make such information materially inaccurate or misleading.

      Specific due diligence procedures carried out by Murray Devine as part of the valuation process included the following:

      - Interviews with Michael Nanosky, President, Richard A. Tonges, Treasurer and Vice President of Finance and Harry G. Yeaggy, Vice Chairman, at the Company's Cincinnati office;

      -     On-site visits to each of the Company's owned properties;

      - Review of the Company's Forms 10K for each of the years 2000, 2001 and 2002;

      - Review of the Company's Form 10Q for the three months ended March 31, 2003;

      -     Review of the Company's May 31, 2003 consolidated balance sheet;

      - Review of the Company's owned properties' year to date operating results through May 31, 2003;

      - Review of the financial statements of each of the Company's owned properties for 2001 and 2002;

      -     Review of the Company's 2003 budget;

      - Review of the historical trading activity of the Company's common stock;

      - Development of projections for the years 2003 through 2007 with Nanosky and Tonges;

      - Review of other various documents including but not limited to a management agreement summary, franchise schedule and litigation schedule; and

      -     Review of pertinent industry and economic information.

      In performing its valuation analysis Murray Devine considered the following factors:

      -     The history and growth opportunities of the Company;

      -     The general and industry economic outlooks;

      - The Company's historical and projected trends of earnings and expenses, various financial ratios and capital structure;

      - The current market value of publicly traded companies in the same or similar industries and comparable financial ratios;

      - Acquisition transactions of companies in the same or similar industries;

      - Individual property valuations of the Company's owned hotel properties; and

      - The risks associated with the Company's operating earnings stability, capital structure, competition, customers, and barriers to entry and exit from the industry.

      Murray Devine noted that there are three typical approaches used in valuing a business enterprise and its underlying securities: (1) the cost approach, (ii) the market approach and (iii) the income approach, but explained that generally the cost approach, which focuses on the time, materials and facilities that would be required to develop an asset, is not important since investors are primarily concerned with the income potential from operations.

      The Market Approach

      Under the market approach, transactions are identified in which similar businesses or securities have been sold or are publicly traded and then comparability factors of the observed transactions are identified and related to the business under investigation. Murray Devine selected seven guideline public companies that were engaged in the ownership, operation, development and franchising of hotel properties and related operations and discussed the comparability of those guideline companies to Janus.

      Multiple of EBITDA; Multiple of Revenues

      Murray Devine explained that the valuation of common stock using the market approach involves the determination of a multiple from identified "guideline companies" and the multiplication of that multiple against (i) a measure of a subject company's profitability (i.e. earnings before interest, taxes, depreciation and amortization ("EBITDA")), and (ii) a subject company's revenue. The results of such calculations are then adjusted for differences in the relative size of the subject company and the guideline public companies and for the subject company's non-diversifiable risks. The result of these calculations is the market value of invested capital. The market value of invested capital is adjusted for the subject company's debt and preferred equity and non-operating assets to arrive at common equity value.

      Murray Devine identified guideline public companies similar to Janus and then determined the EBITDA and revenue multiples for these companies by dividing their respective EBITDAs and revenues by their respective market values of invested capital that were determined based upon market value information.

      Murray Devine also used the comparable guideline public companies to develop multiples of revenue as another means of determining the market value of the invested capital of Janus. The market value of invested capital determined as a multiple of EBITDA by reference to the guideline public companies ranged between $41.4 million and $43.6 million. The market value of invested capital determined as a multiple of revenues by reference to the guideline public companies ranged between $45.2 million and $46.6 million. See pages 18-24 of Appendix A to the Murray Devine valuation report which is Annex D to this Proxy Statement.

      Comparable Transactions

      Another means of determining value by the market approach is to identify comparable takeover and other sale transactions and then multiply the EBITDA and revenue multiples derived from these guideline transactions by the subject company's actual EBITDA and revenue. This resulted in market values of invested capital of $44.6 million and $41.4 million, respectively. See page 24 of Appendix A to the Murray Devine valuation report.

      Individual Property Appraisals

      In order to derive values for each of Janus's owned hotel properties, a real estate appraisal, market-based analysis is utilized. Accordingly, this is another valuation method under the market approach. Statistical data resulting in the appraised values of each of these properties is set forth on pages 35 through 76 of Appendix A to the Murray Devine valuation report which is Annex D. This approach resulted in aggregate valuation for Janus's owned properties of $60,500,000.

      The Income Approach

      Under the income approach, the value of a business is based on the present value of its future stream of cash flows and can be estimated based on assumptions about the company's future operating results and growth. Murray Devine explained that the financial measure typically used as the best estimate of a company's future operating results is known as free cash flow, which is cash available to service debt and to pay dividends.

      For this method, Murray Devine derived free cash flow from projections for the five years ending December 31, 2007. These projections had been developed with the assistance of management of Janus on a property-by-property basis and after analyzing historical trends and incorporating the same with expected future trends. Murray Devine cautioned that the discounted free cash flow analysis is inherently subject to uncertainty since it is based upon numerous factors or events beyond the control of Janus and its management.

      The projections showed a dip in the occupancy rate and average daily room rate in 2003 and low growth in 2004 through 2007. Expenses were projected based upon historical and expected levels as a percentage of total revenue. Capital expenditures were projected at 75% of depreciation/amortization, consistent with historical spending patterns. Incremental working capital investment was projected at zero given the immaterial level of required working capital investment.

         Murray Devine discounted future free cash flow based upon application of commonly used indices which resulted in an aggregate valuation of Janus' owned properties of $62,036,000.

         The results derived under both the individual property appraisal method and discounted free cash flow appraisal method were adjusted by Murray Devine for the value of Janus's management agreements and the negative value of corporate expenses. The public market analysis and transaction analysis are total company valuations and included the management agreement income and corporate expenses, therefore this adjustment is not needed under these methods. The value of the management agreements was determined to be $20,390,100. The negative present value of corporate expenses was determined to be $38,280,600. Accordingly, the market value of invested capital under the discounted cash flow analysis was determined to be $44,145,500 and under the property appraisal method was determined to be $42,609,500.

         To arrive at common stock equity value, Murray Devine subtracted outstanding debt of $68,221,700 as of May 31, 2003 and the preferred stock liquidation preference of $3,100,000. This resulted in negative equity values under each of the discounted cash flow analysis, the guideline public company analysis, the transaction analysis and the property appraisal analysis of ($27,176,200), ($27,086,700), ($28,342,600) and
($28,712,200), respectively. Murray Devine gave a 10% weighting to the transaction analysis due to the limited number of transactions and equal weighting to the three other methods. The following is a summary of the foregoing:




Analysis Summary
($000)


                                                                    (1)
                                                                    GPC              (1)            PROPERTY
                                                DFCF               MARKET         TRANSACTION       APPRAISAL
              PROPERTY                        ANALYSIS            ANALYSIS          ANALYSIS        ANALYSIS       WEIGHTED
              --------                        --------            --------          --------        --------       --------
Days Inn Sharonville                       $   1,640.3              n/a               n/a            $ 2,300.0
Best Western Kings Qtrs.                       6,945.3              n/a               n/a              7,400.0
Days Inn Crabtree                              2,587.9              n/a               n/a              2,400.0
Days Inn Raleigh                               5,025.7              n/a               n/a              5,200.0
Holiday Inn Independence                      18,374.1              n/a               n/a             14,500.0
Holiday Inn North Canton                       9,521.2              n/a               n/a              7,900.0
Holiday Inn Hudson                             6,838.4              n/a               n/a              5,700.0
Comfort Inn Akron                              2,019.6              n/a               n/a              2,600.0
Holiday Inn Express Juno                       5,075.5              n/a               n/a              7,100.0
Red Roof Kings Island                            817.2              n/a               n/a              1,400.0
Days Inn Kings Island                          2,046.1              n/a               n/a              2,400.0
Days Inn Cambridge                             1,144.7              n/a               n/a              1,600.0
                                           -----------                                              -----------
                  Total Properties         $  62,036.0                                               $60,500.0

Value of Management
Contracts/Other                               20,390.1              n/a               n/a             20,390.1
Corporate Expenses                           (38,280.6)             n/a               n/a            (38,280.6)
                                           -----------                                             -----------
                  MVIC                     $  44,145.5       $ 44,235.0        $ 42,979.1           $ 42,609.5     $43,594.9

Less Outstanding debt/preferred               71,321.7       71,321.7            71,321.7             71,321.7
                                           -----------       -----------       -----------         -----------

Equity Value                               $(27,176.2)       $(27,086.7)      $(28,342.6)       $(28,712.2)   $(27,726.8)
                                           ==========        ==========       ==========        ==========
Weighting                                        30.0%             30.0%            10.0%             30.0%

(1) The public market analysis and transaction analysis are total company valuations and not by property analyses.

         Since all of these valuation methods resulted in no intrinsic common equity value, Murray Devine applied the Black Scholes formula to determine if there was any option value to Janus's common equity.

         Black Scholes Method

         Murray Devine explained to the independent directors that a company's common stock equity can be likened to a call option on the value of a company's assets and, therefore, option pricing methodology may be used to value the common equity when negative equity value results from traditional methods. The theory is based on the premise that claims on a company's assets are divided among the two principal providers of capital to an organization, creditors and shareholders. Since creditors typically have a senior claim on the company's assets, equity holders are entitled only to the residual value of the company's assets after all creditor claims have been satisfied. It can be said, therefore, that the equity holders of a company are paying for the right to acquire the company's assets at a strike price equivalent to the face value of all senior creditor claims. To the extent that the value of the company exceeds such senior claims, shareholders would then retain the remaining balance of the company's total asset value. Murray Devine further pointed out that the Black Scholes valuation formula is widely used in the valuation of options and warrants and can be used to value the common equity of a company when negative equity value results from traditional methods.

         In applying the Black Scholes formula, Murray Devine used $43,594,900 as Janus's market value of invested capital and explained that the other variables which influence value under the Black Scholes formula are (i) the current value of Janus's senior claims, (ii) the estimated time to maturity of the option, which was assumed to be two years due to Janus's high degree of leverage, (iii) the riskless rate of interest, which was assumed to be the continuously compounded current yield of the two-year treasury note at June 30, 2003, and (iv) the volatility of the subject company's market value of invested capital, which was estimated based on the historical volatility of the guideline public companies' stock prices and the Dow Jones U.S. Lodging Index.

         Based on the formula, Murray Devine determined that the value per share of common stock of Janus was in the range of $.06 to $.37.

Principals' Position as to Fairness of the Merger to Unaffiliated Shareholders

         The Securities and Exchange Commission's (the "SEC") rules require each of the Principals to state whether it or he believes the merger is fair or unfair to Janus's unaffiliated shareholders, to indicate the extent, if any, to which that belief is based on specific factors enumerated in the rules, and to specify, to the extent practicable, the weight assigned to each such factor.

         Each of the Principals believes that the merger is fair to Janus's unaffiliated shareholders based on the valuation analysis performed by Murray Devine as well as the factors listed in "Special Factors - Recommendation of the Board of Directors; Fairness of the Merger", without having quantified or otherwise assigned relative weights to those factors.

         Although Murray Devine's fairness opinion and valuation analysis are not addressed to the Principals, the Principals are aware that Murray Devine has rendered its fairness opinion and valuation analysis to the independent Directors, and each of the Principals explicitly adopts the analysis of the fairness opinion and valuation analysis of Murray Devine. The Principals also adopt the analysis of Janus's Board of Directors as described in pages 18-22 of this proxy statement.

         For the reasons set forth under "Special Factors - Background of the Merger," the Principals did not arrange for a majority of the minority approval provision in the merger agreement. The Principals determined that the combination of the fact that Murray Devine provided a valuation analysis and fairness opinion in a completely independent manner, and that the merger agreement provides for a valuation in excess of the high end of the valuation range provided by Murray Devine evidences that the merger agreement is fair to Janus's unaffiliated shareholders, from a financial point of view. The Principals also determined that the utilization of a special committee comprised of all independent Directors of Janus to negotiate the merger agreement terms, retention of an independent Murray Devine, and the establishment of a purchase price based on a valuation range established by Murray Devine, was procedurally fair to Janus's unaffiliated shareholders.

         Benefits and Detriments of the Merger to Janus's Unaffiliated Shareholders

         To summarize the various factors considered by the Principals, the Principals believe that the primary benefit of the merger to Janus's unaffiliated shareholders is the realization of the value of their investment in Janus in cash at a price that represents a fair valuation of such shareholders' shares. In addition, the merger will eliminate the risk to those shareholders of a possible future decline in the market value of Janus's common stock. The Principals considered the other benefits listed in "Special Factors - Recommendation of the Board of Directors; Fairness of the Merger."

         The Principals believe the primary detriment of the merger to Janus's unaffiliated shareholders is that they will cease to participate in the future earnings growth of Janus and will cease to benefit from any increase in Janus's value, if any. In addition, each of Janus's unaffiliated shareholders will recognize a taxable gain on consummation of the merger if and to the extent that the amount of cash it receives in the merger exceeds its tax basis in its Janus common stock. The Principals also considered other detriments listed in "Special Factors - Recommendation of the Board of Directors; Fairness of the Merger".

         Benefits and Detriments of the Merger to the Principals and Janus Beck and Yeaggy each have personally guaranteed substantial indebtedness incurred with respect to the hotel properties owned by Janus. While Beck and Yeaggy in the past have been willing to make these guarantees, they realize that the other shareholders of Janus benefit as a result of these guarantees without assuming any of the financial burden and risk of the guarantees. Subsequent to the merger and becoming the holders of substantially all of the common stock of the Surviving Corporation, Beck and Yeaggy will receive the undiluted benefit of the personal guarantees as the owners of the Surviving Corporation.

         Beck and Yeaggy also have determined that they will not guarantee any debt of Janus in the future if the merger does not occur. Janus does not know if it can obtain financing without those personal guarantees. Accordingly, if the merger does not occur, Janus, and the unaffiliated shareholders, may be damaged by Janus not being able to obtain financing.

         The Principals believe a significant benefit of the merger to the Principals is that they will participate in all of the future earnings growth of the Surviving Corporation, if any, and will benefit from all of any increase in the Surviving Corporation's value. The Principals believe that the Surviving Corporation will benefit from the merger by gaining more operating flexibility and by reducing its operating and administrative costs because of a reduction in its public reporting obligations arising principally from its equity securities being privately rather than publicly held after the merger. The Principals expect to benefit from these increases in efficiency and reductions in operating and administrative costs.

         Beck and Yeaggy own approximately 75% and 25%, respectively, of Acquisition Corp. and, accordingly, each of such parties would have such percentage interests in the Surviving Corporation's net book value and net earnings following the merger. As a result, Beck's ownership interest will correspond with a net book value of approximately $16,740,571 as of March 31, 2003, and net loss for the three months ended March 31, 2003 of approximately $567,868. Yeaggy's ownership interest will correspond with a net book value of approximately $5,580,190 as of March 31, 2003, and net loss for the three months ended March 31, 2003 of approximately $189,289.

         The Principals believe that the primary detriments of the merger to the Principals are the cash outlay and their probable inability to use common stock of the Surviving Corporation as currency for acquisitions, substantial capital-raising efforts and incentive option purposes. The Surviving Corporation will file a consolidated return for income tax purposes, and accordingly, absent an additional corporate reorganization following the merger, none of the Principals will be able to benefit directly from Janus's existing net operating loss carryforwards.

Interests of Certain Persons in the Merger; Certain Relationships

         Shares and Stock Options

      As of the record date, Beck and Yeaggy together own approximately 70.4% of Janus and currently serve as Chairman of the Board and Chief Executive Officer, and Vice Chairman of the Board, respectively, of Janus.

         Independent Directors of Janus hold an aggregate of options to acquire 105,000 shares of common stock at an exercise price of $1.50 per share which will be cancelled as a result of the merger, pursuant to the agreement of such Directors. The value of Janus stock held by members of the Board of Directors as of _______, 2003, which will or may be realized upon consummation of the merger is as follows:

                                         Number of Shares and Nature of         Amount of Consideration to be
Name of Beneficial Owner                 Ownership                              Received
------------------------                 ---------                              --------
C. Scott Bartlett, Jr.                               13,000 Common                             $8,450
Paul A. Tipps                                        2,000 Common                              $1,300

         In addition, Paul A. Tipps has a SAR related to 25,000 shares at an exercise price of $2.48 per share which will be cancelled pursuant to the agreement of Tipps.

         Tonges and Nanosky own 1,100 and 2,000, respectively, shares of Series B Preferred Stock which at the effective time of the merger will become non-voting common stock of the Surviving Corporation.

         Retirement Payments to Certain Non-Employee Directors

         Under the terms of the Janus Non-Employee Director Compensation Program adopted in 2000, Directors who retire from the Board during their term or elect not to run for re-election and provide advance notice of such determination, are entitled to a retirement benefit in the amount of $40,000 plus, if applicable, $5,000 for each year of the Director's unexpired term. The purpose of the retirement benefit is to compensate retiring directors for years of service to Janus. The Principals acknowledged the obligation of Janus to pay the benefit because they have, in effect, required the retirement of the non-employee Directors during their term. Only non-employee Directors who have served for at least four consecutive years are eligible for this retirement benefit. The retirement benefit is limited to a maximum of two Directors during any calendar year, unless a majority of the Board agrees to grant the benefit to a greater number.

         The matter of the retirement benefit was discussed during the Board of Directors meeting on July 28, 2003. Of the seven independent directors, only five have served as directors for at least four consecutive years. Stephen B. Grossman and Howard C. Nusbaum are not eligible for the retirement benefit. The Directors determined that it would not be feasible to limit the benefit to only two directors in a single calendar year and therefore approved the payment of the $40,000 retirement benefit to the five eligible individuals, Arthur Lubbell, Paul Tipps, C. Scott Bartlett, Jr., Richard P. Lerner and Lucille Hart-Brown, without any additional amount on account of the unexpired portion of a Director's term.

         Directors and Management of the Surviving Corporation

      After the merger, the Board of Directors of the Surviving Corporation will be comprised of the Board of Directors of Acquisition Corp. The officers of Acquisition Corp. will comprise the officers of the Surviving Corporation. Louis Beck will continue to serve as Chairman and Chief Executive Officer. Harry Yeaggy will continue to serve as Vice Chairman of the Surviving Corporation. Nanosky will serve as President and Tonges will serve as Chief Financial Officer of the Surviving Corporation. In addition, Ms. Chamberlin and Mr. Fernando will become Vice President of Operations and Vice President of Food and Beverage of the Surviving Corporation, positions they now hold with Janus.

         Other Arrangements with Affiliates

         Restructure of Hotel Ownership. Effective April 18, 2003, Janus restructured its business by transferring seven of its then 13 owned hotel properties to a controlled newly formed corporation, JAGI Subsidiary, Inc. ("JAGI"). Janus continues to own six hotel properties and maintains its hotel management business. JAGI is a consolidated subsidiary for accounting purposes. Accordingly, Janus does not anticipate that the transaction will have a material effect on the financial condition or financial statements of Janus, other than the creation of a minority interest.

         The transferred properties were valued at $13,242,032, net of the aggregate indebtedness to which they were subject. In exchange for the transfer, Janus received voting preferred stock of JAGI representing 79% of the aggregate voting stock of JAGI, and having a liquidation preference of $13,242,032. The preferred stock has a cumulative annual dividend of 5% of the liquidation preference, payable to the extent of 25% of the positive change in cash and cash equivalents of JAGI for the applicable fiscal year. The preferred stock is redeemable by JAGI, at its option, after January 1, 2013. After January 1, 2008, the preferred stock is mandatorily redeemable by JAGI at the election of holders of two-thirds of the shares of preferred stock.

         JAGI also entered into a management agreement with Janus under which Janus is paid a standard annual management fee of 3% of gross revenues. Under the management agreement Janus also is entitled to (i) an incentive fee equal to 50% of JAGI's positive change in cash and cash equivalents for the applicable fiscal year and (ii) 50% of the net sale proceeds from the disposition by JAGI of any properties transferred to it by Janus.

         The common stock, par value $0.01, of JAGI is owned by Beck and Yeaggy. The common stock represents 21% of the aggregate voting stock of JAGI. No dividends will be payable on such common stock while the JAGI preferred stock remains outstanding. In consideration for the common stock, Beck and Yeaggy delivered to JAGI cash in the amount of the par value of the shares and promissory notes in the aggregate principal amount of $3,519,996.80 (the "Common Stock Notes"), together representing 21% of the aggregate initial capitalization of JAGI. The Common Stock Notes bear interest of 7.5% per annum, payable quarterly, and are payable in full on December 31, 2011.

         The seven transferred properties were:

      - Best Western Cambridge, in Cambridge Ohio, which was subsequently sold on May 29, 2003;

      - Best Western Kings Quarter which is located at the Kings Dominion Amusement Park in Doswell, Virginia;

      -     Days Inn Cambridge in Cambridge, Ohio;

      -     Days Inn Cincinnati in Sharonville, Ohio;

      - Days Inn Kings Island, which is located near Kings Island Amusement Park in Mason, Ohio;

      -     Holiday Inn North Canton in North Canton, Ohio; and

      - Red Roof Kings Island, which is located near the Kings Island Amusement Park in Mason, Ohio

         Satisfaction of Promissory Note of an Affiliate of Beck and Yeaggy. Prior to December 31, 2002, Janus held a financial participation in the form of a promissory note secured by a mortgage on undeveloped land in Kissimmee, Florida (the "KOA Note"), which is owned by an affiliate of Beck and Yeaggy. The KOA Note had a maturity date of May 1, 2003 and, on December 31, 2002, had a principal balance of $3,385,483. Effective December 31, 2002, Beck and Yeaggy caused the KOA Note to be paid, in full, by assigning to Janus notes of Janus held by their affiliate in an aggregate amount equal to the principal balance of the KOA Note. The assigned notes represented a portion of the notes that had been issued to Beck, Yeaggy and affiliates effective January 1, 2001 in connection with the conversion to indebtedness of shares Janus's Series B Preferred Stock held by them.

         Interest of Beck, Yeaggy and Tonges in Service Providers to Janus. Janus has a service agreement for a hotel property management system with Computel Computer Systems, Inc. ("Computel"), a corporation wholly-owned by Beck and Yeaggy, for some of the hotels owned or managed by Janus. The agreement automatically renews for successive terms of one year, unless one party notifies the other to the contrary at least three months prior to the scheduled termination date. Computel is paid a monthly fee of $275 per hotel location for its basic property management software package plus one computer terminal. For each additional terminal at a hotel location there is an additional charge of $75 per month. Additional monthly fees are charged for add-on software for such services as guest messaging, call accounting interface, franchise central reservation interface and movie interface. Janus believes that these are market-rate fees. Janus projects aggregate payments to Computel of approximately $45,000 during 2003. On each annual renewal of the agreement, Computel is entitled to increase its fees commensurate with the fees charged to other customers.

         Personnel at the hotels owned by Janus and some of the hotels managed by Janus are provided by Hospitality Employee Leasing Program, Inc. ("HELP"), a corporation wholly-owned by Beck, Yeaggy and Tonges. Janus pays HELP an administrative fee of $10.15 per pay period per employee. With the exception of one specially-negotiated arrangement, the owners of managed hotels pay HELP administrative fees of $8.10 to $10.15 per pay period per employee. Janus believes that these are market-rate fees. Janus and the owners of the managed hotels also reimburse HELP for the actual payroll costs, including payroll taxes, of the employees. In addition, Janus pays HELP a premium for workers compensation insurance in exchange for the indemnification by HELP for employer practices liability and work-related injuries. Based on Janus's present operations, Janus projects aggregate fees of approximately $180,000 in respect of owned hotels, and aggregate fees of approximately $400,000 in respect of managed hotels, to HELP during 2003.

         Janus has retained the services of Cunningham Consulting and Associates ("Cunningham") to perform personal property valuations and prepare tax returns filed by Janus in various jurisdictions. Cunningham is a partnership in which Beck and Tonges have a minority interest. Cunningham will be paid a fee calculated at 50% of any tax savings generated by Cunningham recommendations implemented by Janus for the 2002 tax returns. The fees for 2003 and 2004 will be the same as 2002. Fees of $25,000 for the preparation of the personal property tax returns will be waived if the fees calculated in the preceding sentence are $75,000 or more. Cunningham also is compensated by the payment of a fee representing 25% of personal property tax refunds obtained with the assistance of its services.

         Interest of Beck and Yeaggy in Premises Occupied by Janus. Janus leases office space in Cincinnati, Ohio and Boca Raton, Florida from Union Savings Bank and Beck Group of Boca, respectively, both affiliates of Beck and Yeaggy. The lease agreements are on a triple-net basis and provide for annual rental payments of $42,796 and $35,277 respectively. Janus believes that these are market rate rentals.

         Guarantees by Beck and Yeaggy of Indebtedness of Janus. Beck and Yeaggy have personally guaranteed obligations of Janus to various banks in the aggregate principal amount of approximately $20,271,000 as of July 31, 2003. These obligations are also secured by mortgages on Janus's hotels known as the Holiday Inn Independence, the Holiday Inn Hudson, the Comfort Inn Montrose West and the Holiday Inn Express-Juno Beach. A guaranty in favor of Union Planters Bank, Boca Raton, Florida, in connection with a $5,000,000 line of credit to Janus was required in April 2003 as a condition to the renewal of that credit facility.

         In addition, Beck and Yeaggy have personally guaranteed the obligations of Janus in connection with seven loans secured by mortgages on the hotels known as Best Western Kings Quarters, Days Inn RTP (Raleigh), Days Inn Crabtree (Raleigh), Days Inn Cambridge (Ohio), Red Roof Inn Kings Island (Ohio) and Days Inn Kings Island (Ohio). The obligations of Beck and Yeaggy pursuant to their guarantees in connection with these loans are limited to payment of the outstanding debt in the event of fraud or material misrepresentation by the borrowing entities, and indemnification in connection with certain specific liability and costs for the lender, such as environmental liability and liability caused by the gross negligence or willful misconduct of the borrowing entity, the failure to pay property taxes when due, the misapplication of insurance and condemnation proceeds, damage or waste to the property subject to lender's mortgage, and costs incurred by the lender as a result of certain actions taken by the borrowing entity after an event of default.

         Interest of Beck and Yeaggy in a Company Depository. From time to time Janus maintains deposits in Union Savings Bank, Cincinnati, Ohio, which is a subsidiary of U.S. Bancorp, of which Beck and Yeaggy are officers, Directors and beneficial owners. $21,000 was on deposit as of June 30, 2003.

         Directors and Officers Indemnification

         The Surviving Corporation will be required to indemnify all Janus Directors and officers and hold them harmless from and against any claims asserted in connection with corporate actions taken prior to the merger. If the Surviving Corporation does not maintain directors and officers liability insurance that would cover claims associated with actions prior to the merger, the indemnification obligation of the Surviving Corporation will be personally guaranteed by Beck and Yeaggy.

Certain Effects of the Merger

         If the merger is consummated, Janus's unaffiliated shareholders will no longer have any interest in, and will not be shareholders of, the Surviving Corporation and, therefore, will not benefit from any future earnings growth of Janus or from any increase in its value and will no longer bear the risk of any decrease in its value. Instead, each unaffiliated shareholder will have the right to receive, upon consummation of the merger, $0.65 in cash for each share of common stock he, she or it holds, without interest and net of any applicable withholding taxes. A primary benefit of the transaction to our unaffiliated shareholders is the ability to realize liquidity on their investment. This cash payment also assures that all unaffiliated shareholders will receive the same amount for their shares, rather than taking the risks associated with attempting to sell their shares in the open market. However, following the merger, the unaffiliated shareholders will be unable to participate in the future growth of the Surviving Corporation, if any.

         If the merger is consummated, the Principals will directly or indirectly hold the entire equity interest in the Surviving Corporation, with the exception of non-voting common stock to be held by Nanosky and Tonges, and will therefore be the sole beneficiaries of any future earnings growth of the Surviving Corporation and any increases in the Surviving Corporation's value. However, the Principals will bear the risk of any decrease in value of the Surviving Corporation and the potential lack of liquidity in the Principals' investment in the Surviving Corporation.

         Janus's common stock is currently subject to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is traded on the NASDAQ SmallCap Market under the trading symbol ("JAGI"). As a result of the merger, the common stock will no longer be subject to the Exchange Act. Janus will thereafter be relieved of its obligation to comply with the proxy rules of Regulation 14A under Section 14 of the Exchange Act, and its officers, Directors and beneficial owners of more than 10% of the common stock will be relieved of the reporting requirements and "short swing" trading provisions under Section 16 of the Exchange Act. Further, Janus will no longer be subject to periodic reporting requirements under Section 13 of the Exchange Act and will cease filing information with the SEC.

         As a result of the merger, the ownership stake of Beck and Yeaggy in the common shares of Janus will increase from approximately 70.4% to 100%. Accordingly, Beck and Yeaggy's interests in Janus's net book value and net earnings could be said to increase from approximately 70.4% to 100%, not taking into account the effects of Janus's preferred shares or the $10,900,000 notes payable to Beck and Yeaggy or the $20,271,000 in guarantees provided by Beck and Yeaggy on behalf of Janus into consideration.

Plans for the Surviving Corporation After the Merger

         The Principals expect that, except as described in this proxy statement, the business and operations of the Surviving Corporation will be continued substantially as they are currently being conducted by Janus. However, the Principals expect that they may, from time to time, evaluate and review the Surviving Corporation's business, operations and properties and make such changes as they consider appropriate.

         Except as described in this proxy statement, neither the Principals nor Janus has any present plans or proposals involving Janus or its subsidiaries which relate to or would result in an extraordinary corporate transaction such as a merger, reorganization, liquidation, sale or transfer of a material amount of assets, or any material change in the present dividend policy, indebtedness or capitalization, or any other material change in the Surviving Corporation's corporate structure or business. After the merger, the Principals may review proposals or may propose the acquisition or disposition of assets or other changes in the Surviving Corporation's business, corporate structure, capitalization, management or dividend policy which they consider to be in the best interests of the Surviving Corporation and its shareholders.

Conduct of the Business of Janus if the Merger is not Consummated

         If the merger is not consummated, the Board expects to retain Janus's current management team and continue business as usual. There are no plans in such circumstances to operate Janus's business in a manner substantially different than the manner in which it is presently operated.

Accounting Treatment

         The merger will be accounted for in accordance with the purchase method of accounting under generally accepted accounting principles.

Financing of the Merger

         It is estimated that approximately $1,592,001 will be required to complete the merger and pay related fees and expenses. See "Special Factors - Fees and Expenses." The Principals anticipate that funds for the total merger consideration of $1,071,914 and for the costs and expenses of Acquisition Corp. will be provided by a capital contribution from them. Many of the other fees and expenses have already been paid, and to the extent that any additional funds are required to pay the expenses incurred in connection with the merger agreement and the merger, Acquisition Corp. has sufficient cash and other liquid assets to satisfy all reasonably anticipated fees and expenses.
Regulatory Requirements; Third Party Consents

         Janus does not believe that any material federal or state regulatory approvals, filings or notices are required by Janus or Acquisition Corp. in connection with the merger other than:

      - such approvals, filings or notices required pursuant to federal and state securities laws; and

      - the filing of the certificate of merger with the Secretary of State of the State of Delaware.

         Janus does not believe any other material third party consents will be required by Janus in connection with the merger.

Material Federal Income Tax Consequences of the Merger

         The following discussion summarizes the material U.S. federal income tax consequences of the merger. This discussion is based upon the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the regulations promulgated under the Code, Internal Revenue Service rulings, and judicial and administrative rulings in effect as of the date of this proxy statement, all of which are subject to change, possibly with retroactive effect. This discussion does not address all aspects of U.S. federal income taxation that may be relevant to a holder of our common stock in light of that holder's particular circumstances, or to those holders of our common stock subject to special rules, such as shareholders who are not citizens or residents of the United States, shareholders that are financial institutions, broker-dealers, tax-exempt organizations, insurance companies, dealers in securities, or foreign corporations, shareholders who acquired their common stock through the exercise of options, warrants or similar derivative securities or shareholders who hold their common stock as part of a straddle or conversion transaction. This discussion also does not address the U.S. federal income tax consequences to holders of options exercisable to acquire shares of our common stock. This discussion assumes that holders of our common stock hold their respective shares as capital assets within the meaning of Section 1221 of the Code. No ruling from the Internal Revenue Service will be applied for with respect to the U.S. federal income tax consequences discussed herein, and accordingly there can be no guarantee that the Internal Revenue Service will agree with the positions described in this proxy statement.

         We intend this discussion to provide only a summary of the material U.S. federal income tax consequences of the merger. We do not intend it to be a complete analysis or description of all potential U.S. federal income tax consequences of the merger. We also do not address all of the non-income tax or foreign, state or local tax consequences of the merger. We strongly urge you to consult your tax advisor to determine your particular U.S. federal, state, local or foreign income or other tax consequences resulting from the merger, with respect to your individual circumstances.

         The receipt of cash for shares of our common stock pursuant to the merger will be a taxable exchange of stock for U.S. federal income tax purposes. In general, a shareholder who receives cash in exchange for shares pursuant to the merger will recognize gain or loss for U.S. federal income tax purposes equal to the difference, if any, between the amount of cash received and the shareholder's adjusted tax basis, or cost, for the shares surrendered for cash pursuant to the merger. Gain or loss will be determined separately for each block of shares (i.e., shares acquired at the same cost in a single transaction) that is surrendered for cash pursuant to the merger.

         Net capital gain recognized by individual taxpayers from the sale of certain types of property held more than one year will generally be taxed at a rate not to exceed 15% for U.S. federal income tax purposes. Net capital gain from property held for one year or less will be subject to tax at ordinary income tax rates. Capital gains recognized by a corporate taxpayer will be subject to tax at the ordinary income tax rates applicable to corporations. In general, capital losses are deductible only against capital gains and are not available to offset ordinary income. However, individual taxpayers are allowed to offset $3,000 ($1,500 in the case of a married individual filing a separate return) of net capital losses against ordinary income.

         The receipt of cash, if any, pursuant to the exercise by a holder of shares of our common stock of dissenter's rights under the Delaware Business Corporation Act, will be taxable. We encourage any holder of shares of our common stock considering the exercise of any dissenter's rights to consult a tax advisor to determine the tax consequence of exercising such dissenter's rights.

         Certain non-corporate holders of shares of our common stock may be subject to backup withholding (currently at a rate of 28% but subject to periodic adjustment) on cash payments received pursuant to the merger. Backup withholding will not apply, however, to a holder of shares of our common stock who furnishes a taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the transmittal letter, who provides a certificate of foreign status on Form W-8BEN or W-8ECI, or who is otherwise exempt from backup withholding. A holder of shares of common stock who fails to provide the correct tax identification number on Form W-9 may be subject to a penalty imposed by the Internal Revenue Service.

Fees and Expenses

         The merger agreement provides that whether or not the merger is consummated, the fees and expenses incurred in connection with the merger agreement and the merger will be paid by the party incurring such fees and expenses. The fees and expenses of counsel for Yeaggy and Beck have been paid for by Yeaggy and Beck. The fees and expenses of Murray Devine and of counsel for Janus have been paid by Janus. Fees and expenses related to the distribution of the proxy statement, the holding of the Special Meeting of Shareholders and the exchange agreement for this merger are expected to be paid by Janus. Estimated fees and expenses incurred or to be paid by Janus or Acquisition Corp. in connection with the merger and related transactions are $520,087 as follows:


         SEC Filing Fee                                    $87
         Financial Adviser's Fee                       161,000

         Retirement Fee                                200,000
         Legal Fees and Expenses                       110,000
         Accounting Fees                                15,000
         Printing and Mailing                           12,000
         Edgarizing                                     12,000
         Exchange Agent Fee                             10,000
                                                       -------
                                 Total                $520,087

                              THE MERGER AGREEMENT

         The following is a summary of the material provisions of the merger agreement, as amended. A copy of the merger agreement is attached as Annex A to this proxy statement. This summary is qualified in its entirety by reference to the full text of the merger agreement, and any subsequent amendments.

The Merger; Merger Consideration

         The merger agreement provides that the merger will become effective upon the filing of a certificate of merger with the Secretary of State of the State of Delaware or at such other time as the parties may agree and specify in the certificate of merger (the "Effective Time"). If the merger is approved at the Special Meeting by the holders of a majority of all outstanding shares of common stock, and the other conditions to the merger are satisfied, it is currently anticipated that the merger will be consummated promptly following the Special Meeting; however, there can be no assurance as to the timing of the consummation of the merger or that the merger will be consummated.

         At the Effective Time, Janus will be merged with and into Acquisition Corp., the separate corporate existence of Janus will cease and Acquisition Corp. will continue as the surviving corporation. At the Effective Time:

         - each share of Janus common stock, issued and outstanding immediately prior to the Effective Time (other than common stock held by Acquisition Corp. or held by dissenting shareholders that strictly comply with the provisions of the Delaware General Corporation Law regarding statutory appraisal rights) will, by virtue of the merger and without any action on the part of the holder thereof, be converted into and become the right to receive $0.65 per share, without interest and less any applicable withholding taxes (the "Merger Consideration");

         - each share of Janus common stock issued and outstanding immediately prior to the Effective Time that is owned by Acquisition Corp. will automatically be canceled and extinguished;

         - each option to acquire shares of Janus common stock and any stock appreciation rights relating to Janus common stock issued and outstanding immediately prior to the Effective Time will be canceled and extinguished pursuant to agreements with the option and rights holders;

         - each issued and outstanding share of Series B Preferred Stock of Janus will become one issued and outstanding share of non-voting common stock of the Surviving Corporation;

         - dissenting shareholders who do not vote to approve the merger agreement and who otherwise strictly comply with the provisions of the Delaware General Corporation Law regarding statutory appraisal rights have the right to seek a determination of the fair value of the shares of common stock and payment in cash therefor in lieu of the Merger Consideration (see "Dissenter's Rights" and Annex B of this proxy statement); and

         - each certificate representing shares of Janus common stock (a "Certificate") that have been converted to cash under the terms of the merger agreement will, after the Effective Time, evidence only the right to receive, upon the surrender of such Certificate, an amount in cash per share equal to $0.65 without interest.

The Exchange Fund; Payment for Shares of Janus Common Stock

         On or before the closing date of the merger, Acquisition Corp. will enter into an agreement with a bank, trust company or other exchange agent selected by Acquisition Corp. (the "Exchange Agent"). As of the Effective Time, the Acquisition Corp. will deposit or cause to be deposited with the Exchange Agent cash in an amount equal to the aggregate Merger Consideration of $1,071,914 for the benefit of holders of shares of Janus common stock (other than common stock held by dissenting shareholders and shares to be canceled and extinguished without consideration pursuant to the merger agreement).

         As soon as reasonably practicable after the Effective Time, Acquisition Corp. will instruct the Exchange Agent to mail to each record holder of a Certificate (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to such Certificates will pass, only upon delivery of Certificates to the Exchange Agent, and will be in such form and have such other provisions as Acquisition Corp. will reasonably specify) and
(ii) instructions for use in effecting the surrender of Certificates for the merger consideration. No shareholder should surrender any Certificate until the shareholder receives the letter of transmittal and other instructions relating to surrender. Upon surrender of a Certificate for cancellation to the Exchange Agent, together with a letter of transmittal, duly executed, and such other customary documents as may be required pursuant to the instructions, the holder of such Certificate will be entitled to receive in exchange therefor the Merger Consideration into which the number of shares of common stock previously represented by such Certificate shall have been converted pursuant to the merger agreement, without any interest thereon, and the Certificates so surrendered will be canceled.

         Shareholders should not send their Certificates now and should send them only pursuant to instructions set forth in the letter of transmittal to be mailed to shareholders promptly after the Effective Time. In all cases, the Merger Consideration will be paid only in accordance with the procedures set forth in this proxy statement, the merger agreement and the letter of transmittal.

         One hundred and eighty days (180) after the Effective Time, the Exchange Agent will deliver to the Surviving Corporation, or otherwise at the direction of the Surviving Corporation, any portion of the aggregate Merger Consideration that remains undistributed to or unclaimed by the holders of Certificates (including the proceeds of any investments thereof). Any holders of Certificates who have not yet complied with the above-described procedures to receive payment of the Merger Consideration may then look only to the Surviving Corporation for payment of the Merger Consideration to which they are entitled.

Transfers of Common Stock

         After the Effective Time, Janus's stock transfer books will be closed, and there will be no further transfers of Certificates on any of the stock transfer books. In the event of a transfer of ownership of any Janus common stock prior to the Effective Time that is not registered in the stock transfer records of Janus at the Effective Time, the Merger Consideration into which such common stock has been converted in the merger will be paid to the transferee in accordance with the provisions of the merger agreement only if the Certificate is surrendered as provided in the merger agreement and accompanied by all documents required to evidence and effect such transfer (including evidence of payment of any applicable stock transfer taxes). If, after the Effective Time, Certificates are presented to the Exchange Agent or the Surviving Corporation, they will be canceled and exchanged for the Merger Consideration as provided above and pursuant to the terms of the merger agreement (subject to applicable law in the case of dissenting shareholders).

Conditions

         The respective obligations of Acquisition Corp. and Janus to consummate the merger are subject to the fulfillment or waiver (to the extent permitted by applicable law) at or prior to the Effective Time of certain conditions including the following:

         -        Janus will have obtained the shareholder approval; and

         - no order, decree, ruling, judgment or injunction will have been enacted, entered, promulgated or enforced by any governmental entity of competent jurisdiction that prohibits the merger and the consummation of the transactions contemplated by the merger agreement substantially on the terms contemplated by the merger agreement.

Unless waived by Janus, the obligation of Janus to effect the merger is also subject to the following additional conditions:

         - the representations and warranties of Acquisition Corp. set forth in the merger agreement will be true and correct in all material respects, in each case as of the Effective Time (except to the extent expressly made as of an earlier date, in which case, as of such date);

         - Acquisition Corp. will have performed or complied with in all material respects all covenants and obligations required to be performed or complied with by it under the merger agreement at or prior to the Effective Time; and

         - Acquisition Corp. will have delivered to Janus a certificate, dated as of the closing date and signed by an executive officer, certifying the satisfaction of the conditions set forth.

Unless waived by Acquisition Corp., the obligations of Acquisition Corp. to effect the merger are subject to the following additional conditions:

         - the representations and warranties of Janus set forth in certain portions of the merger agreement will be true and correct in all material respects, in each case as of the Effective Time (except to the extent expressly made as of an earlier date, in which case, as of such date);

         - Janus will have performed or complied with in all material respects all obligations required to be performed or complied with by it under the merger agreement at or prior to the Effective Time;

         - from the date of the merger agreement to the Effective Time, there will not have been any event or development that has or could, individually or in the aggregate, have a material adverse effect with respect to Janus;

         - Janus will have delivered to Acquisition Corp. a certificate, dated as of the closing date and signed by an executive officer, certifying the satisfaction of the conditions set forth above; and

         - no new claim, action, suit, proceeding or investigation will be pending or threatened against Janus that relates to the transactions contemplated by the merger agreement or that otherwise may reasonably be expected to have a material adverse effect with respect to Janus.

Representations and Warranties

         The merger agreement contains representations and warranties of Acquisition Corp. and Janus. The representations and warranties of Janus relate to, among other things:

         -        the organization and qualification to do business of Janus;

         - Janus's authority to enter into and consummate the merger agreement and the transactions contemplated thereby;

         -        the absence of conflict with corporate documents;

         - the consents and filings required with respect to the merger agreement and the transactions contemplated thereby;

         -        the capitalization of Janus;

         -        the accuracy of previous filings made with the SEC;

         -        the accuracy of its financial statements;

         - the accuracy of the proxy statement and filings made with the SEC with respect to the proposed merger; and

         - the absence of undisclosed liabilities and changes in the business of Janus.

      The representations and warranties of Acquisition Corp. relate to, among other things:

         -        its organization and qualification to do business;

         - its authority to enter into and consummate the merger agreement and the transactions contemplated thereby;

         -        its ownership of shares of Janus;

         - the consents and filings required with respect to the merger agreement and the transactions contemplated thereby;

         -        the absence of conflict with corporate documents;

      -     the status of litigation;

      - the accuracy of the information provided by Acquisition Corp. for inclusion in this proxy statement and in filings to be made with the SEC with respect to the proposed merger;

      -     the absence of brokers used by Acquisition Corp.; and

      - the availability of funds by Acquisition Corp. to finance the merger.

Covenants

      The merger agreement contains covenants typically found in a merger agreement that govern the activities of Janus and Acquisition Corp. after signing and before consummation of the merger. These covenants include the following:

      - Each party will use its reasonable best efforts to take whatever actions are necessary, proper or advisable to consummate the merger and related transactions, including giving all required notices to third parties and obtaining all consents from third parties that are required to be obtained in connection with the merger agreement;

      - Janus has agreed to operate its business in the ordinary course, consistent with past practice, prior to the consummation of the merger;

      - Janus will duly call, give notice of, and convene a special meeting of its shareholders as soon as reasonably practicable;

      - Janus will file a proxy statement with the SEC and mail the proxy statement as promptly as reasonably practicable, and if necessary, promptly circulate amended proxy material;

      - Acquisition Corp. will cause the surviving corporation to indemnify Janus's officers and Directors against certain losses arising from the Merger;

      - The parties will cooperate in issuing press releases regarding the merger; and

      - Janus will provide Acquisition Corp. with access to company information and each party will notify the other party of any event that could reasonably be expected to result in a material adverse affect on either party.

      Nothing contained in the merger agreement is intended to give Acquisition Corp., directly or indirectly, any right to control or direct Janus's operations prior to the Effective Time. Prior to the Effective Time, Janus will, consistent with the terms and conditions of the merger agreement, control its operations.

Termination

      The merger agreement may be terminated and the merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of the merger agreement by the shareholders of Janus):

      -     by mutual written consent of Janus and Acquisition Corp.;

      - by either party if the merger has not been consummated by February 29, 2004, provided that the right to terminate the merger agreement is not available to any party who breached the merger agreement in a material respect that substantially contributed to the failure to consummate the Merger;

      - by either party if shareholder approval is not obtained at the Shareholder Meeting unless such failure to obtain the shareholder approval is the result of a material breach of the merger agreement by the party seeking to terminate the merger agreement;

      - by either party if an order, decree, ruling or judgment has been entered by a governmental entity permanently restraining, enjoining or otherwise prohibiting the merger, and the party seeking termination has used reasonable best efforts to remove the order;

      - by either party if the other party breaches or fails to comply with a material covenant, agreement or representation, and fails to cure within 30 days of written notice;

      - by Acquisition Corp. if Janus's Board of Directors withdraws its recommendation of the merger; and

      - by Acquisition Corp. if a claim, action, suit, proceeding or investigation is filed, instituted, commenced or threatened against Janus that relates to the merger agreement or that otherwise may reasonably be expected to have a material adverse effect on Janus.

Fees and Expenses

      All costs and expenses incurred in connection with the merger agreement and the transactions contemplated thereby will be paid by the party incurring such expenses.

Amendment/Waiver

      Before approval of the merger agreement by the shareholders, the merger agreement may be amended by the written agreement of the parties if such amendment is approved by their respective boards of Directors. After approval of the merger agreement by the shareholders, amendments may not be made unless shareholder approval is obtained, if such approval is required by the Delaware General Corporation Law. The parties may in writing waive compliance with certain covenants, agreements or conditions of the other party.

      At any time prior to the Effective Time, Janus and Acquisition Corp. may extend the time for performance of or waive compliance with any of the obligations or other acts of the other parties to the merger agreement, and may waive any breach of the representations and warranties contained in the merger agreement or in any document delivered pursuant to the merger agreement. Any extension or waiver will be valid only if set forth in writing and signed by the party against which it is sought to be enforced.

                               DISSENTER'S RIGHTS

Rights of Dissenting Shareholders

      The following is a summary of dissenter's rights available to Janus shareholders, which summary is not intended to be a complete statement of applicable Delaware law and is qualified in its entirety by reference to Section 262 of the Delaware General Corporation Law ("DGCL"), which is set forth in its entirety as Annex B to this proxy statement.

      Record holders of the common stock of Janus are entitled to appraisal rights under Section 262 of the DGCL in connection with the merger. Except as set forth herein and in Annex B, holders of common stock will not be entitled to appraisal rights in connection with the merger.

      Under the DGCL, record holders of common stock who follow the procedures set forth in Section 262 and who have not voted in favor of the merger (including record holders who abstain from voting) will be entitled to have their shares appraised by the Delaware Court of Chancery and to receive payment of the "fair value" of such shares, EXCLUSIVE OF ANY ELEMENT OF VALUE ARISING FROM THE ACCOMPLISHMENT OR EXPECTATION OF THE MERGER, together with a fair rate of interest, as determined by such court.

      Under Section 262, where a merger agreement is to be submitted for adoption at a meeting of stockholders, as in the case of the Special Meeting, not less than 20 days prior to such meeting, the company must notify each of the holders of shares of common stock at the close of business on the record date for such meeting that such appraisal rights are available and include in each such notice a copy of Section 262. This proxy statement constitutes such notice for purposes of the Special Meeting. Any stockholder of record who wishes to exercise appraisal rights should review the following discussion and Annex B carefully because failure to timely and properly comply with the procedures specified in Section 262 will result in the loss of appraisal rights under the DGCL.

      A holder of shares of common stock wishing to exercise appraisal rights must deliver to Janus, before the vote on the approval and adoption of the merger agreement at the Special Meeting, a written demand for appraisal of such holder's shares of common stock. A holder of shares of common stock will not satisfy the notice requirement under Section 262, if the holder merely votes against the merger. In addition, a holder of shares of common stock wishing to exercise appraisal rights must hold of record such shares on the date the written demand for appraisal is made and must continue to hold such shares through the Effective Time.

      Only a holder of record of shares of common stock is entitled to assert appraisal rights for the shares registered in that holder's name. A demand for appraisal should reasonably inform

Janus of the holder's identity and that the holder intends to demand an appraisal with respect to such holder's shares of common stock.

      Within 10 days after the Effective Time, the Surviving Corporation must send a notice as to the effectiveness of the merger to each person who has satisfied the appropriate provisions of Section 262 and who has not voted in favor of the merger as of the Effective Time. Within 120 days after the Effective Time, but not thereafter, the Surviving Corporation or any such stockholder who has satisfied the foregoing conditions and is otherwise entitled to appraisal rights, may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of common stock held by such stockholder. If no such petition is filed, appraisal rights will be lost for all stockholders who had previously demanded appraisal of their shares of common stock. Stockholders of Janus who wish to exercise their appraisal rights should therefore regard it as their obligation to take all steps necessary to perfect their appraisal rights in the manner prescribed in Section 262.

      Within 120 days after the Effective Time, any record holder of shares of common stock who has complied with the provisions of Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of common stock not voted in favor of approval of the merger agreement and with respect to which demands for appraisal were received by Janus, and the aggregate number of holders of such shares. Such statement must be mailed within ten days after the written request therefor has been received by the surviving corporation or within ten days after expiration of the time for delivery of demands for appraisal under
Section 262, whichever is later.

      If a petition for appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery (the "Court") will determine the holders of shares of common stock entitled to appraisal rights and will appraise the "fair value" of the shares of common stock, EXCLUSIVE OF ANY ELEMENT OF VALUE ARISING FROM THE ACCOMPLISHMENT OR EXPECTATION OF THE MERGER, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. Holders considering seeking appraisal should be aware that the fair value of their shares of common stock as determined under Section 262 could be more than, the same as or less than the value of the merger consideration that they would otherwise receive if they had not sought appraisal of their shares. The Delaware Supreme Court has stated that "proof of value by any techniques or methods which are generally considered acceptable in the financial community are otherwise admissible in court" should be considered in the appraisal proceedings. In addition, Delaware courts have decided that the statutory appraisal remedy, depending on factual circumstances, may or may not be a dissenter's exclusive remedy. The Court will also determine the amount of interest, if any, to be paid upon the amounts to be received by persons whose shares have been appraised. The costs of the action may be determined by the Court and taxed upon the parties as the Court deems equitable. Upon application of a holder, the Court may also order that all or a portion of the expenses incurred by any holder of shares of common stock in connection with an appraisal, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all of the shares of common stock entitled to appraisal.

      Any stockholder of Janus who has duly demanded an appraisal in compliance with Section 262 will not, after the Effective Time, be entitled to vote his or her shares of common stock for any purpose nor, after the Effective Time, be entitled to the payment of dividends or other distributions thereon (except dividends or other distributions payable to stockholders of record at a date which is prior to the Effective Time).

      If no petition for an appraisal is filed within the time provided, or if a stockholder of Janus delivers to the Surviving Corporation a written withdrawal of his or her demand for an appraisal and an acceptance of the merger, within 60 days after the Effective Time or with the written approval of the Surviving Corporation thereafter, then the right of such stockholder to an appraisal will cease and such stockholder shall be entitled to receive the merger consideration. No pending appraisal proceeding in the Court of Chancery will be dismissed as to any stockholder without the approval of the Court, which approval may be conditioned on such terms as the Court deems just.

      STOCKHOLDERS DESIRING TO EXERCISE THEIR APPRAISAL RIGHTS SHOULD STRICTLY COMPLY WITH THE PROCEDURES SET FORTH IN SECTION 262 OF THE DGCL. FAILURE TO FOLLOW ANY OF SUCH PROCEDURES MAY RESULT IN A TERMINATION OR WAIVER OF APPRAISAL RIGHTS UNDER SECTION 262 OF THE DGCL.

      Any written notice required to be sent to Janus by a Janus shareholder electing to exercise his or her dissenter's rights under Section 262 of the DGCL should be sent to at the offices of Janus Hotels and Resorts, Inc., 2300 Corporate Boulevard, N.W., Suite 232, Boca Raton, Florida 33431, Attention:
Corporate Counsel.

                           MARKET FOR THE COMMON STOCK

Common Stock Market Price Information; Dividend Information

      Janus's common stock is traded on The Nasdaq SmallCap Market under the trading symbol "JAGI". The following table sets forth for the periods indicated the high and low sales prices for Janus's common stock:

2003                             High                             Low
----                            -----                            -----
1st Quarter                     $0.98                            $0.59
2nd Quarter                      0.80                             0.51

2002                             High                             Low
----                            -----                            -----
1st Quarter                     $1.45                            $1.06
2nd Quarter                      1.20                             0.50
3rd Quarter                      1.03                             0.60
4th Quarter                      1.07                             0.29

2001                             High                             Low
----                            -----                            -----
1st Quarter                     $1.69                            $1.25
2nd Quarter                      3.00                             1.44

3rd Quarter                      2.75                             1.05
4th Quarter                      1.75                             1.10


      Dividends have not been declared on Janus's common stock since the bankruptcy reorganization of U.S. Lines, and we do not expect dividends to be declared in the foreseeable future.

Common Stock Purchase Information

      Substantially all of Janus's public stockholder base was comprised of former unsecured creditors of U.S. Lines which included large blocks of stock held by major unsecured creditors. Quotation of the common stock on The Nasdaq SmallCap Market commenced in January 1998. Trading volume was consistently low and frequently there were no trades at all for periods of days.

      In September 2000, the Board of Directors authorized the repurchase of up to 1,000,000 shares of common stock on the open market. In October 2001, the Board increased the authorization to up to 1,400,000 at a total expenditure not to exceed $2,300,000. The Board approved the repurchase plan on the basis that
(i) it provided short-term liquidity in the market and (ii) it enhanced the value of the remaining shares which, at the time, were perceived by the Board to be underpriced based upon the assumed value of Janus's underlying assets.

      Under the auspices of the repurchase program, on January 17, 2002, Janus acquired the 680,862 shares held by Daewoo Corporation, which had been the largest unsecured creditor of U.S. Lines, at $1.20 per share. As of July 23, 2002, Janus had purchased 1,416,330 shares for an aggregate expenditure of $1,950,132, or $1.38 per share. On that date, the Executive Committee of the Board of Directors authorized the purchase of 400,212 shares of common stock from Mitsubishi Corporation ("Mitsubishi") and 421,933 shares of common stock from The Prudential Insurance Company of America ("Prudential") in privately negotiated transactions for $1.25 per share. Mitsubishi and Prudential had been other major creditors of U.S. Lines. The purchases closed on August 27, 2002 and September 5, 2002, respectively.

      Shortly thereafter, General Electric Capital Corporation ("GECC"), another former major creditor of U.S. Lines, expressed an interest in selling its 417,435 shares of common stock to Janus. John Paulyson, Trustee of the Reorganization Trust, also inquired as to Janus's interest in purchasing the 368,900 shares of common stock still held in the Reorganization Trust. The Board of Directors approved purchases from both GECC and the Reorganization Trust at $1.25 per share which closed on November 26, 2002 and December 6, 2002, respectively.

      The following is a quarterly summary of Janus's purchase of common stock during the period October 1, 2000 to date:

                           Number of Shares
Quarter Ended                 Purchased                   Total Cost              Average Price
-------------              ---------------                ----------              -------------
December 31, 2000              200,219                    $  304,216                    $1.52
March 31, 2001                 269,362                    $  417,848                    $1.55

June 30, 2001                  199,100                    $  310,596                    $1.56
September 30, 2001                   0                             0                        0
December 31, 2001                    0                             0                        0
March 31, 2002                 680,862                    $  851,082                    $1.25
June 30, 2002                        0                             0                        0
September 30, 2002             892,507                    $1,098,007                    $1.23
December 31, 2002              786,335                    $  982,920                    $1.25
March 31, 2003                       0                             0                        0
June 30, 2003                        0                             0                        0

      Neither Beck and Yeaggy nor any other executive officer of Janus has acquired any common stock during the period October 1, 2000 to date.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth the beneficial ownership of our common stock as of __________, 2003, the record date for determining which of our shareholders are entitled to vote at the special meeting or any adjournment or postponement thereof, by each person or group known by us to beneficially own more than five percent of outstanding common stock, each director and executive officer, and by all Directors and executive officers as a group. Beneficial ownership was calculated on the basis of the amount of outstanding securities, plus securities deemed outstanding under the Exchange Act. Unless otherwise indicated, the holders of all shares shown in the table have sole voting and investment power with respect to such shares. As of the record date, there were 5,564,005 issued and outstanding shares of our common stock, and 3,100 shares of our Series B Preferred Stock were issued and outstanding.

                                                                         Amount and
                                              Amount and Nature           Nature of                                  Percent of
                                                of Beneficial             Beneficial          Percent of Class        Class of
Name and Address of Beneficial                   Ownership of            Ownership of             of Common           Preferred
Owner(1)                                         Common Stock           Preferred Stock             Stock               Stock
------------------------------------          -----------------         ---------------       -----------------      ----------
Louis S. Beck (2)                                  3,914,907                      --                 70.4%                 --
Harry G. Yeaggy (2)                                3,914,907                      --                 70.4%                 --
Janus Acquisition, Inc.                            3,914,907                                         70.4%
Arthur Lubell (3)                                     15,000                      --                    *                  --
Richard P. Lerner (3)                                 15,000                      --                    *                  --
C. Scott Bartlett, Jr. (3)                            28,000                      --                    *                  --
Lucille Hart-Brown (3)                                15,000                      --                    *                  --
Michael M. Nanosky                                        --                   2,000                   --                64.5%
Stephen B. Grossman (3)                               15,000                      --                    *                  --
Howard C. Nusbaum (3)                                 15,000                      --                    *                  --
Paul Tipps (3)                                        17,000                      --                    *                  --
Richard A. Tonges                                         --                   1,100                   --                35.5%
All Directors and executive officers               4,034,907                   3,100                 71.2%                100%
(as a group (13 persons))(2)(3)

*     Represents less than 1%

      (1) Unless otherwise noted, the address of each of the listed persons is c/o Janus Hotels and Resorts, Inc., 2300 Corporate Boulevard, N.W., Suite 232, Boca Raton, Florida 33431-8596.

      (2) Includes 3,914,907 shares of Common Stock owned by Acquisition Corp., 2,964,907 of which were contributed by Beck and 950,000 of which were contributed by Yeaggy. Beck and Yeaggy own 100% of the equity interest in Acquisition Corp. and may therefore, pursuant to Rule 13d-3 under the Exchange Act, be deemed to constitute a group and to have joint beneficially ownership of the 3,914,907 shares of Janus Common Stock owned by Acquisition Corp. Prior to his contribution to Acquisition Corp., Beck beneficially owned (i) 2,732,407 shares of Common Stock held by Elbe Financial Group, LLC ("Elbe") and (ii) 310,000 shares of Common Stock held by Beck Hospitality, Inc. III. Prior to his contribution to Acquisition Corp., Yeaggy beneficially owned (i) 872,500 shares of Janus Common Stock directly and (ii) 310,000 shares of Common Stock held by Beck Hospitality, Inc. III. Beck controls Elbe and is its sole beneficial owner. Beck and Yeaggy own 75% and 25%, respectively, of the stock of Beck Hospitality, Inc. III and are officers and Directors of that corporation.

      (3) Includes options to purchase 15,000 shares of Common Stock granted under the Directors' Stock Option Plan, all of which are presently exercisable.

      Other than the transfers by Beck and Yeaggy to Acquisition Corp., neither Beck and Yeaggy nor any other director or executive officer of Janus has engaged in any transaction in Janus common stock in the prior 60 days. All of our executive officers, Directors and affiliates have indicated that they currently intend to vote their shares in favor of the merger agreement and the merger because they believe that it is in the best interests of Janus, and is the best decision in order to maximize the return on their investments in Janus.

                            DIRECTORS AND MANAGEMENT

Janus Hotels and Resorts, Inc.

      The Directors (including current class designation), and executive officers of Janus are as follows:

                                 Age at                         Position                                Position
        Name                     6/30/03                          Held                                   Since
----------------------           -------        -------------------------------------------------       --------
C. Scott Bartlett, Jr.             70           Director (Class A)                                        1996

Louis S. Beck                      57           Chairman of the Board and Chief Executive Officer         1997
                                                (Class A)

Lucille Hart-Brown                 54           Director (Class A)                                        1996

Richard P. Lerner                  64           Director (Class A)                                        1996

Arthur Lubell                      90           Director (Class B)                                        1990

Howard C. Nusbaum                  46           Director (Class B)                                        2000

Paul Tipps                         66           Director (Class B)                                        1997

Stephen B. Grossman                70           Director (Class C)                                        2000

Michael M. Nanosky                 44           Director and President (Class C)                          1997;
                                                                                                          2000

Harry Yeaggy                       57           Vice Chairman of the Board (Class C)                      1997

Richard A. Tonges                  47           Treasurer and Vice President of Finance                   1997

Deborah Chamberlin                 49           Vice President of Operations                              2001

John Fernando                      50           Vice President of Food and Beverage                       2001


      Below sets forth the material occupations, positions, offices and employment of each executive officer and director of Janus and the name of any corporation or other organization in which any material occupation, position, office or employment of each such person was held during the last five years. All Directors and executive officers are citizens of the United States.

Class A Directors

      The following Class A Directors were elected at Janus's 2000 annual meeting for terms ending 2003 or until their successors have been elected.

C. Scott Bartlett, Jr.

      Mr. Bartlett has been a Director of Janus since August 1996. Mr. Bartlett has served as an independent financial consultant and corporate director since 1990. Mr. Bartlett retired in 1990 as Executive Vice President, Senior Lending Officer and Chairman, Credit Policy Committee for National Westminster Bank USA where he was employed since 1973. Mr. Bartlett presently serves as a director of the following corporations: NVR, Inc., AMEX: NVR (Audit Committee, Nominating Committee); and Abraxas Petroleum Corporation, AMEX: ABP (Chairman, Audit Committee, Member, Special Committee).

Louis S. Beck

      Beck has been a Director and Chairman of the Board of Janus since Janus's acquisition, by way of merger, of Beck Group Management Corp. on April 24, 1997. He is also Janus's Chief Executive Officer. He has been a principal stockholder and Chief Executive Officer of Beck Hospitality Inc. III and predecessor companies engaged in the hotel management business since 1972. He has also been Chairman of the Board of Union Savings Bank in Cincinnati, Ohio since 1986. Union Savings Bank is a wholly-owned subsidiary of U.S. Bancorp, a savings and loan holding company of which Beck is a principal stockholder, director and President. In addition, since 1992 he has served as Chairman of the Board of Guardian Savings Bank in Cincinnati, Ohio and serves as a director and President of its holding company, Guardian Bancorp, Inc., in which Beck is the principal stockholder.

Lucille Hart-Brown

      Ms. Hart-Brown has been a Director since August 1996. Ms. Hart-Brown has served as President of Benefit Services, Inc. since April 1996. Ms. Hart-Brown served as Administrator of Marine Engineers' Beneficial Association from 1982 until 1996. Ms. Hart-Brown was a member of the U.S. Lines Creditors' Committee from inception in 1986 until conclusion of the U.S. Lines bankruptcy proceedings in 1990.

Richard P. Lerner

      Mr. Lerner has been a Director of Janus since August 1996. Mr. Lerner has been a partner with the law firm of Lambos & Junge, New York since 1996, and is currently managing partner. Mr. Lerner was a partner with the law firm of Lambos & Giardino, New York from 1978 to 1996. Mr. Lerner was a member of the U.S. Lines Creditors' Committee from inception in 1986 until conclusion of the U.S. Lines bankruptcy proceedings in 1990.

Class B Directors.

      The following Class B Directors were elected at Janus's 2001 annual meeting for terms ending in 2004:

Arthur Lubell

      Mr. Lubell was designated a creditor representative member of the Board of Directors pursuant to the Plan of Reorganization in the U.S. Lines bankruptcy in May 1990 and served as Treasurer of Janus from May 15, 1995 until April 24, 1997. Mr. Lubell has been a member of the law firm Lubell & Koven, New York City, since 1960.

Howard C. Nusbaum

      Mr. Nusbaum has been a Director of Janus since June 28, 2000. Since September 12, 2001 Mr. Nusbaum has been President and Chief Executive Officer of American Resort Development Association. From August 1, 1999 until September 1, 2000 he held a consulting contract with the American Hotel and Motel Association serving the Association in the position of Vice President, Corporate Relations. From July 1990 until September 2001, Mr. Nusbaum was President and Executive Vice President of the Ohio Hotel and Lodging Association.

Paul Tipps

      Mr. Tipps has been a Director of Janus since April 24, 1997. Mr. Tipps is the co-founder of State Street Consultants, a government affairs consulting firm, organized in 1984. Since January 1997 he has been a director of the Federal Home Loan Bank - Cincinnati and was elected Chairman in 2000. Mr. Tipps is a member of the Board of Directors of the John Glenn Institute for Public Service and Public Policy of The Ohio State University.

Class C Directors.

      The following Class C Directors were elected at Janus's 2002 annual meeting for terms expiring in 2005.

Stephen B. Grossman

      Mr. Grossman has been a Director of Janus since June 28, 2000. Since September 2000, Mr. Grossman has been a self-employed financial consultant. From August 1999 to August 2000 he was Chairman of the Board of InYourMusic.com, Inc. During 1998 and 1999 he was Assistant to the Vice President of Ronpac, Inc. From 1995 through 1998, he was a Managing Director of Lincolnshire Management Company, an investment fund. He is a certified public accountant licensed in New York and New Jersey.

Michael M. Nanosky

      Nanosky became a Director and President of Hotel Operations of Janus upon Janus's acquisition, by way of merger, of Beck Group Management Corp. on April 24, 1997. Effective June 28, 2000, he became President of Janus. From March 1990 until he joined Janus, Nanosky was President of Beck Group Management Corp., a company engaged in the hotel management business.

Harry G. Yeaggy

      Yeaggy has been a Director and Vice Chairman of Janus since Janus's acquisition, by way of merger, of Beck Group Management Corp. on April 24, 1997. He has been a stockholder and chief operating officer of Beck Hospitality Inc. III and predecessor companies engaged in the hotel management business since 1986. He has also been a director and President of Union Savings Bank in Cincinnati, Ohio since 1986. Union Savings Bank is a wholly-owned subsidiary of U.S. Bancorp., a savings and loan holding company of which Yeaggy is a beneficial owner, director, Vice President and Secretary.

Other Executive Officers:

Richard A. Tonges

      Tonges has been Vice President-Finance and Treasurer of Janus since Janus's acquisition, by way of merger, of Beck Group Management Corp. on April 24, 1997. Prior to joining Janus, Tonges was Chief Financial Officer of Beck Group Management Corp. since September 1978. Tonges is a certified public accountant.

Deborah Chamberlin

      Ms. Chamberlin has been Vice President of Operations of Janus since June 7, 2001. She has been employed by Janus since November 1997 and became an officer in 1999. Ms. Chamberlin was employed by Summit Hotel Management from 1985 to November 1997 where she served as General Manager of Summit's hotels and held various other hotel operation positions.

John Fernando

      Mr. Fernando has been Vice President of Food and Beverage of Janus since June 7, 2001. He has been employed by Janus since October 1998.
Mr. Fernando served in the U.S. Marine Corps, from 1994 to October 1998 as Executive Chef and Food Service Director.

      None of the persons listed above have been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors) during the past five years, nor were any of the persons listed above a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Janus Acquisition, Inc.

      Set forth below are the names of each director and executive officer of Acquisition Corp. and his or her position with Acquisition Corp. The material occupations, positions, offices and employment of each executive officer and director of Acquisition Corp. and the name of any corporation or other organization in which any material occupation, position, office or employment of each such person was held during the last five years are described above under heading "Directors and Management - - Janus Hotels and Resorts, Inc." All Directors and executive officers are citizens of the United States and have held the position indicated since formation of Acquisition Corp.


Name                     Age         Position Held
----                     ---         -------------
Louis S. Beck            57          Chairman of the Board and Chief Executive
                                     Officer
Harry G. Yeaggy          57          Vice Chairman of the Board
Michael M. Nanosky       44          President
Richard A. Tonges        47          Secretary and Treasurer


      None of the persons listed in the table above have been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors), nor were any of the persons listed in the table above a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

            CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

      Forward-looking statements made in connection with a going-private transaction are excluded from the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.

      This proxy statement contains or incorporates by reference certain forward-looking statements and information relating to Janus that are based on the beliefs of management as well as assumptions made by and information currently available to Janus. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts, including statements regarding the completion of the proposed merger.

      When used in this and in future filings by Janus with the Securities and Exchange Commission, in Janus's press releases and in oral statements made with the approval of an authorized executive officer of Janus, the words or phrases "will likely result," "expects," "plans," "will continue," "is anticipated," "estimated," "project" or "outlook" or similar expressions (including confirmations by an authorized executive officer of Janus of any such expressions made by a third party with respect to Janus) are intended to identify forward-looking statements. Janus wishes to caution readers not to place undue reliance on any such forward-looking statements, each of which speak only as of the date made. All such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected in the forward-looking statements, including without limitation, the costs related to the transaction; litigation challenging the transaction; the pace of the travel and hospitality industries recovery in the aftermath of the terrorist attacks of September 11, 2001; competition within the lodging industry, both on a local and national level; the duration and severity of the recent downturn in the economy; the seasonality of the hotel business; general real estate and economic conditions; the cost and availability of capital for scheduled maintenance, renovations and expansion; government and regulatory action affecting the hotel industry; Janus's ability to generate adequate working capital to sustain its operations, described under the heading "Liquidity and Capital Resources" in the Form 10-K; and the other risks and uncertainties set forth in the annual, quarterly and current reports of Janus. Janus has no obligation to publicly release the result of any revisions that may be made to any forward-looking statements to reflect anticipated or unanticipated events or circumstances occurring after the date of such statements.

                              INDEPENDENT AUDITORS

      The consolidated financial statements of Janus for each of the years in the three year period ended December 31, 2002 included in Janus's Annual Report on Form 10-K for the fiscal year ended December 31, 2002 enclosed with this proxy statement, have been audited by Grant Thorton LLP, independent accountants, as stated in their reports appearing therein. It is not expected that representatives of Grant Thorton LLP will be present at the Special Meeting.

                       SHAREHOLDER MEETINGS AND PROPOSALS

      In the event the merger agreement is approved by a majority of Janus's shareholders, the Principals do not intend to have additional shareholder meetings. However, in the event that there are additional shareholder meetings, pursuant to Rule 14a-8 under the Exchange Act promulgated by the SEC, any shareholder of Janus who wishes to present a proposal at the next Annual Meeting of Shareholders of Janus (in the event the merger is not consummated), and who wish to have such proposal included in Janus's proxy statement for that meeting, must deliver a copy of such proposal to Janus Hotels and Resorts, Inc. at 2300 Corporate Blvd., N.W., Suite 232, Boca Raton, Florida 33431-8596, Attention:
Corporate Secretary within thirty (30) days following Janus's first public announcement regarding the date for any such annual meeting. There is no specific deadline for submitting proposals outside of Rule 14a-8.

                              AVAILABLE INFORMATION

      No person is authorized to give any information or to make any representations, other than as contained in this proxy statement, in connection with the merger agreement or the merger, and, if given or made, such information or representations may not be relied upon as having been authorized by Janus or any of the Principals. The delivery of this proxy statement shall not, under any circumstances, create any implication that there has been no change in the information set forth herein or in the affairs of Janus since the date hereof.

      Neither Janus nor the Principals have made provisions to grant unaffiliated shareholders access to their respective corporate files or to provide counsel or appraisal services to any unaffiliated shareholder at the expense of either Janus or the Principals. Because the merger is a "going private" transaction, Acquisition Corp. and Janus have filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the merger. This proxy statement does not contain all of the information set forth in the Schedule 13E-3 and the exhibits thereto. Copies of the Schedule 13E-3 and the exhibits thereto are available for inspection and copying at the principal executive offices of Janus during regular business hours by any interested shareholder of Janus, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request directed to Corporate Secretary, Janus Hotels and Resorts, Inc., 2300 Corporate Blvd., N.W., Suite 232, Boca Raton, Florida 33431-8596.

      Janus is currently subject to the information requirements of the Exchange Act and in accordance therewith files periodic reports, proxy statements and other information with the SEC relating to its business, financial and other matters. Copies of such reports, proxy statements and other information, as well as the Schedule 13E-3 and the exhibits thereto, may be reviewed on the SEC's website at http://www.sec.gov. The mailing address for the SEC is 450 Fifth Street, N.W., Washington, DC 20549.

                              FINANCIAL STATEMENTS

      The following financial information is incorporated by reference to Janus's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as amended by the Form 10-K/A filed with the SEC on April 28, 2003, and its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2003, all of which are enclosed with this proxy statement:

(1) Audited financial statements for the fiscal years ending December 31, 2001 and December 31, 2002;

(2) Unaudited balance sheets, comparative year-to-date income statements and related earnings per share data and statements of cash flows required to be included in Janus's 10-Q for the quarter ended June 30, 2003; and

(3) Janus's book value per share of common stock as of June 30, 2003, after giving effect to the aggregate liquidation preference of $3,100,000 with respect to the Preferred Stock, was $3.20.

                              PRO FORMA INFORMATION

      We have not provided any pro forma data giving effect to the proposed merger. We do not believe such information is material to you in evaluating the merger proposal because:

- the proposed merger consideration is all cash; and

- if the proposed merger is completed, our common stock would cease to be publicly traded and unaffiliated shareholders would not retain or receive a continuing interest in our business.

                       WHERE YOU CAN FIND MORE INFORMATION

      The SEC allows Janus to "incorporate by reference" information into this proxy statement, which means that Janus can disclose important information by referring you to another document filed separately with the SEC. The following documents previously filed by Janus with the SEC are incorporated by reference in this proxy statement and are deemed to be a part hereof:

(1) Janus's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, as amended by the Form 10-K/A filed with the SEC on April 28, 2003;

(2) Janus's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31 and June 30, 2003,

(3) Janus's Current Reports on Form 8-K filed April 30 and August 1, 2003.

      Any document which we file pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement but before the special meeting of shareholders will also be considered to be incorporated by reference.

      Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for all purposes to the extent that a statement contained in this proxy statement modifies or replaces such statement. Forward-looking statements made in connection with a going-private transaction generally are excluded from the safe harbor for forward-looking statements.

      Janus undertakes to provide by first class mail, without charge and within one business day of receipt of any written or oral request, to any person to whom a copy of this proxy statement has been delivered, a copy of any or all of the documents referred to above which have been incorporated by reference in this proxy statement, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference herein). Requests for such copies should be directed to Corporate Secretary, Janus Hotels and Resorts, Inc., 2300 Corporate Blvd., N.W., Suite 232, Boca Raton, Florida 33431-8596,
(561) 997-2325.

                                                                         Annex A

                          AGREEMENT AND PLAN OF MERGER

         This AGREEMENT AND PLAN OF MERGER (this "Agreement") dated as of July 28, 2003 is made by and between JANUS HOTELS AND RESORTS, INC., a Delaware corporation (the "Company"), and Janus Acquisition, Inc., a Delaware corporation (the "Purchaser").

                                   BACKGROUND

         The Board of Directors of each of the Company and the Purchaser deem it advisable and in the best interests of their respective companies and stockholders to consummate the merger of the Company with and into the Purchaser, upon the terms and subject to the conditions set forth herein (the "Merger"), and have adopted resolutions in accordance with Section 251 of the General Corporation Law of the State of Delaware (the "DGCL"), adopting and approving this Agreement, the Merger and the other transactions contemplated herein.

         NOW THEREFORE, in consideration of the mutual agreements contained in this agreement, and for other good and valuable consideration, the value, receipt and sufficiency of which are acknowledged, the parties agree as follows:

                                    ARTICLE I

                                   THE MERGER

Section 1.1. The Merger

Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.3) the Company will be merged with and into the Purchaser in accordance with the provisions of the DGCL. Following the Merger, the Purchaser will continue as the surviving corporation (the "Surviving Corporation") and the separate corporate existence of the Company will cease. The Purchaser and the Company are sometimes referred to collectively as the "Constituent Corporations."

Section 1.2 The Closing

Unless this Agreement has been terminated pursuant to Section 7.1, the closing of the transactions contemplated by this Agreement (the "Closing") will take place at 10:00 a.m., local time, on a date to be specified by the parties that is no later than the third business day following satisfaction or waiver of the conditions set forth in Article VI (the "Closing Date"), at the offices of Dinsmore & Shohl LLP, 255 E. Fifth Street, Cincinnati, Ohio 45202, unless another date, time or place is agreed to in writing by the parties.

Section 1.3 Effective Time

Upon the terms and subject to the conditions of this Agreement, on the Closing Date (or on such other date as the parties may agree) the Purchaser will file with the Delaware Secretary of State the appropriate certificate of merger (the "Certificate of Merger") and make all other fillings or recordings required by the DGCL to consummate the Merger. The Merger will be consummated on the later of the date on which the Certificates of Merger have been filed with the Delaware Secretary of State or such time as is agreed upon by the parties and specified in such Certificates of Merger. The time the Merger becomes effective in accordance with the DGCL is referred to in this Agreement as the "Effective Time."

Section 1.4 Effects of the Merger

The Merger will have the effects set forth in this Agreement and the DGCL. Without limiting the generality of the foregoing, as of the Effective Time, the Surviving Corporation will succeed to all the properties, rights, privileges, powers, franchises and assets of the Constituent Corporations, and all debts, liabilities and duties of the Constituent Corporations will become debts, liabilities and duties of the Surviving Corporation.

Section 1.5 Organizational Documents

At the Effective Time, the certificate of incorporation and bylaws of the Purchaser (as in effect immediately prior to the Effective Time), will become the certificate of incorporation and bylaws of the Surviving Corporation until thereafter amended in accordance with their respective terms and the DGCL.

Section 1.6 Directors and Officers

The directors and the officers of the Purchaser at the Effective Time will be the initial directors and officers of the Surviving Corporation and will hold office from the Effective Time in accordance with the certificate of incorporation and bylaws of the Surviving Corporation until their respective successors are duly elected or appointed and commence serving.

Section 1.7 Conversion of Shares

As of the Effective Time, by virtue of the Merger and without any action on the part of the Company or the Purchaser or their respective stockholders:

         (a) each share of the Company's common stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Time (the "Shares"), other than Shares owned by the Purchaser that are to be canceled pursuant to (b), below, and Dissenting Shares (as defined in (c) below) will be converted into the right to receive, upon the surrender of the certificate formerly representing such Share in accordance with this Agreement, $.65 in cash, without interest (the "Merger Consideration");

         (b) each Share owned immediately prior to the Effective Time by the Purchaser will be canceled and extinguished; and

         (c) notwithstanding anything in this Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has delivered a written demand in the manner provided by Section 262 of the DGCL and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to relief as a dissenting stockholder ("Dissenting Shares"), will not be converted into a right to receive the Merger Consideration. To the extent permitted by Section 262 of the DGCL, the Dissenting Shares shall not entitle the holder thereof to vote such stock for any purpose or to receive the payment of any dividend, or distribution. All payments with respect to the Dissenting Shares shall be made in accordance with Section 262 of the DGCL.

         (d) At the Effective Time, each issued and outstanding share of Series B preferred stock, par value $0.01 per share, of the Company will become one issued and outstanding share of non-voting Common Stock, par value $0.01 per share, of the Purchaser.

Section 1.8 Purchaser Common Stock

Each share of common stock, par value $0.01 per share, of the Purchaser outstanding immediately prior to the Effective Time will be unaffected by the Merger.

Section 1.9 Tax Effect

The parties intend that the transactions contemplated by this Agreement constitute a reorganization described in Section 368(a)(1)(A) of the Internal Revenue Code of 1986, as amended.

                                   ARTICLE II

                                     PAYMENT

Section 2.1 Surrender of Certificates

From and after the Effective Time, each holder (except for Purchaser) of a certificate that immediately prior to the Effective Time represented an outstanding Share (a "Certificate") will be entitled to receive in exchange therefor, upon surrender thereof to the Exchange Agent (as defined in Section 2.2), the Merger Consideration into which the Shares evidenced by such Certificate were converted pursuant to the Merger. No interest will be payable on the Merger Consideration to be paid to any holder of a Certificate irrespective of the time at which such Certificate is surrendered for exchange.

Section 2.2 Exchange Agent; Certificate Surrender Procedures

         (a) On or prior to the Effective Time, the Purchaser and the Company will designate (and enter into an agreement with) an institution or trust company to act as exchange agent for the Merger Consideration (the "Exchange Agent"). As soon as reasonably practicable after the Effective Time, the Surviving Corporation will deposit with the Exchange Agent, for the benefit of the holders of Shares, the aggregate Merger Consideration required to be paid hereunder. Pending payment of such funds to the holders of Certificates, the Merger Consideration will be held and may be invested by the Exchange Agent as the Surviving Corporation directs (so long as such directions do not impair the rights of holders of Shares) in direct obligations of the United States for which the full faith and credit of the United States is pledged to provide for the payment of principal and interest, or commercial paper of the highest quality by Moody's Investors Services, Inc. or Standard & Poor's Corporation. Any net profit resulting from, or interest or income produced by, such investments will be payable to the Surviving Corporation or its designee, in the Surviving Corporation's sole discretion. The Purchaser will promptly replace any funds lost through any investment made pursuant to this section. The Exchange Agent will, pursuant to irrevocable instructions, deliver to each holder of Shares under and in accordance with (b) below, the Merger Consideration payable to each such holder. The Merger Consideration deposited with the Exchange Agent will not be used for any purpose other than as set forth in this Agreement.

         (b) As soon as reasonably practicable after the Effective Time, the Surviving Corporation will instruct the Exchange Agent to mail to each record holder of a Certificate (i) a letter of transmittal (which will specify that delivery will be effected, and risk of loss and title to such Certificates will pass, only upon delivery of Certificates to the Exchange Agent, and will be in such form and have such other provisions as the Surviving Corporation will reasonably specify) and (ii) instructions for use in effecting the surrender of Certificates for the Merger Consideration. Upon the surrender to the Exchange Agent of such Certificates together with a duly executed and completed letter of transmittal and all other documents and other materials required by the Exchange Agent to be delivered in connection therewith, the holder will be entitled to receive the Merger Consideration into which the Certificates so surrendered have been converted in accordance with the provisions of this Agreement. Until so surrendered, each outstanding Certificate will be deemed from and after the Effective Time, for all corporate purposes, to evidence the right to receive the Merger Consideration into which the Shares represented by such Certificate have been converted in accordance with the provisions of this Agreement.

Section 2.3 Transfer Books

The stock transfer books of the Company will be closed at the Effective Time, and no transfer of any Shares will thereafter be recorded on any of the stock transfer books. In the event of a transfer of ownership of any Shares prior to the Effective Time that is not registered in the stock transfer records of the Company at the Effective Time, the Merger Consideration into which such Shares have been converted in the Merger will be paid to the transferee in accordance with the provisions of Section 2.2 only if the Certificate is surrendered as provided in Section 2.1 and accompanied by all documents required to evidence and effect such transfer (including evidence of payment of any applicable stock transfer taxes).

Section 2.4 Termination of Funds

Any portion of the Merger Consideration that remains undistributed one hundred eighty (180) days after the Effective Time will be delivered to the Surviving Corporation upon demand, and each holder of Shares who has not previously surrendered Certificates in accordance with the provisions of this Article II will thereafter look only to the Surviving Corporation for satisfaction of any claims for the Merger Consideration such holder may have. Notwithstanding the foregoing, neither the Purchaser nor the Surviving Corporation will be liable to any former holder of Shares for any portion of the Merger Consideration delivered to any public official pursuant to any applicable abandoned property, escheat or similar Law.

Section 2.5 Lost Certificates

If any Certificate has been lost, stolen or destroyed, upon the making of an affidavit (in form and substance reasonably acceptable to the Exchange Agent and the Surviving Corporation) of that fact by the person making such a claim, and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable amount as the Surviving Corporation may direct as indemnity against any claim that may be made against or with respect to such Certificate, and after fulfillment of any other conditions required by the Exchange Agent or the Surviving Corporation, the Exchange Agent will deliver in exchange for such lost, stolen or destroyed Certificate the Merger Consideration pursuant to
Section 2.2.

Section 2.6 No Rights as Stockholder

From and after the Effective Time, the holders of Certificates will cease to have any rights as stockholders of the Surviving Corporation, except as otherwise expressly provided in this Agreement or by applicable Laws, and the Surviving Corporation will be entitled to treat each Certificate that has not yet been surrendered for exchange solely as evidence of the right to receive the Merger Consideration into which the Shares evidenced by such Certificate have been converted pursuant to the Merger.

Section 2.7 Withholding

The Surviving Corporation will be entitled to deduct and withhold from the Merger Consideration otherwise payable to any former holder of Shares all amounts required by Law to be deducted or withheld therefrom. To the extent that amounts are so withheld by the Surviving Corporation, such withheld amounts will be treated for all purposes of this Agreement as having been paid to the holder of the Shares in respect of which such deduction and withholding was made by the Purchaser.

                                   ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         Except as disclosed in the disclosure schedules of the Company (the "Disclosure Schedules") or the SEC Documents (as defined in Section 3.6), the Company represents and warrants to the Purchaser as follows:

Section 3.1 Corporate Existence and Power

The Company is a corporation duly organized, validly existing and in good standing under the Laws of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its businesses as presently being conducted. The Company is duly qualified or licensed to conduct business as a foreign corporation in each jurisdiction where such qualification or licensing is necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect (as defined below). For purposes of this Agreement, the term "Material Adverse Effect" means any change, effect, occurrence or state of facts that is materially adverse to the business, financial condition, operations or results of operations or prospects of the Company; provided, however, that the following are excluded from the definition of "Material Adverse Effect" and from the determination of whether such a Material Adverse Effect has occurred: (i) any change, effect or occurrence that is generally applicable to the hotel and/or the hospitality industry or the economy in general; or (ii) changes in Laws (for purposes of this Agreement "Laws" is defined as each federal, state and local law, statute, rule, regulation, ordinance, permit, order or writ to which the Company or any of its assets or properties is subject) (including common law, rules and regulations or the interpretation thereof) or applicable accounting regulations and principles.

Section 3.2 Corporate Authorization; Approvals

         (a) The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby are within the Company's corporate powers and, except for the Stockholder Approval (as defined in (c) below), have been duly authorized by all necessary corporate action. Assuming that this Agreement constitutes the valid and binding obligation of the Purchaser, this Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights, or by general equity principles, including principles of commercial reasonableness, good faith and fair dealing).

         (b) The Company's Board of Directors, or an appropriate committee thereof, has taken (or will take prior to the Merger) all action necessary so that the exemption contemplated by Rule 16b-3(e) promulgated pursuant to the Securities Exchange Act of 1934, as amended (together with the rules and regulations promulgated thereunder, the "Exchange Act") is applicable to the disposition of Shares, options to acquire Shares and appreciation rights based on the Shares in connection with the Merger by all directors and/or officers of the Company.

         (c) The affirmative vote of the holders of a majority of the outstanding Shares on the applicable record date (the "Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve the Merger and the consummation of the transactions contemplated hereby.

Section 3.3 Governmental Authorization

The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not require any filing or registration with, notification to, or authorization, consent or approval of, any federal, state or local governmental authority, court, administrative or regulatory agency or commission (each a "Governmental Entity"), other than: (a) the filing of (i) the Certificates of Merger with the Delaware Secretary of State in accordance with the DGCL and (ii) appropriate documents with the relevant authorities of other states or jurisdictions in which the Company is qualified to do business; (b) compliance with any applicable requirements of the Securities Act of 1933, as amended (together with the rules and regulations promulgated thereunder, the "Securities Act"), and the Exchange Act; (c) such actions as may be required under any applicable state securities or blue sky Laws; and (d) such other actions or filings that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have either a Material Adverse Effect, or to prevent or materially impair the ability of the Company to consummate the transactions contemplated by this Agreement.

Section 3.4 Non-Contravention

The execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby do not contravene or conflict with the Company's certificate of incorporation or bylaws.

Section 3.5 Capitalization

         (a) The authorized capital stock of the Company consists of 15,000,000 Shares and 5,000,000 shares of Series B Preferred Stock (the "Preferred Shares"). As of the close of business on July 25, 2003 (i) 5,564,005 Shares were issued and outstanding; and (ii) 3,100 Preferred Shares were issued and outstanding. As of the close of business on July 25, 2003, Options to acquire an aggregate of 110,000 Shares are outstanding under the option plans maintained by the Company. Stock Appreciation Rights with respect to 20,000 Shares have been issued by the Company. All outstanding shares of the capital stock of the Company have been duly authorized and validly issued, and are fully paid, non-assessable and free of preemptive rights.

         (b) Except as described above, as of the date hereof there are no outstanding (i) shares of capital stock or other voting securities of the Company; (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company; or (iii) options, warrants or other rights to acquire from the Company, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company. There are no outstanding obligations of the Company to repurchase, redeem or otherwise acquire any Shares.

Section 3.6 SEC Documents

The Company has filed all material forms, reports and documents required to be filed by it with the Securities and Exchange Commission ("SEC") prior to the date of this Agreement (together with the amendments and supplements to such filings, the "SEC Documents"). Each SEC Document, as of its filing date (or if amended, as of the date of its last amendment) complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, as the case may be. No SEC Document filed pursuant to the Exchange Act or the Securities Act, as of its filing date or effective date, as applicable (or if amended or supplemented, as of the filing date or effective date, as applicable, of its last amendment or supplement), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

Section 3.7 Financial Statements; Liabilities

         (a) Each of the balance sheets included in the SEC Documents fairly presents in all material respects the financial position of the Company as of the respective dates thereof, and the other related consolidated financial statements (including the notes thereto) included therein fairly present in all material respects the results of operations and cash flows of the Company for the respective periods or as of the respective dates set forth therein (collectively, the "Financial Statements"). As of the respective filing date for the applicable SEC Document in which it was included, each of the Financial Statements (including the notes thereto) complied in all material respects with the then-applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, and was prepared in accordance with accounting principles generally accepted in the United States ("GAAP") applied on a consistent basis during the periods or as of the respective dates involved, except as otherwise noted therein and subject, in the case of unaudited interim financial statements, to normal year-end adjustments.

         (b) There are no material liabilities or obligations of the Company of any kind whatsoever, whether accrued or unaccrued, absolute or contingent, liquidated or unliquidated, or due or to become due, in each case, other than liabilities or obligations referenced (whether by value or otherwise) or reflected in the SEC Documents, the Financial Statements or disclosed in the notes thereto (i) incurred since December 31, 2002 in the ordinary course of business; (ii) under this Agreement or in connection with the transactions contemplated hereby; (iii) of the Company under the agreements, material contracts ("Contracts"), leases, or licenses to which they are parties; and (iv) which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.8 Information to Be Supplied

The information to be supplied by the Company expressly for inclusion or incorporation by reference in the Proxy Statement (as such term is defined in Section 5.4) will comply with the applicable provisions of Section 5.4. The Proxy Statement will (with respect to the Company) comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, the Company makes no representations or warranties with respect to any information supplied by, or related to, the Purchaser or any of its Affiliates (as such term is defined in Rule 12b-2 of the regulations promulgated under the Exchange Act, "Affiliates") or advisors that is contained in, or incorporated by reference into, the Proxy Statement.

Section 3.9 Absence of Certain Changes

Except as otherwise contemplated by this Agreement, since December 31, 2002, the Company has conducted its business in the ordinary course consistent with past practice, and there has not been (a) any damage, destruction or other casualty loss (whether or not covered by insurance) affecting the business or assets of the Company that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect or (b) any action, event, occurrence, development or state of circumstances or facts that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 3.10 Brokers' Fees; Opinion of Financial Advisor

         (a) Except for Murray, Devine & Co., Inc. (the "Financial Advisor"), there is no investment banker, broker or finder that has been retained by, or is authorized to act on behalf of, the Company who might be entitled to any fee or commission from the Company or the Purchaser upon consummation of the transactions contemplated by this Agreement.

         (b) The Company has received an opinion from the Financial Advisor dated July 28, 2003 that the Merger Consideration is fair to the Company's stockholders, other than the Purchaser and its affiliates, from a financial point of view.

                                   ARTICLE IV

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

         The Purchaser represents and warrants to the Company as follows:

Section 4.1 Corporate Existence and Power

The Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and assets and to carry on its business as presently being conducted. The Purchaser is duly qualified or licensed to conduct business as a foreign corporation in each jurisdiction where such qualification or licensing is necessary, except where the failure to be so qualified would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on its ability to consummate the transactions contemplated by this Agreement. Since the date of its incorporation, the Purchaser has not engaged in any activities other than in connection with or as contemplated by this Agreement.

Section 4.2 Corporate Authorization; Approvals

The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby are within the Purchaser's corporate powers and have been duly authorized by all necessary corporate action. Assuming that this Agreement constitutes the valid and binding obligation of the Company, this Agreement constitutes a valid and binding agreement of the Purchaser, enforceable in accordance with its terms (except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar Laws of general applicability relating to or affecting creditors' rights, or by general equity principles, including principles of commercial reasonableness, good faith and fair dealing).

Section 4.3 Share Ownership

Purchaser owns 3,914,907 Shares.

Section 4.4 Governmental Authorization

The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby do not require any filing or registration with, notification to, or authorization, consent or approval of any Governmental Entity on behalf of the Purchaser, other than (a) the filing of the Certificates of Merger in accordance with the DGCL;
(b)compliance with any applicable requirements of the Securities Act and the Exchange Act; (c) such actions as may be required under any applicable state securities or blue sky Laws, and (d) such other actions or filings that, if not obtained or made, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

Section 4.5 Non-Contravention

The execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the transactions contemplated hereby do not contravene or conflict with the Purchaser's certificate of incorporation or bylaws in any manner which would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

Section 4.6 Information To Be Supplied

The information to be supplied by the Purchaser expressly for inclusion or incorporation by reference in the Proxy Statement will comply with the applicable provisions of Section 5.4. The Proxy Statement will (with respect to the Purchaser) comply as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Notwithstanding the foregoing, the Purchaser makes no representations or warranties with respect to any information supplied by, or related to, the Company or any of its advisors that is contained in, or incorporated by reference into, any of the foregoing documents.

Section 4.7 Litigation

As of the date hereof, there are no claims, actions, suits, proceedings or investigations pending or to the knowledge of the Purchaser, threatened by or against the Purchaser that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on its ability to consummate the transactions contemplated by this Agreement. The Purchaser is not subject to any outstanding judgment, injunction, order or decree of any Governmental Entity that would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect on its ability to consummate the transactions contemplated by this Agreement. There are no judicial or administrative actions, proceedings or investigations pending, or to the knowledge of the Purchaser, threatened, which question the validity of this Agreement or any action taken or to be taken by the Purchaser in connection with this Agreement.

Section 4.8 Availability of Funds

The Purchaser has, or has received a financing commitment pursuant to which it will have, sufficient funds available to enable it to consummate the transactions contemplated by this Agreement as of the Effective Date of the Merger.

Section 4.9 Brokers' Fees

No investment banker, broker or finder has been retained by, or is authorized to act on behalf of, the Purchaser and no broker, finder or financial advisor is entitled to any brokerage, finder's or other fee or commission from Purchaser in connection with the transactions contemplated by this Agreement.

                                    ARTICLE V

                                    COVENANTS

Section 5.1 Reasonable Best Efforts

         (a) Subject to the terms and conditions hereof, each party will use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate the transactions contemplated by this Agreement as promptly as reasonably practicable, provided that nothing in this section will require the Company to take any action which would be inconsistent with the fiduciary duties of its Board of Directors as such duties would exist under applicable Law in the absence of this section.

         (b) Prior to the Closing Date, each of the parties will (i) give all required notices to third parties and Governmental Entities and use its reasonable best efforts to obtain all third party and governmental consents and approvals that it is required to obtain in connection with this Agreement, the Merger and the other transactions contemplated hereby and (ii) use its reasonable best efforts to prevent any preliminary or permanent injunction or other order by a Governmental Entity that seeks to modify, delay or prohibit the consummation of the transactions contemplated by this Agreement and, if issued, to appeal any such injunction or order through the appellate court or body for the relevant jurisdiction. In connection with the foregoing, each party (y) will promptly notify the other party in writing of any communication received by that party or its Affiliates from any Governmental Entity, and subject to applicable Law, provide the other party with a copy of any such written communication (or written summary of any oral communication), and (z) not participate in any substantive meeting or discussion with any Governmental Entity in respect of any filing, investigation or inquiry concerning the transactions contemplated by this Agreement unless it consults with the other party in advance, and to the extent permitted by such Governmental Entity, give the other party the opportunity to attend and participate thereat.

         (c) In connection with and without limiting the foregoing, the Purchaser and the Company will (i) take all action reasonably necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated hereby and (ii) if any such statute or regulation becomes applicable hereto, take all action reasonably necessary to ensure that the Merger and the other transactions contemplated hereby may be consummated as promptly as reasonably practicable on the terms contemplated by this Agreement and otherwise to minimize or eliminate the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement. The Company and the Purchaser will each furnish to one another and to their respective counsel all such information as may be required in order to accomplish the foregoing actions.

Section 5.2 Interim Operations

From the date hereof until the Effective Time, the Company will conduct its business in all material respects in the ordinary course consistent with past practice and will use its reasonable best efforts to preserve intact its present business organization, assets, licenses, permits, Contracts and relationships with suppliers, customers and others having business relations with it.

Section 5.3 Stockholder Meeting

         (a) As soon as reasonably practicable, the Company will duly call, give notice of, convene and hold a special meeting of its stockholders (the "Stockholder Meeting") for the purpose of obtaining the Stockholder Approval. The Company will set the date for the Stockholder Meeting.

         (b) The Company's Board of Directors may authorize the Company to engage in discussions or negotiations with any person who (without any solicitation or initiation, directly or indirectly, by the Company or any representative of the Company after the date of this Agreement) seeks to initiate such discussions or negotiations and may furnish such third party information concerning, and access to, the Company and its subsidiaries and their respective businesses, properties and assets, and the Company's Board of Directors may direct the Company's representative to cooperate with and be available to consult with any such person; provided that the Company's Board of Directors shall have determined in the exercise of its fiduciary duties that such action is in the best interests of the Company's stockholders. Following receipt of an Acquisition Proposal (as defined below) that is financially superior to the Merger (as determined in good faith by the Company's Board of Directors), the Board of Directors of the Company may withdraw, modify or not make its Recommendation in favor of the Merger, provided that the Company's Board of Directors shall have concluded in good faith that such action is necessary in order for the Company's Board of Directors to act in a manner that is consistent with its fiduciary obligations under applicable law. The Company's Board of Directors may take and disclose to the Company's stockholders any position required under the Securities Exchange Act of 1934, as amended. Except to the extent the Company's Board of Directors deems it necessary not to do so in the exercise of its fiduciary obligations to its stockholders, the Company will promptly notify Purchaser of the receipt of any Acquisition Proposal, including the identity of the person or group making such Acquisition Proposal and the material terms and conditions of such Acquisition Proposal; provided that, except to the extent the Company's Board of Directors deems it necessary not to do so in the exercise of its fiduciary obligation to its stockholders, in no event shall the Company enter into a definitive agreement in connection with the Acquisition Proposal less than five business days after the Company's initial notification to Purchaser of an inquiry or proposal relating to an Acquisition Proposal.

         (c) For purposes of this Agreement, "Acquisition Proposal" means any offer or proposal, or any indication of interest in making an offer or proposal, made by a person or group at any time which is structured to permit such person or group to acquire beneficial ownership of at least 20% of the assets of the Company and its subsidiaries taken as a whole, or at least 20% of the outstanding shares of capital stock of the Company pursuant to a merger, consolidation or other business combination, sale of shares of capital stock, sale of assets, tender offer or exchange offer or similar transaction, including any single or multi-step transaction or series related transactions, in each case other than the Merger.

Section 5.4 Certain Filings

         (a) As promptly as reasonably practicable, the Company will prepare and file with the SEC a proxy statement relating to the Stockholder Meeting (together with any amendments thereof or supplements thereto, the "Proxy Statement"). Each of the Company and the Purchaser will furnish all information concerning it and the holders of its capital stock as the other may reasonably request in connection with the preparation of the Proxy Statement. The Company will mail the Proxy Statement to its stockholders as promptly as reasonably practicable and, if necessary, after the Proxy Statement has been so mailed, promptly circulate amended, supplemental or supplemented proxy material, and, if required in connection therewith, re-solicit proxies.

         (b) No amendment or supplement to the Proxy Statement will be made by the Company without the approval of the Purchaser. The Company will advise the Purchaser, promptly after it receives notice thereof, of any request by the SEC for amendment of the Proxy Statement, or comments thereon and responses thereto, or requests by the SEC for additional information. The Company will use its reasonable best efforts to prepare and file any such amendments and/or respond to any such requests as promptly as reasonably practicable.

         (c) The Company agrees that the information supplied by the Company for inclusion in the Proxy Statement will not, at (i) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the stockholders of the Company; (ii) the time of the Stockholder Meeting; and (iii) the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (d) The Purchaser agrees that the information supplied by the Purchaser for inclusion in the Proxy Statement will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (e) If at any time prior to the Effective Time, the Company or the Purchaser discovers any information relating to either party or any of their respective officers or directors that should be set forth in an amendment or supplement to the Proxy Statement, so that such document would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information will promptly provide written notice to the other party hereto and the Company will prepare an appropriate amendment or supplement describing such information that will be promptly filed with the SEC and, to the extent required by Law, disseminated to the stockholders of the Company.

Section 5.5 Indemnification and Insurance

         (a) Purchasers agree that all rights to indemnification existing in favor of the present or former directors, officers and employees (or any person who served at the Company's or any of its subsidiaries' request as an officer, director or agent) of the Company or any of its subsidiaries (or any other entity or enterprise, such as, a partnership, joint venture, trust or employee benefit plan) as provided in the Company's Certificate of Incorporation or bylaws, or the articles of organization, bylaws or similar documents of any of the Company's subsidiaries or other entity or enterprise and the indemnification agreements, if any, with such person or persons, as in effect as of the date hereof with respect to matters occurring prior to the Effective Time shall survive the Merger and shall continue in full force and effect without modification (other than modifications that would enlarge the indemnification rights) for a period of not less than the statutes of limitations applicable to such matters, and the Surviving Corporation shall comply fully with its obligations hereunder and thereunder. The certificate of incorporation and bylaws of the Surviving Corporation shall not be amended, repealed or otherwise modified for the period set forth in the preceding sentence in any manner that would adversely affect the rights thereunder of individuals who as of the date hereof were directors, officers or employees of the Company or otherwise entitled to indemnification under the certificate of incorporation or bylaws of the Company (the "Indemnified Parties"). It is understood and agreed that the Company shall, to the fullest extent permitted under applicable law and regardless of whether the Merger becomes effective, indemnify, defend and hold harmless, and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted under applicable law, indemnify, defend and hold harmless, each Indemnified Party against any costs or expenses (including reasonable attorney's fees), judgments, fines, losses, claims, damages, liabilities, and amounts paid in settlement entered into with the consent of the Surviving Corporation (which consent shall not be unreasonably withheld) in connection with any claim, action, suit, proceeding or investigation, including without limitation, liabilities arising out of this Agreement and the transactions contemplated hereby, to the extent that it was based on the fact that such Indemnified Party is or was a director, officer or employee of the Company and arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time, and in the event of any such claim, action, suit proceeding or investigation (whether arising before or after the Effective Time) (i) the Company or the Surviving Corporation, as applicable, shall pay the reasonable fees and expenses of one counsel (provided that if different Indemnified Parties are subject to different claims, actions, suits, proceedings or investigations, each Indemnified Party may select his or her own counsel which counsel shall be reasonably satisfactory to the Company or the Surviving Corporation), promptly as statements therefor are received and (ii) the Company and the Surviving Corporation will cooperate in the defense of such matter.

         (b) The Company shall maintain in effect until the Effective Time, in respect of acts or omissions occurring prior to the Effective Time and in the current coverage amounts, policies of directors' and officers' liability insurance and fiduciary insurance covering the persons described in Section 5.5(a). Nothing herein shall require the Surviving Corporation to continue to maintain such insurance subsequent to the Effective Time; provided, however, that if the Surviving Corporation elects not to maintain such insurance, or if the Surviving Corporation maintains such insurance and then allows the insurance to lapse without renewal, the obligations of the Surviving Corporation to the Indemnified Parties under Section 5.5(a) shall be personally guaranteed, jointly and severally, by Louis S.

                  Beck and Harry G. Yeaggy pursuant to the terms of a Guaranty Agreement executed and delivered prior to the Effective Time in form and substance satisfactory to the Audit Committee of the Board of Directors of the Company.

         (c) This Section 5.5 shall survive the consummation of the Merger and is intended to benefit, and shall be enforceable, by any person or entity entitled to be indemnified hereunder. The Surviving Corporation shall pay all reasonable costs and expenses, including attorney's fees, that may be incurred by any Indemnified Parties in enforcing the indemnity and other obligations provided for in this Section 5.5.

Section 5.6 Public Announcements

The initial press releases, if any, issued by each party announcing the Merger and the transactions contemplated by this Agreement will be in a form that is mutually acceptable to the Purchaser and the Company. Thereafter, the Purchaser and the Company will consult with one another before issuing any press releases or otherwise making any public announcements (including communications with employees) with respect to the transactions contemplated by this Agreement, and except as may be required by fiduciary duties, applicable Law or by the rules and regulations of the SEC or of the National Association of Securities Dealers in connection with the trading of the Shares on the over-the-counter market, will not issue any such press release or make any such announcement prior to such consultation.

Section 5.7 Access to Information

The Company will afford the Purchaser and its officers, employees, agents and representatives full access to all premises, properties, employees, information, books, records, Contracts and documents of or pertaining to the Company.

Section 5.8 Notice of Developments

The Company and the Purchaser will each give prompt written notice to the other of the occurrence of any event that would reasonably be expected to result in a Material Adverse Effect on either party. Each of the Company and the Purchaser will give prompt written notice to the other of the occurrence or failure to occur of an event that would, or, with the lapse of time would reasonably be expected to cause any condition to the consummation of the Merger not to be satisfied.

                                   ARTICLE VI

                  CONDITIONS TO THE CONSUMMATION OF THE MERGER

Section 6.1 Conditions to the Obligations of Each Party

The respective obligations of each party to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction at or prior to the Closing Date of each of the following conditions:

         (a)      the Company will have obtained the Stockholder Approval; and

         (b) no order, decree, ruling, judgment or injunction will have been enacted, entered, promulgated or enforced by any Governmental Entity of competent jurisdiction that prohibits the Merger and the consummation of the transactions contemplated by this Agreement substantially on the terms contemplated hereby, and continue to be in effect.

Section 6.2 Conditions to the Obligations of the Company

The obligations of the Company to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived by the Company:

         (a) the representations and warranties of the Purchaser set forth in Article IV will be true and correct in all material respects, in each case as of the Effective Time (except to the extent expressly made as of an earlier date, in which case, as of such date);

         (b) the Purchaser will have performed or complied with in all material respects all covenants and obligations required to be performed or complied with by it under this Agreement at or prior to the Effective Time; and

         (c) the Purchaser will have delivered to the Company a certificate, dated as of the Closing Date and signed by an executive officer, certifying the satisfaction of the conditions set forth.

Section 6.3 Conditions to the Obligations of the Purchaser

The obligations of the Purchaser to consummate the Merger and the other transactions contemplated hereby are subject to the satisfaction at or prior to the Closing Date of each of the following conditions, any of which may be waived by the Purchaser:

         (a)      the representations and warranties of the Company set forth in
                  Article III will be true and correct in all material respects, in each case as of the Effective Time (except to the extent expressly made as of an earlier date, in which case, as of such date);

         (b) the Company will have performed or complied with in all material respects all obligations required to be performed or complied with by it under this Agreement at or prior to the Effective Time;

         (c) from the date of this Agreement to the Effective Time, there will not have been any event or development that has or could, individually or in the aggregate, have a Material Adverse Effect with respect to the Company;

         (d) the Company will have delivered to the Purchaser a certificate, dated as of the Closing Date and signed by an executive officer, certifying the satisfaction of the conditions set forth above; and

         (e) no new claim, action, suit, proceeding or investigation will be pending or threatened against the Company that relates to the transactions contemplated by this Agreement or that otherwise may reasonably be expected to have a Material Adverse Effect with respect to the Company.

         (f) all options or stock appreciation rights previously granted by the Company will have been cancelled pursuant to written agreements between the Company and the holders thereof.

                                   ARTICLE VII

                                   TERMINATION

Section 7.1 Termination

This Agreement may be terminated at any time prior to the Effective Time:

         (a)      by mutual written agreement of the Purchaser and the Company;

         (b)      by either the Purchaser or the Company, if:

                  (i) the Merger has not been consummated by February 29, 2004 (the "Outside Date"); provided, that the party seeking to terminate this Agreement pursuant to this clause has not breached in any material respect its obligation under this Agreement in any manner that has substantially contributed to the failure to consummate the Merger on or before the Outside Date;

                  (ii) (A) an order, decree, ruling, judgment or injunction has been entered by a Governmental Entity of competent jurisdiction permanently restraining, enjoining or otherwise prohibiting the consummation of the Merger and such order, decree, ruling, judgment or injunction has become final and non-appealable, and (B) the party seeking to terminate this Agreement pursuant to this clause has used its reasonable best efforts to remove such order, decree, ruling, judgment or injunction; or

                  (iii) at the Stockholder Meeting (including any adjournment or postponement thereof), the Stockholder Approval will not have been obtained, unless such failure to obtain the Stockholder Approval is the result of a material breach of this Agreement by the party seeking to terminate this Agreement;

         (c) by the Company if (i) the Purchaser (A) breaches or fails to perform or comply with any of its material covenants and agreements contained herein, or (B) breaches its representations and warranties in any material respect such that the conditions in Section 6.1 or Section 6.2 would not be satisfied, and such breach is not cured within thirty (30) days after written notice of such breach is given by the Company, or (ii) subject to compliance with the provisions of
                  Section 5.3, if the Company's Board of Directors has withdrawn the Recommendation; and

         (d) by the Purchaser if (i) the Company (A) breaches or fails to perform or comply with any of its material covenants and agreements contained herein, or (B) breaches its representations and warranties in any material respect such that the conditions in Section 6.1 or Section 6.3 would not be satisfied, and such breach is not cured within 20 days after written notice of such breach is given by the Purchaser, (ii) the Company's Board of Directors has withdrawn the Recommendation, or (iii) a claim, action, suit, proceeding or investigation is filed, instituted, commenced or threatened against the Company on or after the date of this Agreement that relates to the transactions contemplated by this Agreement or that otherwise may reasonably be expected to have a Material Adverse Effect with respect to the Company.

Section 7.2 Effect of Termination

If any party terminates this Agreement pursuant to Section 7.1, all rights and obligations of the parties hereunder will terminate without any liability of any party to any other party, except for any liability of any party then in breach, provided that the provisions of this section, Section 7.3 and Article VIII will remain in full force and effect and survive any termination of this Agreement.

Section 7.3 Fees and Expenses

All fees and expenses incurred in connection with the transactions contemplated hereby will be paid by the party incurring such expenses, whether or not the Merger is consummated.

                                  ARTICLE VIII

                                  MISCELLANEOUS

Section 8.1 Survival of Representations and Warranties

None of the representations and warranties contained in this Agreement or in any certificate, instrument or other writing delivered pursuant to this Agreement will survive the Merger or the termination of this Agreement. Only the covenants contained in Article I and Article II, Section 5.5, Section 7.2, Section 7.3 and
Article VIII will survive the Effective Time.

Section 8.2 Successors and Assigns

Neither this Agreement nor any of the rights, interests or obligations provided by this Agreement may be assigned by any of the parties (whether by operation of Law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 8.3 Amendment

This Agreement may be amended by the execution and delivery of a written instrument by or on behalf of the Purchaser and the Company at any time before or after the Stockholder Approval, provided that after obtaining the Stockholder Approval, no amendment to this Agreement will be made without the approval of the stockholders of the Company if and to the extent such approval is required under the DGCL.

Section 8.4 Severability

If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof, (c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom, and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

Section 8.5 Extension of Time; Waiver

At any time prior to the Effective Time, the parties may extend the time for performance of or waive compliance with any of the covenants, agreements or conditions of the other party to this Agreement, and may waive any breach of the representations or warranties of such other party. No agreement extending or waiving any provision of this Agreement will be valid or binding unless it is in writing and is executed and delivered by or on behalf of the party against which it is sought to be enforced.

Section 8.6 Counterparts

This Agreement may be executed in two or more counterparts, each of which will be deemed an original, but all such counterparts taken together will constitute one and the same Agreement.

Section 8.7 Descriptive Headings

The descriptive headings of this Agreement are inserted for convenience only and will not constitute a part of this Agreement.

Section 8.8 Notices

Any notice, request, instruction or other document to be given hereunder will be in writing and delivered personally or sent by registered or certified mail (postage prepaid) or by facsimile, according to the instructions set forth below. Such notices will be deemed given: at the time delivered by hand, if personally delivered; three business days after being sent by registered or certified mail; and at the time when receipt is confirmed by the receiving facsimile machine if sent by facsimile, as follows:

                         If to the Purchaser: Mr. Louis S. Beck
                                              Janus Hotels and Resorts, Inc.
                                              2300 Corporate Boulevard, N.W.
                                              Suite 232
                                              Boca Raton, Florida 33431-8596

                         With a copy to:      John E. Barnes, Esq.
                                              Dinsmore & Shohl LLP
                                              1900 Chemed Center
                                              255 E. Fifth Street
                                              Cincinnati, Ohio 45202

                         If to the Company:   Mr. Richard Tonges
                                              Janus Hotels and Resorts, Inc.
                                              8534 East Kemper Road
                                              Cincinnati, Ohio 45249-3701

                         With a copy:         Lawrence A. Goldman, Esq.
                                              Gibbons, Del Deo, Dolan,
                                              Griffinger & Vecchione
                                              One Riverfront Plaza
                                              Newark, NJ 07102

or to such other address or to the attention of such other party that the recipient party has specified by prior written notice to the sending party in accordance with the preceding.

Section 8.9 No Third-Party Beneficiaries

Except as provided pursuant to Section 5.5, the terms and provisions of this Agreement will not confer third-party beneficiary rights or remedies upon any person or entity other than the parties hereto and their respective successors and permitted assigns.

Section 8.10 Entire Agreement

This Agreement, the Disclosure Schedules and the other documents referred to herein collectively constitute the entire agreement among the parties and supersede any prior and contemporaneous understandings, agreements or representations by or among the parties, written or oral, that may have related in any way to the subject matter hereof.

Section 8.11 Governing Law

This Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any law or rule that would cause the laws of any jurisdiction other than the State of Delaware to be applied.

THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK. THE SIGNATURE PAGE IMMEDIATELY FOLLOWS.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date first set forth above.

                         JANUS HOTELS AND RESORTS, INC.

                         By: /s/ Richard A. Tonges
                             ------------------------------
                         Name: Richard A. Tonges
                         Title: Vice President of Finance
                                ("Company")

                         JANUS ACQUISITION, INC.

                         By: /s/ Louis S. Beck
                             ------------------------------
                         Name: Louis S. Beck
                         Title: Chief Executive Officer
                                ("Purchaser")

                                     ANNEX B

                             DELAWARE CODE ANNOTATED
                              TITLE 8. CORPORATIONS
                       CHAPTER 1. GENERAL CORPORATION LAW
               SUBCHAPTER IX. MERGER, CONSOLIDATION OR CONVERSION

              Copyright (C) 1975-2002 by The State of Delaware. All
                                rights reserved.

               Current through October 10, 2002 Executive Session

Section 262 Appraisal rights.

      (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

      (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 251(g) of this title), Section 252, Section 254, Section 257, Section 258, Section 263 or Section 264 of this title:

      (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

      (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 anD 264 of this title to accept for such stock anything except:

         a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

         b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

         c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

         d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

      (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

      (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

      (d) Appraisal rights shall be perfected as follows:

      (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

      (2) If the merger or consolidation was approved pursuant to Section 228 or
Section 253 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

      (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

      (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

      (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

      (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

      (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

      (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

      (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

      (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                         Annex C

                         [MURRAY DEVINE & COMPANY LOGO]


                        Valuation and Financial Advisors

July 28, 2003

Board of Directors
JANUS HOTELS AND RESORTS, INC.
2300 Corporate Blvd., N.W. Suite 232
Boca Raton, FL 33431-8596

Ladies and Gentlemen:

You have requested that we render an opinion to the Board of Directors of Janus Hotels and Resorts, Inc. (the "Company") as to the fairness of the Merger Consideration (as herein defined), from a financial point of view, to the Company and its shareholders, other than the Purchaser (as herein defined) and its affiliates, in connection with the Company being merged with and into Janus Acquisition, Inc. (the "Purchaser"), (the "Merger") in accordance with the Agreement and Plan of Merger, dated July 28, 2003 (the "Agreement".)

The Company will be merged with and into the Purchaser in accordance with the provisions of the General Corporation Law of the State of Delaware ("DGCL"). Following the Merger, the Purchaser will continue as the surviving corporation and the separate corporate existence of the Company will cease.

By virtue of the Merger and without any action on the part of the Company or the Purchaser or their respective stockholders:

   1. each Share (as defined in the Agreement), other than the Shares owned by the Purchaser that are to be canceled pursuant to (2) below, and Dissenting Shares (as defined in (3) below) will be converted into the right to receive, upon the surrender of the certificate formerly representing such Share in accordance with the Agreement, $.65 in cash, without interest (the "Merger Consideration");

   2. each Share owned immediately prior to the Effective Time (as defined in the Agreement) by the Purchaser will be canceled and extinguished;



 1650 Arch Street - Suite 2700 - Philadelphia, PA 19103 - Phone 215.977.8700 -
                                Fax 215.977.8181
                              www.murraydevine.com

BOARD OF DIRECTORS
JANUS HOTELS AND RESORTS, INC.
JULY 28, 2003
PAGE 2



   3. notwithstanding anything in the Agreement to the contrary, Shares outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing and who has delivered a written demand in the manner provided by Section 262 of the DGCL and who, as of the Effective Time, shall not have effectively withdrawn or lost such right to relief as a dissenting stockholder ("Dissenting Shares"), will not be converted into a right to receive the Merger Consideration. To the extent permitted by Section 262 of the DGCL, the Dissenting Shares shall not entitle the holder thereof to vote such stock for any purposes or to receive the payment of any dividend, or distribution. All payments with respect to the Dissenting Shares shall be made in accordance with Section 262 of the DGCL; and

   4. at the Effective Time, each issued and outstanding share of Series B preferred stock, par value $.01 per share, of the Company will become one issued and outstanding share of non-voting common stock, par value $.01 per share, of the Purchaser.

In arriving at our opinion, we have (i) reviewed the terms of the Agreement and Plan of Merger, dated July 28, 2003; (ii) reviewed the Company's fiscal 2000, 2001, and 2002 Forms 10K filed with the Securities and Exchange Commission which contain the audited financial statements for fiscals 1999, 2000, 2001 and 2002;
(iii) reviewed the Company's quarter ended March 31, 2003, Form 10Q filed with the Securities and Exchange Commission which contains the unaudited financial statements for the first three months ended March 31, 2003, of fiscal 2003; (iv) reviewed each of the Company's owned properties' year to date operating results through May 31, 2003; (v) reviewed the Company's May 31, 2003, consolidated balance sheet; (vi) reviewed the financial statements of each of the Company's owned properties for 2001 and 2002 that were still owned by the Company as of the date of this opinion; (vii) reviewed the Company's 2003 budget; (viii) reviewed the operating projections for the Company that were developed with the assistance of Michael Nanosky, President of the Company, and Richard A. Tonges, Treasurer and Vice President of Finance of the Company; (ix) held discussions with management of the Company regarding the historical and future operations of the Company, including but not limited to occupancy rates, average daily room rates, revenues per available room, operating expenses; management fee income and corporate expenses; (x) conducted on-site visits to each of the Company's owned properties; (xi) reviewed the historical trading activity of the Company's stock; (xii) reviewed other various documents including but not limited to a management agreement summary, franchise schedule and litigation schedule; and
(xiii) reviewed other pertinent industry and economic information.

In connection with our review, we have not independently verified any of the foregoing information provided to us, and have relied on its being complete and accurate in all material


                                                            MURRAY, DEVINE & CO.

BOARD OF DIRECTORS
JANUS HOTELS AND RESORTS, INC.
JULY 28, 2003
PAGE 3


respects and we have further relied upon the assurances of the Company's management that they are unaware of any facts that would cause the information provided to us by the Company to be incomplete or misleading in any material respect.

The Company may include, in their entirety, this opinion and our report on the Valuation of the Common Stock of Janus Hotels and Resorts, Inc., as of June 30, 2003 (the "Report"), delivered this date to the Company's Board of Directors, in materials relating to the Agreement and Plan of Merger sent to the Company's shareholders and filed with the United States Securities and Exchange Commission.

Our opinion is expressly qualified by reference to the full text of the Report, with its appendices, which, together with all conditions, assumptions and limitations contained therein, should be read in its entirety.

Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, it is our opinion that the Merger Consideration is fair, from a financial point of view, to the Company and its shareholders other than the Purchaser and its affiliates.

                                          Very truly yours,

                                          MURRAY, DEVINE & CO., INC.


                                          /s/ Murray, Devine & Co., Inc.




                                                            MURRAY, DEVINE & CO.

                                                                         Annex D


                                    VALUATION

                                     OF THE

                                  COMMON STOCK

                                       OF

                    [JANUS INNOVATIVE HOTEL MANAGEMENT LOGO]

                         JANUS HOTELS AND RESORTS, INC.

                                      AS OF

                                  JUNE 30, 2003

                                                  [MURRAY DEVINE & COMPANY LOGO]

                                                Valuation and Financial Advisors

                      [MURRAY DEVINE & COMPANY LETTERHEAD]

                        VALUATION AND FINANCIAL ADVISORS

July 28, 2003

Board of Directors
JANUS HOTELS AND RESORTS, INC.
2300 Corporate Blvd., N.W., Suite 232
Boca Raton, FL 33431-8596

Ladies and Gentlemen:

We have made an investigation and valuation of the common stock of Janus Hotels and Resorts, Inc. (the "Company") on a controlling interest basis. It is our understanding that this valuation will be used in connection with a possible transaction to take the Company private.

The valuation determined the fair market value ("FMV") of the common stock. FMV is defined as the price at which securities would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and, both having reasonable knowledge of relevant facts.

Our valuation report contains:

- This letter, which identifies the securities valued, describes the scope and extent of our investigation and summarizes our opinion of value.

- A report containing descriptive data on the Company and the securities valued, a discussion of the valuation methodologies used, the application of such methodologies to the securities, and the conclusions attained through the analysis.

All data accepted from management of the Company for our use in this analysis has been accepted as accurate and reflective of the actual and anticipated business operations and conditions of the Company without independent verification thereof by Murray, Devine & Co., Inc. ("MD&Co."). The due diligence activities carried out as part of the valuation process are outlined in our report.

BOARD OF DIRECTORS
JANUS HOTELS AND RESORTS, INC.
JULY 28, 2003
PAGE 3

Based upon and subject to the analysis contained in our report, including the various assumptions and limitations set forth therein, it is our opinion that the FMV per share of the common stock of the Company on a controlling interest basis as of June 30, 2003, is reasonably stated in the range of:

                               SIX CENTS PER SHARE
                                     ($0.06)

                                       TO

                          THIRTY SEVEN CENTS PER SHARE
                                     ($0.37)

DISCLAIMER

We have made no investigation of, and assume no responsibility for, the title to or encumbrances against the securities valued. Neither Murray, Devine & Co., Inc. nor any of its affiliated entities has any present or contemplated financial interest in the Company or the securities valued. We further certify that the compensation received for this study is not contingent upon the conclusions reached. Please refer to the Assumptions and Limiting Conditions contained in our report.

                                       Respectfully submitted,

                                       MURRAY, DEVINE & CO., INC.

                                TABLE OF CONTENTS

                                                                                                                PAGE
I.       INTRODUCTION.......................................................................................      1

         OVERVIEW...........................................................................................      1

                  PREMISE OF VALUE..........................................................................      1
                  VALUATION DATE............................................................................      1
                  VALUATION PROCESS.........................................................................      1
                  THE COMPANY...............................................................................      2
                  OWNED HOTELS..............................................................................      3
                  MANAGED HOTELS............................................................................      3
                  COMPUTERIZED REPORTING SYSTEM.............................................................      4
                  HOTEL PERSONNEL...........................................................................      4
                  EMPLOYEES.................................................................................      4
                  COMMON STOCK TRADING ACTIVITY.............................................................      5

         THE MERGER TRANSACTION.............................................................................      5

         THE INDUSTRY.......................................................................................      5

         ECONOMIC OUTLOOK...................................................................................     10

         COMPANY FINANCIAL PERFORMANCE......................................................................     13

II.      VALUATION OVERVIEW.................................................................................     16

         VALUATION PROCESS..................................................................................     16

         VALUATION APPROACHES...............................................................................     17

III.     VALUATION ANALYSIS.................................................................................     18

         MARKET APPROACH....................................................................................     18

                  GUIDELINE PUBLIC COMPANIES................................................................     18
                  MULTIPLE OF EBITDA........................................................................     20

                                TABLE OF CONTENTS
                                    (CONT'D)

                                                                                                                PAGE
                  MULTIPLE OF REVENUE.......................................................................     23
                  COMPARABLE TRANSACTIONS...................................................................     24

         INCOME APPROACH DISCOUNTED FREE CASH FLOW..........................................................     24

         INDIVIDUAL PROPERTY APPRAISALS.....................................................................     28

                  SCOPE OF PROPERTY APPRAISALS..............................................................     29
                  COMMENTS ON SUBJECT PROPERTIES............................................................     30
                  MARKET CONDITIONS.........................................................................     31

         SUMMARY OF MARKET AND INCOME APPROACHES............................................................     32

         BLACK SCHOLES ANALYSIS.............................................................................     33

         OVERALL ADJUSTMENTS................................................................................     35

                  CONTROL PREMIUM...........................................................................     35
                  MARKETABILITY DISCOUNT....................................................................     36
                  APPLICATION TO VALUATION..................................................................     37

         CONCLUSIONS........................................................................................     38

         APPENDICES.........................................................................................

                  APPENDIX A - FINANCIAL ANALYSIS
                  APPENDIX B - ASSUMPTIONS AND LIMITING CONDITIONS
                  APPENDIX C - QUALIFICATIONS OF APPRAISERS

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 1

I.       INTRODUCTION

         OVERVIEW

         This valuation (the "Valuation") has been prepared at the request of Janus Hotels and Resorts, Inc. (the "Company") in connection with a possible merger to take the Company private (the "Merger"). The Valuation determined the FMV (as defined herein) of the common stock of the Company on a controlling interest basis. The Valuation will be utilized by the Company to assess the fairness of the Transaction to the minority stockholders of the Company.

         Premise of Value

         The valuation determined the fair market value ("FMV") of the common stock. FMV is defined as the price at which securities would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and, both having reasonable knowledge of relevant facts.

         Valuation Date

         The date of the Valuation is June 30, 2003 (the "Valuation Date").

         Valuation Process

         Murray, Devine & Co., Inc. ("MD&Co.") reviewed and analyzed historical and projected financial information of the Company that was provided by management and held discussions with management of the Company regarding its services, operations, cost structure and outlook. MD&Co. assumed and relied upon the accuracy and completeness of the financial and other information provided by management without assuming any responsibility for independent verification of such information. MD&Co. further relied upon the assurances of management of the Company that they were not aware of any facts that would make such information materially inaccurate or misleading.

         Specific due diligence procedures carried out as part of the valuation process included the following:

            - Interviews with Michael Nanosky, President, Richard A. Tonges, Treasurer and Vice President of Finance and Harry G. Yeaggy, Vice Chairman at the Company's Cincinnati office;

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 2

            -  On-site visits to each of the Company's owned properties;

            -  Review of the Company's Form 10K for the years 2002, 2001 and
               2000;

            - Review of the Company's Form 10Q for the three months ended March 31, 2003;

            -  Review of the Company's May 31, 2003 consolidated balance sheet;

            - Review of each of the Company's owned properties' year to date operating results through May 31, 2003;

            - Review of the financial statements of each of the Company's owned properties for 2001 and 2002;

            -  Review of the Company's 2003 budget;

            - Review of the historical trading activity of the Company's common stock;

            - Development of projections for the years 2003 through 2007 with Michael Nanosky, President and Richard A. Tonges, Treasurer and Vice President of Finance;

            - Review of other various documents including but not limited to a management agreement summary, franchise schedule and litigation schedule; and

            -  Review of pertinent industry and economic information.

         The Company

         The Company is in the business of operating and managing hotels and is publicly traded under the symbol JAGI on the NASDAQ SmallCap Market. The Company has ownership interests in 12 hotels (the "Owned Hotels") and manages an additional 36 hotels (the "Managed Hotels"). The Owned Hotels are located in four states and operate under franchise or membership agreements that provide for the use of the Days Inn, Best Western, Holiday Inn and Comfort Inn brand names. The Company operates the Managed Hotels pursuant to management agreements (the "Management Agreements") with the owners of such Managed Hotels. Four Managed Hotels are non-franchised properties.

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 3

         Owned Hotels

         One of the Owned Hotels is located adjacent to the Paramount Kings Dominion amusement park near Richmond, Virginia. The remaining Owned Hotels are located near office parks, interstate highways, airports or tourist attractions in Ohio, Florida and North Carolina. The Owned Hotels generally offer remote control cable television, a swimming pool, and, in many cases, restaurants. Some of them offer meeting and banquet facilities and room service.

         The Owned Hotels are owned in fee, either directly or through consolidated entities. Each of the Owned Hotels is subject to mortgage indebtedness. All of such indebtedness is secured solely by the applicable hotel property and fixtures and is non-recourse to the other assets of the Company, with the exception of the indebtedness of four Cleveland area Owned Hotels. These include Canton and Independence which were refinanced in June 2003 with Wells Fargo on a non-recourse basis. The Hudson and Akron Owned Hotels, which are cross-collateralized with one another, had indebtedness due on August 1, 2003, which was renegotiated and extended to January 1, 2004.

         The Company has entered into non-exclusive, multi-year franchise, licensing or membership agreements that allow it to utilize the franchise brand name of the franchiser or licensor for the hotels. The franchise agreements require the Company to pay annual fees, to maintain certain standards and to implement certain programs that require additional expenditures by it, such as remodeling or redecorating. The payment of annual fees, which typically total from 8% to 12% of room revenues, covers royalties and the costs of marketing and reservation services provided by the franchisers. Franchise agreements, at their inception, generally provide for a term of 15 years and an initial fee in addition to annual fees payable to the franchiser.

         The Company has franchise or membership relationships with Six Continents Hotels (Holiday Inn), Days Inn, Best Western, Choice Hotels (Comfort Inn), and Red Roof. Franchise agreements may be terminated if, among other reasons, the Company breaches its obligations under the agreement, the hotel is not operated in the ordinary course of business or the Company becomes financially unstable. Through the Managed Hotels, the Company has additional relationships with other franchisers, including Howard Johnson, Ramada, Wingate and Radisson.

         Managed Hotels

         The Company is responsible for all matters relating to the day-to-day operations of the Managed Hotels and is required to prepare an annual operating budget, use its reasonable best efforts to market the hotels and ensure compliance with the terms of applicable franchise agreements. The Company is also responsible for the retention and supervision of personnel necessary for the operation of the hotel. The Company has a contract with an affiliated third party for this purpose.

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 4

         Under the terms of the Management Agreements, management fees either are a fixed amount or are based on a percentage of a property's total revenues, ranging from 3% to 5%, and/or incentive payments based upon net operating income. Additional fees are generated from accounting services. The Management Agreements generally have terms of one year to five years and are automatically renewed for successive similar terms, unless either party decides not to renew prior to the expiration of the current term. Either party may terminate a Management Agreement for cause prior to a stated expiration date, except in the case of two Management Agreements, which permit termination at any time without cause. Generally, the owner of a property has the right to terminate a Management Agreement upon sale of the hotel to an unrelated third party, subject to the payment of a termination fee to the Company.

         Computerized Reporting System

         The Company has a service agreement for a hotel property management information system with Computel Computer Systems, Inc. ("Computel"), a corporation that is wholly-owned by Louis S. Beck, Chief Executive Officer of the Company and Harry G. Yeaggy, Vice Chairman of the Board of the Company ("Beck and Yeaggy".) The agreement provides a computerized system that tracks all services provided by certain hotels and enables the Company to monitor a broad spectrum of the operations of each hotel covered by the systems, including the occupancy and revenues of the hotels. The agreement with Computel has a term of one year and automatically renews for successive terms of one year, unless one party notifies the other to the contrary at least three months prior to the termination date. Computel is paid a monthly fee of $275 per property for its basic property management software package and one computer terminal. Additional monthly fees are charged for additional terminals and add-on software services.

         Hotel Personnel

         The majority of the personnel at the Company's owned or managed hotels is provided by Hospitality Employee Leasing Program, Inc. ("HELP"), a corporation wholly-owned by Messrs. Beck, Yeaggy and Richard Tonges, the Company's Treasurer and Vice President of Finance, pursuant to an agreement with the Company. The agreement has a term of one year and automatically renews for successive one-year terms, unless one party notifies the other to the contrary at least three months prior to the expiration date. The Company reimburses HELP the actual payroll costs, including payroll taxes, of the employees and pays HELP an administrative fee per person. In addition, the Company pays the premium for workers compensation insurance for the indemnification by HELP for all employer practices liability and work related injuries.

         Employees

         As of December 31, 2002, the Company had approximately 30 full-time employees engaged in management, business operations and administration of its hospitality business. In addition, at

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 5

         that date approximately 2,095 individuals employed by HELP provided services at the hotels under a service agreement between HELP and the Company.

         Common Stock Trading Activity

         The Company's common stock is traded on the NASDAQ SmallCap Market. In the Company's March 31, 2003 Form 10Q the Company states that 5,564,005 shares of the Company's common stock is outstanding of which approximately 70% is owned by Beck and Yeaggy. Pages 14 -16 of Appendix A outline the historical trading activity of the Company's common stock. Excluding a large repurchase by the Company on January 17, 2002, the average daily volume was approximately 2,100 shares. Using a recent share price of $.70, this would represent approximately $1,500 of dollar volume, which would most likely consist of speculative small individual investors. Therefore, this immaterial amount of trading activity in the Company's shares is not a good indicator of FMV.

         THE MERGER TRANSACTION

         We have reviewed a draft Agreement and Plan of Merger (the "Agreement") dated as of July 28, 2003, between the Company and Janus Acquisition, Inc., a Delaware corporation (the "Purchaser"). Following consummation of the merger transaction contemplated by the Agreement (the "Merger"), the Purchaser will continue as the surviving corporation and the separate corporate existence of the Company will cease.

         Pursuant to the Merger, each share of the Company's common stock, par value $.01 per share, issued and outstanding will be converted into the right to receive, upon the surrender of the certificate formerly representing such share, $.65 in cash, without interest. In addition, each share of Series B preferred stock, par value $.01 per share, of the Company will become one issued and outstanding share of non-voting common stock, par value $.01 per share, of the Purchaser.

         THE INDUSTRY

         The following industry overview is from Standard & Poor's Industry Surveys.

         The lodging and gaming industries face the continuing challenge of a soft U.S. economy. Relatively weak business spending, cutbacks in the airline industry, price-sensitive consumers, and the threat of terrorism and war are all taking a toll on travel activity. However, leisure travel has held up better than business travel, and the gaming industry is posting better results than the lodging area.

         Standard & Poor's estimates that in 2002, the lodging industry's room occupancy level declined to 59.5%, the second consecutive decline and the lowest level seen in more than a decade.

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 6

         However, efficiency gains and relatively low financing costs helped the industry to withstand the weakness in demand much better than it did during the last industry downturn in the early 1990s.

         In January 2002, accounting/consulting firm PricewaterhouseCoopers L.L.C. projected that the U.S. lodging industry would achieve savings of $3.4 billion in the year ahead, due to cost-reduction actions taken in 2001. These included reducing employee levels, advertising and maintenance costs, and restaurant hours.

         Assuming that no further catastrophes lead to major travel cancellations or deferrals, Standard & Poor's expects that the improving U.S. economy will bring further gains in the lodging and gaming industry results in 2003. Lodging industry profits are likely to remain below the peak level reached in 2000, but we expect occupancy and room rates to rise at least modestly from 2002's levels.

         Revenue and profit levels in the lodging industry were already lackluster before the terrorist attacks of September 11, 2001, impeded by a recession that began the prior March. For example, in the seven months ended July 2001, the industry occupancy level was already down approximately 3.1% from the comparable year-earlier period, according to Smith Travel Research (STR). Including the impact of September 11, the full-year occupancy rate declined about 5.7%, according to STR, an industry research firm based in Hendersonville, Tennessee.

         In the latter part of 2001, occupancy levels and room rates at full-service hotels were hit hard, particularly in cities catering to long-distance business travelers and tourists. Standard & Poor's believes that in 2001, room demand declined for the first time since 1991, with the average number of U.S. hotel rooms sold per night dropping about 3% from the 2000 level.

         Limited-service hotels generally fared better than the more expensive higher-end properties. This trend reflects both consumers' price consciousness and the fact that lower-priced properties tend to rely on guests who arrive by car rather than by plane.

         After September 11, with customers lacking, hotel and casino companies reduced their costs by laying off employees and attempted to draw more visitors by cutting room prices. Although this approach helped to bolster profitability and fill rooms, the lodging industry is still recovering from the discounting.

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 7

LODGING FUNDAMENTALS
(Selected Performance measures)

                                                                        REVENUE       GROSS
                                                       AVERAGE            PER       OPERATING   FIXED
             SUPPLY        DEMAND                       DAILY          AVAILABLE      PROFIT    CHARGES    PRETAX
          ------------------------    OCCUPANCY       ROOM RATE          ROOM       -------------------    INCOME
YEAR      YEAR-TO-YEAR    % CHANGE     RATE (%)     ($)   % CHANGE        ($)          AS % OF SALES       (BIL.$)
------------------------------------------------------------------------------------------------------------------
E2003          1.5          2.6         60.2       84.25      0.9        50.72        37.8       E17.0      17.0
E2002          1.9          0.8         59.5       83.50     (1.6)       49.68        37.5       E16.5      15.5
 2001          2.4         (3.4)        60.1       84.85     (1.4)       51.00        36.8       E18.0      16.2
 2000          2.9          3.7         63.7       86.04      5.2        54.79        40.9       E11.5      26.4
 1999          3.9          3.2         63.2       81.77      4.3        51.70        39.2        13.5      22.1
 1998          4.2          3.1         63.8       78.18      4.6        49.87        40.2        13.5      20.9
 1997          3.6          2.8         64.5       74.76      5.9        48.19        40.3        15.8      17.0
 1996          2.4          2.2         65.0       70.57      6.5        45.86        38.2        17.6      12.5
 1995          1.5          2.1         65.1       66.26      4.8        43.15        37.0        20.1       8.5
 1994          1.2          3.1         64.8       63.24      4.0        40.95        36.2        24.0       5.5
 1993          0.4          1.9         63.6       60.83      2.7        38.67        30.5        22.8       2.4
 1992          0.8          2.1         62.6       59.17      1.5        37.06        29.5        25.6       0.0
 1991          1.5         (1.2)        61.8       58.28      0.0        36.04        27.4        28.3      (2.8)

E-Estimated.

Sources: Smith Travel Research; estimates by Standard & Poor's.

         Standard & Poor's estimates that, on average, about 2.5 million hotel rooms were sold per night in the United States in 2002, up slightly from the year before. The number of room nights sold increased 0.6%, and the number of rooms available was up 1.8%. Leisure and group (e.g., convention) bookings held up relatively well. One important factor this year could be independent business travelers, people traveling for business, but not affiliated with group gatherings, such as industry conventions. If these travelers return in greater numbers in 2003, they would help occupancies and room prices return to 2000 levels.

         Standard & Poor's believes that the lodging industry's 2002 pretax profits were moderately below those of 2001, which STR estimated at $16.2 billion. In turn, the 2001 results were considerably below 2000's estimated $26.4 billion.

         In the first 11 months of 2002, revenue per available room (RevPAR) was $50.51, down 2.9% from the comparable year-earlier period, according to Smith Travel Research. This figure reflected a 1.1% drop in the room occupancy level, to 60.5%, and a 1.8% decline in the average room rate, to $83.53.

         However, these results are considerably better than the sharp drop-offs experienced immediately after September 11, 2001. According to figures from STR, in the week ended September 22, 2001, RevPAR plummeted 37.3%. For the month of September, the decline was 21.9%, with drops of 16.0% in October and 14.7% in November 2001.

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 8

         In our view, overall lodging industry results in 2002 were hurt by travelers trading down -- seeking hotel rooms at lower price points than before. An example would be a business traveler who pays $90 to stay at a mid-scale hotel, rather than $125 for a higher-end property offering more amenities or a better location. S&P also suspects that businesses have been sending fewer representatives to out-of-town meetings and conventions. STR data indicate that recent lodging industry weakness has been especially pronounced in the larger U.S. markets -- those most likely to attract business customers.

         The supply of chain-affiliated hotel rooms rose an estimated 2.4% in 2002's first 11 months, according to STR, while the number of rooms at independent hotels was up 0.4%. The disparity between the two may be due in part to independent properties having joined a chain.

         We expect that a difficult environment for raising room prices will be among the factors limiting a rebound in 2003, when we project industry profits of $17.0 billion. But in the long term, demographic trends in the United States should generally be favorable for the U.S. lodging and gaming industries. Baby boomers in their peak earning years are likely to turn toward more elaborate or expensive vacations, and we expect that many will travel as well when they retire.

         In the first 11 months of 2002, the dollar value of new lodging industry construction put in place totaled $9.5 billion, down 29% from the year-ago period, as reported by the U.S. Department of Commerce. Standard & Poor's estimates that for full-year 2002, the industry total was $10.2 billion. In comparison, such spending totaled $14.4 billion in 2001 and $16.3 billion in 2000, according to the Department of Commerce.

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 9

LODGING INDUSTRY PROFILE
(First 11 months of year)

                      OCCUPANCY (%)     ROOM RATE($)           %CHANGE 2001-02
                      --------------------------------------------------------------
                                                          ROOM       ROOMS     ROOMS
SEGMENT               2001  2002        2001    2002     REVENUE   AVAILABLE    SOLD
Industry, total       61.2  60.5        85.05   83.53     (1.2)       1.8       0.6

By price
   Luxury             67.1  67.2       144.32  138.41     (2.1)       2.0       2.1
   Upscale            63.2  63.2        93.67   91.26     (0.3)       2.3       2.3
   Midprice           59.5  58.4        69.96   68.61     (1.5)       2.4       0.5
   Economy            57.3  55.9        54.55   54.42     (1.4)       1.3      (1.2)
   Budget             59.1  57.0        41.32   42.72     (0.8)      (0.5)     (4.1)

By location
   Urban              63.8  63.8       125.71  121.66     (0.7)       2.7       2.7
   Suburban           62.0  61.1        81.51   79.99     (1.1)       2.2       0.8
   Airport            64.8  63.4        80.73   77.31     (4.9)       1.6      (0.6)
   Highway            58.8  58.1        65.67   65.38      0.0        1.6       0.4
   Resort             62.8  61.9       137.27  135.57     (2.8)      (0.1)     (1.6)

Source: Smith Travel Research's Lodging Outlook.

         In terms of rooms built, Lodging Econometrics, the research division of New Hampshire-based National Hotel Realty, estimated in October 2002 that between 82,000 and 84,500 new rooms would open during 2002, compared with 111,405 in 2001.

         Standard & Poor's expects lodging industry construction to slow in 2003, due in part to greater caution on the part of lenders. S&P projects a 1.5% rise in room supply, compared with an estimated 1.8% advance in 2001. In their estimation, new lodging industry construction should total about $9 billion in 2003.

         Consulting firm HVS International reports that the number of major lodging industry merger and acquisition transactions (hotels selling for at least $10 million) has declined sharply. In the first half of 2002, there were 28 such transactions, involving 8,635 rooms and totaling $1.1 billion. In comparison, in the first half of 2001, there were 68 transactions, with 15,837 rooms, for $2.5 billion, HVS reports.

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 10

         [BAR CHART]

         ECONOMIC OUTLOOK

         The following economic overview was compiled from The Value Line Investment Survey Quarterly Economic Review dated May 30, 2003.

         Three months ago, Value Line noted that several of the factors weighing on the nation's economy late last year were still with us. Specifically, the economic recovery was being constrained by a lack of capital spending, by uncertainty in the employment out look, and by some mixed trends in retailing. Value Line also observed that although a double-dip recession (in which economic growth grinds to a halt and another business downturn ensues) probably wasn't in the cards, the margin for error in that regard was quite small. Unfortunately, little has changed in the intervening three months to alter Value Line's view. To be sure, the business upturn is no longer being encumbered by concerns about a pending armed conflict with Iraq, while consumer confidence is now well above the multi-year lows that were set earlier. On the other hand, the stirring victory in Iraq has not relieved our fears about terrorism (which, if anything, again seems to be on the rise). Meanwhile, even the housing market, which is still a comparative bright spot in an otherwise lackluster business setting, is starting to slow a bit. Here, though, low mortgage rates should enable this sector to remain relatively strong in the months ahead.

         The bottom line is that the nation does not appear to be much closer to a sustainable economic recovery than it was three months ago. At the time, Value Line forecast an increase of 1.7% in first-quarter gross domestic product ("GDP"). That estimate was near the mark, as the initial

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 11

         report on first-quarter GDP showed a rise of just 1.6%. Three months ago, Value Line also had forecast growth of 2.3% in the current quarter. That estimate now appears optimistic, with the prospective rise in GDP likely being just 1.0%-1.5%. In subsequent periods, the anticipated boost from the fiscal stimulus and tax reduction package, lower average oil prices (falling oil quotations act like a tax cut by keeping more money in the hands of consumers), a lessening in global tensions, and continued low interest rates should provide the basis for a more consistent business expansion. Even then, just a modest uptick in the rate of growth is likely in the second half. A stronger, and more inclusive, upturn should evolve thereafter, as additional momentum is established.

         Value Line's forecast carries with it a measure of risk, owing to the still-contentious global situation - not only politically and militarily, but also economically. For example, the Middle East remains a potential powder keg; we have yet to reach a satisfactory accord with North Korea; the economies of Japan and parts of Europe are mired in extended downturns; and finally, the SARS virus is still spreading across parts of the world, inflicting further damage on already weak economies.

         These caveats aside, Value Line believes that the current quarter will produce growth of 1.0%-1.5%, to be followed by increases of 2.0%-3.0% in the second half. Growth is then likely to average 3.0%, or so, during 2004, as capital spending finally starts to respond to the succession of interest rate cuts effected by the Federal Reserve and to a significant drop in once-bloated inventories. Thereafter, GDP growth is likely to average 3.0%-4.0% a year for the next 3 to 5 years. As always, Value Line cautions that no long-term expansion in business activity will take place in a straight line, and that the multi-year stretch under consideration could well bring sizable short-term deviations from the projected 3.0%-4.0% norm. Such deviations could evolve from a shift in the world's military balance, a global recession of some duration, or a shock to the system, such as a drought, severe flooding, another terrorist attack on our soil, a further move in the value of the dollar, or the widespread outbreak of disease.

         Economic Growth: As noted, the U.S. economy is now moving forward at an altogether uninspiring pace, with selective pockets of strength, such as housing, being countered by ongoing weakness in manufacturing and business capital investment. On balance, the expansion, which is now in its second year (as GDP has risen, albeit erratically, since late
         2001), shows few of the classic signs of a maturing business upturn, such as rising employment, increasing capital spending, steady growth in earnings, and an extended rise in stock prices. What we are seeing, instead, are subpar increases in GDP, rising joblessness, and falling industrial production. Partially offsetting these negatives are solid demand for housing and spotty retailing gains.

         At this point, we are not generating sufficient business revenue growth to produce significantly higher earnings. To be sure, earnings have started to trend higher, but this rebound has been fashioned from cost cutting. Revenue growth, which is an even more critical element of a rising earnings stream, continues to be limited, as a result of the muted character of the business upturn.

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 12

         True, the current economic pattern will change, but present trends and most economic indicators suggest that this change will come gradually, taking place over a period of several quarters. Our government's recent decision to provide less verbal support for a strong dollar represent an effort to help U.S. manufacturers compete against foreign competitors. The effects of this stance may take some time to play out.

         Inflation: Here the news has been materially better. Indeed, save for some blips along the way, such as the surge in oil prices in the first quarter of 2003, inflation has been in a downtrend for the better part of two decades. The absence of inflationary pressures for this long a period of time has permitted the Federal Reserve to push interest rates down to their lowest levels in nearly half a century. Increasing productivity and plentiful supplies of low-cost raw materials are tow factors helping to keep pricing pressures at bay. In fact, deflation (or falling prices) is actually of modestly greater concern at present, with the nation's inflation watchdog - the Federal Reserve - commenting on the still-remote possibility of deflation at its early May Federal Open Market Committee meeting. Our sense is that deflation, which was last seen in the Great Depression, isn't a serious concern as yet. In fact, a widespread decline in producer and consumer prices would become even less likely once strong GDP growth lifts demand for labor and other raw material. In all Value Line expects inflation to average 1.5%-2.5% this year, 2.0%-2.5% in 2004, and 2.5%-3.0% in the next 3 to
         5 years.

         Interest Rates: Here, as well, the long-term trend has been downward, with sluggish economic activity and low inflation helping to send borrowing costs down to their lowest levels in nearly half a century. The Fed, which has sought to breathe life into the economy by reducing interest rates again and again in the past two years, has had mixed results in this regard. Going forward, we expect the Fed - with one eye on the economic growth rate and the possibility of increasing inflation and the other on the possibility of deflation - to follow an accommodative monetary script for the rest of this year, with a further reduction in rates more likely than an increase. A gentle uptick in rates is likely in 2004, with a further rise projected for 2006-2008. Absent a price shock, such hikes are likely to be modest.

         Corporate Profits: Corporate earnings have started their expected push higher, lifted mainly by cost cutting and rising productivity, and to a lesser extent by modest revenue growth. Much of the first quarter improvement, it should be noted, came in the energy area, where soaring oil prices - as the world prepared for the mid-March war with Iraq - provided a windfall for many oil producers and refiners. Now, in the wake of the rapid victory in Iraq and the subsequent partial reversal of the oil-price spike, a somewhat different second-quarter earnings composition is likely. Overall, Value Line expects lower energy process, further cost cutting, and selective revenue expansion to propel earnings forward this year. As the economy strengthens in the next few quarters, earnings momentum is likely to build further.

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 13

         COMPANY FINANCIAL PERFORMANCE

         The Company's portfolio of owned and operated hotels changes year over year as properties are acquired and sold during a particular year. The following section has been derived from the Company's December 31, 2002 Form 10K and is a performance discussion of the Company's "comparable hotels." For this purpose, "comparable hotels" are those hotels that were owned and operated by the Company since January 1, 2001 and were still owned and operated at December 31, 2002. Pages 3 - 6 of Appendix A reflect the Company's annual historical financial statements for the past five years.

         The Company's business has been negatively impacted by both the general economic downturn and the continued travel reduction after the terrorist attacks of September 11, 2001. Room and related services revenue decreased 8.5% to $27,713,100 from $30,293,400 in 2001. For comparable hotels the average daily room rate decreased to $60.92 for 2002 from $64.45 for 2001 and occupancy increased to 57.1% from 56.0%. Comparable hotel room and related services revenue decreased 3.8% to $27,713,100 from $28,815,600 in 2001. The Company believes that the decrease in occupancy was lessened to some extent by a reduction in room rates. However, this strategy was not entirely successful in overcoming the general economic downturn and weak travel industry.

         Food and beverage revenues decreased 3.7% to $9,689,300 in 2002 from $10,065,600 in 2001. For comparable hotels, food and beverage revenues decreased 1.5%. These results reflected not only the effects of the slowing economy but also a decrease in the banquet business.

         Management fee income decreased 8.8% to $2,731,600 in 2002 from $2,995,800 in 2001. Excluding a significant non-recurring short-term agreement in effect from June 2001 through August 2001, management fees increased 0.4%.

         Total direct operating expenses decreased 4.2% to $17,358,300 in 2002 from $18,112,000 in 2001 but increased as a percentage of room and related services and food and beverage revenues to 46.4% from 44.9%. For comparable hotels, total direct operating expenses were flat with the prior year. Front desk and housekeeping expenses were decreased to the minimum support levels necessary to maintain customer service.

         Occupancy expenses decreased 8.8% to $5,885,200 from $6,450,900 in 2001. Occupancy expenses decreased 2.6% for comparable hotels.

         General and administrative expenses decreased 3.7% to $11,743,000 in 2002 from $12,192,900 in 2001 but increased as a percentage of total revenues to 28.4% from 27.4%. General and administrative expenses decreased 0.5% for comparable hotels.

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 14

         Earnings before interest, taxes, depreciation and amortization ("EBITDA") decreased 18.1% from $7,778,600 in 2002 to $6,371,500 in
         2001.

         The following discussion compares the Company's 2001 operating results to 2000. In this discussion "comparable hotels" are only those hotels owned and operated by the Company since January 1, 2000 and still owned and operated as of December 31, 2001.

         Room and related services revenue decreased 13.3% to $30,293,400 from $34,947,900 in 2000. For comparable hotels the average daily room rate decreased to $64.45 for 2001 from $66.09 for 2000 and occupancy decreased in 2001 to 56.0% from 60.1% in 2000. Comparable hotel room and related services revenue decreased 9.4% to $28,815,600 from $31,803,900 in 2000. The Company believes that the decrease in occupancy was lessened to some extent by a reduction in room rates. However, this strategy was not entirely successful in overcoming the general economic downturn and weak travel industry.

         Food and beverage revenues decreased 4.5% to $10,065,600 in 2001 from $10,544,300 in 2000. For comparable hotels, food and beverage revenues decreased 6.7%. These results reflected not only the effects of the slowing economy but also a decrease in the banquet business resulting from cancellations after the events of September 11, 2001.

         Management fee income decreased 7.7% to $2,995,800 in 2001 from $3,246,800 in 2000. This decrease was primarily due to lower operating results at managed properties and a reduction in construction supervision fees. Excluding a significant non-recurring short-term agreement in effect from June 2001 through August 2001, management fees decreased 16.2%

         Total direct operating expenses decreased 6.6% to $18,112,000 in 2001 from $19,381,400 in 2000 but increased as a percentage of room and related services and food and beverage revenues to 44.9% from 42.6%. For comparable hotels, total direct operating expenses decreased 4.5%. Front desk and housekeeping expenses were decreased to minimum support levels necessary to maintain customer service.

         Occupancy expenses decreased 3.3% to $6,450,900 from $6,673,300 in 2000. Occupancy expenses increased 0.7% for comparable hotels as utility costs increased at various hotels as the underlying utility rates increased.

         General and administrative expenses increased 1.5% to $12,192,800 in 2001 from $12,017,400 thousand in 2000 and increased as a percentage of total revenues to 27.4% from 24.2%. General and administrative expenses increased 3.2% for comparable hotels as reductions in bad debts and franchise fees were offset by increases in legal fees and health insurance costs.

         As a result of the above EBITDA decreased 33.5% from $11,696,500 in 2000 to $7,778,600 in 2001.

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 15

         For the three months ended March 31, 2003, compared to the three months ended March 31, 2002 room and related services revenue increased 1.3% to $5,705,900 in 2003 from $5,630,400 in 2002. Compared to the prior year the average daily room rate decreased to $56.32 for 2003 from $59.62 in 2002 and occupancy increased in 2003 to 51.7% from 48.0% in 2002. To increase the occupancy percentage management decreased room rates at certain properties.

         Food and beverage revenues are principally a function of the number of guests who stay at each owned hotel, local walk-in business and catering sales. These revenues increased 2.6% to $2,194,100 in 2003 from $2,139,300 in 2002. This increase was related primarily to increased occupancy.

         Management fee income decreased 5.4% to $620,300 in 2003 from $655,700 in 2002. This decrease was due to lower operating results at the managed properties and slightly lower renovation fees.

         Total direct operating expenses increased 6.1% to $3,955,000 in 2003 from $3,726,900 in 2002 and increased as a percentage of room and related services and food and beverage revenues to 50.1% from 48.0%. This increase was attributable to higher rooms expense, particularly increased front desk and housekeeping payroll, reservation expenses and travel agent commissions; higher food and beverage costs; and, higher selling payroll, commissions and promotional costs.

         Occupancy expenses increased 1.2% to $1,462,800 in 2003 from $1,445,400 in 2002.

         General and administrative expenses decreased 5.2% to $2,594,000 in 2003 from $2,734,900 in 2002 and decreased as a percentage of total revenues to 29.5% from 31.8%. This decrease was primarily attributable to reduced payroll, lower professional fees and lower travel costs.

         EBITDA increased to $786,200 during the three months ended March 31, 2003 compared to $699,762 for the three months ended March 31, 2002 as a result of the factors described above.

         Page 5 of Appendix A reflects the Company's May 31, 2003, balance sheet. Total assets were $96,759,200 which consisted primarily of $78,576,100 of net fixed assets and goodwill of $7,133,400. Cash and equivalents were $2,196,500. The Company's outstanding debt consisted of the following:

            -  Short-term debt of $5,349,600;

            -  Current portion of long-term debt of $35,505,400; and

            -  Long-term debt net of current portion of $27,366,700.

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 16

         The Company also had 3,100 shares of series B preferred stock outstanding with a liquidation preference of $1,000 per share for a total liquidation preference of $3.1 million. The Company had a total of 11,804,518 shares of common stock issued of which 6,240,513 are held as treasury shares which resulted in net outstanding shares of 5,564,005.

II.      VALUATION OVERVIEW

         VALUATION PROCESS

         Our valuation process has considered the following relevant factors:

            -  The history and growth opportunities of the Company;

            -  The general and industry economic outlooks;

            - The Company's historical and projected trends of earnings and expenses, various financial ratios and capital structure;

            - The current market value of publicly traded companies in the same or similar industries and comparable financial ratios;

            - Acquisition transactions of companies in the same or similar industries;

            -  Individual property valuations of the Company's Owned Hotels; and

            - The risks associated with the Company's operating earnings stability, capital structure, competition, customers, and barriers to entry and exit from the industry.

         MD&Co.'s financial review consisted of the following:

            -  Review of the Company's Form 10K for the years 2002, 2001 and
               2000;

            - Review of the Company's Form 10Q for the three months ended March 31, 2003;

            -  Review of the Company's May 31, 2003 consolidated balance sheet;

            - Review of each Owned Hotel's year to date operating results through May 31, 2003;

            - Review of the financial statements of each Owned Hotel for 2001 and 2002;

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 17

            -  Review of the Company's 2003 budget; and

            - Development of projections for the years 2003 through 2007 with Michael Nanosky, President and Richard A. Tonges, Treasurer and Vice President of Finance (the "Projections").

         Financial and market data on publicly traded companies in related industries were derived from 10Ks and 10Qs filed with the Securities and Exchange Commission. This information was used to develop pertinent ratios and industry indices needed for the valuation methods employed.

         VALUATION APPROACHES

         The approaches used in valuing a business enterprise, and its underlying securities include the Cost, Market and Income Approaches. A brief description of each of these valuation approaches follows:

                  Cost Approach

                  The Cost Approach primarily focuses on the time, materials, and facilities that would be required to develop an asset. It should be noted that cost is only one indication of potential value. Value may be higher or lower depending on the specific circumstances. For example, a great deal of time and effort may have been spent on product development. However, if the product is unsuccessful in the marketplace, this effort may be of little value. Conversely, little time or cost may have been required to develop a business enterprise of considerable value.

                  Market Approach

                  The Market Approach identifies transactions in which similar businesses or securities have been sold or are publicly traded. Through the Market Approach, comparability factors of the observed transactions are identified and related to the business under investigation.

                  Income Approach

                  The Income Approach is the principal approach to the valuation of business enterprises and related securities. This approach can take many forms, such as the discounted free cash flow or capitalization of free cash flow methods.

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 18

         Under ideal circumstances, all three approaches would be applicable to the valuation of a business enterprise. For certain types of enterprises, one or more value concepts may be inappropriate. In certain instances, results indicated by one approach may differ widely from the other two approaches. The analyst must discern the reasons for this difference and select those methods that best represent the considerations of a willing and knowledgeable buyer and seller. In valuing a business enterprise, primary consideration is typically given to the Market and Income Approaches. The Cost Approach has little relevance since investors are primarily concerned with the income potential from operations.

III.     VALUATION ANALYSIS

         MARKET APPROACH

         Information from the guideline public companies ("GPCs") was utilized to derive a valuation for the Company based on the following Market Approach methods:

            1. Multiple of EBITDA; and

            2. Multiple of sales/revenues.

         Guideline Public Companies

         The Company is in the business of operating and managing hotels. The Company has ownership interests in 12 hotels and manages an additional 36 hotels. In our research, we were able to find publicly traded companies that own, operate, develop and franchise hotels properties and related operations. The following GPCs were selected:

         Extended Stay America, Inc. - principal activities are to develop, own and operate extended stay lodging facilities. These facilities feature fully furnished rooms, which are generally rented on a weekly basis. The company has three brands in the extended stay lodging market:
         StudioPLUS Deluxe Studios (StudioPLUS), Extended Stayamerica Efficiency Studios (Extended Stay) and Crossland Economy Studios (Crossland). All the three brands offer the same core components of a living, sleeping area, a fully equipped kitchen and a bathroom. The facilities are rented to guests such as business travelers, professionals on temporary work assignment, customers with domestic situations and customers relocating or purchasing a home. On December 31, 2002, the company operated 455 facilities (39 Crossland, 321 Extended stay, and 95 StudioPLUS) and had 20 Extended Stay facilities under construction. Room Revenue accounted for 98% of 2002 revenues and other, 2%.

         The Marcus Corporation - principal activities are classified into three business segments: Limited-Service Lodging, Movie Theatres and Hotels and Resorts. Limited-service lodging

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 19

         business segment operates and franchises lodging facilities primarily in the eastern half of the United States. These lodging facilities are under the names Baymont Inns, Baymont Inns & Suites and Woodfield Suites. Theatres segment operates multi-screen motion picture theatres in Wisconsin, Illinois, Ohio and Minnesota and a family entertainment center in Wisconsin. The Hotels and Resorts segment owns and operates full service hotels and resorts in Wisconsin, Missouri and California. The company also manages full service hotels in Wisconsin, Minnesota and California and operates a vacation ownership development in Wisconsin. Theatres accounted for 38% of fiscal 2002 revenues; limited-service lodging, 32% and hotels/resorts, 30%.

         Sholodge Inc. - principal activities are to own, franchise, operate, lease and construct lodging facilities. It operates all-suites hotels under the Sumner Suites brand name and franchises and manages Shoney's Inns. At December 29, 2002, the company's lodging system consisted of 118 properties. Shoney's Inns located in 19 states, operate in the upper economy limited-service segment and are designed to appeal to both business and leisure travelers. The Company's operations are supplemented by contract revenues from construction and development of hotels for third parties. The Company markets the Shoney's Inn franchise principally to existing Shoney's Inn franchisees, other hotel brand developers and other management's contacts in the lodging industry. On May 3, 2002, the company acquired GuestHouse International Franchise Systems, Inc. Hotels accounted for 40% of 2002 revenues; Construction and development 38% and Franchising & management, 22%.

         Westcoast Hospitality Corporation - principal activity is to operate, acquire, develop, renovate and reposition hotels in the Western United States. The company also provides entertainment services like event ticketing, theatrical presentations and other special events. The company's entertainment division sells tickets to concerts, sporting and family events through outlets in Washington, Oregon, Idaho, Montana, Colorado and British Columbia. At December 31, 2002, the company owned and operated 29 hotels, leased 14 hotels, managed 7 hotels and franchised 36 hotels, totaling 86 hotels in 15 states. The company operates in Alaska, Arizona, California, Colorado, Hawaii, Idaho, Minnesota, Missouri, Montana, Nebraska, Nevada, Oregon, Texas, Utah, Washington and Wyoming. Hotel & restaurant accounted for 89% of 2002 gross revenues; Real estate, 5%, Tickets west and 4% Franchise services and development.

         Arlington Hospitality, Inc. - principal activity is to develop, construct and sell hotels under the name of AmeriHost Inn. It owns, operates and manages AmeriHost Inn hotels and other hotels. The company has designed three- and four-story AmeriHost Inn & Suites prototypes for larger markets. Upon the sale of the AmeriHost Inn and AmeriHost Inn & Suites brand names and franchising rights, the company simultaneously entered into franchise agreements with Cendant for its AmeriHost Inn hotels. At December 31, 2002, the company owned, operated or managed 72 hotels located in 17 states. The company offers complete operational and financial management services, including sales, marketing, quality control, training, purchasing and accounting. Hotel operations accounted for 70% of 2002 revenues; hotel sales and commissions,

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 20

         13%; hotel development and construction, 9%; employee leasing, 4%; hotel management, 2% and other, 2%.

         Candlewood Hotel Company, Inc. - principal activities are to own, operate, franchise and manage business-travel hotels. The hotels of the company offer accommodations for all guests, while catering to mid-market and upscale businesses and personal travelers seeking multiple night stays. The company operates two brands in the lodging market: Candlewood Suites and Cambridge Suites. Candlewood Suites hotels offer spacious accommodations for mid-market businesses and personal travelers. Cambridge Suites offer the upscale business traveler amenities and comfort. At December 31, 2002, the company had 77 company-oriented hotels comprised of owned, leased and joint venture hotels, 2 managed hotels and 30 franchised hotels. In addition the company also had 6 franchised hotels under construction. Hotel sales accounted for 53% of 2002 revenues and hotel operations, 47%.

         Choice Hotels International, Inc. - principal activity is hotel franchising. The company operates through two segments namely franchising and product sales and hotel operations. The company has 4,664 hotel properties. The company franchises lodging properties under the following brand names Comfort Inn(R), Comfort Suites(R), Quality(R), Clarion(R), Sleep Inn(R), Econo Lodge(R), Rodeway Inn(R), MainStay Suites(R) and Flag Hotels. The company's operations span more than 38 countries but are primarily based in the United States. Franchising revenues accounted for 99% of 2002 revenues and corporate and other, 1%.

         Multiple of EBITDA

         Value under this method is determined by multiplying a measure of the subject company's operating profitability, EBITDA, by a multiple derived from the GPCs. By taking the product of the multiple and the company's EBITDA at various points in time, estimates of the market value of invested capital ("MVIC") of the business are derived. The EBITDA method can be stated in the following formula:

                  MVIC = m (EBITDA(c)),

                  WHERE,

                  MVIC =      Market Value of Invested Capital;
                  m    =      the multiple of EBITDA to total value derived from
                              an analysis of the GPCs; and
                  EBITDA(c) = the applicable period's EBITDA of the Company.

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 21

         To arrive at a company's common equity value from MVIC derived through the above formula, the value of debt and preferred equity must be deducted from MVIC and the value of non-operating assets must be added.

         Pages 18 - 22 of Appendix A show the computation of the EBITDA multiples of the GPCs based on their EBITDAs for the prior fiscal year, trailing twelve months, and the average of the three prior fiscal years. The initial round of calculations derives these multiples on an unadjusted basis. To make these unadjusted multiples more meaningful, adjustments are made to reflect certain differences between the GPCs and the Company.

         The first adjustment is for differences in the relative sizes of the GPCs and the Company. These adjustments are based on a study performed annually by Ibbotson Associates, which measures the impact of market capitalization (size) on rates of return. While the Company would fall into the tenth decile capitalization classification of the Ibbotson study, the GPCs fall into a broader range of categories. Each of the GPCs' multiples is therefore adjusted to reflect its relative difference in market capitalization when compared to the Company.

         The second adjustment relates to the Company's non-diversifiable risks. The unadjusted multiples on page 19 of Appendix A represent multiples for freely traded companies on a minority interest basis, and reward an investor only for non-diversifiable risks (i.e. market risk that cannot be diversified away by holding a broad portfolio of investments). In the context of valuing a single entity, however, it is necessary to consider the specific, or diversifiable risks of the Company, and to adjust the multiples of the GPCs accordingly. Unlike the size adjustment, there is much less empirical data on adjustments for specific risk. The specific risk adjustment is therefore relatively more subjective in nature.

         Upon reviewing the operations of the GPCs compared to the Company's, the primary specific risk identified was the difference in the number of hotels owned/managed and the geographical diversification of the hotels. The Company owns only 12 hotels which have limited geographical diversification. Therefore, the Company would have specific risk compared to the GPCs. A subjective specific risk adjustment was made on a case by case basis to the multiples of the GPCs during the multiple selection process.

         The GPCs size risk adjusted EBITDA multiples can be found at the bottom of page 19 of Appendix A. These multiples reflect the risk and growth prospects of each of the respective GPCs. When risk and growth opportunities are different for the Company relative to each of the GPCs, these differences must be considered in selecting an appropriate multiple for valuing the Company. Factors considered in establishing a company's relative comparability (other than those already discussed) include type of hotels, target customers, financial condition, market standing, and outlook, among others.

         The following is a discussion of each of the GPCs and its comparability to the Company.

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 22

         Extended Stay America, Inc. ("ESA") - principal activities are to develop, own and operate extended stay lodging facilities. The company has three brands in the extended stay lodging market: StudioPLUS Deluxe Studios (StudioPLUS), Extended Stayamerica Efficiency Studios (Extended
         Stay) and Crossland Economy Studios (Crossland). On December 31, 2002, the company operated 455 facilities (39 Crossland, 321 Extended stay, and 95 StudioPLUS) and had 20 Extended Stay facilities under construction. The Company operates only 12 limited service hotels which offer traditional rooms and not studio/suite type rooms. ESA's operations are more diverse than the Company's in both the type of room offered and geographical locations. Thus, ESA's multiples required a downward adjustment to account for these differences.

         The Marcus Corporation ("MCS") - principal activities are classified into three business segments: Limited-Service Lodging, Movie Theatres and Hotels and Resorts. Limited-service lodging business segment is primarily in the eastern half of the United States under the names Baymont Inns, Baymont Inns & Suites and Woodfield Suites. The theatre and full service hotel business is not comparable to the Company's operations. Therefore, MCS had limited application in the valuation of the Company.

         Sholodge Inc. ("LODG") - principal activities are to own, franchise, operate, lease and construct lodging facilities. It operates all-suites hotels under the Sumner Suites brand name and franchises and manages Shoney's Inns. At December 29, 2002, the company's lodging system consisted of 118 properties. Construction and development accounted for almost 40% of LODG's 2002 revenues which did not make it useful in valuing the Company.

         Westcoast Hospitality Corporation ("WEH") - principal activity is to operate, acquire, develop, renovate and reposition hotels in the Western United States. The company also provides entertainment services like event ticketing, theatrical presentations and other special events. At December 31, 2002, the company owned and operated 29 hotels, leased 14 hotels, managed 7 hotels and franchised 36 hotels, totaling 86 hotels in 15 states. Hotel & restaurant accounted for 89% of 2002 gross revenues and the number of properties it operates/manages is within the range of the Company's compared to the other GPCs. Therefore, WEH was applicable in the valuation.

         Arlington Hospitality, Inc. ("HOST") - principal activity is to develop, construct and sell hotels under the name of AmeriHost Inn. It owns, operates and manages AmeriHost Inn hotels and other hotels. At December 31, 2002, the company owned, operated or managed 72 hotels located in 17 states. The company offers complete operational and financial management services, including sales, marketing, quality control, training, purchasing and accounting. The company does have construction operations which would make it less comparable to the Company. However, its total number of owned/managed hotels is similar to the Company's. Therefore, HOST should be considered in the multiple selection process but adjusted for the construction aspect of its business. This required a downward adjustment to HOST's multiples

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 23

         since any construction projects would not be generating EBITDA or revenue which would cause multiples to be overstated.

         Candlewood Hotel Company, Inc. ("CNDL") - principal activities are to own, operate, franchise and manage business-travel hotels. The hotels of the company offer accommodations for all guests, while catering to mid-market and upscale businesses and personal travelers seeking multiple night stays. The company has negative EBITDA and its revenue multiples are distorted due to its large amount of preferred stock outstanding. The common stock trades at approximately 30 cents and the book value of the preferred was used in the calculation of the multiples since a market value was not available. The market value was most likely much less than the book value given the minimal common equity value. This caused an overstatement of the multiples calculated for CNDL. Therefore, this GPC was not useful in valuing the Company.

         Choice Hotels International, Inc. - principal activity is hotel franchising. The company derives 99% of its revenue from franchising operations. Therefore, it was not useful in valuing the Company.

         Page 24 of Appendix A reflects the application of multiples to the periods' respective EBITDA. As discussed the closest GPCs to the Company were determined to be ESA, WEH, HOST and to a lesser extent MCS. Based upon the selected GPCs, multiples of EBITDA of 7.0x, 6.5x and 5.0x were applied to the 2003 projected, 2002 actual and three year average EBITDAs, respectively. Lower multiples were applied to the actual results since the operations reflect results from hotels which are no longer owned by the Company.

         The results of applying the selected multiples to the Company's EBITDA are shown on page 24 of Appendix A. The MVIC values derived from these multiples ranged between $41.4 million and $43.6 million.

         Multiple of Revenue

         Using the GPCs, multiples of revenue were developed in much the same way as discussed under the EBITDA method with the exception of the risk adjustment. To risk adjust revenue multiples, it is necessary to have EBITDA multiples based upon consistent historical EBITDA performance.

         Revenue multiples result in estimates of the Company's MVIC, and are computed by dividing the MVIC of the GPCs by their annual dollar revenue volumes. The principal difference between revenue and EBITDA multiples, is that sales multiples depend not only on a company's risks and growth prospects, but also on its profit margins. When employing revenue multiples, the subjective analysis in selecting an appropriate multiple must consider differences in profit margins in addition to the considerations outlined under the EBITDA method. Page 19 of Appendix A shows the multiples of revenue for each of the GPCs.

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 24

         Page 24 of Appendix A reflects the application of multiples to the periods' respective revenue. As discussed the closest GPCs to the Company were determined to be ESA, WEH, HOST and to a lesser extent MCS. It is reasonable to select multiples at the low end of the range of these companies given that the Company's EBITDA margins were at the lower end of the range of the selected GPCs.

         Based upon the selected GPCs, multiples of revenue of 1.2x, 1.1x and 1.0x were applied to the 2003 projected, 2002 actual and three year average EBITDAs, respectively. Lower multiples were applied to the actual results since the operations reflect results from hotels which are no longer owned by the Company.

         The application of the selected multiples to the respective sales resulted in MVIC values that ranged between $45.2 million and $46.6 million.

         The EBITDA and revenue multiple methods had an approximate average value of $44.2 million.

         Comparable Transactions

         A search for comparable takeover transactions was performed utilizing the Done Deals Database of the World M&A Network. SIC code 7011 for hotels and lodging was searched for transactions from January 2000 to the current date. In addition, other sources of takeover transactions were reviewed for relevant information. The results of this search can be found on page 23 of Appendix A. Many of these transactions were for a small number of individual properties. The three transactions in bold were considered to be the most applicable due to their size and/or recent transaction date.

         Based upon this information an EBITDA multiple of 7.0x was applied to the 2002 actual EBITDA, and a multiple of 1.0x was applied to 2002 actual revenues on page 24 of Appendix A. This resulted in values of $44.6 million and $41.4 million, respectively, with an average value of approximately $43.0 million.

         INCOME APPROACH DISCOUNTED FREE CASH FLOW

         The value of a business is based on the present value of its future stream of cash flows, and can be estimated based on assumptions about the company's future operating results and growth. The financial measure typically used as the best estimate of a company's future operating results is known as free cash flow (FCF). FCF is cash available to service debt and to pay dividends to stockholders, and is derived as follows:

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 25

                  FCF = Operating Profit After-Tax + Depreciation/Amortization -

                  Capital Expenditures - Incremental Working Capital Investment

         The free cash flows for this method were derived from the Projections for the five years ending December 31, 2007, as reflected on pages 25 through 76 of Appendix A. The Projections were developed with the assistance of management of the Company on a property by property basis. Historical trends were analyzed and were incorporated with expected future trends to develop the Projections. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by the analyses. The discounted free cash flow analysis is inherently subject to uncertainty since it is based upon numerous factors or events beyond the control of the Company and its management.

         The roll-up of the property by property projections along with the management fee and corporate expense projections can be found on page 25 of Appendix A. The Projections reflect a dip in the occupancy rate and average daily room rate in 2003. These factors begin to show low growth in 2004 through 2007. The assumptions are within historical parameters. Total annual revenue growth was projected to be in the 1.5% to 2.0% range. Expenses were projected based upon historical and expected levels as a percentage of total revenue. Capital expenditures were projected at 75% of depreciation/amortization which was consistent with historical spending patterns. Incremental working capital investment was projected at zero given the immaterial level of required working capital investment.

         The weighted cost of capital ("WCC") used to discount future FCF must reflect the level of risk that is inherent in the operations and capital structure of the business under investigation. It is derived from the weighted cost of all types of capital used to finance the business, including equity, preferred equity and debt.

         The cost of equity is commonly derived based on the Capital Asset Pricing Model (CAPM).

                  Cost of Common Equity = Rf + b (MRP) + SP

                          Rf  = Risk-free rate
                          MRP = Market risk premium
                          b   = Risk index
                          SP  = Size premium

         The risk-free rate is estimated based on the yield on the 20 year Treasury Bond, which was 4.4% as of the Valuation Date. The MRP is the spread required by an investor to induce him to

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 26

         purchase a large capitalization stock with average market risk over a Treasury Bond. Ibbotson Associates estimates this spread to be approximately 7.0%. The SP is the spread required by an investor to induce him to purchase a stock with a tenth decile capitalization such as that of the Company, rather than a large capitalization stock. This spread is estimated at 5.7% by the Ibbotson Associates Study (10th decile).

         The risk index, also known as "beta", consists of two types of risk for which diversified investors expect to be compensated when investing in a company's common stock. These risks are business risk and financial risk

         Business risk can be defined as the uncertainty inherent in the projections of the future cash flows of a business if the business had no outstanding debt. Among others, it is dependent upon the following factors:

                  1.       Demand variability for the company's products

                  2.       Sales price variability of the company's products

                  3.       Input price variability

                  4. Ability to adjust output prices for changing input prices

                  5.       Level of fixed costs

         Financial risk is additional risk placed on the common stockholders of a company resulting from its decision to use debt in its capital structure, and on the amount of debt. The higher the debt to capital ratio, the greater the financial risk.

         To determine an appropriate beta for the Company, a risk analysis of the GPCs was prepared, which can be found on page 21 of Appendix A. Analysis was also done on the Value Line Hotel-Gaming Industry which can be found on page 17 of Appendix A. These analyses list the betas for each company and break them down into their business risk and financial risk components. This separation is achieved through the use of the Hamada Model, which was developed by Robert Hamada and is detailed in his article published in the Journal of Finance, March 1969.

         Based on the above analyses, a business risk index for the Company of .65 was considered reasonable. As reflected on pages 17 and 21 of Appendix A the companies reflect debt to equity ratios in the range of 50/50. Therefore, it was assumed that the market value capital structure for the Company would be composed of 50% debt and 50% equity.

         Based on the above information, the Company's unlevered cost of equity was calculated to be 14.6% using the CAPM.

                            14.6% = 4.4% + (.65 * 7.0%) + 5.7%

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 27

         Levering the business risk index and recalculating the levered cost of equity results in the following.

                           17.4% = 4.4% + (1.05 * 7.0%) + 5.7%

         The levered cost of equity was then weighted with the estimated after-tax cost of debt of 4.3% at the 50/50 capital structure to derive the weight cost of capital ("WCC") of 10.9%. See page 7 of Appendix A for a summary of the WCC assumptions.

         The capitalized value at the end of the projection period was developed using the Company's projected 2007 after-tax operating profit plus a perpetuity growth rate adjusted for depreciation and capital expenditures. This amount was divided by the WCC less the perpetuity growth rate assumption of 3.0%.

                  Perpetuity Value = FCF / WACC - growth

         The long-term growth rate assumption was based on future expected levels of inflation, industry growth expectations and general economic growth. Page 20 of Appendix A is an implied growth rate analysis of the GPCs. These implied growth rates reflect the growth that was implied in the June 30 stock prices of the GPCs based upon current financial performance. The perpetuity growth used in the analysis of the Company was applied to financial performance in 2007, which reflects growth over the five year projection period. The implied growth rates of the GPCs would be higher since growth over the next five years was reflected. Therefore, the perpetuity growth rate should be below the GPCs implied growth rates. Based on this a perpetuity growth rate of 3.0% was selected for the Company. This implies that the Company's FCF will grow in perpetuity at this rate.

         The results by property can be found on the following pages of Appendix A.

                  -        Days Inn Sharonville - Page 41

                  -        Best Western Kings Quarters - Page 44

                  -        Days Inn Crab Tree - Page 47

                  -        Days Inn Raleigh - Page 50

                  -        Holiday Inn Independence Page 53

                  -        Holiday Inn Canton - Page 56

                  -        Holiday Inn Hudson - Page 59

                  -        Comfort Inn Akron - Page 62

                  -        Holiday Inn Express Juno - Page 65

                  -        Red Roof Kings Island - Page 68

                  -        Days Inn Kings Island - Page 71

                  -        Days Inn Cambridge - Page 74

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 28

         INDIVIDUAL PROPERTY APPRAISALS

         The twelve Owned Hotels in the Company's portfolio are located in Ohio
         (8), Virginia (1), North Carolina (2) and Florida (1). Most of these hotels are limited service properties and half are older facilities with exterior corridors (meaning the rooms are accessed off a parking lot or courtyard, rather than through an interior lobby). The following table summarizes the properties and locations.

                            JANUS HOTELS MASTER LIST

                                         NO. OF      YEAR
PROPERTY NAME AND LOCATION               ROOMS       BUILT                          COMMENTS
-----------------------------------------------------------------------------------------------------------------
Best Western Kings Quarters               248         1977     Exterior corridor hotel with Denny's restaurant,
Doswell, VA                                                    located on the grounds of Kings Dominion
-----------------------------------------------------------------------------------------------------------------
Comfort Inn West                          132         1989     Interior corridor hotel in good commercial
Akron, OH                                                      location.
-----------------------------------------------------------------------------------------------------------------
Days Inn Cambridge                        102         1973     Older, exterior corridor hotel
Cambridge, OH
-----------------------------------------------------------------------------------------------------------------
Days Inn Cincinnati                       143         1974     Part interior and part exterior corridor hotel
Sharonville, OH                                                with leased restaurant
-----------------------------------------------------------------------------------------------------------------
Days Inn Kings Island                     124         1976     Exterior corridor hotel with swimming pool
Mason, OH
-----------------------------------------------------------------------------------------------------------------
Days Inn Raleigh (Crabtree)               122         1979     Exterior corridor hotel with a diner
Raleigh, NC
-----------------------------------------------------------------------------------------------------------------
Days Inn RTP (Airport)                    111         1987     Interior corridor hotel near Raleigh Airport
Morrisville (Raleigh), NC
-----------------------------------------------------------------------------------------------------------------
Holiday Inn Express                       108         1989     Exterior corridor hotel with outdoor swimming
Juno Beach, FL                                                 pool and a view of the ocean
-----------------------------------------------------------------------------------------------------------------
Holiday Inn Hudson                        288         1967     Full-service interior-corridor Holiday Inn with
Hudson, OH                                                     restaurant, meeting facilities, indoor pool
-----------------------------------------------------------------------------------------------------------------
Holiday Inn Independence                  364         1974     Full-service interior-corridor Holiday Inn with
Independence (Cleveland), OH                                   restaurant, meeting facilities, indoor pool
-----------------------------------------------------------------------------------------------------------------
Holiday Inn North Canton                  194         1970     Full-service interior-corridor Holiday Inn with
Canton, OH                                                     restaurant and meeting facilities
-----------------------------------------------------------------------------------------------------------------
Red Roof Kings Island                     123         1979     Exterior corridor hotel
Mason, OH
-----------------------------------------------------------------------------------------------------------------
Consolidated                             2059
-----------------------------------------------------------------------------------------------------------------

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 29

         Scope of Property Appraisals

         Complete real estate appraisals were obtained on all of the Owned Hotels. Seven of the twelve Owned Properties were appraised by Integra Realty Resources ("Integra"), a real estate appraisal firm that had previously performed appraisal work for the Company. Because of Integra's familiarity with certain of the Owned Properties and the Ohio and Florida markets, Integra was able to provide expeditious turnaround on the reports. In all cases, MD&Co. separately reviewed historical and year-to-date financial information, as well as local market information, prior to reviewing and accepting the Integra appraisals. Also with respect to the Integra appraisals, MD&Co. personnel inspected most of the properties and participated in on-site interviews.

         All of the appraisal reports were prepared according to the following outline.

          A.   Introduction

          B.   Regional and Neighborhood Analysis

               1. Summary of Population Growth - past 10 years and future 5 years

                    a.   Metro area, city or county as appropriate

               2.   Employment Growth - past 10 years and future 5 years

                    a.   Employment by sector - brief summary of trends

                    b.   Unemployment

                    c.   Major employers

               3.   Development and Construction

               4.   Transportation

               5.   Neighborhood Description

                    a.   Surrounding land uses.

                    b.   Development trend.

          C.   Property Description

               1.   Site

                    a.   Physical features

                    b.   Access and exposure

                    c.   Zoning (brief)

               2.   Improvements

                    a.   Physical features and amenities

                    b.   Age and condition

               3.   Assessment and taxes (brief)

          D.   Market Analysis

               1.   Identify competitive set

                    a.   Primary competition

                    b.   Secondary competition

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 30

                    c.   Historic market performance

                         1)   Occupancy

                         2)   ADR

               2.   Market segmentation and demand generators

               3.   Market growth projections (incl. future supply)

               4.   Subject property analysis

                    a.   Market penetration

                    b.   ADR

                    c.   Projections

          E.   Highest and best use

               1. Brief summary, unless changes in use or occupancy (franchise) are likely

          F.   Sales comparison approach

               1.   Listing of comparable sales with units of comparison

               2.   Brief discussion of unit rates selected

               3.   Value conclusion/range

          G.   Income capitalization approach

               1.   Historic summaries using Uniform System of Accounts

               2.   Line item projection of income and expenses with explanation

               3.   Discussion of capitalization rate selection

               4.   Value conclusion by direct capitalization

               5. Discounted cash flow analysis required for any properties and/or markets affected by new supply, renovations, or significant variations in rate and occupancy

          H.   Reconciliation and final opinion of value

         Comments on Subject Properties

         In general, we found the properties to be well-maintained. The exteriors are attractively landscaped and the parking areas in good condition. General managers and maintenance personnel described ongoing preventative maintenance programs and ongoing replacement of furnishings, fixtures and equipment. There are no apparent outstanding requirements for immediate material property improvements (PIP).

         In general, the properties are well-located with respect to highway access, although many of them are in markets that have seen an increase in competition over the past five years. A few of the properties have some challenges in terms of location; for instance, the Red Roof Inn in Mason, Ohio, is located behind several other hotels, and the Holiday Inn Hudson is located across from an abandoned - and very unattractive
         - hotel that is scheduled for demolition.

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 31

         Market Conditions

         All of the hotels have been affected by the downturn in the economy and the events of September 11, 2001. In most cases, sales staff have still not seen any significant increase in business travel or meetings. Some of the subject properties are located in areas with a fair amount of corporate demand, however most of these hotels face competition from newer properties with more popular franchise affiliations.

         As noted, half of the properties have exterior-corridor access, which is less desirable to many business travelers and immediately identifies a property as old and tired, even though it may be completely renovated and beautifully maintained. Additionally, the economy-level brand affiliations (Days Inn, Red Roof Inn, and Best Western) attract the most rate-sensitive travelers, as well as bus tours, youth groups and sports teams, and construction crews. These hotels have been forced to lower rates to keep pace with local competition, including Internet discounts. Most of the full-service Holiday Inns have also seen rate declines.

         Three properties are in tourist areas where the primary demand is seasonal, derived from nearby Kings Dominion (Doswell, Virginia) and Kings Island (Mason, Ohio) theme parks. These hotels have been affected by the economic downturn as well as a stretch of bad weather that discouraged weekend visitation earlier this year.

         None of the hotels have seen any significant increase in average daily rate (ADR) for 2003, and most have declined. Year to date, most of the properties have seen a drop in ADR ranging from $2.00 to $5.00 per available room. The first few months of the year are typically slow, however, particularly for properties in tourist areas. We expect the properties to recoup some of this decline during the latter half of the year. Most of the hotels will maintain their 2002 occupancy levels, with a few increases, but clearly these increases have come at the expense of a declining ADR.

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 32

         Appraised values are based upon historical and year-to-date performance, as well as an analysis of current market conditions and projections for the future. The analysis resulted values by property as follows:

        Property                         FMV
------------------------------------------------
Days Inn Sharonville                 $ 2,300,000
------------------------------------------------
Best Western Kings Quarters            7,400,000
------------------------------------------------
Days Inn Crab Tree                     2,400,000
------------------------------------------------
Days Inn Raleigh                       5,200,000
------------------------------------------------
Holiday Inn Independence              14,500,000
------------------------------------------------
Holiday Inn Canton                     7,900,000
------------------------------------------------
Holiday Inn Hudson                     5,700,000
------------------------------------------------
Comfort Inn Akron                      2,600,000
------------------------------------------------
Holiday Inn Express Juno               7,100,000
------------------------------------------------
Red Roof Kings Island                  1,400,000
------------------------------------------------
Days Inn Kings Island                  2,400,000
------------------------------------------------
Days Inn Cambridge                     1,600,000
------------------------------------------------
TOTAL                               $ 60,500,000
------------------------------------------------

         SUMMARY OF MARKET AND INCOME APPROACHES

         The results derived under the discounted FCF and individual property appraisal methods required additional adjustments since these values did not reflect the value of the management agreements and the corporate charges. These had to be factored into the property values.

         Pages 30 and 31 of Appendix A reflect the Company's Projections for the management agreements. Due to the uncertainty of obtaining new contracts and the fall off of existing contracts management considered it reasonable to keep the Projections flat at 2003's estimated levels. The income from these contracts was tax affected and discounted at the WCC. The value beyond the Projection period was calculated using the growth in perpetuity model previously discussed under the discounted FCF method. This resulted in a value for the management contracts of $20,390,100.

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 33

         The Projections for corporate expenses can be found on pages 28 and 29 of Appendix A. The corporate expenses were tax affected and discounted at the WCC. The value beyond the Projection period was calculated using the growth in perpetuity model previously discussed under the discounted FCF method. This resulted in a negative present value for the corporate expenses of $38,280,600.

         The adjustments for the value of the management agreements and negative value of the corporate expenses are reflected on page 2 of Appendix A.

         The MVIC values derived under the methods employed ranged from $42,979,100 to $44,235,000. The results of the methods employed were weighted based upon an equal weighting (30%) to the discounted FCF, GPC analysis and the individual property appraisal analysis. The transaction analysis was only weighted 10% due to the limited number of transactions and general lack of complete information to perform an adequate comparison to the Company. This resulted in a weighted MVIC of $43,594,900.

         To arrive at common equity value the outstanding debt and preferred stock must be deducted from the MVIC. As reflected on page 5 of Appendix A, the Company had $68,221,700 of debt outstanding at May 31, 2003. In addition the Company had 3,100 shares of Series B preferred stock outstanding with a liquidation preference per share of $1,000 for a total liquidation preference of $3,100,000. Therefore, total debt and preferred outstanding was $71,321,700.

         Deducting total outstanding debt and preferred from the MVIC value results in a negative value for common stock. Based on this result there was little to no equity value intrinsic to the Company's existing operations. For this reason, MD&Co. applied the Black-Scholes analysis, as described below, to determine if there was any option value to the Company's equity.

         BLACK SCHOLES ANALYSIS

         A company's common equity can be likened to a call option on the value of that company's assets and, therefore, option pricing methodology may be used to value the common equity of a corporation. The theory is based on the premise that claims on a company's assets are divided among the two principal providers of capital to an organization, creditors and shareholders. Since creditors typically have a senior claim on the company's assets, equity holders are entitled only to the residual value of the company's assets after all creditor claims have been satisfied. It can be said, therefore, that the equity holders of a company are paying for the right to acquire the company's assets at a strike price equivalent to the face value of all senior creditor claims. To the extent that the value of the company exceeds such senior claims, shareholders would then retain the remaining balance of the company's total asset value.

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 34

         The Black/Scholes valuation formula is widely used in the valuation of options and warrants and can be used to value the common equity of a company. The Black Scholes formula is as follows:

                                    O = SN(d1) - Ee-rt N(d2)
              where,

                   O = Option value
                   S = the current stock price
                   E = the exercise price
                   e = the base of natural logarithms = 2.7183 r = the continuously compounded annual risk-free rate of interest (so that the end-of-year value of $1 invested in the risk-free asset is er, and not (1 + r) as in the discrete-compounding case)
                   t = the remaining time to expiration of the option
                       expressed as a fraction of a year

            N(d1) and N(d2) are the values of the cumulative normal distribution at points d1 and d2 respectively, where;

                        d1 = ln(S/E) + (r + 1/2 s2)t
                                  s(square root)t

                        d2 = ln(S/E) + (r -1/2 s2)t = d1 - s(square root)t
                                       s(square root)t

             s = the standard deviation of the continuously compounded annual rate of return, representing the volatility of the stock price.

         The underlying premise of the formula is that the higher the current stock price and the lower the strike price, the higher the option value. The longer the period of time to exercise an option, the greater the chance that a profit will be realized, hence, a higher value for the option will result. Finally, a stock with high volatility provides a greater possibility of potential profit without increasing the potential loss, thus, increasing the option value.

         In using the Black-Scholes Formula for estimating the equity value of the Company (O), the principal variables which influence the valuation outcome should be understood. The valuation

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 35

         result is directly correlated with the current value of the Company's senior claims (E), The current value of the Company's MVIC (S), the estimated time to maturity of the option (t), the riskless rate of interest (r), and the volatility of the Company's MVIC (s). An increase/decrease in any of these variables will result in an increase/decrease in the value of the option (equity value) to the shareholder as described above. Equity value (O) is also inversely related to the strike price of the option (E), the senior claims on the Company. This is intuitive, as a larger amount of senior obligations, given a constant level of MVIC, should lead to a lower residual equity value for the shareholders.

         The MVIC value conclusion of $43,594,900 is the S variable in the Black-Scholes Formula. The variability of the MVIC of the Company, s, was estimated based on the historical volatility of the GPC's stock prices and the Dow Jones U.S. Lodging Index, on a monthly basis, for the last three years. These figures were then annualized and incorporated into the Black-Scholes model (see page 8 -13 of Appendix
         A). The historical price activity of the Company was not used due to the thinly traded nature of the stock which can tend to overstate volatility.

         The time to maturity of the option, t, was assumed to be two years based on the Company's high degree of leverage. The depressed state of the lodging industry and weak general economy has hurt the Company's performance and value. Unless business improves in the near future the Company may be unable to pay its debts as they mature. This could result in a bankruptcy filing which would wipe out any potential value of the common shareholders.

         The remaining variables are easily determined. E represents the face value of the Company's senior obligations of $71,321.7 thousand as previously discussed, e is 2.7128 by definition, and r is represented by the continuously compounded current yield of the two-year treasury note at June 30, 2003.

         The calculation of O, the value of the Company's equity based on the Black-Scholes Formula, can be found on pages 8 and 11 of Appendix A. This value per share was determined to be in the range of $.06 to $.37.

         OVERALL ADJUSTMENTS

         Control Premium

         A controlling interest in a company has more value than a minority interest position because of the controlling shareholder's ability to make changes in the company's structure and business policies and practices. Elements of control can include the following:

                  1.       Appointment of management.

                  2.       Set business policy and course of action.

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 36

                  3.       Acquire or liquidate assets.

                  4.       Elect board of directors.

                  5.       Make business acquisitions.

                  6.       Declare and pay dividends.

                  7.       Take the company public.

                  8.       Liquidate or recapitalize the company.

         A purchaser of a controlling interest in a company will pay a premium over the minority interest valuation based upon the economic value assigned to the above elements of control. The Mergerstat Review publishes control premiums paid on the acquisitions of publicly traded companies. For the years 1992 to 2001 the average premium paid ranged from 35.1% to 57.2%. These premiums would equate to minority discounts of approximately 25.0% to 36.0%.

         Marketability Discount

         The stock of a private company for which there is no public market for its shares requires a discount for lack of marketability. Investors in private companies face a much more difficult time if they desire to sell their shares. This is especially true with minority interests. This lack of marketability must be reflected in the shares by applying a discount to the freely traded value of the equity.

         A number of studies have been prepared to evaluate the discount for lack of marketability that has been experienced in closely held common stocks. These studies involved reviewing transactions of restricted stock to prices of identical but unrestricted stock on the open market. Private placements of common stock have also been studied and compared to the market price of their counterparts traded on the market. A summary of these studies follows:

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 37

              Studies on Lack of Marketability Discounts

                                                        AVERAGE
                                                        DISCOUNT
                                                        --------
SEC Institutional Investor Study                         25.8%

SEC Nonreporting OTC Companies                           32.6%

Gleman Study                                             33.0%

Trout Study                                              33.5%

Moroney Study                                            35.6%

Maher Study                                              35.4%

Standard Research Consultants Study                      45.0%

Willamette Management Study                              31.2%

Silber Study                                             33.8%

FMV Opinions, Inc. Study                                 23.0%

Management Planning, Inc. Study                          27.1%

AVERAGE OF ALL STUDIES                                   32.3%

              Source: Valuing a Business 4th Edition, Pratt, Reilly & Schweihs

         Application to Valuation

         The Valuation was prepared on a controlling interest basis and must give consideration to a control premium. Control premiums are applicable only to the equity of a company. Since the Company has negative equity due to its high leverage and poor operating performance a control premium was not appropriate. Marketability discounts are normally not applicable to publicly traded companies. However, the Company's stock is very thinly traded with recent volume in the 1,000 shares per day range which reduces its marketability. Valuing the public block of common stock on a controlling interest basis in a take private transaction makes marketability less of an issue since the buyer is not concerned with the current trading volume since it will become a private company. Given these factors it was determined that no control premium or marketability discount would be applicable.

         JANUS HOTELS AND RESORTS, INC.
         COMMON STOCK VALUATION
         PAGE 38

         CONCLUSIONS

         Based upon and subject to the analysis described, including the various assumptions and limitations set forth herein, it is our opinion that the FMV per share of the common stock of the Company on a controlling interest basis as of June 30, 2003, is reasonably stated in the range of:

                               SIX CENTS PER SHARE
                                     ($0.06)

                                       TO

                          THIRTY SEVEN CENTS PER SHARE
                                     ($0.37)

                                   APPENDICES

JANUS HOTELS & RESORTS, INC.

Table of Contents

                                  SCHEDULE                                                                    PAGES
                                  --------                                                                    -----
Analysis Summary                                                                                                2
Historical Consolidated Financials                                                                            3 - 6
Discount Rate Assumptions                                                                                       7
Option Pricing Models                                                                                         8 -13
JAGI Two Year Trading History                                                                                14 - 16
Value Line Hotel/Gaming Industry                                                                                17
Guideline Public Companies                                                                                   18 - 22
Guideline Acqusitions                                                                                           23
Market Multiple Methods                                                                                         24
Consolidated Projections                                                                                     25 - 29
Management Agreement Projections                                                                             30 - 31
Consolidated Projections - Property Operations Only                                                          32 - 34
Operating Statistics by Property                                                                             35 - 40
Historical and Projected Performance/DCF Valuation - Sharonville                                             41 - 43
Historical and Projected Performance/DCF Valuation - BW Kings Quarters                                       44 - 46
Historical and Projected Performance/DCF Valuation - Days Inn Crab Tree                                      47 - 49
Historical and Projected Performance/DCF Valuation - Raleigh                                                 50 - 52
Historical and Projected Performance/DCF Valuation - H.I. Independence                                       53 - 55
Historical and Projected Performance/DCF Valuation - H.I. Canton                                             56 - 58
Historical and Projected Performance/DCF Valuation - H.I. Hudson                                             59 - 61
Historical and Projected Performance/DCF Valuation - Comfort Inn Akron                                       62 - 64
Historical and Projected Performance/DCF Valuation - H.I. Express Juno                                       65 - 67
Historical and Projected Performance/DCF Valuation - Red Roof Kings Island                                   68 - 70
Historical and Projected Performance/DCF Valuation - Days Inn Kings Island                                   71 - 73
Historical and Projected Performance/DCF Valuation - Days Inn Cambridge                                      74 - 76

Page 1                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

SUMMARY
($000)

                                                                             (1)
                                                                             GPC             (1)         PROPERTY
                                                              DFCF          MARKET       TRANSACTION     APPRAISAL
               PROPERTY                                     ANALYSIS       ANALYSIS       ANALYSIS       ANALYSIS       WEIGHTED
               --------                                    -----------    -----------    -----------    -----------    -----------
Days Inn Sharonville                                       $   1,640.3            n/a            n/a    $   2,300.0
Best Western Kings Qtrs.                                       6,945.3            n/a            n/a        7,400.0
Days Inn Crabtree                                              2,587.9            n/a            n/a        2,400.0
Days Inn Raleigh                                               5,025.7            n/a            n/a        5,200.0
Holiday Inn Independence                                      18,374.1            n/a            n/a       14,500.0
Holiday Inn North Canton                                       9,521.2            n/a            n/a        7,900.0
Holiday Inn Hudson                                             6,838.4            n/a            n/a        5,700.0
Comfort Inn Akron                                              2,019.6            n/a            n/a        2,600.0
Holiday Inn Express Juno                                       5,075.5            n/a            n/a        7,100.0
Red Roof Kings Island                                            817.2            n/a            n/a        1,400.0
Days Inn Kings Island                                          2,046.1            n/a            n/a        2,400.0
Days Inn Cambridge                                             1,144.7            n/a            n/a        1,600.0
                                                           -----------                                     --------

                                       Total Properties    $  62,036.0                                  $  60,500.0

Value of Management Contracts/Other                           20,390.1            n/a            n/a       20,390.1
Corporate Expenses                                           (38,280.6)           n/a            n/a      (38,280.6)
                                                           -----------                                  -----------

                                       MVIC                $  44,145.5    $  44,235.0    $  42,979.1     $ 42,609.5    $  43,594.9

Less outstanding debt/preferred                               71,321.7       71,321.7       71,321.7       71,321.7
                                                           -----------    -----------    -----------    -----------

Equity Value                                               $ (27,176.2)   $ (27,086.7)   $ (28,342.6)   $ (28,712.2)   $ (27,726.8)
                                                           ===========    ===========    ===========    ===========

Weighting                                                         30.0%          30.0%          10.0%          30.0%

(1) The public market analysis and transaction analysis are total company valuations and not by property analyses.

Page 2                             Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

HISTORICAL INCOME STATEMENTS
($000)

                                      2002            2001            2000            1999            1998
                                      ----            ----            ----            ----            ----
REVENUES:
  Room and related                $   27,713.1    $   30,293.4    $   34,947.9    $   37,712.6    $   20,489.9
  Food and beverage                    9,689.3        10,065.6        10,544.3        10,578.4         6,298.8
  Management fees                      2,731.6         2,995.8         3,246.8         2,039.6         1,754.6
  Other                                1,224.0         1,179.6         1,029.6           842.9           513.6
                                  ------------    ------------    ------------    ------------    ------------
                 Total                41,358.0        44,534.4        49,768.6        51,173.4        29,056.8

Occupany Rate                             57.1%           56.0%           60.9%           61.4%           64.3%
Average Daily Room Rate           $      60.92    $      64.45    $      62.26    $      62.32    $      60.11

OPERATING EXPENSES:
  Direct:
    Room and related                   7,287.9         7,926.5         9,027.1         9,341.5         4,918.9
    Food and beverage                  7,643.7         8,007.8         8,235.2         8,113.6         5,122.4
    Selling and general                2,426.8         2,177.7         2,119.2         2,047.0         1,495.8
                                  ------------    ------------    ------------    ------------    ------------
                 Total direct         17,358.3        18,112.0        19,381.4        19,502.1        11,537.1
Occupancy expenses                     5,885.2         6,450.9         6,673.3         6,768.6         3,451.1
General and administrative            11,743.0        12,192.9        12,017.4        12,363.0         6,485.0
                                  ------------    ------------    ------------    ------------    ------------
                 Total expenses       34,986.6        36,755.8        38,072.1        38,633.7        21,473.2
                                  ------------    ------------    ------------    ------------    ------------

EBITDA                            $   6,371.45    $   7,778.57    $  11,696.50    $  12,539.74    $   7,583.61

Depreciation and amortization          4,097.6         4,252.1         4,259.4         4,045.9         2,615.2
                                  ------------    ------------    ------------    ------------    ------------

EBIT                              $    2,273.8    $    3,526.5    $    7,437.1    $    8,493.9    $    4,968.4
                                  ============    ============    ============    ============    ============

Note: the above excludes any one-time items.

Page 3                              Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

COMMON SIZE HISTORICAL INCOME STATEMENTS
($000)

                                   2002      2001      2000      1999      1998
                                   ----      ----      ----      ----      ----
REVENUES:
  Room and related                  67.0%     68.0%     70.2%     73.7%     70.5%
  Food and beverage                 23.4%     22.6%     21.2%     20.7%     21.7%
  Management fees                    6.6%      6.7%      6.5%      4.0%      6.0%
  Other                              3.0%      2.6%      2.1%      1.6%      1.8%
                                   -----     -----     -----     -----     -----
                 Total             100.0%    100.0%    100.0%    100.0%    100.0%

OPERATING EXPENSES:
  Direct:
    Room and related                17.6%     17.8%     18.1%     18.3%     16.9%
    Food and beverage               18.5%     18.0%     16.5%     15.9%     17.6%
    Selling and general              5.9%      4.9%      4.3%      4.0%      5.1%
                                   -----     -----     -----     -----     -----
                 Total direct       42.0%     40.7%     38.9%     38.1%     39.7%
Occupancy expenses                  14.2%     14.5%     13.4%     13.2%     11.9%
General and administrative          28.4%     27.4%     24.1%     24.2%     22.3%
                                   -----     -----     -----     -----     -----
                 Total expenses     84.6%     82.5%     76.5%     75.5%     73.9%
                                   -----     -----     -----     -----     -----

EBITDA                              15.4%     17.5%     23.5%     24.5%     26.1%

Depreciation and amortization        9.9%      9.5%      8.6%      7.9%      9.0%
                                   -----     -----     -----     -----     -----

EBIT                                 5.5%      7.9%     14.9%     16.6%     17.1%
                                   =====     =====     =====     =====     =====

Page 4                             Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

HISTORICAL BALANCE SHEETS
($000)

                                                   MAY 31,
                                                    2003           2002           2001           2000           1999
                                                    ----           ----           ----           ----           ----
Cash and equivalents                            $    2,196.5   $    4,783.4   $    7,097.3   $    8,244.5   $    8,859.9
Restricted cash                                        928.4        1,274.2        2,405.7        1,330.4        1,251.3
Accounts receivable                                  1,840.8        2,139.2        2,108.0        2,126.2        1,743.2
Notes receivable - current                                 -              -        2,208.7          100.4          182.2
Other                                                1,737.8          191.7          196.5          208.4          212.1
                                                ------------   ------------   ------------   ------------   ------------
                 Total current assets                6,703.5        8,388.3       14,016.3       12,009.7       12,248.7

Property held for sale                                     -              -              -              -       12,641.2
Property and equipment - net                        78,576.1       82,384.8       87,150.2       93,311.7       84,059.5
Mortgage notes receivable                                  -              -        3,029.6        3,138.3        3,392.7
Goodwill - net                                       7,133.4        7,133.4        7,133.4        7,334.1        7,542.4
Replacement reserve                                  2,965.5        2,535.6        3,415.1              -              -
Other                                                1,380.7        1,533.5        2,246.6        8,368.9        7,808.0
                                                ------------   ------------   ------------   ------------   ------------
                 Total assets                       96,759.2      101,975.7      116,991.1      124,162.7      127,692.5
                                                ============   ============   ============   ============   ============

Short-term debt                                      5,349.6        4,547.9        1,362.7              -              -
Current maturity of L.T. debt                       35,505.4       36,907.2       47,339.6        3,659.2        3,776.8
Accounts payable                                     2,231.6        2,554.8        2,743.3        2,342.2        2,215.0
Accrued expenses                                     2,254.8        2,199.4        3,417.5        1,921.4        1,960.0
                                                ------------   ------------   ------------   ------------   ------------
                 Total current                      45,341.4       46,209.3       54,863.1        7,922.9        7,951.8

Long-term debt                                      27,366.7       28,631.3       33,817.9       64,946.4       67,933.5
Other long term liabilities                          3,411.0        3,999.0        2,373.1        4,790.0        4,811.3

Stockholders' equity                                20,640.1       23,136.0       25,937.0       46,503.4       46,995.9
                                                ------------   ------------   ------------   ------------   ------------
                 Total liabilities and equity   $   96,759.2   $  101,975.7   $  116,991.1   $  124,162.7   $  127,692.5
                                                ============   ============   ============   ============   ============

Page 5                             Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

HISTORICAL BALANCE SHEETS
($000)

                                               MAY 31,
                                                2003     2002     2001     2000     1999
                                                ----     ----     ----     ----     ----
Cash and equivalents                              2.3%     4.7%     6.1%     6.6%     6.9%
Restricted cash                                   1.0%     1.2%     2.1%     1.1%     1.0%
Accounts receivable                               1.9%     2.1%     1.8%     1.7%     1.4%
Notes receivable - current                        0.0%     0.0%     1.9%     0.1%     0.1%
Other                                             1.8%     0.2%     0.2%     0.2%     0.2%
                                                -----    -----    -----    -----    -----
                 Total current assets             6.9%     8.2%    12.0%     9.7%     9.6%

Property held for sale                            0.0%     0.0%     0.0%     0.0%     9.9%
Property and equipment - net                     81.2%    80.8%    74.5%    75.2%    65.8%
Mortgage notes receivable                         0.0%     0.0%     2.6%     2.5%     2.7%
Goodwill - net                                    7.4%     7.0%     6.1%     5.9%     5.9%
Replacement reserve                               3.1%     2.5%     2.9%     0.0%     0.0%
Other                                             1.4%     1.5%     1.9%     6.7%     6.1%
                                                -----    -----    -----    -----    -----
                 Total assets                   100.0%   100.0%   100.0%   100.0%   100.0%
                                                =====    =====    =====    =====    =====

Short-term debt                                   5.5%     4.5%     1.2%     0.0%     0.0%
Current maturity of L.T. debt                    36.7%    36.2%    40.5%     2.9%     3.0%
Accounts payable                                  2.3%     2.5%     2.3%     1.9%     1.7%
Accrued expenses                                  2.3%     2.2%     2.9%     1.5%     1.5%
                                                -----    -----    -----    -----    -----
                 Total current                   46.9%    45.3%    46.9%     6.4%     6.2%

Long-term debt                                   28.3%    28.1%    28.9%    52.3%    53.2%
Other long term liabilities                       3.5%     3.9%     2.0%     3.9%     3.8%

Stockholders' equity                             21.3%    22.7%    22.2%    37.5%    36.8%
                                                -----    -----    -----    -----    -----
                 Total liabilities and equity   100.0%   100.0%   100.0%   100.0%   100.0%
                                                =====    =====    =====    =====    =====

Page 6                             Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

DISCOUNT RATE ASSUMPTIONS
($000)

Business Risk Index                                                       0.65
Risk Free Rate                                                             4.4%
Market Risk Premium                                                        7.0%
Size Premium                                                               5.7%
Tax Rate                                                                  38.0%
Unlevered Cost of Equity                                                  14.6%
% of Debt in Capital Structure                                            50.0%
% of Equity in Capital Structure                                          50.0%
Levered Cost of Equity                                                    17.4%
Pre-Tax Cost of Debt                                                       7.0%
After-Tax Cost of Debt                                                     4.3%
Weighted Cost of Capital                                                  10.9%
Perpetuity Growth Rate                                                     3.0%

Page 7                             Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

COMMON STOCK VALUATION

Based on Guideline Companies Historical Stock Prices

BLACK AND SCHOLES VALUATION FORMULA
($000)

Market Value of Invested Capital                                         $ 43,594.9
Face Value of Outstanding Debt/Preferred                                   71,321.7
Error Term                                                                   2.7183
Annual Risk-Free Rate                                                          1.16%
Life of Conversion Option (years)                                              2.00

Standard Deviation                                                            0.059
Annual Deviation                                                              0.205

d1  =                            (1.47435)    Nd1  =                         0.0702

d2  =                            (1.76408)    Nd2  =                         0.0389
-----------------------------------------------------------------------------------

TOTAL OPTION VALUE                                                       $  351.932

NUMBER OF COMMON SHARES OUTSTANDING                                       5,564.005

VALUE PER COMMON SHARE                                                   $     0.06
-----------------------------------------------------------------------------------

Page 8                             Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

GUIDELINE COMPANY MONTHLY STOCK PRICE HISTORY

st = Stock Prices
ln = Log Normal

                                                                                                        (St-(St-1))
Month/       St        St       St       St       St        St        St       St                            /
Year        ESA       MCS      LODG     WEH      HOST    CNDL.OB     CHH      Total      ln(St/St-1)       St-1
----        ---       ---      ----     ---      ----    -------     ---      -----      ----------        ----
May-03    $ 12.30   $ 13.78   $ 3.15   $ 3.80   $ 2.96   $  0.37   $ 24.77   $ 61.13      (0.00652)      (0.00650)
Apr-03      11.86     14.20     3.50     3.75     3.29      0.53     24.40     61.53       0.03220        0.03273
Mar-03      10.10     13.55     3.00     4.45     3.40      0.70     24.38     59.58       0.00674        0.00676
Feb-03      10.80     13.35     2.76     4.66     3.26      0.75     23.60     59.18      (0.00640)      (0.00638)
Jan-03      11.75     13.75     3.30     5.32     3.39      0.98     21.07     59.56      (0.07953)      (0.07645)
Dec-02      14.75     14.09     3.26     5.70     3.46      0.53     22.70     64.49       0.01657        0.01671
Nov-02      13.99     13.89     4.11     5.39     3.01      0.51     22.53     63.43       0.05810        0.05982
Oct-02      12.50     14.12     4.21     5.32     3.30      0.62     19.78     59.85      (0.06829)      (0.06601)
Sep-02      12.70     12.94     4.75     5.65     4.13      0.80     23.11     64.08      (0.03556)      (0.03494)
Aug-02      14.25     13.83     4.30     5.78     4.15      0.90     23.19     66.40       0.03229        0.03282
Jul-02      14.00     14.62     4.50     6.00     3.55      1.10     20.52     64.29      (0.06343)      (0.06146)
Jun-02      16.22     16.39     4.10     6.88     3.55      1.35     20.01     68.50      (0.03331)      (0.03276)
May-02      16.01     14.27     5.30     7.39     3.15      1.67     23.03     70.82      (0.10245)      (0.09737)
Apr-02      16.70     17.03     5.97     7.50     3.19      1.90     26.17     78.46       0.04191        0.04280
Mar-02      17.40     15.81     5.80     7.05     2.90      2.15     24.13     75.24       0.07204        0.07470
Feb-02      16.88     15.20     5.75     7.60     2.00      1.68     20.90     70.01      (0.00527)      (0.00526)
Jan-02      16.15     15.30     5.90     7.50     2.10      1.73     21.70     70.38       0.03779        0.03851
Dec-01      16.40     13.83     5.70     6.14     2.09      1.46     22.15     67.77       0.08416        0.08780
Nov-01      15.70     13.52     4.10     6.31     2.45      1.87     18.35     62.30       0.07083        0.07340
Oct-01      13.50     12.41     3.90     6.31     2.57      1.85     17.50     58.04       0.00086        0.00086
Sep-01      14.47     11.68     4.09     6.04     3.50      1.71     16.50     57.99      (0.16408)      (0.15132)
Aug-01      16.49     13.53     5.90     7.36     3.00      2.05     20.00     68.33       0.01668        0.01682
Jul-01      14.00     13.60     5.55     7.70     3.20      2.00     21.15     67.20       0.07877        0.08195

Page 9                              Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

Jun-01      15.00     13.52     5.22     7.47     3.60     2.30      15.00     62.11       0.02478        0.02509
May-01      15.55     13.86     5.20     6.40     3.78     2.10      13.70     60.59      (0.01344)      (0.01335)
Apr-01      15.85     14.61     5.00     5.55     3.40     2.50      14.50     61.41       0.05972        0.06154
Mar-01      15.00     13.33     4.62     5.15     3.38     2.67      13.70     57.85      (0.01782)      (0.01766)
Feb-01      14.80     14.68     4.75     5.10     3.06     3.00      13.50     58.89      (0.05982)      (0.05806)
Jan-01      17.35     14.00     4.81     5.09     3.12     3.25      14.90     62.52       0.12380        0.13179
Dec-00      12.85     13.34     4.62     5.12     3.12     2.50      13.69     55.24       0.02604        0.02638
Nov-00      12.44     14.07     5.06     5.12     2.88     2.56      11.69     53.82      (0.02659)      (0.02623)
Oct-00      12.31     13.65     5.88     5.06     3.62     3.00      11.75     55.27       0.04724        0.04837
Sep-00      13.25     10.05     5.25     6.00     3.73     3.44      11.00     52.72      (0.01599)      (0.01587)
Aug-00      14.81     11.79     4.66     6.31     3.50     3.50       9.00     53.57       0.02361        0.02389
Jul-00      13.75     11.25     4.25     6.69     3.50     3.50       9.38     52.32       0.10320        0.10871
Jun-00       9.25     11.56     3.50     7.00     3.56     2.38       9.94     47.19      (0.03211)      (0.03160)
May-00       9.00     10.43     4.12     7.75     3.25     2.06      12.12     48.73
                            STANDARD DEVIATIONS                                            0.05914        0.05880
                                                                                           =======        =======

Page 10                             Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

COMMON STOCK VALUATION

BASED ON DOW JONES U.S. LODGING INDEX

BLACK AND SCHOLES VALUATION FORMULA
($000)

Market Value of Invested Capital                                         $ 43,594.9
Face Value of Outstanding Debt/Preferred                                   71,321.7
Error Term                                                                   2.7183
Annual Risk-Free Rate                                                          1.16%
Life of Conversion Option (years)                                              2.00

Standard Deviation                                                            0.094
Annual Deviation                                                              0.327

d1    =                          (0.78272)    Nd1  =                         0.2169

d2    =                          (1.24535)    Nd2  =                         0.1065
-----------------------------------------------------------------------------------
TOTAL OPTION VALUE                                                       $2,033.420

NUMBER OF COMMON SHARES OUTSTANDING                                       5,564.005

VALUE PER COMMON SHARE                                                   $     0.37
-----------------------------------------------------------------------------------

Page 11                             Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

DOW JONES U.S. LODGING INDEX PRICE HISTORY

st = Stock Prices
ln = Log Normal

                                   (St-(St-1))
Month/       St                        /
 Year      DJUSLG     ln(St/St-1)     St-1
 ----      ------     ----------      ----
May-03    $ 288.40      0.06656      0.06882
Apr-03      269.83      0.12948      0.13824
Mar-03      237.06      0.04477      0.04579
Feb-03      226.68     (0.05070)    (0.04944)
Jan-03      238.47     (0.06116)    (0.05933)
Dec-02      253.51     (0.06572)    (0.06361)
Nov-02      270.73      0.11280      0.11941
Oct-02      241.85      0.05516      0.05671
Sep-02      228.87     (0.09937)    (0.09459)
Aug-02      252.78     (0.02330)    (0.02303)
Jul-02      258.74     (0.16858)    (0.15513)
Jun-02      306.25     (0.04863)    (0.04746)
May-02      321.51     (0.08784)    (0.08410)
Apr-02      351.03      0.02090      0.02112
Mar-02      343.77      0.09109      0.09537
Feb-02      313.84      0.02197      0.02221
Jan-02      307.02      0.05955      0.06136
Dec-01      289.27      0.08439      0.08805
Nov-01      265.86      0.19175      0.21137
Oct-01      219.47     (0.02928)    (0.02885)
Sep-01      225.99     (0.34608)    (0.29254)
Aug-01      319.44     (0.03298)    (0.03244)
Jul-01      330.15     (0.00544)    (0.00542)

Page 12                             Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

Jun-01      331.95     (0.01892)    (0.01874)
May-01      338.29      0.05050      0.05180
Apr-01      321.63      0.07604      0.07901
Mar-01      298.08     (0.02779)    (0.02741)
Feb-01      306.48     (0.08877)    (0.08494)
Jan-01      334.93      0.09568      0.10040
Dec-00      304.37      0.06698      0.06928
Nov-00      284.65      0.03591      0.03656
Oct-00      274.61     (0.01661)    (0.01648)
Sep-00      279.21     (0.01271)    (0.01262)
Aug-00      282.78     (0.01753)    (0.01737)
Jul-00      287.78      0.09412      0.09869
Jun-00      261.93      0.05368      0.05515
May-00      248.24
 STANDARD DEVIATIONS    0.09443      0.09043
                        =======      =======

Page 13                              Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

JAGI TRADING HISTORY

  DATE        CLOSE        VOLUME     DATE          CLOSE      VOLUME     DATE          CLOSE   VOLUME
  ----        -----        ------     ----          -----      ------     ----          -----   ------
24-Jun-03   $    0.74         800   20-Mar-03        0.59       1,000    5-Dec-02        0.68     1,100
23-Jun-03        0.61       2,000    6-Mar-03        0.60         100    3-Dec-02        0.54       200
20-Jun-03        0.73       2,000    3-Mar-03        0.61         100    2-Dec-02        0.54       400
19-Jun-03        0.74      42,500   28-Feb-03        0.72         800   26-Nov-02        0.54       200
18-Jun-03        0.74      19,600   25-Feb-03        0.67         400   20-Nov-02        0.66       700
17-Jun-03        0.63         800   24-Feb-03        0.58       1,000   19-Nov-02        0.66     1,200
16-Jun-03        0.63       1,100   14-Feb-03        0.70         200   18-Nov-02        0.66     9,000
13-Jun-03        0.56      16,800    4-Feb-03        0.73         100   13-Nov-02        0.70       400
12-Jun-03        0.74         200    3-Feb-03        0.72         800   12-Nov-02        0.70       500
11-Jun-03        0.75       1,600   29-Jan-03        0.71         200    7-Nov-02        0.70       100
 9-Jun-03        0.69         300   16-Jan-03        0.89         100    1-Nov-02        0.54       800
 2-Jun-03        0.74       2,300   14-Jan-03        0.73       1,500   31-Oct-02        0.54       500
27-May-03        0.74       1,600    9-Jan-03        0.98       1,000   24-Oct-02        0.54       700
14-May-03        0.72       1,500    7-Jan-03        0.78         700   21-Oct-02        0.65     1,000
13-May-03        0.77         300    6-Jan-03        0.78         300   18-Oct-02        0.60     3,500
 5-May-03        0.80         100    3-Jan-03        0.83         200   17-Oct-02        0.54       700
 2-May-03        0.75       1,000   31-Dec-02        0.90       8,600   16-Oct-02        0.55     3,600
 1-May-03        0.70         400   27-Dec-02        0.78         400   15-Oct-02        0.55       900
30-Apr-03        0.70       4,500   26-Dec-02        0.79       1,000   14-Oct-02        0.50       200
29-Apr-03        0.67       1,000   24-Dec-02        0.78         500   10-Oct-02        0.58     2,100
28-Apr-03        0.67         100   23-Dec-02        0.78       1,400    1-Oct-02        0.94       100
23-Apr-03        0.67         100   20-Dec-02        0.96         900   26-Sep-02        0.86     1,100
17-Apr-03        0.67         200   19-Dec-02        0.99       1,000   23-Sep-02        0.86       500
16-Apr-03        0.67         200   18-Dec-02        0.82       2,800   20-Sep-02        0.86     1,100
14-Apr-03        0.60         200   17-Dec-02        0.81       2,800   19-Sep-02        1.00     1,900
10-Apr-03        0.60         500   16-Dec-02        0.70       2,000   18-Sep-02        0.99     8,000
 9-Apr-03        0.75       3,500   13-Dec-02        0.56         600   17-Sep-02        0.81     1,000
 8-Apr-03        0.59         100   12-Dec-02        0.55       1,500   16-Sep-02        0.81     1,000
31-Mar-03        0.59       1,900   11-Dec-02        0.54       4,000   11-Sep-02        0.75       200
27-Mar-03        0.59         500   10-Dec-02        0.74       1,600   10-Sep-02        0.80     4,500

Page 14                             Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

JAGI TRADING HISTORY

  DATE          CLOSE      VOLUME     DATE          CLOSE      VOLUME     DATE          CLOSE   VOLUME
  ----          -----      ------     ----          -----      ------     ----          -----   ------
 9-Sep-02        0.70       3,000    6-May-02        1.12         400   28-Jan-02        1.20       100
 6-Sep-02        0.70         100   30-Apr-02        1.10       1,200   25-Jan-02        1.18       600
 4-Sep-02        0.65         300   23-Apr-02        1.10         800   23-Jan-02        1.20       100
 3-Sep-02        0.61       3,000   22-Apr-02        1.10         100   22-Jan-02        1.25     2,700
28-Aug-02        0.66         400   18-Apr-02        1.13       4,200   18-Jan-02        1.27       100
27-Aug-02        0.66         200   16-Apr-02        1.13         800   17-Jan-02        1.20   681,000
23-Aug-02        0.66       3,200   12-Apr-02        1.10         300   15-Jan-02        1.32       400
13-Aug-02        0.76       3,000   10-Apr-02        1.10         500   11-Jan-02        1.27     1,700
12-Aug-02        0.90       1,000    8-Apr-02        1.11       1,000   10-Jan-02        1.15     2,000
 7-Aug-02        0.70         700    4-Apr-02        1.13       1,000    9-Jan-02        1.15     1,000
29-Jul-02        0.71         500   25-Mar-02        1.10       1,200    7-Jan-02        1.15       400
26-Jul-02        0.75       8,000   20-Mar-02        1.13         400    4-Jan-02        1.16     9,300
23-Jul-02        0.91       5,000   19-Mar-02        1.13       3,800    3-Jan-02        1.45     2,500
15-Jul-02        0.91         100   18-Mar-02        1.10         400    2-Jan-02        1.31     1,200
12-Jul-02        0.95      67,700   15-Mar-02        1.10         100   31-Dec-01        1.30       300
 3-Jul-02        0.90       3,300   14-Mar-02        1.13         300   27-Dec-01        1.32     1,000
 2-Jul-02        0.85       4,300   13-Mar-02        1.12       2,100   26-Dec-01        1.32     4,000
28-Jun-02        0.82         600    8-Mar-02        1.13       4,500   24-Dec-01        1.34     1,500
27-Jun-02        0.57      43,100    7-Mar-02        1.10         600   20-Dec-01        1.34       200
17-Jun-02        0.90       2,700    6-Mar-02        1.11         200   19-Dec-01        1.31       400
14-Jun-02        1.00       1,300    4-Mar-02        1.10       1,000   18-Dec-01        1.30       500
12-Jun-02        1.15         200   26-Feb-02        1.10         600   17-Dec-01        1.31       300
 5-Jun-02        1.15         100   21-Feb-02        1.13       2,500   13-Dec-01        1.35       100
28-May-02        1.15         500   20-Feb-02        1.18         600   12-Dec-01        1.35     3,100
22-May-02        1.20         200   19-Feb-02        1.18       1,300   10-Dec-01        1.35     1,000
20-May-02        1.20       1,000   11-Feb-02        1.18         100    7-Dec-01        1.35       300
17-May-02        1.12         100    8-Feb-02        1.20         500    6-Dec-01        1.35     1,500
15-May-02        1.20       1,000    5-Feb-02        1.18         100    4-Dec-01        1.35       200
14-May-02        1.12         600   31-Jan-02        1.18         200   27-Nov-01        1.50     5,100
13-May-02        1.12         100   29-Jan-02        1.18       1,600   23-Nov-01        1.37       100

Page 15                             Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

JAGI TRADING HISTORY

  DATE          CLOSE      VOLUME     DATE          CLOSE      VOLUME     DATE          CLOSE   VOLUME
  ----          -----      ------     ----          -----      ------     ----          -----   ------
20-Nov-01        1.35         100   14-Aug-01        1.90         500
13-Nov-01        1.35         200   10-Aug-01        1.90       2,200
 9-Nov-01        1.35         200    8-Aug-01        2.05       1,000
 8-Nov-01        1.35         600    7-Aug-01        2.05       5,200
 7-Nov-01        1.40         300    2-Aug-01        2.35       3,300
 5-Nov-01        1.37         100    1-Aug-01        2.38         100
 2-Nov-01        1.37         100   27-Jul-01        2.05         800
31-Oct-01        1.35       1,000   26-Jul-01        2.05         500
26-Oct-01        1.35       2,000   20-Jul-01        2.05         200
25-Oct-01        1.35         400   19-Jul-01        2.06       4,500
22-Oct-01        1.35       1,000   17-Jul-01        2.06         200
19-Oct-01        1.35       3,000   16-Jul-01        2.45       3,600
17-Oct-01        1.37         200   12-Jul-01        2.12         500
15-Oct-01        1.40         700   11-Jul-01        2.35         800
12-Oct-01        1.40         600   10-Jul-01        2.08       2,200
11-Oct-01        1.23         400    9-Jul-01        2.45         500
10-Oct-01        1.23       1,000    6-Jul-01        2.50       3,100
 8-Oct-01        1.22       1,000    2-Jul-01        2.48         100
 4-Oct-01        1.22       1,200   29-Jun-01        2.25         500
 2-Oct-01        1.16       1,600
 1-Oct-01        1.10       3,200
26-Sep-01        1.16       7,100
25-Sep-01        1.05         300
24-Sep-01        1.30       1,900
21-Sep-01        1.30       1,600
20-Sep-01        1.44       1,000
19-Sep-01        1.45       3,300
10-Sep-01        1.59       5,700
22-Aug-01        1.90         200
17-Aug-01        1.90         200

Page 16                             Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

HOTEL-GAMING INDUSTRY
VALUE LINE INVESTMENT SURVEY

($ IN MILLIONS)

                     STOCK      SHARES      EQUITY     LONG-TERM  PREFERRED
     COMPANY         PRICE    OUTSTANDING   CAPITAL      DEBT       STOCK
     -------         -----    -----------   -------      ----       -----
AZTAR CORP.        $   15.71    35.079     $   551.1  $   541.3   $  5.5
EXT'D STAY AMER.       12.20    93.923       1,145.9    1,143.6        -
FAIRMONT HOTELS        23.98    79.300       1,901.6      536.5      0.0
GAYLORD ENTMT.         21.29    33.780         719.2      943.4      0.0
GTECH HLDGS            34.54    56.699       1,958.4      287.1      0.0
HARRAH'S ENTERTMT.     41.69   109.682       4,572.6    3,614.5      0.0
HILTON HOTELS          13.86   376.000       5,211.4    4,554.0      0.0
INT'L GAME TECH.       87.93    85.409       7,510.0    1,548.2      0.0
KERZNER INT'L          24.84    28.125         698.6      497.8      0.0
MGM MIRAGE             27.88   154.574       4,309.5    5,213.8      0.0
MANDALAY RESORT        28.45    65.572       1,865.5    2,763.6      0.0
MARCUS CORP.           14.13    29.462         416.3      254.4      0.0
MARRIOTT INT'L         37.26   237.000       8,830.6    1,553.0      0.0
PARK PLACE ENTRTN.      7.47   300.808       2,247.0    4,585.0      0.0
STARWOOD HOTELS        27.22   199.580       5,432.6    4,500.0      0.0
STATION CASINOS        22.00    57.959       1,275.1    1,165.6      0.0
WMS INDUSTRIES         15.12    30.835         466.2        0.0      0.0

                         TOTAL    DEBT/CAPITAL           TAX     BUSINESS   FINANCIAL
     COMPANY            CAPITAL      RATIO       BETA    RATE   RISK INDEX  RISK INDEX
     -------            -------      -----       ----    ----   ----------  ----------
AZTAR CORP.            $ 1,097.9     49.8%       1.00    40.0%     0.63        0.37
EXT'D STAY AMER.         2,289.5     50.0%       1.05    39.0%     0.65        0.40
FAIRMONT HOTELS          2,438.1     22.0%        NMF    27.0%      NMF         NMF
GAYLORD ENTMT.           1,662.6     56.7%       0.90    37.0%     0.49        0.41
GTECH HLDGS              2,245.5     12.8%       0.85    37.0%     0.78        0.07
HARRAH'S ENTERTMT.       8,187.1     44.1%       1.05    38.0%     0.70        0.35
HILTON HOTELS            9,765.4     46.6%       1.10    39.0%     0.72        0.38
INT'L GAME TECH.         9,058.2     17.1%       1.05    37.5%     0.93        0.12
KERZNER INT'L            1,196.4     41.6%       0.80     7.0%     0.48        0.32
MGM MIRAGE               9,523.3     54.7%       1.10    39.0%     0.63        0.47
MANDALAY RESORT          4,629.1     59.7%       1.10    37.0%     0.57        0.53
MARCUS CORP.               670.7     37.9%       0.80    40.5%     0.59        0.21
MARRIOTT INT'L          10,383.6     15.0%       1.05    25.0%     0.93        0.12
PARK PLACE ENTRTN.       6,832.0     67.1%       1.20    42.0%     0.55        0.65
STARWOOD HOTELS          9,932.6     45.3%       1.25    15.0%     0.73        0.52
STATION CASINOS          2,440.7     47.8%       1.10    36.0%     0.69        0.41
WMS INDUSTRIES             466.2      0.0%       1.20    37.0%     1.20        0.00
                        -----------------------------------------------------------
                        AVERAGES     39.3%               33.7%     0.70        0.33
                        ===========================================================



Page 17                             Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

GUIDELINE PUBLICLY-TRADED COMPANIES

($ in millions except for per share amounts)

                                                                                               WESTCOAST
                                              EXTENDED STAY     THE MARCUS                    HOSPITALITY
                                              AMERICA, INC.    CORPORATION   SHOLODGE, INC.   CORPORATION
                                              -------------    -----------   --------------   -----------
Stock Exchange                                        NYSE            NYSE             NDQ            NYSE
Ticker                                                 ESA             MCS            LODG             WEH
Market Price per Common Share as of 6/30/03   $      13.49    $      14.95    $       3.79    $       5.06
Shares Outstanding                                  94.031          29.462           5.118          12.994

Market Value of Common Equity                 $    1,268.5    $      440.5    $       19.4    $       65.8
Market Value of Preferred Equity                       0.0             0.0             0.0             0.0
Long-Term Debt                                     1,164.6           274.4            83.7           161.5
Less: Excess Cash/Investments                         (5.8)           (6.5)          (60.1)          (39.0)
                                              ------------    ------------   -------------    ------------
                      TOTAL OPERATING VALUE   $    2,427.4    $      708.4    $       43.1    $      188.3
                                              ============    ============   =============    ============

OPERATING DATA
  Fiscal 1999/2000 Sales                      $      518.0    $      348.1    $       58.3    $      125.8
  Fiscal 2000/2001 Sales                             541.5           375.3            43.0           120.6
  Fiscal 2001/2002 Sales                             547.9           389.8            28.3           194.2
  Average Sales of Prior Three Years                 535.8           371.1            43.2           146.9
  Trailing 12 months' Sales                          548.3           401.9            28.6           191.9

  Fiscal 1999/2000 EBITDA Margin                      50.0%           25.7%           -2.7%           27.0%
  Fiscal 2000/2001 EBITDA Margin                      48.7%           23.1%            6.6%           25.0%
  Fiscal 2001/2002 EBITDA Margin                      44.8%           23.7%          -13.2%           15.5%
  Average EBITDA Margin Prior Three Years             47.8%           24.1%           -1.9%           21.4%
  Trailing 12 Months' EBITDA Margin                   43.6%           22.2%          -13.6%           14.9%

  Fiscal 1999/2000 EBITDA                     $      259.1    $       89.6   ($        1.6)   $       34.0
  Fiscal 2000/2001 EBITDA                            263.9            86.7             2.9            30.2
  Fiscal 2001/2002 EBITDA                            245.5            92.3            (3.7)           30.0
  Average EBITDA of Prior Three Years                256.1            89.5            (0.8)           31.4
  Trailing 12 Months' EBITDA                         239.1            89.2            (3.9)           28.7

                                                  ARLINGTON      CANDLEWOOD HOTEL     CHOICE.HOTELS
                                               HOSPITALITY INC.    COMPANY INC.     INTERNATIONAL INC.
                                               ----------------    ------------     ------------------
Stock Exchange                                          NASNM               NAS                NYSE
Ticker                                                   HOST              CNDL                 CHH
Market Price per Common Share as of 6/30/03      $       3.07      $       0.31        $      27.31
Shares Outstanding                                      5.020             9.025              35.992

Market Value of Common Equity                    $       15.4      $        2.8        $      983.0
Market Value of Preferred Equity                          0.0             116.4                 0.0
Long-Term Debt                                           74.6              58.9               328.7
Less: Excess Cash/Investments                            (4.3)             (6.5)              (56.1)
                                                 ------------      ------------        ------------
                      TOTAL OPERATING VALUE      $       85.7      $      171.6        $    1,255.6
                                                 ============      ============        ============

OPERATING DATA
  Fiscal 1999/2000 Sales                         $       76.2      $      131.2        $      352.8
  Fiscal 2000/2001 Sales                                 77.2             130.1               341.4
  Fiscal 2001/2002 Sales                                 76.5             121.8               365.6
  Average Sales of Prior Three Years                     76.6             127.7               353.3
  Trailing 12 months' Sales                              77.8             119.9               371.8

  Fiscal 1999/2000 EBITDA Margin                         12.1%             24.0%               31.1%
  Fiscal 2000/2001 EBITDA Margin                         13.5%             16.7%               33.6%
  Fiscal 2001/2002 EBITDA Margin                         11.4%             -4.1%               32.2%
  Average EBITDA Margin Prior Three Years                12.3%             12.6%               32.3%
  Trailing 12 Months' EBITDA Margin                      10.4%             -8.8%               32.0%

  Fiscal 1999/2000 EBITDA                        $        9.2      $       31.5        $      109.7
  Fiscal 2000/2001 EBITDA                                10.4              21.8               114.7
  Fiscal 2001/2002 EBITDA                                 8.7              (5.0)              117.6
  Average EBITDA of Prior Three Years                     9.4              16.1               114.0
  Trailing 12 Months' EBITDA                              8.1             (10.6)              118.8

Page 18                             Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

GUIDELINE PUBLICLY-TRADED COMPANIES
($ IN MILLIONS EXCEPT FOR PER SHARE AMOUNTS)

                                                                                                    WESTCOAST
                                                   EXTENDED STAY    THE MARCUS                     HOSPITALITY
                                                   AMERICA, INC.   CORPORATION     SHOLODGE, INC.  CORPORATION
                                                   -------------   -----------     --------------  -----------
EBITDA MULTIPLES
  Average of three prior Fiscal Years                   9.5             7.9           (52.0)            6.0
  Fiscal Year 2001/2002                                 9.9             7.7           (11.5)            6.3
  Trailing 12 months                                   10.2             7.9           (11.1)            6.6

SALES MULTIPLES
  Average of three prior Fiscal Years                  4.53            1.91            1.00            1.28
  Fiscal Year 2001/2002                                4.43            1.82            1.52            0.97
  Trailing 12 months                                   4.43            1.76            1.51            0.98

Percentage of Debt in Capital Structure                  48%             38%             81%             71%
Percentage of Equity in Capital Structure                52%             62%             19%             29%

Size Risk Premium                                       7.3%            5.8%            0.0%            0.0%
Specific Risk Premium                                   0.0%            0.0%            0.0%            0.0%

RISK ADJUSTED MULTIPLES
  Average of three prior Fiscal Years EBITDA            7.0             6.2             n/a             6.0
  Fiscal Year 2001/2002 EBITDA                          7.2             6.0             n/a             6.3
  Trailing 12 months EBITDA                             7.3             6.2             n/a             6.6

  Average of three prior Fiscal Years' Sales           3.33            1.49            1.00            1.28
  Fiscal Year 2001/2002 Sales                          3.22            1.42            1.52            0.97
  Trailing 12 months Sales                             3.20            1.37            1.51            0.98

                                                    ARLINGTON      CANDLEWOOD HOTEL    CHOICE HOTELS
                                                  HOSPITALITY INC.    COMPANY INC.   INTERNATIONAL INC.
                                                  ----------------    ------------   ------------------
EBITDA MULTIPLES
  Average of three prior Fiscal Years                   9.1              10.7               11.0
  Fiscal Year 2001/2002                                 9.8             (34.4)              10.7
  Trailing 12 months                                   10.6             (16.3)              10.6

SALES MULTIPLES
  Average of three prior Fiscal Years                  1.12              1.34               3.55
  Fiscal Year 2001/2002                                1.12              1.41               3.43
  Trailing 12 months                                   1.10              1.43               3.38

Percentage of Debt in Capital Structure                  83%               33%                25%
Percentage of Equity in Capital Structure                17%               67%                75%

Size Risk Premium                                       0.0%              0.0%               6.8%
Specific Risk Premium                                   0.0%              0.0%               0.0%

RISK ADJUSTED MULTIPLES
  Average of three prior Fiscal Years EBITDA            9.1              10.7                7.1
  Fiscal Year 2001/2002 EBITDA                          9.8               n/a                6.9
  Trailing 12 months EBITDA                            10.6               n/a                6.9

  Average of three prior Fiscal Years' Sales           1.12              1.34               2.28
  Fiscal Year 2001/2002 Sales                          1.12              1.41               2.23
  Trailing 12 months Sales                             1.10              1.43               2.20

Page 19                             Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

GUIDELINE PUBLICLY-TRADED COMPANIES
IMPLIED MARKET GROWTH RATE ANALYSIS

JANUS SIZE PREMIUM                5.67%

                                                                                                     WESTCOAST
                                          EXTENDED STAY        THE MARCUS                           HOSPITALITY
                                          AMERICA, INC        CORPORATION       SHOLODGE, INC.      CORPORATION
                                          ------------        -----------       --------------      -----------
Beta                                                1.05               0.80               0.70               0.19
Risk-Free Rate                                      4.36%              4.36%              4.36%              4.36%
Market Risk Premium                                  7.0%               7.0%               7.0%               7.0%
Size Premium                                         1.2%               2.1%               5.7%               5.7%
Cost of Equity                                      12.9%              12.0%              14.9%              11.4%
Cost of Debt                                         8.9%               8.0%              10.0%               9.0%
After-Tax Cost of Debt                               5.4%               4.8%               6.4%               5.9%
% Equity in Capital Structure                       52.1%              61.6%              18.8%              28.9%
% Debt in Capital Structure                         47.9%              38.4%              81.2%              71.1%
-----------------------------------------------------------------------------------------------------------------
WEIGHTED COST OF CAPITAL                             9.3%               9.2%               8.0%               7.4%
=================================================================================================================
EBITDA                                   $         239.1    $          89.2    $          (3.9)   $          28.7
Depreciation and Amortization                       79.5               45.6                0.8               10.4
                                         ---------------    ---------------    ---------------    ---------------
Net Operating Profit                               159.6               43.6               (4.6)              18.3
Tax Rate                                            39.0%              40.5%              36.0%              35.0%
Taxes                                               62.2               17.7               (1.7)               6.4
                                         ---------------    ---------------    ---------------    ---------------
Net Operating Profit After-Tax (NOPAT)   $          97.3    $          25.9    $          (3.0)   $          11.9
                                         ===============    ===============    ===============    ===============

MARKET VALUE OF INVESTED CAPITAL         $       2,427.4    $         708.4    $          43.1    $         188.3

NOPAT Multiple                                      24.9               27.3              (14.5)              15.9
Implied Market Capitalization Rate                   4.0%               3.7%             -6.9%                6.3%
Weighted Cost of Capital                             9.3%               9.2%               8.0%               7.4%
-----------------------------------------------------------------------------------------------------------------
IMPLIED MARKET GROWTH RATE                           5.3%               5.6%               N/A                1.1%
=================================================================================================================
                                            ARLINGTON       CANDLEWOOD HOTEL    CHOICE.HOTELS
                                         HOSPITALITY INC.     COMPANY INC.    INTERNATIONAL INC.
                                         ----------------     ------------    ------------------
Beta                                               (0.01)              0.28               0.90
Risk-Free Rate                                      4.36%              4.36%              4.36%
Market Risk Premium                                  7.0%               7.0%               7.0%
Size Premium                                         5.7%               5.7%               1.5%
Cost of Equity                                      10.0%              12.0%              12.1%
Cost of Debt                                        10.0%               8.0%               6.2%
After-Tax Cost of Debt                               5.8%               5.0%               3.8%
% Equity in Capital Structure                       17.1%               1.6%              74.9%
% Debt in Capital Structure                         82.9%              98.4%              25.1%
----------------------------------------------------------------------------------------------
WEIGHTED COST OF CAPITAL                             6.5%               5.1%              10.1%
==============================================================================================
EBITDA                                   $           8.1    $         (10.6)   $         118.8
Depreciation and Amortization                        5.5                4.7               11.3
                                         ---------------    ---------------    ---------------
Net Operating Profit                                 2.5              (15.3)             107.5
Tax Rate                                            42.0%              38.0%              38.0%
Taxes                                                1.1               (5.8)              40.9
                                         ---------------    ---------------    ---------------
Net Operating Profit After-Tax (NOPAT)   $           1.5    $          (9.5)   $          66.7
                                         ===============    ===============    ===============

MARKET VALUE OF INVESTED CAPITAL         $          85.7    $         171.6    $       1,255.6

NOPAT Multiple                                      58.9              (18.1)              18.8
Implied Market Capitalization Rate                   1.7%              -5.5%               5.3%
Weighted Cost of Capital                             6.5%               5.1%              10.1%
----------------------------------------------------------------------------------------------
IMPLIED MARKET GROWTH RATE                           4.8%               N/A                4.7%
==============================================================================================

Page 20                             Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

GUIDELINE PUBLICLY-TRADED COMPANIES
RISK ANALYSIS

                                                                                                       WESTCOAST
                                            EXTENDED STAY        THE MARCUS                           HOSPITALITY
                                            AMERICA, INC.       CORPORATION       SHOLODGE, INC.      CORPORATION
                                            -------------       -----------       --------------      -----------
Market Price per Common Share              $         13.49    $         14.95    $          3.79    $          5.06

Shares Outstanding                                  94.031             29.462              5.118             12.994

Stock Market Capitalization                $       1,268.5    $         440.5    $          19.4    $          65.8

Long-Term Debt                                     1,164.6              274.4               83.7              161.5

Preferred Stock                                        0.0                0.0                0.0                0.0

Market Value of Invested Capital           $       2,433.1    $         714.9    $         103.1    $         227.3

Ratio of Debt/Preferred to Total Capital              47.9%              38.4%              81.2%              71.1%

Beta                                                  1.05               0.80               0.70               0.19

Tax Rate                                              39.0%              40.5%              36.0%              35.0%

-------------------------------------------------------------------------------------------------------------------
BUSINESS RISK INDEX                                   0.67               0.58               0.19               0.07

Financial Risk Index                                  0.38               0.22               0.51               0.12
===================================================================================================================

                                             ARLINGTON       CANDLEWOOD HOTEL    CHOICE.HOTELS
                                          HOSPITALITY INC.     COMPANY INC.    INTERNATIONAL INC.
                                          ----------------     ------------    ------------------
Market Price per Common Share              $          3.07    $          0.31    $         27.31

Shares Outstanding                                   5.020              9.025             35.992

Stock Market Capitalization                $          15.4    $           2.8    $         983.0

Long-Term Debt                                        74.6               58.9              328.7

Preferred Stock                                        0.0              116.4                0.0

Market Value of Invested Capital           $          90.0    $         178.1    $       1,311.7

Ratio of Debt/Preferred to Total Capital              82.9%              98.4%              25.1%

Beta                                                 (0.01)              0.28               0.90

Tax Rate                                              42.0%              38.0%              38.0%
------------------------------------------------------------------------------------------------
BUSINESS RISK INDEX                                  (0.00)              0.01               0.75

Financial Risk Index                                 (0.01)              0.27               0.15
================================================================================================

Page 21                              Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

TRAILING EBITDA ANALYSIS
($ 000)

                                                                         WESTCOAST
                            EXTENDED STAY  THE MARCUS                   HOSPITALITY
                            AMERICA, INC.  CORPORATION  SHOLODGE, INC.  CORPORATION
                            -------------  -----------  --------------  -----------
Latest Fiscal Year Sales      $ 547.9        $ 389.8       $  28.3        $ 194.2
Prior Period Sales             (124.8)        (288.3)         (7.3)         (42.5)
Current Period Sales            125.2          300.4           7.5           40.2
                              -------        -------      --------        -------
Trailing 12 Months Sales      $ 548.3        $ 401.9       $  28.6        $ 191.9
                              =======        =======      ========        =======

Latest Fiscal Year EBITDA     $ 245.5        $  92.3      ($   3.7)       $  30.0
Prior Period EBITDA             (52.4)         (74.1)          0.7           (4.2)
Current Period EBITDA            46.0           70.9          (0.8)           2.8
                              -------        -------      --------        -------
Trailing 12 Months' EBITDA    $ 239.1        $  89.2      ($   3.9)       $  28.7
                              =======        =======      ========        =======


                               ARLINGTON       CANDLEWOOD HOTEL   CHOICE HOTELS
                             HOSPITALITY INC.    COMPANY, INC.   INTERNATIONAL INC.
                             ----------------    -------------   ------------------
Latest Fiscal Year Sales        $  76.5              $ 121.8           $ 365.6
Prior Period Sales                (17.9)               (30.4)            (75.3)
Current Period Sales               19.2                 28.5              81.6
                                -------             --------           -------
Trailing 12 Months Sales        $  77.8              $ 119.9           $ 371.8
                                =======             ========           =======

Latest Fiscal Year EBITDA       $   8.7             ($ 4.985)          $ 117.6
Prior Period EBITDA                (0.9)                (2.6)            (18.8)
Current Period EBITDA               0.2                 (3.0)             20.0
                                -------             --------           -------
Trailing 12 Months' EBITDA      $   8.1              ($ 10.6)          $ 118.8
                                =======             ========           =======



Page 22                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

GUIDELINE ACQUISITION TRANSACTIONS
($000)

                                                                                        PURCHASE    TARGET'S    TARGET'S
         BUYER                                  TARGET                       DATE        PRICE      REVENUES     EBITDA
         -----                                  ------                       ----        -----      --------     ------
APPLE HOSPITALITY FIVE, INC.   THREE HOMEWOOD SUITES HOTELS IN               1/26/03   $ 32,500.0   $ 9,200.0   $ 3,400.0
                               BATON ROUGE, ALBUQUERQUE & COLORADO
                               SPRINGS. A TOTAL OF 393 SUITES.

Apple Hospitality Five, Inc.   Residence Inn by Marriott in                   1/3/03     14,300.0     4,100.0     1,900.0
                               Houston

APPLE HOSPITALITY TWO, INC.    15 RESIDENCE INNS BY MARRIOTT IN              3/29/02    133,400.0    64,000.0    22,000.0
                               SEVEN STATES WITH A TOTAL OF 2,130 SUITES.

WEST COAST HOSPITALITY CORP.   RED LION HOTELS                              12/31/01     53,300.0    85,733.3    14,133.3

Apple Suites, Inc.             Homewood Suite in Atlanta, Ga                 4/26/01     12,900.0     3,100.0     1,300.0
                               with 92 rooms.

Hersha Hospitality Trust       Four hotels. Comfort Suites, Holiday          5/19/00     19,700.0     5,600.0     2,036.0
                               Inn Express and two Hampton Inns.

Apple Suites, Inc.             Two Homewood Suites in PA and CO.              5/8/00     31,000.0     7,800.0     3,500.0

                               EBITDA   MULTIPLE OF   MULTIPLE OF
         BUYER                 MARGIN     REVENUE        EBITDA
         -----                 ------     -------        ------
APPLE HOSPITALITY FIVE, INC.    37.0%       3.5           9.6

Apple Hospitality Five, Inc.    46.3%       3.5           7.5

APPLE HOSPITALITY TWO, INC.     34.4%       2.1           6.1

WEST COAST HOSPITALITY CORP.    16.5%       0.6           3.8

Apple Suites, Inc.              41.9%       4.2           9.9

Hersha Hospitality Trust        36.4%       3.5           9.7

Apple Suites, Inc.              44.9%       4.0           8.9

Page 23                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

MARKET MULTIPLE VALUATIONS
($000)

                                                                                  3 YEAR
VALUES BASED UPON GUIDELINE PUBLIC COMPANIES            2003P        2002A        AVERAGE     AVERAGE
                                                        -----        -----        -------     -------
EBITDA                                                $  6,223.6   $  6,371.4   $  8,615.5
                                                      ----------   ----------   ----------

Multiple                                                     7.0          6.5          5.0

Market Value of Invested Capital                      $ 43,564.9   $ 41,414.4   $ 43,077.5   $ 42,685.6
                                                      ==========   ==========   ==========   ==========

Revenues                                              $ 38,865.7   $ 41,358.0   $ 45,220.3

Multiple                                                     1.2          1.1          1.0
                                                      ----------   ----------   ----------

Market Value of Invested Capital                      $ 46,638.8   $ 45,493.8   $ 45,220.3   $ 45,784.3
                                                      ==========   ==========   ==========   ==========

VALUES BASED UPON GUIDELINE ACQUISITION TRANSACTIONS                 2002A
                                                                     -----
EBITDA                                                             $  6,371.4

Multiple                                                                  7.0
                                                                   -----------

Market Value of Invested Capital                                   $ 44,600.1
                                                                   ==========

Revenues                                                           $ 41,358.0

Multiple                                                                  1.0
                                                                   -----------

Market Value of Invested Capital                                   $ 41,358.0
                                                                   ==========

Page 24                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

CONSOLIDATED PROJECTIONS
($000)

                              2001A (1)     2002A (1)       2003B         2004F         2005F         2006F         2007F
                              ---------     ---------       -----         -----         -----         -----         -----
Rooms available                  751.928       751.928       752.008       752.008       752.008       752.008       752.008
Occupancy %                         56.5%         57.2%         56.6%         57.2%         57.8%         58.7%         59.3%
Rooms sold                       425.087       429.897       425.687       430.021       434.379       441.409       445.880
Average daily room rate      $     64.86   $     61.67   $     58.90   $     60.14   $     60.65   $     61.17   $     61.81
Revenue per available room         36.67         35.26         33.34         34.39         35.03         35.90         36.65

REVENUE:
Rooms                        $  27,572.8   $  26,513.4   $  25,071.9   $  25,863.0   $  26,343.7   $  26,999.2   $  27,560.3
Food                             7,753.8       7,767.4       8,070.3       8,207.2       8,219.8       8,230.3       8,225.7
Beverage                         1,884.6       1,729.9       1,843.7       1,799.0       1,834.5       1,782.0       1,827.0
Telephone                          410.2         311.5         338.9         336.2         352.6         323.0         334.2
Other                              883.4         862.5         734.0         653.7         658.9         678.0         645.6
Management fees                  2,995.8       2,731.6       2,807.0       2,807.0       2,807.0       2,807.0       2,807.0
                             -----------   -----------   -----------   -----------   -----------   -----------   -----------
                 Total          41,500.5      39,916.3      38,865.7      39,666.2      40,216.5      40,819.5      41,399.8
Growth rate                          n/a          -3.8%         -2.6%          2.1%          1.4%          1.5%          1.4%

EXPENSES:
Rooms                            6,884.2       6,711.1       6,593.9       6,355.1       6,439.8       6,579.9       6,685.5
Food                             6,537.6       6,474.6       6,596.8       6,727.6       6,736.9       6,735.4       6,726.3
Beverage                         1,143.7       1,047.6       1,111.1       1,089.6       1,114.0       1,084.4       1,113.8
Telephone                          347.4         330.3         325.0         327.2         345.2         335.3         353.4
Administrative & general         6,350.1       6,318.9       6,006.4       5,735.9       5,822.4       5,906.4       5,996.8
Sales                            1,940.5       2,235.3       2,038.3       1,932.8       1,960.0       1,989.7       2,018.4
Utilities                        2,436.3       2,366.2       2,370.8       2,254.4       2,288.4       2,320.6       2,353.8
Repairs & maintenance            1,903.5       1,976.3       1,851.0       1,796.5       1,835.5       1,920.9       1,948.6
Taxes                            1,315.5       1,105.6         977.2         903.1         896.5         883.8         883.0
Lease                               79.4          64.2          59.9          54.8          56.1          51.9          53.2
Corporate                                                    4,711.8       4,853.1       4,998.7       5,148.7       5,303.1
Depreciation/amortization        3,552.1       3,746.2       4,016.5       3,650.7       3,560.3       3,537.4       3,483.3
                                                         -----------   -----------   -----------   -----------   -----------
                 Total                                      36,658.6      35,680.7      36,053.8      36,494.3      36,919.4
                                                         -----------   -----------   -----------   -----------   -----------

EBIT                                                         2,207.1       3,985.5       4,162.6       4,325.2       4,480.4
                                                         ===========   ===========   ===========   ===========   ===========

EBITDA                                                       6,223.6       7,636.2       7,722.9       7,862.5       7,963.8
                                                         ===========   ===========   ===========   ===========   ===========
Growth rate                                                                   22.7%          1.1%          1.8%          1.3%

CAPX                         $         -   $         -   $   1,207.2   $   1,900.0   $   1,900.0   $   1,850.0   $   1,850.0

(1) Reflects only the 12 currently owned hotels.

Page 25                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

CONSOLIDATED PROJECTIONS
($000)

                                                 2001A    2002A    2003B    2004F    2005F     2006F    2007F
                                                 -----    -----    -----    -----    -----     -----    -----
REVENUE:
Rooms                                             66.4%    66.4%    64.5%    65.2%    65.5%     66.1%    66.6%
Food                                              18.7%    19.5%    20.8%    20.7%    20.4%     20.2%    19.9%
Beverage                                           4.5%     4.3%     4.7%     4.5%     4.6%      4.4%     4.4%
Telephone                                          1.0%     0.8%     0.9%     0.8%     0.9%      0.8%     0.8%
Other                                              2.1%     2.2%     1.9%     1.6%     1.6%      1.7%     1.6%
Management fees                                    7.2%     6.8%     7.2%     7.1%     7.0%      6.9%     6.8%
                                                 -----    -----    -----    -----    -----     -----    -----
                     Total                       100.0%   100.0%   100.0%   100.0%   100.0%    100.0%   100.0%

EXPENSES:
Rooms                                             16.6%    16.8%    17.0%    16.0%    16.0%     16.1%    16.1%
Food                                              15.8%    16.2%    17.0%    17.0%    16.8%     16.5%    16.2%
Beverage                                           2.8%     2.6%     2.9%     2.7%     2.8%      2.7%     2.7%
Telephone                                          0.8%     0.8%     0.8%     0.8%     0.9%      0.8%     0.9%
Administrative & general                          15.3%    15.8%    15.5%    14.5%    14.5%     14.5%    14.5%
Sales                                              4.7%     5.6%     5.2%     4.9%     4.9%      4.9%     4.9%
Utilities                                          5.9%     5.9%     6.1%     5.7%     5.7%      5.7%     5.7%
Repairs & maintenance                              4.6%     5.0%     4.8%     4.5%     4.6%      4.7%     4.7%
Taxes                                              3.2%     2.8%     2.5%     2.3%     2.2%      2.2%     2.1%
Lease                                              0.2%     0.2%     0.2%     0.1%     0.1%      0.1%     0.1%
Corporate                                          0.0%     0.0%    12.1%    12.2%    12.4%     12.6%    12.8%
Depreciation/amortization                          8.6%     9.4%    10.3%     9.2%     8.9%      8.7%     8.4%
                                                                   -----    -----    -----     -----    -----
                     Total                                          94.3%    90.0%    89.6%     89.4%    89.2%
                                                                   -----    -----    -----     -----    -----

EBIT                                                                 5.7%    10.0%    10.4%     10.6%    10.8%
                                                                   =====    =====    =====     =====    =====

EBITDA                                                              16.0%    19.3%    19.2%     19.3%    19.2%
                                                                   =====    =====    =====     =====    =====
RFBT EXPENSES as a % of RFBT REVENUES:
Rooms expenses as a % of rooms revenue            25.0%    25.3%    26.3%    24.6%    24.4%     24.4%    24.3%
Food expenses as a % of food revenue              84.3%    83.4%    81.7%    82.0%    82.0%     81.8%    81.8%
Beverage expenses as a % of beverage revenue      60.7%    60.6%    60.3%    60.6%    60.7%     60.9%    61.0%
Telephone expenses as a % of telephone revenue    84.7%   106.0%    95.9%    97.3%    97.9%    103.8%   105.7%

Page 26                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

CONSOLIDATED PROJECTIONS

DISCOUNTED CASH FLOW VALUE         $44,445.6

                                     2003B       2004F       2005F       2006F       2007F     PERPETUITY
                                     -----       -----       -----       -----       -----     ----------
EBITDA                             $ 6,223.6   $ 7,636.2   $ 7,722.9   $ 7,862.5   $ 7,963.8
Depreciation/amortization            4,016.5     3,650.7     3,560.3     3,537.4     3,483.3
                                   ---------   ---------   ---------   ---------   ---------
Operating income                     2,207.1     3,985.5     4,162.6     4,325.2     4,480.4   $  4,614.9
Taxes                                  838.7     1,514.5     1,581.8     1,643.6     1,702.6      1,753.6
                                   ---------   ---------   ---------   ---------   ---------   ----------
Net operating profit after-tax       1,368.4     2,471.0     2,580.8     2,681.6     2,777.9      2,861.2
Add: depreciation                    4,016.5     3,650.7     3,560.3     3,537.4     3,483.3      3,200.0
Less: capx                           1,207.2     1,900.0     1,900.0     1,850.0     1,850.0      2,400.0
Less: change in w/c                        -           -           -           -           -            -
                                   ---------   ---------   ---------   ---------   ---------   ----------

Free cash flow                     $ 4,177.6   $ 4,221.7   $ 4,241.1   $ 4,369.0   $ 4,411.2   $  3,661.2

WEIGHTED COST OF CAPITAL                10.9%       10.9%       10.9%       10.9%       10.9%        10.9%

PV of FCF                          $ 3,967.6   $ 3,616.3   $ 3,276.7   $ 3,044.5   $ 2,772.6

                                             Perpetuity Value at start of Year 6               $ 46,518.2
                                             PV of Perpetuity                                  $ 27,767.9

Page 27                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

PROJECTIONS - CORPORATE
($000)

                                                         2001A  2002A    2003B       2004F       2005F       2006F       2007F
                                                         -----  -----    -----       -----       -----       -----       -----
--------------------------------------------------------------------------------------------------------------------------------
Management fees                                           n/a    n/a   $ 2,807.0     2,807.0     2,807.0     2,807.0     2,807.0
Other                                                                      859.4       859.4       859.4       859.4       859.4
                                                                       ---------   ---------   ---------   ---------   ---------
Total other income                                                     $ 3,666.4   $ 3,666.4   $ 3,666.4   $ 3,666.4   $ 3,666.4
                                                                       =========   =========   =========   =========   =========

================================================================================================================================

EXPENSES:
Administrative & general                                  n/a    n/a     4,375.6     4,506.9     4,642.1     4,781.3     4,924.8
Sales                                                     n/a    n/a       265.4       273.3       281.5       290.0       298.7
Utilities                                                 n/a    n/a         8.4         8.7         8.9         9.2         9.5
Repairs & maintenance                                     n/a    n/a        33.5        34.5        35.6        36.6        37.7
Taxes                                                     n/a    n/a        28.8        29.7        30.6        31.5        32.5
Lease                                                     n/a    n/a           -           -           -           -           -
Depreciation/amortization                                 n/a    n/a        76.9        76.9        76.9        76.9        76.9
                                                                       ---------   ---------   ---------   ---------   ---------
              Total                                                    $ 4,788.6   $ 4,930.0   $ 5,075.6   $ 5,225.5   $ 5,380.0
                                                                       =========   =========   =========   =========   =========

              Total excluding depreciation/amortization                $ 4,711.8   $ 4,853.1   $ 4,998.7   $ 5,148.7   $ 5,303.1
                                                                       =========   =========   =========   =========   =========

PROJECTED EXPENSE GROWTH RATES
Administrative & general                                                  n/a            3.0%        3.0%        3.0%        3.0%
Sales                                                                     n/a            3.0%        3.0%        3.0%        3.0%
Utilities                                                                 n/a            3.0%        3.0%        3.0%        3.0%
Repairs & maintenance                                                     n/a            3.0%        3.0%        3.0%        3.0%
Taxes                                                                     n/a            3.0%        3.0%        3.0%        3.0%
Lease                                                                     n/a            0.0%        0.0%        0.0%        0.0%
Depreciation/amortization                                                 n/a            0.0%        0.0%        0.0%        0.0%

Page 28                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

PROJECTIONS - CORPORATE
($000)

                                                         2001A  2002A    2003B       2004F       2005F       2006F       2007F
                                                         -----  -----    -----       -----       -----       -----       -----
Total Corporate expenses                                               $ 4,788.6   $ 4,930.0   $ 5,075.6   $ 5,225.5   $ 5,380.0

Tax savings                                                     38.0%    1,819.7     1,873.4     1,928.7     1,985.7     2,044.4
                                                                       ---------   ---------   ---------   ---------   ---------

After-tax expenses                                                       2,968.9     3,056.6     3,146.9     3,239.8     3,335.6

Weighted Cost of Capital                                                    10.9%       10.9%       10.9%       10.9%       10.9%

Present Value                                                          $ 2,819.6   $ 2,618.3   $ 2,431.3   $ 2,257.7   $ 2,096.5
                                                                       =========   =========   =========   =========   =========

Total 2003 - 2007                                          $12,223.4
Perpetuity start of 2008 (1)             $ 43,652.4
Perpetuity PV                                               26,057.2
                                                           ---------
PV of corporate expenses                                   $38,280.6
                                                           =========

(1) 2007 after-tax corporate expenses plus growth divided by the WCC less the perpetuity growth rate.

Page 29                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

MANAGEMENT AGREEMENTS
($000)

                                    ESTIMATED 2003 ESTIMATED 2003               TOTAL 2003
               PROPERTY                BASE FEE    INCENTIVE FEE   EXPIRATION       FEE       2004       2005       2006      2007
               --------                --------    -------------   ----------   ----------    ----       ----       ----      ----
HOJO OBT, Orlando                       $  48.0      $        -         Apr-05  $    48.0   $   48.0  $    48.0    $ 48.0  $   48.0
Holiday Inn, Calder                       130.0               -   M to M            130.0      130.0      130.0     130.0     130.0
Days Inn, Bradenton, FL                    45.0               -         Jan-05       45.0       45.0       45.0      45.0      45.0
Days Inn Inner Harbor                     220.0            20.0         Jan-05      240.0      240.0      240.0     240.0     240.0
Days Inn, Glen Burnie, MD                  75.0            25.0         Apr-05      100.0      100.0      100.0     100.0     100.0
Days Inn, West Palm, FL                    79.0               -         Dec-03       79.0       79.0       79.0      79.0      79.0
Howard Johnson, Austintown, OH             48.0               -         Jul-03       48.0       48.0       48.0      48.0      48.0
Holiday Inn Express, Baltimore             84.0               -         Jan-04       84.0       84.0       84.0      84.0      84.0
Holiday Inn, Oklahoma City                165.0               -         Nov-03      165.0      165.0      165.0     165.0     165.0
Holiday Inn, Indianapolis, IN              60.0               -         Nov-03       60.0       60.0       60.0      60.0      60.0
Microtel, Orlando                          60.0               -         Jan-04       60.0       60.0       60.0      60.0      60.0
Sleep Inn, Sarasota                        42.0               -         May-05       42.0       42.0       42.0      42.0      42.0
Knights Inn, West Palm Beach               75.0               -         Sep-06       75.0       75.0       75.0      75.0      75.0
Ramada (Lincoln), OK                       30.0               -         Jan-04       30.0       30.0       30.0      30.0      30.0
Knights Inn, Palm Harbor, FL               48.0                         Dec-03       48.0       48.0       48.0      48.0      48.0
Ponce de Leon Ctr., St. Augustine          35.0               -   M to M             35.0       35.0       35.0      35.0      35.0
Radison East Michigan                      75.0               -   M to M             75.0       75.0       75.0      75.0      75.0
HI West K. Mich.                          110.0               -   M to M            110.0      110.0      110.0     110.0     110.0
Days Inn Airport Michigan                  38.0               -   M to M             38.0       38.0       38.0      38.0      38.0
Radisson North Michigan                    90.0               -   M to M             90.0       90.0       90.0      90.0      90.0
Atlantis Spa, Pompano                      66.0                         Dec-03       66.0       66.0       66.0      66.0      66.0
Days Inn, Boston                           48.0               -         Dec-03       48.0       48.0       48.0      48.0      48.0
Radisson, Danbury, CT                      47.0               -         Sep-03       47.0       47.0       47.0      47.0      47.0
Pueblo Inn, Tucson                         85.0               -   M to M             85.0       85.0       85.0      85.0      85.0
Holiday Inn, Houma                         95.0               -         May-05       95.0       95.0       95.0      95.0      95.0
Holiday Inn Express, FT. Pierce            60.0               -         Aug-03       60.0       60.0       60.0      60.0      60.0
Holiday Inn, Minneapolis                   84.0               -         Apr-05       84.0       84.0       84.0      84.0      84.0
Days Inn, Orlando                          60.0               -                      60.0       60.0       60.0      60.0      60.0
Sheraton Four Points, Tarpon Springs       48.0               -         Feb-05       48.0       48.0       48.0      48.0      48.0
Ramada Inn, Intl. Drive, Orlando           54.0               -   M to M             54.0       54.0       54.0      54.0      54.0
Ramada Limited, Homestead                  50.0               -         Jan-05       50.0       50.0       50.0      50.0      50.0
Howard Johnson, Cutler Ridge               42.0               -         Dec-04       42.0       42.0       42.0      42.0      42.0

Page 30                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

MANAGEMENT AGREEMENTS
($000)

                                      ESTIMATED 2003    ESTIMATED 2003                  TOTAL 2003
               PROPERTY                  BASE FEE       INCENTIVE FEE     EXPIRATION        FEE
               --------                  --------       -------------     ----------    ----------
Comfort Inn, Richmond                        36.0               -             Apr-04          36.0
Radisson, Little Rock                       105.0            10.0             May-06         115.0
Cascades Rest. & River Cruises               60.0               -             May-05          60.0
Holiday Inn, Lansing                        255.0               -       Receivership         255.0

New Properties Added                                                                             -
                                                                                         ---------

Total                                                                                    $ 2,807.0

Income taxes                                                                   38.0%       1,066.7
                                                                                         ---------

After-tax management fees and other                                                        1,740.3

Weighted Cost of Capital                                                                      10.9%

Present Value                                                                            $ 1,652.8
                                                                                         =========

Total 2003 - 2007                                                                        $ 6,794.8
Perpetuity start of 2008 (1)                           $ 22,775.6
Perpetuity PV                                                                             13,595.3
                                                                                         ---------

PV of management fees and other                                                          $20,390.1
                                                                                         =========


               PROPERTY                         2004          2005          2006         2007
               --------                         ----          ----          ----         ----
Comfort Inn, Richmond                             36.0          36.0         36.0         36.0
Radisson, Little Rock                            115.0         115.0        115.0        115.0
Cascades Rest. & River Cruises                    60.0          60.0         60.0         60.0
Holiday Inn, Lansing                             255.0         255.0        255.0        255.0

New Properties Added                                 -             -            -            -
                                              --------     ---------     --------     --------

Total                                         $2,807.0     $ 2,807.0     $2,807.0     $2,807.0

Income taxes                                   1,066.7       1,066.7      1,066.7      1,066.7
                                              --------     ---------     --------     --------

After-tax management fees and other            1,740.3       1,740.3      1,740.3      1,740.3

Weighted Cost of Capital                          10.9%         10.9%        10.9%        10.9%

Present Value                                 $1,490.8     $ 1,344.6     $1,212.8     $1,093.9
                                              ========     =========     ========     ========

Total 2003 - 2007
Perpetuity start of 2008 (1)
Perpetuity PV


PV of management fees and other


(1) 2007 after-tax management fees plus growth divided by the WCC less the perpetuity growth rate.

Page 31                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

CONSOLIDATED PROJECTIONS - PROPERTY OPERATIONS ONLY
($000)

                               2001A       2002A         2003B          2004F         2005F          2006F          2007F
                               -----       -----         -----          -----         -----          -----          -----
Rooms available                751.928     751.928         752.008       752.008       752.008        752.008        752.008
Occupancy %                       56.5%       57.2%           56.6%         57.2%         57.8%          58.7%          59.3%
Rooms sold                     425.087     429.897     425.6868794     430.02139     434.37949     441.408645     445.879895
Average daily room rate      $   64.86   $   61.67    $      58.90    $    60.14    $    60.65    $     61.17    $     61.81
Revenue per available room       36.67       35.26           33.34         34.39         35.03          35.90          36.65

REVENUE:
Rooms                        $27,572.8   $26,513.4    $   25,071.9    $ 25,863.0    $ 26,343.7    $  26,999.2    $  27,560.3
Food                           7,753.8     7,767.4         8,070.3       8,207.2       8,219.8        8,230.3        8,225.7
Beverage                       1,884.6     1,729.9         1,843.7       1,799.0       1,834.5        1,782.0        1,827.0
Telephone                        410.2       311.5           338.9         336.2         352.6          323.0          334.2
Other                            883.4       862.5           734.0         653.7         658.9          678.0          645.6
                             ---------   ---------    ------------    ----------    ----------    -----------    -----------
                   Total      38,504.8    37,184.7        36,058.7      36,859.2      37,409.5       38,012.5       38,592.8
Growth rate                        n/a        -3.4%           -3.0%          2.2%          1.5%           1.6%           1.5%

EXPENSES:
Rooms                          6,884.2     6,711.1         6,593.9       6,355.1       6,439.8        6,579.9        6,685.5
Food                           6,537.6     6,474.6         6,596.8       6,727.6       6,736.9        6,735.4        6,726.3
Beverage                       1,143.7     1,047.6         1,111.1       1,089.6       1,114.0        1,084.4        1,113.8
Telephone                        347.4       330.3           325.0         327.2         345.2          335.3          353.4
Administrative & general       6,350.1     6,318.9         6,006.4       5,735.9       5,822.4        5,906.4        5,996.8
Sales                          1,940.5     2,235.3         2,038.3       1,932.8       1,960.0        1,989.7        2,018.4
Utilities                      2,436.3     2,366.2         2,370.8       2,254.4       2,288.4        2,320.6        2,353.8
Repairs & maintenance          1,903.5     1,976.3         1,851.0       1,796.5       1,835.5        1,920.9        1,948.6
Taxes                          1,315.5     1,105.6           977.2         903.1         896.5          883.8          883.0
Lease                             79.4        64.2            59.9          54.8          56.1           51.9           53.2
Depreciation/amortization      3,552.1     3,746.2         3,939.6       3,573.8       3,483.5        3,460.5        3,406.5
                             ---------   ---------    ------------    ----------    ----------    -----------    -----------
                   Total      32,490.2    32,376.5        31,870.0      30,750.7      30,978.3       31,268.8       31,539.4
                             ---------   ---------    ------------    ----------    ----------    -----------    -----------

PROPERTY EBIT                  6,014.6     4,808.2         4,188.7       6,108.5       6,431.2        6,743.7        7,053.4
                             =========   =========    ============    ==========    ==========    ===========    ===========

PROPERTY EBITDA                9,566.6     8,554.4         8,128.3       9,682.3       9,914.6       10,204.2       10,459.9
                             =========   =========    ============    ==========    ==========    ===========    ===========
Growth rate                        n/a       -10.6%           -5.0%         19.1%          2.4%           2.9%           2.5%

CAPX                         $       -   $       -    $    1,207.2    $  1,900.0    $  1,900.0    $   1,850.0    $   1,850.0

Page 32                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

CONSOLIDATED PROJECTIONS - PROPERTY OPERATIONS ONLY
($000)

                                                 2001A     2002A    2003B    2004F     2005F     2006F     2007F
                                                 -----     -----    -----    -----     -----     -----     -----
REVENUE:
Rooms                                             71.6%     71.3%    69.5%    70.2%     70.4%     71.0%     71.4%
Food                                              20.1%     20.9%    22.4%    22.3%     22.0%     21.7%     21.3%
Beverage                                           4.9%      4.7%     5.1%     4.9%      4.9%      4.7%      4.7%
Telephone                                          1.1%      0.8%     0.9%     0.9%      0.9%      0.8%      0.9%
Other                                              2.3%      2.3%     2.0%     1.8%      1.8%      1.8%      1.7%
                                                 -----     -----    -----    -----     -----     -----     -----
                   Total                         100.0%    100.0%   100.0%   100.0%    100.0%    100.0%    100.0%

EXPENSES:
Rooms                                             17.9%     18.0%    18.3%    17.2%     17.2%     17.3%     17.3%
Food                                              17.0%     17.4%    18.3%    18.3%     18.0%     17.7%     17.4%
Beverage                                           3.0%      2.8%     3.1%     3.0%      3.0%      2.9%      2.9%
Telephone                                          0.9%      0.9%     0.9%     0.9%      0.9%      0.9%      0.9%
Administrative & general                          16.5%     17.0%    16.7%    15.6%     15.6%     15.5%     15.5%
Sales                                              5.0%      6.0%     5.7%     5.2%      5.2%      5.2%      5.2%
Utilities                                          6.3%      6.4%     6.6%     6.1%      6.1%      6.1%      6.1%
Repairs & maintenance                              4.9%      5.3%     5.1%     4.9%      4.9%      5.1%      5.0%
Taxes                                              3.4%      3.0%     2.7%     2.5%      2.4%      2.3%      2.3%
Lease                                              0.2%      0.2%     0.2%     0.1%      0.2%      0.1%      0.1%
Depreciation/amortization                          9.2%     10.1%    10.9%     9.7%      9.3%      9.1%      8.8%
                                                 -----     -----    -----    -----     -----     -----     -----
                   Total                          84.4%     87.1%    88.4%    83.4%     82.8%     82.3%     81.7%
                                                 -----     -----    -----    -----     -----     -----     -----

PROPERTY EBIT                                     15.6%     12.9%    11.6%    16.6%     17.2%     17.7%     18.3%
                                                 =====     =====    =====    =====     =====     =====     =====

PROPERTY EBITDA                                   24.8%     23.0%    22.5%    26.3%     26.5%     26.8%     27.1%
                                                 =====     =====    =====    =====     =====     =====     =====

RFBT EXPENSES AS A % OF RFBT REVENUES:
Rooms expenses as a % of rooms revenue            25.0%     25.3%    26.3%    24.6%     24.4%     24.4%     24.3%
Food expenses as a % of food revenue              84.3%     83.4%    81.7%    82.0%     82.0%     81.8%     81.8%
Beverage expenses as a % of beverage revenue      60.7%     60.6%    60.3%    60.6%     60.7%     60.9%     61.0%
Telephone expenses as a % of telephone revenue    84.7%    106.0%    95.9%    97.3%     97.9%    103.8%    105.7%

Page 33                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

CONSOLIDATED PROJECTIONS - PROPERTY OPERATIONS ONLY

DISCOUNTED CASH FLOW VALUE       $62,036.0

                                   2003B       2004F        2005F       2006F        2007F      PERPETUITY
                                   -----       -----        -----       -----        -----      ----------
EBITDA                           $ 8,128.3   $ 9,682.3    $ 9,914.6   $ 10,204.2   $ 10,459.9
Depreciation/amortization          3,939.6     3,573.8      3,483.5      3,460.5      3,406.5
                                 ---------   ---------    ---------   ----------   ----------
Operating income                   4,188.7     6,108.5      6,431.2      6,743.7      7,053.4   $  7,265.0
Taxes                              1,591.7     2,321.2      2,443.9      2,562.6      2,680.3      2,760.7
                                 ---------   ---------    ---------   ----------   ----------   ----------
Net operating profit after-tax     2,597.0     3,787.3      3,987.3      4,181.1      4,373.1      4,504.3
Add: depreciation                  3,939.6     3,573.8      3,483.5      3,460.5      3,406.5      3,200.0
Less: capx                         1,207.2     1,900.0      1,900.0      1,850.0      1,850.0      2,400.0
Less: change in w/c                      -           -            -            -            -            -
                                 ---------   ---------    ---------   ----------   ----------   ----------

Free cash flow                   $ 5,329.4   $ 5,461.1    $ 5,570.8   $  5,791.6   $  5,929.6   $  5,304.3

WEIGHTED COST OF CAPITAL              10.9%       10.9%        10.9%        10.9%        10.9%        10.9%

PV of FCF                        $ 5,061.4   $ 4,677.9    $ 4,304.0   $  4,035.9   $  3,727.0

                                           Perpetuity Value at start of Year 6                  $ 67,395.0
                                           PV of Perpetuity                                     $ 40,229.8

Page 34                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

OPERATING STATISTICS

                              Days Inn    Best Western  Days Inn  Days Inn   Holiday Inn  Holiday Inn   Holiday Inn
                             Sharonville   Kings Qtrs.  Crabtree  Raleigh   Independence  North Canton     Hudson
                             -----------  ------------  --------  --------  ------------  ------------  -----------
ROOMS AVAILABLE
    2002                         52,195        90,520    44,530    40,515       132,860        70,810      105,120
    2001                         52,195        90,520    44,530    40,515       132,860        70,810      105,120
    2000                         52,338        90,768    44,652    40,626       133,224        71,004      105,408
    1999                         52,195        90,520    44,530    40,515       132,860        70,810      105,120

OCCUPANCY %
    2002                           66.0%         49.0%     65.0%     78.0%         54.0%         75.0%        48.0%
    2001                           58.0%         49.0%     61.0%     86.0%         52.0%         75.0%        49.0%
    2000                           61.0%         47.0%     68.0%     89.0%         61.0%         80.0%        52.0%
    1999                           61.0%         45.0%     64.0%     88.0%         63.0%         79.0%        57.0%

AVERAGE DAILY ROOM RATE
    2002                     $    36.42   $     67.19   $ 41.61   $ 63.82   $     77.18   $     68.76   $    69.54
    2001                          38.69         66.91     45.21     68.04         87.23         67.27        76.03
    2000                          41.23         66.30     45.44     70.78         91.36         65.57        82.46
    1999                          44.29         67.01     43.14     69.74         90.19         63.08        81.37

REVENUE PER AVAILABLE ROOM
    2002                     $    24.03   $     33.06   $ 27.03   $ 50.03   $     41.86   $     51.83   $    33.68
    2001                          22.42         32.99     27.43     58.52         45.69         50.70        36.99
    2000                          25.34         31.20     30.93     63.20         55.42         52.78        43.21
    1999                          26.81         29.90     27.46     61.65         56.52         49.66        46.16

                             Comfort Inn  Holiday Inn X    Red Roof      Days Inn    Days Inn
                                Akron      Juno Beach    Kings Island  Kings Island  Cambrdige
                             -----------  -------------  ------------  ------------  ---------
ROOMS AVAILABLE
    2002                         48,180         39,420        45,260        45,260     37,258
    2001                         48,180         39,420        45,260        45,260     37,258
    2000                         48,312         39,528        45,384        45,384     37,332
    1999                         48,180         38,690        45,260        45,260     37,595

OCCUPANCY %
    2002                           52.0%          78.0%         46.0%         52.0%      37.0%
    2001                           49.0%          67.0%         44.0%         58.0%      40.0%
    2000                           59.0%          78.0%         45.0%         54.0%      36.0%
    1999                           61.0%          82.0%         46.0%         59.0%      44.0%

AVERAGE DAILY ROOM RATE
    2002                     $    52.66     $    72.16   $     42.60   $     48.23   $  51.27
    2001                          56.43          73.89         47.27         49.01      50.46
    2000                          59.53          62.36         48.63         52.30      53.24
    1999                          60.40          59.93         50.66         58.01      53.10

REVENUE PER AVAILABLE ROOM
    2002                     $    27.48     $    56.14   $     19.46   $     25.00   $  19.17
    2001                          27.64          49.75         20.64         28.56      20.27
    2000                          34.88          48.81         21.77         28.03      19.35
    1999                          36.85          49.08         23.35         33.92      23.59

Page 35                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

OPERATING STATISTICS - PROPERTY OPERATIONS ONLY
(000)

                              2001A         2002A        2003B         2004F         2005F        2006F       2007F
                              -----         -----        -----         -----         -----        -----       -----
TOTAL REVENUE
Days Inn Sharonville       $   1,260.3   $   1,339.0   $  1,006.5   $  1,227.9    $  1,258.6   $  1,290.1   $  1,322.3
Best Western Kings Qtrs.       4,428.2       4,573.1      4,447.9      4,670.3       4,787.0      4,906.7      5,029.4
Days Inn Crabtree              1,829.5       1,822.9      1,737.1      1,824.0       1,869.6      1,916.3      1,964.2
Days Inn Raleigh               2,446.7       2,073.0      1,888.0      1,944.6       1,983.5      2,023.2      2,063.6
Holiday Inn Independence      10,497.3       9,843.4      9,772.5     10,065.7      10,317.4     10,575.3     10,839.7
Holiday Inn North Canton       5,102.6       5,065.6      5,098.8      5,302.8       5,435.3      5,571.2      5,710.5
Holiday Inn Hudson             6,401.8       5,998.4      5,682.4      5,284.6       5,126.1      4,972.3      4,823.2
Comfort Inn Akron              1,387.6       1,376.5      1,405.5      1,440.6       1,469.4      1,498.8      1,528.8
Holiday Inn X Juno Beach       2,017.5       2,250.3      2,279.8      2,302.6       2,325.6      2,372.1      2,395.8
Red Roof Kings Island            968.9         902.1        903.3        925.9         949.0        972.7        982.5
Days Inn Kings Island          1,374.4       1,197.6      1,153.4      1,176.4       1,194.1      1,206.0      1,218.1
Days Inn Cambridge               790.0         742.9        683.5        693.8         693.8        707.6        714.7
                           -----------   -----------   ----------   ----------    ----------   ----------   ----------
Total                      $  38,504.8   $  37,184.7   $ 36,058.7   $ 36,859.2    $ 37,409.5   $ 38,012.5   $ 38,592.8
                           ===========   ===========   ==========   ==========    ==========   ==========   ==========

ROOMS REVENUE
Days Inn Sharonville       $   1,170.0   $   1,254.3   $    930.1   $  1,135.2    $  1,170.2   $  1,205.7   $  1,237.0
Best Western Kings Qtrs.       2,986.4       2,992.9      2,890.8      3,100.3       3,185.4      3,271.4      3,358.3
Days Inn Crabtree              1,221.4       1,203.9      1,133.7      1,180.9       1,196.1      1,229.0      1,293.6
Days Inn Raleigh               2,370.8       2,027.1      1,840.6      1,871.8       1,915.3      1,927.7      1,971.9
Holiday Inn Independence       6,070.5       5,561.1      5,329.5      5,468.5       5,641.9      5,817.9      5,996.6
Holiday Inn North Canton       3,590.0       3,670.4      3,642.6      3,717.5       3,820.9      4,027.7      4,135.3
Holiday Inn Hudson             3,888.7       3,540.8      3,074.8      3,074.8       3,027.5      3,003.8      2,980.2
Comfort Inn Akron              1,331.8       1,323.8      1,345.7      1,373.1       1,399.0      1,425.2      1,451.5
Holiday Inn X Juno Beach       1,961.1       2,212.9      2,254.7      2,266.1       2,281.6      2,326.4      2,342.0
Red Roof Kings Island            934.4         880.7        869.2        888.9         909.0        929.3        929.3
Days Inn Kings Island          1,292.5       1,131.5      1,103.0      1,120.0       1,131.0      1,153.2      1,175.4
Days Inn Cambridge               755.2         714.1        657.2        665.8         665.8        681.8        689.1
                           -----------   -----------   ----------   ----------    ----------   ----------   ----------
Total                      $  27,572.8   $  26,513.4   $ 25,071.9   $ 25,863.0    $ 26,343.7   $ 26,999.2   $ 27,560.3
                           ===========   ===========   ==========   ==========    ==========   ==========   ==========

Page 36                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

OPERATING STATISTICS - PROPERTY OPERATIONS ONLY
(000)

                            2001A     2002A    2003B      2004F     2005F    2006F     2007F
                            -----     -----    -----      -----     -----    -----     -----
ROOMS AVAILABLE
Days Inn Sharonville        52.195    52.195    52.195    52.195    52.195    52.195    52.195
Best Western Kings Qtrs.    90.520    90.520    90.520    90.520    90.520    90.520    90.520
Days Inn Crabtree           44.530    44.530    44.530    44.530    44.530    44.530    44.530
Days Inn Raleigh            40.515    40.515    40.515    40.515    40.515    40.515    40.515
Holiday Inn Independence   132.860   132.860   132.860   132.860   132.860   132.860   132.860
Holiday Inn North Canton    70.810    70.810    70.810    70.810    70.810    70.810    70.810
Holiday Inn Hudson         105.120   105.120   105.120   105.120   105.120   105.120   105.120
Comfort Inn Akron           48.180    48.180    48.180    48.180    48.180    48.180    48.180
Holiday Inn X Juno Beach    39.420    39.420    39.528    39.528    39.528    39.528    39.528
Red Roof Kings Island       45.260    45.260    44.895    44.895    44.895    44.895    44.895
Days Inn Kings Island       45.260    45.260    45.260    45.260    45.260    45.260    45.260
Days Inn Cambridge          37.258    37.258    37.595    37.595    37.595    37.595    37.595
                           -------   -------   -------   -------   -------   -------   -------
Total                      751.928   751.928   752.008   752.008   752.008   752.008   752.008
                           =======   =======   =======   =======   =======   =======   =======

ROOMS SOLD
Days Inn Sharonville        30.238    34.441    28.185    30.273    30.795    31.317    31.317
Best Western Kings Qtrs.    44.636    44.545    45.169    45.260    46.165    47.070    47.976
Days Inn Crabtree           27.014    28.929    29.835    30.280    30.280    30.726    31.171
Days Inn Raleigh            34.846    31.763    31.197    31.197    31.399    31.602    31.804
Holiday Inn Independence    69.590    72.055    73.510    74.402    75.730    77.059    78.387
Holiday Inn North Canton    56.364    53.380    52.791    53.108    53.816    55.940    56.648
Holiday Inn Hudson          51.150    50.915    47.304    47.304    47.304    47.304    47.304
Comfort Inn Akron           23.601    25.140    27.186    27.463    27.704    27.944    28.185
Holiday Inn X Juno Beach    26.541    30.668    30.832    30.832    30.832    31.227    31.227
Red Roof Kings Island       19.766    20.674    19.754    19.754    19.978    20.203    20.203
Days Inn Kings Island       26.374    23.459    22.630    22.856    23.083    23.535    23.988
Days Inn Cambridge          14.967    13.928    17.294    17.294    17.294    17.482    17.670
                           -------   -------   -------   -------   -------   -------   -------
Total                      425.087   429.897   425.687   430.021   434.379   441.409   445.880
                           =======   =======   =======   =======   =======   =======   =======

Page 37                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

OPERATING STATISTICS - PROPERTY OPERATIONS ONLY
(000)

                             2001A         2002A         2003B        2004F        2005F        2006F         2007F
                             -----         -----         -----        -----        -----        -----         -----
AVERAGE DAILY ROOM RATE
Days Inn Sharonville       $  38.69      $    36.42    $   33.00    $   37.50    $   38.00    $    38.50    $    39.50
Best Western Kings Qtrs.      66.91           67.19        64.00        68.50        69.00         69.50         70.00
Days Inn Crabtree             45.21           41.61        38.00        39.00        39.50         40.00         41.50
Days Inn Raleigh              68.04           63.82        59.00        60.00        61.00         61.00         62.00
Holiday Inn Independence      87.23           77.18        72.50        73.50        74.50         75.50         76.50
Holiday Inn North Canton      63.69           68.76        69.00        70.00        71.00         72.00         73.00
Holiday Inn Hudson            76.03           69.54        65.00        65.00        64.00         63.50         63.00
Comfort Inn Akron             56.43           52.66        49.50        50.00        50.50         51.00         51.50
Holiday Inn X Juno Beach      73.89           72.16        73.13        73.50        74.00         74.50         75.00
Red Roof Kings Island         47.27           42.60        44.00        45.00        45.50         46.00         46.00
Days Inn Kings Island         49.01           48.23        48.74        49.00        49.00         49.00         49.00
Days Inn Cambridge            50.46           51.27        38.00        38.50        38.50         39.00         39.00
Company Average               64.86           61.67        58.90        60.14        60.65         61.17         61.81

REVENUE PER AVAILABLE ROOM
Days Inn Sharonville       $  22.42      $    24.03    $   17.82    $   21.75    $   22.42    $    23.10    $    23.70
Best Western Kings Qtrs.      32.99           33.06        31.94        34.25        35.19         36.14         37.10
Days Inn Crabtree             27.43           27.03        25.46        26.52        26.86         27.60         29.05
Days Inn Raleigh              58.52           50.03        45.43        46.20        47.28         47.58         48.67
Holiday Inn Independence      45.69           41.86        40.11        41.16        42.47         43.79         45.14
Holiday Inn North Canton      50.70           51.83        51.44        52.50        53.96         56.88         58.40
Holiday Inn Hudson            36.99           33.68        29.25        29.25        28.80         28.58         28.35
Comfort Inn Akron             27.64           27.48        27.93        28.50        29.04         29.58         30.13
Holiday Inn X Juno Beach      49.75           56.14        57.04        57.33        57.72         58.86         59.25
Red Roof Kings Island         20.64           19.46        19.36        19.80        20.25         20.70         20.70
Days Inn Kings Island         28.56           25.00        24.37        24.75        24.99         25.48         25.97
Days Inn Cambridge            20.27           19.17        17.48        17.71        17.71         18.14         18.33
Company Average               36.67           35.26        33.34        34.39        35.03         35.90         36.65

Page 38                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

OPERATING STATISTICS - PROPERTY OPERATIONS ONLY
(000)

                             2001A         2002A         2003B        2004F        2005F        2006F         2007F
                             -----         -----         -----        -----        -----        -----         -----
EBIT
Days Inn Sharonville       $    123.4    $    146.3    $  (128.4)   $   144.3    $   148.5    $    167.1    $    173.8
Best Western Kings Qtrs.        965.3         906.6        678.0        884.2        918.4         936.3         966.2
Days Inn Crabtree                85.5         104.7         30.6        155.4        163.2         174.0         197.7
Days Inn Raleigh                662.6         466.2        274.3        489.1        503.3         523.0         536.0
Holiday Inn Independence      2,067.4       1,455.5      1,540.5      1,860.7      1,986.6       2,078.8       2,181.2
Holiday Inn North Canton        993.6       1,002.4      1,013.0      1,059.0      1,098.9       1,200.6       1,256.5
Holiday Inn Hudson              643.7         477.4        318.2        591.4        655.9         701.6         753.9
Comfort Inn Akron                70.6         (17.9)       167.3        209.0        219.5         215.3         225.3
Holiday Inn X Juno Beach        199.0         328.7        423.5        453.0        472.3         474.4         487.2
Red Roof Kings Island             1.7         (45.5)       (40.1)        62.5         54.0          50.8          47.3
Days Inn Kings Island           193.5          60.4         38.8        134.6        145.3         157.7         161.0
Days Inn Cambridge                8.3         (76.8)      (127.1)        65.3         65.3          64.0          67.3
                           ----------    ----------    ---------    ---------    ---------    ----------    ----------
Total                      $  6,014.6    $  4,808.2    $ 4,188.7    $ 6,108.5    $ 6,431.2    $  6,743.7    $  7,053.4
                           ==========    ==========    =========    =========    =========    ==========    ==========

EBITDA
Days Inn Sharonville       $    305.4    $    341.0    $    87.1    $   328.5    $   334.8    $    354.2    $    362.9
Best Western Kings Qtrs.      1,290.8       1,250.4      1,080.2      1,281.2      1,301.3       1,319.1       1,343.4
Days Inn Crabtree               368.1         398.0        327.6        429.0        438.9         451.9         472.7
Days Inn Raleigh                977.1         785.3        596.2        767.1        781.0         800.2         814.6
Holiday Inn Independence      2,819.9       2,247.6      2,379.3      2,666.0      2,760.4       2,850.8       2,940.0
Holiday Inn North Canton      1,203.0       1,230.7      1,251.4      1,297.6      1,327.2       1,423.5       1,473.5
Holiday Inn Hudson            1,072.9         933.4        801.2        977.2      1,014.7       1,039.7       1,067.4
Comfort Inn Akron               199.3         117.3        312.2        347.3        357.6         353.2         362.9
Holiday Inn X Juno Beach        543.6         706.9        799.9        809.9        821.2         825.5         834.6
Red Roof Kings Island           150.5         112.2        116.8        201.4        194.4         191.9         187.8
Days Inn Kings Island           418.9         291.6        284.9        352.2        360.2         371.2         374.1
Days Inn Cambridge              217.1         140.2         91.6        224.9        222.8         223.2         225.9
                           ----------    ----------    ---------    ---------    ---------    ----------    ----------
Total                      $  9,566.6    $  8,554.4    $ 8,128.3    $ 9,682.3    $ 9,914.6    $ 10,204.2    $ 10,459.9
                           ==========    ==========    =========    =========    =========    ==========    ==========

Page 39                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

OPERATING STATISTICS - PROPERTY OPERATIONS ONLY
(000)

                           2001A     2002A    2003B    2004F   2005F   2006F   2007F
                           -----     ------   ------   -----   -----   -----   -----
EBIT MARGIN
Days Inn Sharonville         9.8%     10.9%   -12.8%   11.8%   11.8%   13.0%   13.1%
Best Western Kings Qtrs.    21.8%     19.8%    15.2%   18.9%   19.2%   19.1%   19.2%
Days Inn Crabtree            4.7%      5.7%     1.8%    8.5%    8.7%    9.1%   10.1%
Days Inn Raleigh            27.1%     22.5%    14.5%   25.1%   25.4%   25.9%   26.0%
Holiday Inn Independence    19.7%     14.8%    15.8%   18.5%   19.3%   19.7%   20.1%
Holiday Inn North Canton    19.5%     19.8%    19.9%   20.0%   20.2%   21.6%   22.0%
Holiday Inn Hudson          10.1%      8.0%     5.6%   11.2%   12.8%   14.1%   15.6%
Comfort Inn Akron            5.1%     -1.3%    11.9%   14.5%   14.9%   14.4%   14.7%
Holiday Inn X Juno Beach     9.9%     14.6%    18.6%   19.7%   20.3%   20.0%   20.3%
Red Roof Kings Island        0.2%     -5.0%    -4.4%    6.7%    5.7%    5.2%    4.8%
Days Inn Kings Island       14.1%      5.0%     3.4%   11.4%   12.2%   13.1%   13.2%
Days Inn Cambridge           1.0%    -10.3%   -18.6%    9.4%    9.4%    9.0%    9.4%
Total Company               15.6%     12.9%    11.6%   16.6%   17.2%   17.7%   18.3%

EBITDA MARGIN
Days Inn Sharonville        24.2%     25.5%     8.6%   26.8%   26.6%   27.5%   27.4%
Best Western Kings Qtrs.    29.1%     27.3%    24.3%   27.4%   27.2%   26.9%   26.7%
Days Inn Crabtree           20.1%     21.8%    18.9%   23.5%   23.5%   23.6%   24.1%
Days Inn Raleigh            39.9%     37.9%    31.6%   39.4%   39.4%   39.6%   39.5%
Holiday Inn Independence    26.9%     22.8%    24.3%   26.5%   26.8%   27.0%   27.1%
Holiday Inn North Canton    23.6%     24.3%    24.5%   24.5%   24.4%   25.6%   25.8%
Holiday Inn Hudson          16.8%     15.6%    14.1%   18.5%   19.8%   20.9%   22.1%
Comfort Inn Akron           14.4%      8.5%    22.2%   24.1%   24.3%   23.6%   23.7%
Holiday Inn X Juno Beach    26.9%     31.4%    35.1%   35.2%   35.3%   34.8%   34.8%
Red Roof Kings Island       15.5%     12.4%    12.9%   21.7%   20.5%   19.7%   19.1%
Days Inn Kings Island       30.5%     24.3%    24.7%   29.9%   30.2%   30.8%   30.7%
Days Inn Cambridge          27.5%     18.9%    13.4%   32.4%   32.1%   31.5%   31.6%
Total Company               24.8%     23.0%    22.5%   26.3%   26.5%   26.8%   27.1%

Page 40                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

DAYS INN SHARONVILLE - FINANCIAL PERFORMANCE
($000)

                               2001A       2002A        2003B        2004F       2005F       2006F        2007F
                               -----       -----        -----        -----       -----       -----        -----
Rooms available                 52.195      52.195       52.195       52.195      52.195      52.195       52.195
Occupancy %                       57.9%       66.0%        54.0%        58.0%       59.0%       60.0%        60.0%
Rooms sold                      30.238      34.441       28.185       30.273      30.795      31.317       31.317
Average daily room rate      $   38.69   $   36.42    $   33.00    $   37.50   $   38.00   $   38.50    $   39.50
Revenue per available room       22.42       24.03        17.82        21.75       22.42       23.10        23.70

REVENUE:
Rooms                        $ 1,170.0   $ 1,254.3    $   930.1    $ 1,135.2   $ 1,170.2   $ 1,205.7    $ 1,237.0
Food                                 -           -            -            -           -           -            -
Beverage                             -           -            -            -           -           -            -
Telephone                         20.4        14.8         14.8         18.5        18.9        19.5         19.7
Other                             69.9        69.9         61.6         74.1        69.5        64.9         65.6
                             ---------   ---------    ---------    ---------   ---------   ---------    ---------
                   Total       1,260.3     1,339.0      1,006.5      1,227.9     1,258.6     1,290.1      1,322.3
Growth rate                        n/a         6.2%       -24.8%        22.0%        2.5%        2.5%         2.5%

EXPENSES:
Rooms                            392.6       378.5        353.4        340.6       351.1       361.7        371.1
Food                                 -           -            -            -           -           -            -
Beverage                             -           -            -            -           -           -            -
Telephone                         20.2        16.5         16.8         18.5        18.9        19.5         19.7
Administrative & general         227.2       277.7        201.3        233.3       239.1       232.2        238.0
Sales                             94.2        90.0         82.9         73.7        75.5        77.4         79.3
Utilities                         96.7       104.7        109.2         95.8        98.2       100.6        103.1
Repairs & maintenance             90.1        89.5         97.5         86.0        88.1        90.3         92.6
Taxes                             33.9        41.1         58.3         51.6        52.9        54.2         55.5
Lease                                -           -            -            -           -           -            -
Depreciation/amortization        182.0       194.8        215.5        184.2       186.3       187.1        189.1
                             ---------   ---------    ---------    ---------   ---------   ---------    ---------
                   Total       1,137.0     1,192.8      1,134.9      1,083.6     1,110.1     1,123.0      1,148.5
                             ---------   ---------    ---------    ---------   ---------   ---------    ---------

PROPERTY EBIT                    123.4       146.3       (128.4)       144.3       148.5       167.1        173.8
                             =========   =========    =========    =========   =========   =========    =========

PROPERTY EBITDA                  305.4       341.0         87.1        328.5       334.8       354.2        362.9
                             =========   =========    =========    =========   =========   =========    =========
Growth rate                        n/a        11.7%       -74.5%       277.4%        1.9%        5.8%         2.5%

CAPX                         $       -   $       -    $   111.0    $   150.0   $   150.0   $   150.0    $   150.0

Page 41                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

DAYS INN SHARONVILLE - FINANCIAL PERFORMANCE
($000)

                                                 2001A    2002A    2003B    2004F    2005F    2006F    2007F
                                                 ------   ------   ------   ------   ------   ------   ------
REVENUE:
Rooms                                             92.8%    93.7%    92.4%    92.5%    93.0%    93.5%    93.5%
Food                                               0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Beverage                                           0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Telephone                                          1.6%     1.1%     1.5%     1.5%     1.5%     1.5%     1.5%
Other                                              5.5%     5.2%     6.1%     6.0%     5.5%     5.0%     5.0%
                                                 -----    -----    -----    -----    -----    -----    -----
                   Total                         100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%

EXPENSES:
Rooms                                             31.1%    28.3%    35.1%    27.7%    27.9%    28.0%    28.1%
Food                                               0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Beverage                                           0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Telephone                                          1.6%     1.2%     1.7%     1.5%     1.5%     1.5%     1.5%
Administrative & general                          18.0%    20.7%    20.0%    19.0%    19.0%    18.0%    18.0%
Sales                                              7.5%     6.7%     8.2%     6.0%     6.0%     6.0%     6.0%
Utilities                                          7.7%     7.8%    10.9%     7.8%     7.8%     7.8%     7.8%
Repairs & maintenance                              7.2%     6.7%     9.7%     7.0%     7.0%     7.0%     7.0%
Taxes                                              2.7%     3.1%     5.8%     4.2%     4.2%     4.2%     4.2%
Lease                                              0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Depreciation/amortization                         14.4%    14.5%    21.4%    15.0%    14.8%    14.5%    14.3%
                                                 -----    -----    -----    -----    -----    -----    -----
                   Total                          90.2%    89.1%   112.8%    88.2%    88.2%    87.0%    86.9%
                                                 -----    -----    -----    -----    -----    -----    -----

PROPERTY EBIT                                      9.8%    10.9%   -12.8%    11.7%    11.8%    12.9%    13.2%
                                                 =====    =====    =====    =====    =====    =====    =====

PROPERTY EBITDA                                   24.2%    25.5%     8.6%    26.7%    26.6%    27.4%    27.5%
                                                 =====    =====    =====    =====    =====    =====    =====
RFBT EXPENSES AS A % OF RFBT REVENUES:
Rooms expenses as a % of rooms revenue            33.6%    30.2%    38.0%    30.0%    30.0%    30.0%    30.0%
Food expenses as a % of food revenue               0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Beverage expenses as a % of beverage revenue       0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Telephone expenses as a % of telephone revenue    99.1%   111.1%   113.6%   100.0%   100.0%   100.0%   100.0%

Page 42                                   Appendix A

JANUS  HOTELS & RESORTS, INC.
VALUATION ANALYSIS

DAYS INN SHARONVILLE - DISCOUNTED CASH FLOW ANALYSIS
($000)

DISCOUNTED CASH FLOW VALUE                                              $1,640.3

                                          2003B       2004F       2005F       2006F       2007F     PERPETUITY
                                          -----       -----       -----       -----       -----     ----------
EBITDA                                  $    87.1   $   328.5   $   334.8   $   354.2   $   362.9
Depreciation/amortization                   215.5       184.2       186.3       187.1       189.1
                                        ---------   ---------   ---------   ---------   ---------
Operating income                           (128.4)      144.3       148.5       167.1       173.8   $   179.1
Taxes                                       (48.8)       54.8        56.4        63.5        66.1        68.0
                                        ---------   ---------   ---------   ---------   ---------   ---------
Net operating profit after-tax              (79.6)       89.5        92.1       103.6       107.8       111.0
Add: depreciation                           215.5       184.2       186.3       187.1       189.1       200.0
Less: capx                                  111.0       150.0       150.0       150.0       150.0       150.0
Less: change in w/c                             -           -           -           -           -           -
                                        ---------   ---------   ---------   ---------   ---------   ---------

Free cash flow                          $    24.9   $   123.7   $   128.4   $   140.7   $   146.9   $   161.0

WEIGHTED COST OF CAPITAL                     10.9%       10.9%       10.9%       10.9%       10.9%       10.9%

PV of FCF                               $    23.6   $   105.9   $    99.2   $    98.0   $    92.3

                                                    Perpetuity Value at start of Year 6             $ 2,045.8
                                                    PV of Perpetuity                                $ 1,221.2

Page 43                            Appendix A

JANUS  HOTELS & RESORTS, INC.
VALUATION ANALYSIS

BW KINGS QUARTERS - FINANCIAL PERFORMANCE
($000)

                              2001A       2002A       2003B       2004F       2005F       2006F       2007F
                              -----       -----       -----       -----       -----       -----       -----
Rooms available                90.520      90.520      90.520      90.520      90.520      90.520      90.520
Occupancy %                      49.3%       49.2%       49.9%       50.0%       51.0%       52.0%       53.0%
Rooms sold                     44.636      44.545      45.169      45.260      46.165      47.070      47.976
Average daily room rate     $   66.91   $   67.19   $   64.00   $   68.50   $   69.00   $   69.50   $   70.00
Revenue per available room      32.99       33.06       31.94       34.25       35.19       36.14       37.10

REVENUE:
Rooms                       $ 2,986.4   $ 2,992.9   $ 2,890.8   $ 3,100.3   $ 3,185.4   $ 3,271.4   $ 3,358.3
Food                          1,240.9     1,353.9     1,375.5     1,401.8     1,434.3     1,473.3     1,510.0
Beverage                         38.7        52.1        57.8        46.7        57.4        58.9        60.4
Telephone                        25.4        16.0        18.1        14.0        14.3        19.6        25.2
Other                           136.8       158.2       105.6       107.5        95.6        83.5        75.5
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
                    Total     4,428.2     4,573.1     4,447.9     4,670.3     4,787.0     4,906.7     5,029.4
Growth rate                       n/a         3.3%       -2.7%        5.0%        2.5%        2.5%        2.5%

EXPENSES:
Rooms                           648.6       672.9       679.9       682.1       700.8       713.2       732.1
Food                          1,079.7     1,191.5     1,162.1     1,191.5     1,219.2     1,252.3     1,283.5
Beverage                         27.4        41.9        48.1        37.4        45.9        47.1        48.3
Telephone                        24.2        32.8        33.1        21.0        21.5        29.5        37.8
Administrative & general        630.4       718.1       720.4       723.9       742.0       760.5       779.6
Sales                           236.4       239.0       261.9       256.9       263.3       269.9       276.6
Utilities                       227.0       171.1       201.4       210.2       215.4       220.8       226.3
Repairs & maintenance           183.6       190.5       198.3       200.8       210.6       220.8       226.3
Taxes                            71.1        64.8        62.5        65.4        67.0        73.6        75.4
Lease                             8.9           -           -           -           -           -           -
Depreciation/amortization       325.5       343.7       402.2       397.0       383.0       382.7       377.2
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
                    Total     3,463.0     3,666.4     3,769.9     3,786.1     3,868.7     3,970.4     4,063.2
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------

PROPERTY EBIT                   965.3       906.6       678.0       884.2       918.4       936.3       966.2
                            =========   =========   =========   =========   =========   =========   =========

PROPERTY EBITDA               1,290.8     1,250.4     1,080.2     1,281.2     1,301.3     1,319.1     1,343.4
                            =========   =========   =========   =========   =========   =========   =========
Growth rate                       n/a        -3.1%      -13.6%       18.6%        1.6%        1.4%        1.8%

CAPX                        $       -   $       -   $   460.7   $   500.0   $   500.0   $   500.0   $   500.0

Page 44                            Appendix A

JANUS  HOTELS & RESORTS, INC.
VALUATION ANALYSIS

BW KINGS QUARTERS - FINANCIAL PERFORMANCE
($000)

                                                   2001A     2002A    2003B    2004F    2005F    2006F    2007F
                                                   -----     -----    -----    -----    -----    -----    -----
REVENUE:
Rooms                                               67.4%     65.4%    65.0%    66.4%    66.5%    66.7%    66.8%
Food                                                28.0%     29.6%    30.9%    30.0%    30.0%    30.0%    30.0%
Beverage                                             0.9%      1.1%     1.3%     1.0%     1.2%     1.2%     1.2%
Telephone                                            0.6%      0.4%     0.4%     0.3%     0.3%     0.4%     0.5%
Other                                                3.1%      3.5%     2.4%     2.3%     2.0%     1.7%     1.5%
                                                   -----     -----    -----    -----    -----    -----    -----
                    Total                          100.0%    100.0%   100.0%   100.0%   100.0%   100.0%   100.0%

EXPENSES:
Rooms                                               14.6%     14.7%    15.3%    14.6%    14.6%    14.5%    14.6%
Food                                                24.4%     26.1%    26.1%    25.5%    25.5%    25.5%    25.5%
Beverage                                             0.6%      0.9%     1.1%     0.8%     1.0%     1.0%     1.0%
Telephone                                            0.5%      0.7%     0.7%     0.5%     0.4%     0.6%     0.8%
Administrative & general                            14.2%     15.7%    16.2%    15.5%    15.5%    15.5%    15.5%
Sales                                                5.3%      5.2%     5.9%     5.5%     5.5%     5.5%     5.5%
Utilities                                            5.1%      3.7%     4.5%     4.5%     4.5%     4.5%     4.5%
Repairs & maintenance                                4.1%      4.2%     4.5%     4.3%     4.4%     4.5%     4.5%
Taxes                                                1.6%      1.4%     1.4%     1.4%     1.4%     1.5%     1.5%
Lease                                                0.2%      0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Depreciation/amortization                            7.4%      7.5%     9.0%     8.5%     8.0%     7.8%     7.5%
                                                   -----     -----    -----    -----    -----    -----    -----
                    Total                           78.2%     80.2%    84.8%    81.1%    80.8%    80.9%    80.8%
                                                   -----     -----    -----    -----    -----    -----    -----

PROPERTY EBIT                                       21.8%     19.8%    15.2%    18.9%    19.2%    19.1%    19.2%
                                                   =====     =====    =====    =====    =====    =====    =====

PROPERTY EBITDA                                     29.1%     27.3%    24.3%    27.4%    27.2%    26.9%    26.7%
                                                   =====     =====    =====    =====    =====    =====    =====

RFBT EXPENSES AS A % OF RFBT REVENUES:
Rooms expenses as a % of rooms revenue              21.7%     22.5%    23.5%    22.0%    22.0%    21.8%    21.8%
Food expenses as a % of food revenue                87.0%     88.0%    84.5%    85.0%    85.0%    85.0%    85.0%
Beverage expenses as a % of beverage revenue        71.0%     80.5%    83.2%    80.0%    80.0%    80.0%    80.0%
Telephone expenses as a % of telephone revenue      95.4%    205.1%   183.0%   150.0%   150.0%   150.0%   150.0%

Page 45                            Appendix A

JANUS  HOTELS & RESORTS, INC.
VALUATION ANALYSIS

BW KINGS QUARTERS - DISCOUNTED CASH FLOW ANALYSIS
($000)

DISCOUNTED CASH FLOW VALUE                                              $6,945.3

                                          2003B       2004F       2005F       2006F       2007F     PERPETUITY
                                          -----       -----       -----       -----       -----     ----------
EBITDA                                  $ 1,080.2   $ 1,281.2   $ 1,301.3   $ 1,319.1   $ 1,343.4
Depreciation/amortization                   402.2       397.0       383.0       382.7       377.2
                                        ---------   ---------   ---------   ---------   ---------
Operating income                            678.0       884.2       918.4       936.3       966.2   $   995.2
Taxes                                       257.6       336.0       349.0       355.8       367.2       378.2
                                        ---------   ---------   ---------   ---------   ---------   ---------
Net operating profit after-tax              420.3       548.2       569.4       580.5       599.1       617.0
Add: depreciation                           402.2       397.0       383.0       382.7       377.2       300.0
Less: capx                                  460.7       500.0       500.0       500.0       500.0       225.0
Less: change in w/c                             -           -           -           -           -           -
                                        ---------   ---------   ---------   ---------   ---------   ---------
Free cash flow                          $   361.9   $   445.2   $   452.4   $   463.2   $   476.3   $   692.0

WEIGHTED COST OF CAPITAL                     10.9%       10.9%       10.9%       10.9%       10.9%       10.9%

PV of FCF                               $   343.7   $   381.3   $   349.5   $   322.8   $   299.3

                                                    Perpetuity Value at start of Year 6             $ 8,792.7
                                                    PV of Perpetuity                                $ 5,248.6

Page 46                            Appendix A

JANUS  HOTELS & RESORTS, INC.
VALUATION ANALYSIS

DAYS INN CRAB TREE - FINANCIAL PERFORMANCE
($000)

                              2001A       2002A       2003B       2004F       2005F       2006F       2007F
                              -----       -----       -----       -----       -----       -----       -----
Rooms available                44.530      44.530      44.530      44.530      44.530      44.530      44.530
Occupancy %                      60.7%       65.0%       67.0%       68.0%       68.0%       69.0%       70.0%
Rooms sold                     27.014      28.929      29.835      30.280      30.280      30.726      31.171
Average daily room rate     $   45.21   $   41.61   $   38.00   $   39.00   $   39.50   $   40.00   $   41.50
Revenue per available room      27.43       27.03       25.46       26.52       26.86       27.60       29.05

REVENUE:
Rooms                       $ 1,221.4   $ 1,203.9   $ 1,133.7   $ 1,180.9   $ 1,196.1   $ 1,229.0   $ 1,293.6
Food                            567.2       582.3       570.2       601.2       617.4       631.8       629.3
Beverage                            -           -           -           -           -           -           -
Telephone                        18.0        15.6        18.1        18.2        22.5        23.0        19.7
Other                           22.9         21.1        15.1        23.7        33.7        32.5        21.6
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
                    Total     1,829.5     1,822.9     1,737.1     1,824.0     1,869.6     1,916.3     1,964.2
Growth rate                       n/a        -0.4%       -4.7%        5.0%        2.5%        2.5%        2.5%

EXPENSES:
Rooms                           359.1       345.5       344.5       330.7       334.9       344.1       362.2
Food                            465.1       469.8       476.0       499.0       512.4       524.4       522.4
Beverage                            -           -           -           -           -           -           -
Telephone                        19.9        20.9        19.5        18.2        22.5        23.0        19.7
Administrative & general        342.8       306.4       304.6       291.8       299.1       306.6       314.3
Sales                            58.5        76.7        71.0        69.3        71.0        72.8        74.6
Utilities                        75.2        76.3        75.4        73.0        74.8        76.7        78.6
Repairs & maintenance            95.2        87.1        75.5        73.0        74.8        76.7        78.6
Taxes                            45.6        42.1        43.0        40.1        41.1        40.2        41.2
Lease                               -           -           -           -           -           -           -
Depreciation/amortization       282.6       293.3       296.9       273.6       275.8       277.9       275.0
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
                    Total     1,743.9     1,718.2     1,706.5     1,668.6     1,706.4     1,742.3     1,766.5
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------

PROPERTY EBIT                    85.5       104.7        30.6       155.4       163.2       174.0       197.7
                            =========   =========   =========   =========   =========   =========   =========

PROPERTY EBITDA                 368.1       398.0       327.6       429.0       438.9       451.9       472.7
                            =========   =========   =========   =========   =========   =========   =========
Growth rate                       n/a         8.1%      -17.7%       30.9%        2.3%        2.9%        4.6%

CAPX                        $       -   $       -   $    51.5   $    75.0   $    75.0   $    75.0   $    75.0

Page 47                            Appendix A

JANUS  HOTELS & RESORTS, INC.
VALUATION ANALYSIS

DAYS INN CRAB TREE - FINANCIAL PERFORMANCE
($000)

                                                    2001A    2002A    2003B    2004F    2005F    2006F    2007F
                                                    -----    -----    -----    -----    -----    -----    -----
REVENUE:
Rooms                                                66.8%    66.0%    65.3%    64.7%    64.0%    64.1%    65.9%
Food                                                 31.0%    31.9%    32.8%    33.0%    33.0%    33.0%    32.0%
Beverage                                              0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Telephone                                             1.0%     0.9%     1.0%     1.0%     1.2%     1.2%     1.0%
Other                                                 1.3%     1.2%     0.9%     1.3%     1.8%     1.7%     1.1%
                                                    -----    -----    -----    -----    -----    -----    -----
                    Total                           100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%

EXPENSES:
Rooms                                                19.6%    19.0%    19.8%    18.1%    17.9%    18.0%    18.4%
Food                                                 25.4%    25.8%    27.4%    27.4%    27.4%    27.4%    26.6%
Beverage                                              0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Telephone                                             1.1%     1.1%     1.1%     1.0%     1.2%     1.2%     1.0%
Administrative & general                             18.7%    16.8%    17.5%    16.0%    16.0%    16.0%    16.0%
Sales                                                 3.2%     4.2%     4.1%     3.8%     3.8%     3.8%     3.8%
Utilities                                             4.1%     4.2%     4.3%     4.0%     4.0%     4.0%     4.0%
Repairs & maintenance                                 5.2%     4.8%     4.3%     4.0%     4.0%     4.0%     4.0%
Taxes                                                 2.5%     2.3%     2.5%     2.2%     2.2%     2.1%     2.1%
Lease                                                 0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Depreciation/amortization                            15.4%    16.1%    17.1%    15.0%    14.8%    14.5%    14.0%
                                                    -----    -----    -----    -----    -----    -----    -----
                    Total                            95.3%    94.3%    98.2%    91.5%    91.3%    90.9%    89.9%
                                                    -----    -----    -----    -----    -----    -----    -----

PROPERTY EBIT                                         4.7%     5.7%     1.8%     8.6%     8.7%     9.1%    10.0%
                                                    =====    =====    =====    =====    =====    =====    =====

PROPERTY EBITDA                                      20.1%    21.8%    18.9%    23.6%    23.5%    23.6%    24.0%
                                                    =====    =====    =====    =====    =====    =====    =====

RFBT EXPENSES AS A % OF RFBT REVENUES:
Rooms expenses as a % of rooms revenue               29.4%    28.7%    30.4%    28.0%    28.0%    28.0%    28.0%
Food expenses as a % of food revenue                 82.0%    80.7%    83.5%    83.0%    83.0%    83.0%    83.0%
Beverage expenses as a % of beverage revenue          0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Telephone expenses as a % of telephone revenue      110.2%   134.5%   107.7%   100.0%   100.0%   100.0%   100.0%

Page 48                            Appendix A

JANUS  HOTELS & RESORTS, INC.
VALUATION ANALYSIS

DAYS INN CRAB TREE - DISCOUNTED CASH FLOW ANALYSIS
($000)

DISCOUNTED CASH FLOW VALUE                                              $2,587.9


                                          2003B       2004F       2005F       2006F       2007F     PERPETUITY
                                          -----       -----       -----       -----       -----     ----------
EBITDA                                  $   327.6   $   429.0   $   438.9   $   451.9   $   472.7
Depreciation/amortization                   296.9       273.6       275.8       277.9       275.0
                                        ---------   ---------   ---------   ---------   ---------
Operating income                             30.6       155.4       163.2       174.0       197.7   $   203.6
Taxes                                        11.6        59.0        62.0        66.1        75.1        77.4
                                        ---------   ---------   ---------   ---------   ---------   ---------
Net operating profit after-tax               19.0        96.3       101.2       107.9       122.6       126.3
Add: depreciation                           296.9       273.6       275.8       277.9       275.0       250.0
Less: capx                                   51.5        75.0        75.0        75.0        75.0       187.5
Less: change in w/c                             -           -           -           -           -           -
                                        ---------   ---------   ---------   ---------   ---------   ---------
Free cash flow                             $264.4   $   294.9   $   301.9   $   310.7   $   322.6   $   188.8

WEIGHTED COST OF CAPITAL                     10.9%       10.9%       10.9%       10.9%       10.9%       10.9%

PV of FCF                               $   251.1   $   252.6   $   233.3   $   216.5   $   202.7

                                                    Perpetuity Value at start of Year 6             $ 2,398.3
                                                    PV of Perpetuity                                $ 1,431.6

Page 49                            Appendix A

JANUS  HOTELS & RESORTS, INC.
VALUATION ANALYSIS

DAYS INN RALEIGH - FINANCIAL PERFORMANCE
($000)

                              2001A       2002A       2003B       2004F       2005F       2006F       2007F
                              -----       -----       -----       -----       -----       -----       -----
Rooms available                40.515      40.515      40.515      40.515      40.515      40.515      40.515
Occupancy %                      86.0%       78.4%       77.0%       77.0%       77.5%       78.0%       78.5%
Rooms sold                     34.846      31.763      31.197      31.197      31.399      31.602      31.804
Average daily room rate     $   68.04   $   63.82   $   59.00   $   60.00   $   61.00   $   61.00   $   62.00
Revenue per available room      58.52       50.03       45.43       46.20       47.28       47.58       48.67

REVENUE:
Rooms                       $ 2,370.8   $ 2,027.1   $ 1,840.6   $ 1,871.8   $ 1,915.3   $ 1,927.7   $ 1,971.9
Food                                -           -           -           -           -           -           -
Beverage                            -           -           -           -           -           -           -
Telephone                        36.5        18.6        20.7        25.6        26.1        30.5        31.3
Other                            39.5        27.3        26.6        47.2        42.1        65.0        60.5
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
                    Total     2,446.7     2,073.0     1,888.0     1,944.6     1,983.5     2,023.2     2,063.6
Growth rate                       n/a       -15.3%       -8.9%        3.0%        2.0%        2.0%        2.0%

EXPENSES:
Rooms                           606.4       513.6       506.4       467.9       478.8       481.9       493.0
Food                                -           -           -           -           -           -           -
Beverage                            -           -           -           -           -           -           -
Telephone                        26.1        16.1        13.0        19.2        19.5        22.9        23.5
Administrative & general        495.0       431.2       432.8       388.9       396.7       404.6       412.7
Sales                            83.7        93.3        92.2        83.6        85.3        87.0        88.7
Utilities                        87.1        81.0        86.4        77.8        79.3        80.9        82.5
Repairs & maintenance           103.5        99.4        99.6        87.5        89.3        91.0        92.9
Taxes                            61.8        52.0        60.3        52.5        53.6        54.6        55.7
Lease                             5.9         1.1         1.1           -           -           -           -
Depreciation/amortization       314.5       319.0       321.9       278.1       277.7       277.2       278.6
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
                    Total     1,784.1     1,606.8     1,613.7     1,455.6     1,480.2     1,500.2     1,527.6
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------

PROPERTY EBIT                   662.6       466.2       274.3       489.1       503.3       523.0       536.0
                            =========   =========   =========   =========   =========   =========   =========

PROPERTY EBITDA                 977.1       785.3       596.2       767.1       781.0       800.2       814.6
                            =========   =========   =========   =========   =========   =========   =========
Growth rate                       n/a       -19.6%      -24.1%       28.7%        1.8%        2.5%        1.8%

CAPX                        $       -   $       -   $    49.3   $    75.0   $    75.0   $    75.0   $    75.0

Page 50                            Appendix A

JANUS  HOTELS & RESORTS, INC.
VALUATION ANALYSIS

DAYS INN RALEIGH - FINANCIAL PERFORMANCE
($000)

                                                    2001A    2002A    2003B    2004F    2005F    2006F    2007F
                                                    -----    -----    -----    -----    -----    -----    -----
REVENUE:
Rooms                                                96.9%    97.8%    97.5%    96.3%    96.6%    95.3%    95.6%
Food                                                  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Beverage                                              0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Telephone                                             1.5%     0.9%     1.1%     1.3%     1.3%     1.5%     1.5%
Other                                                 1.6%     1.3%     1.4%     2.4%     2.1%     3.2%     2.9%
                                                    -----    -----    -----    -----    -----    -----    -----
                    Total                           100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%

EXPENSES:
Rooms                                                24.8%    24.8%    26.8%    24.1%    24.1%    23.8%    23.9%
Food                                                  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Beverage                                              0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Telephone                                             1.1%     0.8%     0.7%     1.0%     1.0%     1.1%     1.1%
Administrative & general                             20.2%    20.8%    22.9%    20.0%    20.0%    20.0%    20.0%
Sales                                                 3.4%     4.5%     4.9%     4.3%     4.3%     4.3%     4.3%
Utilities                                             3.6%     3.9%     4.6%     4.0%     4.0%     4.0%     4.0%
Repairs & maintenance                                 4.2%     4.8%     5.3%     4.5%     4.5%     4.5%     4.5%
Taxes                                                 2.5%     2.5%     3.2%     2.7%     2.7%     2.7%     2.7%
Lease                                                 0.2%     0.1%     0.1%     0.0%     0.0%     0.0%     0.0%
Depreciation/amortization                            12.9%    15.4%    17.1%    14.3%    14.0%    13.7%    13.5%
                                                    -----    -----    -----    -----    -----    -----    -----
                    Total                            72.9%    77.5%    85.5%    74.9%    74.6%    74.1%    74.0%
                                                    -----    -----    -----    -----    -----    -----    -----

PROPERTY EBIT                                        27.1%    22.5%    14.5%    25.1%    25.3%    25.8%    25.9%
                                                    =====    =====    =====    =====    =====    =====    =====

PROPERTY EBITDA                                      39.9%    37.9%    31.6%    39.4%    39.3%    39.5%    39.4%
                                                    =====    =====    =====    =====    =====    =====    =====

RFBT EXPENSES AS A % OF RFBT REVENUES:
Rooms expenses as a % of rooms revenue               25.6%    25.3%    27.5%    25.0%    25.0%    25.0%    25.0%
Food expenses as a % of food revenue                  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Beverage expenses as a % of beverage revenue          0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Telephone expenses as a % of telephone revenue       71.6%    86.5%    62.5%    75.0%    75.0%    75.0%    75.0%

Page 51                            Appendix A

JANUS  HOTELS & RESORTS, INC.
VALUATION ANALYSIS

DAYS INN RALEIGH - DISCOUNTED CASH FLOW ANALYSIS
($000)

DISCOUNTED CASH FLOW VALUE                                              $5,025.7

                                          2003B       2004F       2005F       2006F       2007F     PERPETUITY
                                          -----       -----       -----       -----       -----     ----------
EBITDA                                  $   596.2   $   767.1   $   781.0   $   800.2   $   814.6
Depreciation/amortization                   321.9       278.1       277.7       277.2       278.6
                                        ---------   ---------   ---------   ---------   ---------
Operating income                            274.3       489.1       503.3       523.0       536.0   $   552.1
Taxes                                       104.2       185.8       191.2       198.7       203.7       209.8
                                        ---------   ---------   ---------   ---------   ---------   ---------
Net operating profit after-tax              170.1       303.2       312.0       324.3       332.3       342.3
Add: depreciation                           321.9       278.1       277.7       277.2       278.6       250.0
Less: capx                                   49.3        75.0        75.0        75.0        75.0       187.5
Less: change in w/c                             -           -           -           -           -           -
                                        ---------   ---------   ---------   ---------   ---------   ---------

Free cash flow                          $   442.7   $   506.3   $   514.7   $   526.4   $   535.9   $   404.8

WEIGHTED COST OF CAPITAL                     10.9%       10.9%       10.9%       10.9%       10.9%       10.9%

PV of FCF                               $   420.4   $   433.7   $   397.7   $   366.8   $   336.8

                                                    Perpetuity Value at start of Year 6             $ 5,143.3
                                                    PV of Perpetuity                                $ 3,070.2

Page 52                            Appendix A

JANUS  HOTELS & RESORTS, INC.
VALUATION ANALYSIS

H.I. INDEPENDENCE - FINANCIAL PERFORMANCE
($000)

                              2001A       2002A       2003B       2004F       2005F       2006F       2007F
                              -----       -----       -----       -----       -----       -----       -----
Rooms available               132.860     132.860     132.860     132.860     132.860     132.860     132.860
Occupancy %                      52.4%       54.2%       55.3%       56.0%       57.0%       58.0%       59.0%
Rooms sold                     69.590      72.055      73.510      74.402      75.730      77.059      78.387
Average daily room rate     $   87.23   $   77.18   $   72.50   $   73.50   $   74.50   $   75.50   $   76.50
Revenue per available room      45.69       41.86       40.11       41.16       42.47       43.79       45.14

REVENUE:
Rooms                       $ 6,070.5   $ 5,561.1   $ 5,329.5   $ 5,468.5   $ 5,641.9   $ 5,817.9   $ 5,996.6
Food                          3,124.6     3,118.4     3,232.5     3,319.6     3,354.4     3,435.9     3,488.7
Beverage                      1,110.5     1,028.7     1,065.2     1,106.5     1,135.3     1,162.9     1,191.8
Telephone                       114.9        84.4        87.5        90.5        92.9        74.0        75.8
Other                            76.8        50.8        57.9        80.5        92.9        84.6        86.7
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
                    Total    10,497.3     9,843.4     9,772.5    10,065.7    10,317.4    10,575.3    10,839.7
Growth rate                       n/a        -6.2%       -0.7%        3.0%        2.5%        2.5%        2.5%

EXPENSES:
Rooms                         1,229.7     1,214.9     1,219.8     1,148.4     1,184.8     1,221.8     1,259.3
Food                          2,377.9     2,332.5     2,406.8     2,489.7     2,515.8     2,576.9     2,616.5
Beverage                        657.1       610.7       643.4       663.9       681.2       697.7       715.1
Telephone                        67.1        69.4        66.2        67.9        69.7        55.5        56.9
Administrative & general      1,548.8     1,461.2     1,333.4     1,308.5     1,341.3     1,374.8     1,409.2
Sales                           422.7       576.4       443.9       453.0       464.3       475.9       487.8
Utilities                       670.4       681.8       695.7       684.5       701.6       719.1       737.1
Repairs & maintenance           357.6       381.6       396.2       402.6       412.7       423.0       433.6
Taxes                           329.7       253.7       173.5       171.1       175.4       169.2       173.4
Lease                            16.3        13.7        14.4        10.1        10.3        10.6        10.8
Depreciation/amortization       752.6       792.0       838.8       805.3       773.8       772.0       758.8
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
                    Total     8,429.9     8,387.8     8,232.0     8,205.0     8,330.8     8,496.5     8,658.5
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------

PROPERTY EBIT                 2,067.4     1,455.5     1,540.5     1,860.7     1,986.6     2,078.8     2,181.2
                            =========   =========   =========   =========   =========   =========   =========

PROPERTY EBITDA               2,819.9     2,247.6     2,379.3     2,666.0     2,760.4     2,850.8     2,940.0
                            =========   =========   =========   =========   =========   =========   =========
Growth rate                       n/a       -20.3%        5.9%       12.0%        3.5%        3.3%        3.1%

CAPX                        $       -   $       -   $   156.9   $   350.0   $   350.0   $   300.0   $   300.0

Page 53                            Appendix A

JANUS  HOTELS & RESORTS, INC.
VALUATION ANALYSIS

H.I. INDEPENDENCE - FINANCIAL PERFORMANCE
($000)

                                                    2001A    2002A    2003B    2004F    2005F    2006F    2007F
                                                    -----    -----    -----    -----    -----    -----    -----
REVENUE:
Rooms                                                57.8%    56.5%    54.5%    54.3%    54.7%    55.0%    55.3%
Food                                                 29.8%    31.7%    33.1%    33.0%    32.5%    32.5%    32.2%
Beverage                                             10.6%    10.5%    10.9%    11.0%    11.0%    11.0%    11.0%
Telephone                                             1.1%     0.9%     0.9%     0.9%     0.9%     0.7%     0.7%
Other                                                 0.7%     0.5%     0.6%     0.8%     0.9%     0.8%     0.8%
                                                    -----    -----    -----    -----    -----    -----    -----
                    Total                           100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%

EXPENSES:
Rooms                                                11.7%    12.3%    12.5%    11.4%    11.5%    11.6%    11.6%
Food                                                 22.7%    23.7%    24.6%    24.7%    24.4%    24.4%    24.1%
Beverage                                              6.3%     6.2%     6.6%     6.6%     6.6%     6.6%     6.6%
Telephone                                             0.6%     0.7%     0.7%     0.7%     0.7%     0.5%     0.5%
Administrative & general                             14.8%    14.8%    13.6%    13.0%    13.0%    13.0%    13.0%
Sales                                                 4.0%     5.9%     4.5%     4.5%     4.5%     4.5%     4.5%
Utilities                                             6.4%     6.9%     7.1%     6.8%     6.8%     6.8%     6.8%
Repairs & maintenance                                 3.4%     3.9%     4.1%     4.0%     4.0%     4.0%     4.0%
Taxes                                                 3.1%     2.6%     1.8%     1.7%     1.7%     1.6%     1.6%
Lease                                                 0.2%     0.1%     0.1%     0.1%     0.1%     0.1%     0.1%
Depreciation/amortization                             7.2%     8.0%     8.6%     8.0%     7.5%     7.3%     7.0%
                                                    -----    -----    -----    -----    -----    -----    -----
                    Total                            80.3%    85.2%    84.2%    81.5%    80.7%    80.3%    79.9%
                                                    -----    -----    -----    -----    -----    -----    -----

PROPERTY EBIT                                        19.7%    14.8%    15.8%    18.5%    19.2%    19.7%    20.1%
                                                    =====    =====    =====    =====    =====    =====    =====

PROPERTY EBITDA                                      26.9%    22.8%    24.3%    26.5%    26.7%    27.0%    27.1%
                                                    =====    =====    =====    =====    =====    =====    =====

RFBT EXPENSES AS A % OF RFBT REVENUES:
Rooms expenses as a % of rooms revenue               20.3%    21.8%    22.9%    21.0%    21.0%    21.0%    21.0%
Food expenses as a % of food revenue                 76.1%    74.8%    74.5%    75.0%    75.0%    75.0%    75.0%
Beverage expenses as a % of beverage revenue         59.2%    59.4%    60.4%    60.0%    60.0%    60.0%    60.0%
Telephone expenses as a % of telephone revenue       58.4%    82.3%    75.7%    75.0%    75.0%    75.0%    75.0%

Page 54                            Appendix A

JANUS  HOTELS & RESORTS, INC.
VALUATION ANALYSIS

H.I. INDEPENDENCE - DISCOUNTED CASH FLOW ANALYSIS
($000)

DISCOUNTED CASH FLOW VALUE                                             $18,374.1

                                          2003B       2004F       2005F       2006F       2007F     PERPETUITY
                                          -----       -----       -----       -----       -----     ----------
EBITDA                                  $ 2,379.3   $ 2,666.0   $ 2,760.4   $ 2,850.8   $ 2,940.0
Depreciation/amortization                   838.8       805.3       773.8       772.0       758.8
                                        ---------   ---------   ---------   ---------   ---------
Operating income                          1,540.5     1,860.7     1,986.6     2,078.8     2,181.2   $ 2,246.6
Taxes                                       585.4       707.1       754.9       789.9       828.9       853.7
                                        ---------   ---------   ---------   ---------   ---------   ---------
Net operating profit after-tax              955.1     1,153.7     1,231.7     1,288.9     1,352.3     1,392.9
Add: depreciation                           838.8       805.3       773.8       772.0       758.8       650.0
Less: capx                                  156.9       350.0       350.0       300.0       300.0       487.5
Less: change in w/c                             -           -           -           -           -           -
                                        ---------   ---------   ---------   ---------   ---------   ---------

Free cash flow                          $ 1,637.0   $ 1,608.9   $ 1,655.5   $ 1,760.8   $ 1,811.1   $ 1,555.4


WEIGHTED COST OF CAPITAL                     10.9%       10.9%       10.9%       10.9%       10.9%       10.9%

PV of FCF                               $ 1,554.7   $ 1,378.2   $ 1,279.1   $ 1,227.1   $ 1,138.3

                                                     Perpetuity Value at start of Year 6            $19,762.6
                                                     PV of Perpetuity                               $11,796.8

Page 55                            Appendix A

JANUS  HOTELS & RESORTS, INC.
VALUATION ANALYSIS

H.I. CANTON - FINANCIAL PERFORMANCE
($000)

                              2001A       2002A       2003B       2004F       2005F       2006F       2007F
                              -----       -----       -----       -----       -----       -----       -----
Rooms available                70.810      70.810      70.810      70.810      70.810      70.810      70.810
Occupancy %                      79.6%       75.4%       74.6%       75.0%       76.0%       79.0%       80.0%
Rooms sold                     56.364      53.380      52.791      53.108      53.816      55.940      56.648
Average daily room rate     $   63.69   $   68.76   $   69.00   $   70.00   $   71.00   $   72.00   $   73.00
Revenue per available room      50.70       51.83       51.44       52.50       53.96       56.88       58.40

REVENUE:
Rooms                       $ 3,590.0   $ 3,670.4   $ 3,642.6   $ 3,717.5   $ 3,820.9   $ 4,027.7   $ 4,135.3
Food                          1,117.9     1,026.9     1,089.7     1,192.9     1,223.0     1,198.1     1,198.5
Beverage                        278.5       260.9       271.1       275.7       282.7       261.9       285.4
Telephone                        62.0        49.4        47.5        53.0        54.4        39.0        40.0
Other                            54.2        58.0        47.9        63.6        54.4        44.6        51.4
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
                    Total     5,102.6     5,065.6     5,098.8     5,302.8     5,435.3     5,571.2     5,710.5
Growth rate                       n/a        -0.7%        0.7%        4.0%        2.5%        2.5%        2.5%

EXPENSES:
Rooms                           879.4       882.8       859.4       892.2       917.0       966.6       992.5
Food                          1,025.8       971.1     1,010.8     1,109.4     1,137.4     1,114.2     1,114.6
Beverage                        194.3       173.9       182.2       184.7       189.4       175.5       191.2
Telephone                        25.6        25.9        21.5        26.5        27.2        19.5        20.0
Administrative & general        814.6       796.3       804.3       795.4       815.3       835.7       856.6
Sales                           330.1       360.8       359.1       371.2       380.5       390.0       399.7
Utilities                       257.1       243.4       232.1       238.6       244.6       250.7       257.0
Repairs & maintenance           235.8       247.1       251.5       265.1       271.8       278.6       285.5
Taxes                            93.3        88.6        83.3        79.5        81.5        78.0        79.9
Lease                            43.4        44.8        43.2        42.4        43.5        39.0        40.0
Depreciation/amortization       209.4       228.3       238.3       238.6       228.3       222.8       217.0
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
                    Total     4,109.0     4,063.2     4,085.8     4,243.8     4,336.4     4,370.6     4,454.0
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------

PROPERTY EBIT                   993.6     1,002.4     1,013.0     1,059.0     1,098.9     1,200.6     1,256.5
                            =========   =========   =========   =========   =========   =========   =========

PROPERTY EBITDA               1,203.0     1,230.7     1,251.4     1,297.6     1,327.2     1,423.5     1,473.5
                            =========   =========   =========   =========   =========   =========   =========
Growth rate                       n/a         2.3%        1.7%        3.7%        2.3%        7.3%        3.5%

CAPX                        $       -   $       -   $    98.0   $   150.0   $   150.0   $   150.0   $   150.0

Page 56                            Appendix A

JANUS  HOTELS & RESORTS, INC.
VALUATION ANALYSIS

H.I. CANTON - FINANCIAL PERFORMANCE
($000)

                                                    2001A    2002A    2003B    2004F    2005F    2006F    2007F
                                                    -----    -----    -----    -----    -----    -----    -----
REVENUE:
Rooms                                                70.4%    72.5%    71.4%    70.1%    70.3%    72.3%    72.4%
Food                                                 21.9%    20.3%    21.4%    22.5%    22.5%    21.5%    21.0%
Beverage                                              5.5%     5.1%     5.3%     5.2%     5.2%     4.7%     5.0%
Telephone                                             1.2%     1.0%     0.9%     1.0%     1.0%     0.7%     0.7%
Other                                                 1.1%     1.1%     0.9%     1.2%     1.0%     0.8%     0.9%
                                                    -----    -----    -----    -----    -----    -----    -----
                    Total                           100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%

EXPENSES:
Rooms                                                17.2%    17.4%    16.9%    16.8%    16.9%    17.4%    17.4%
Food                                                 20.1%    19.2%    19.8%    20.9%    20.9%    20.0%    19.5%
Beverage                                              3.8%     3.4%     3.6%     3.5%     3.5%     3.1%     3.3%
Telephone                                             0.5%     0.5%     0.4%     0.5%     0.5%     0.4%     0.3%
Administrative & general                             16.0%    15.7%    15.8%    15.0%    15.0%    15.0%    15.0%
Sales                                                 6.5%     7.1%     7.0%     7.0%     7.0%     7.0%     7.0%
Utilities                                             5.0%     4.8%     4.6%     4.5%     4.5%     4.5%     4.5%
Repairs & maintenance                                 4.6%     4.9%     4.9%     5.0%     5.0%     5.0%     5.0%
Taxes                                                 1.8%     1.7%     1.6%     1.5%     1.5%     1.4%     1.4%
Lease                                                 0.9%     0.9%     0.8%     0.8%     0.8%     0.7%     0.7%
Depreciation/amortization                             4.1%     4.5%     4.7%     4.5%     4.2%     4.0%     3.8%
                                                    -----    -----    -----    -----    -----    -----    -----
                    Total                            80.5%    80.2%    80.1%    80.0%    79.8%    78.4%    78.0%
                                                    -----    -----    -----    -----    -----    -----    -----

PROPERTY EBIT                                        19.5%    19.8%    19.9%    20.0%    20.2%    21.5%    22.0%
                                                    =====    =====    =====    =====    =====    =====    =====

PROPERTY EBITDA                                      23.6%    24.3%    24.5%    24.5%    24.4%    25.5%    25.8%
                                                    =====    =====    =====    =====    =====    =====    =====

RFBT EXPENSES AS A % OF RFBT REVENUES:
Rooms expenses as a % of rooms revenue               24.5%    24.1%    23.6%    24.0%    24.0%    24.0%    24.0%
Food expenses as a % of food revenue                 91.8%    94.6%    92.8%    93.0%    93.0%    93.0%    93.0%
Beverage expenses as a % of beverage revenue         69.8%    66.7%    67.2%    67.0%    67.0%    67.0%    67.0%
Telephone expenses as a % of telephone revenue       41.3%    52.5%    45.1%    50.0%    50.0%    50.0%    50.0%

Page 57                            Appendix A

JANUS  HOTELS & RESORTS, INC.
VALUATION ANALYSIS

H.I. CANTON - DISCOUNTED CASH FLOW ANALYSIS
($000)

DISCOUNTED CASH FLOW VALUE                                              $9,521.2

                                          2003B       2004F       2005F       2006F       2007F     PERPETUITY
                                          -----       -----       -----       -----       -----     ----------
EBITDA                                  $ 1,251.4   $ 1,297.6   $ 1,327.2   $ 1,423.5   $ 1,473.5
Depreciation/amortization                   238.3       238.6       228.3       222.8       217.0
                                        ---------   ---------   ---------   ---------   ---------
Operating income                          1,013.0     1,059.0     1,098.9     1,200.6     1,256.5   $ 1,294.2
Taxes                                       385.0       402.4       417.6       456.2       477.5       491.8
                                        ---------   ---------   ---------   ---------   ---------   ---------
Net operating profit after-tax              628.1       656.6       681.3       744.4       779.0       802.4
Add: depreciation                           238.3       238.6       228.3       222.8       217.0       200.0
Less: capx                                   98.0       150.0       150.0       150.0       150.0       150.0
Less: change in w/c                             -           -           -           -           -           -
                                        ---------   ---------   ---------   ---------   ---------   ---------

Free cash flow                          $   768.4   $   745.2   $   759.6   $   817.2   $   846.0   $   852.4

WEIGHTED COST OF CAPITAL                     10.9%       10.9%       10.9%       10.9%       10.9%       10.9%

PV of FCF                               $   729.8   $   638.3   $   586.9   $   569.5   $   531.8

                                                    Perpetuity Value at start of Year 6             $10,830.4
                                                    PV of Perpetuity                                $ 6,464.9

Page 58                            Appendix A

JANUS  HOTELS & RESORTS, INC.
VALUATION ANALYSIS

H.I. HUDSON - FINANCIAL PERFORMANCE
($000)

                              2001A       2002A       2003B       2004F       2005F       2006F       2007F
                              -----       -----       -----       -----       -----       -----       -----
Rooms available               105.120     105.120     105.120     105.120     105.120     105.120     105.120
Occupancy %                      48.7%       48.4%       45.0%       45.0%       45.0%       45.0%       45.0%
Rooms sold                     51.150      50.915      47.304      47.304      47.304      47.304      47.304
Average daily room rate     $   76.03   $   69.54   $   65.00   $   65.00   $   64.00   $   63.50   $   63.00
Revenue per available room      36.99       33.68       29.25       29.25       28.80       28.58       28.35

REVENUE:
Rooms                       $ 3,888.7   $ 3,540.8   $ 3,074.8   $ 3,074.8   $ 3,027.5   $ 3,003.8   $ 2,980.2
Food                          1,703.2     1,685.9     1,802.4     1,691.8     1,590.7     1,491.3     1,399.1
Beverage                        456.9       388.4       449.5       370.1       359.2       298.3       289.5
Telephone                        47.2        45.4        50.9        31.7        30.8        24.9        24.1
Other                           305.8       338.0       304.9       116.3       118.0       154.1       130.3
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
                    Total     6,401.8     5,998.4     5,682.4     5,284.6     5,126.1     4,972.3     4,823.2
Growth rate                       n/a        -6.3%       -5.3%       -7.0%       -3.0%       -3.0%       -3.0%

EXPENSES:
Rooms                           952.0       882.1       804.2       768.7       726.6       720.9       685.4
Food                          1,589.0     1,509.6     1,541.2     1,438.0     1,352.1     1,267.6     1,189.3
Beverage                        264.8       221.2       237.3       203.5       197.5       164.0       159.2
Telephone                        54.6        43.2        45.1        31.7        30.8        24.9        24.1
Administrative & general        995.5       929.3       901.3       739.8       717.7       696.1       675.2
Sales                           400.7       464.3       394.9       317.1       307.6       298.3       289.4
Utilities                       492.0       489.2       482.6       406.9       394.7       382.9       371.4
Repairs & maintenance           315.7       298.7       296.3       253.7       246.1       248.6       241.2
Taxes                           264.2       225.8       178.3       148.0       138.4       129.3       120.6
Lease                             0.3         1.8           -           -           -           -           -
Depreciation/amortization       429.1       455.9       483.0       385.8       358.8       338.1       313.5
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
                    Total     5,758.0     5,521.0     5,364.2     4,693.2     4,470.2     4,270.8     4,069.3
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------

PROPERTY EBIT                   643.7       477.4       318.2       591.4       655.9       701.6       753.9
                            =========   =========   =========   =========   =========   =========   =========

PROPERTY EBITDA               1,072.9       933.4       801.2       977.2     1,014.7     1,039.7     1,067.4
                            =========   =========   =========   =========   =========   =========   =========
Growth rate                       n/a       -13.0%      -14.2%       22.0%        3.8%        2.5%        2.7%

CAPX                        $       -   $       -   $    97.5   $   100.0   $   100.0   $   100.0   $   100.0

Page 59                            Appendix A

JANUS  HOTELS & RESORTS, INC.
VALUATION ANALYSIS

H.I. HUDSON - FINANCIAL PERFORMANCE
($000)

                                                    2001A    2002A    2003B    2004F    2005F    2006F    2007F
                                                    -----    -----    -----    -----    -----    -----    -----
REVENUE:
Rooms                                                60.7%    59.0%    54.1%    58.2%    59.1%    60.4%    61.8%
Food                                                 26.6%    28.1%    31.7%    32.0%    31.0%    30.0%    29.0%
Beverage                                              7.1%     6.5%     7.9%     7.0%     7.0%     6.0%     6.0%
Telephone                                             0.7%     0.8%     0.9%     0.6%     0.6%     0.5%     0.5%
Other                                                 4.8%     5.6%     5.4%     2.2%     2.3%     3.1%     2.7%
                                                    -----    -----    -----    -----    -----    -----    -----
                    Total                           100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%

EXPENSES:
Rooms                                                14.9%    14.7%    14.2%    14.5%    14.2%    14.5%    14.2%
Food                                                 24.8%    25.2%    27.1%    27.2%    26.4%    25.5%    24.7%
Beverage                                              4.1%     3.7%     4.2%     3.9%     3.9%     3.3%     3.3%
Telephone                                             0.9%     0.7%     0.8%     0.6%     0.6%     0.5%     0.5%
Administrative & general                             15.6%    15.5%    15.9%    14.0%    14.0%    14.0%    14.0%
Sales                                                 6.3%     7.7%     6.9%     6.0%     6.0%     6.0%     6.0%
Utilities                                             7.7%     8.2%     8.5%     7.7%     7.7%     7.7%     7.7%
Repairs & maintenance                                 4.9%     5.0%     5.2%     4.8%     4.8%     5.0%     5.0%
Taxes                                                 4.1%     3.8%     3.1%     2.8%     2.7%     2.6%     2.5%
Lease                                                 0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Depreciation/amortization                             6.7%     7.6%     8.5%     7.3%     7.0%     6.8%     6.5%
                                                    -----    -----    -----    -----    -----    -----    -----
                    Total                            89.9%    92.0%    94.4%    88.8%    87.2%    85.9%    84.4%
                                                    -----    -----    -----    -----    -----    -----    -----

PROPERTY EBIT                                        10.1%     8.0%     5.6%    11.2%    12.8%    14.1%    15.6%
                                                    =====     ====     ====    =====    =====    =====    =====

PROPERTY EBITDA                                      16.8%    15.6%    14.1%    18.5%    19.8%    20.9%    22.1%
                                                    =====    =====    =====    =====    =====    =====    =====

RFBT EXPENSES AS A % OF RFBT REVENUES:
Rooms expenses as a % of rooms revenue               24.5%    24.9%    26.2%    25.0%    24.0%    24.0%    23.0%
Food expenses as a % of food revenue                 93.3%    89.5%    85.5%    85.0%    85.0%    85.0%    85.0%
Beverage expenses as a % of beverage revenue         58.0%    56.9%    52.8%    55.0%    55.0%    55.0%    55.0%
Telephone expenses as a % of telephone revenue      115.6%    95.2%    88.7%   100.0%   100.0%   100.0%   100.0%

Page 60                            Appendix A

JANUS  HOTELS & RESORTS, INC.
VALUATION ANALYSIS

H.I. HUDSON - DISCOUNTED CASH FLOW ANALYSIS
($000)

DISCOUNTED CASH FLOW VALUE                                              $6,838.4

                                          2003B       2004F       2005F       2006F       2007F     PERPETUITY
                                          -----       -----       -----       -----       -----     ----------
EBITDA                                  $   801.2   $   977.2   $ 1,014.7   $ 1,039.7   $ 1,067.4
Depreciation/amortization                   483.0       385.8       358.8       338.1       313.5
                                        ---------   ---------   ---------   ---------   ---------
Operating income                            318.2       591.4       655.9       701.6       753.9   $   776.5
Taxes                                       120.9       224.7       249.2       266.6       286.5       295.1
                                        ---------   ---------   ---------   ---------   ---------   ---------
Net operating profit after-tax              197.3       366.7       406.7       435.0       467.4       481.4
Add: depreciation                           483.0       385.8       358.8       338.1       313.5       350.0
Less: capx                                   97.5       100.0       100.0       100.0       100.0       262.5
Less: change in w/c                          -          -           -           -           -           -
                                        ---------   ---------   ---------   ---------   ---------   ---------

Free cash flow                          $   582.8   $   652.5   $   665.5   $   673.1   $   680.9   $   568.9


WEIGHTED COST OF CAPITAL                     10.9%       10.9%       10.9%       10.9%       10.9%       10.9%

PV of FCF                               $   553.5   $   558.9   $   514.2   $   469.0   $   428.0

                                                    Perpetuity Value at start of Year 6             $ 7,228.5
                                                    PV of Perpetuity                                $ 4,314.9

Page 61                            Appendix A

JANUS  HOTELS & RESORTS, INC.
VALUATION ANALYSIS

COMFORT INN AKRON - FINANCIAL PERFORMANCE
($000)

                              2001A       2002A       2003B       2004F       2005F       2006F       2007F
                              -----       -----       -----       -----       -----       -----       -----
Rooms available                48.180      48.180      48.180      48.180      48.180      48.180      48.180
Occupancy %                      49.0%       52.2%       56.4%       57.0%       57.5%       58.0%       58.5%
Rooms sold                     23.601      25.140      27.186      27.463      27.704      27.944      28.185
Average daily room rate     $   56.43   $   52.66   $   49.50   $   50.00   $   50.50   $   51.00   $   51.50
Revenue per available room      27.64       27.48       27.93       28.50       29.04       29.58       30.13

REVENUE:
Rooms                       $ 1,331.8   $ 1,323.8   $ 1,345.7   $ 1,373.1   $ 1,399.0   $ 1,425.2   $ 1,451.5
Food                                -           -           -           -           -           -           -
Beverage                            -           -           -           -           -           -           -
Telephone                        17.7        15.4        16.6        17.2        17.6        18.0        18.2
Other                            38.1        37.2        43.2        50.3        52.8        55.6        59.1
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
                    Total     1,387.6     1,376.5     1,405.5     1,440.6     1,469.4     1,498.8     1,528.8
Growth rate                       n/a        -0.8%        2.1%        2.5%        2.0%        2.0%        2.0%

EXPENSES:

Rooms                           422.3       455.6       441.3       439.4       447.7       456.1       464.5
Food                                -           -           -           -           -           -           -
Beverage                            -           -           -           -           -           -           -
Telephone                        32.1        30.7        34.1        34.5        35.2        36.1        36.4
Administrative & general        288.5       285.2       239.2       244.9       249.8       254.8       259.9
Sales                            65.3        77.9        58.1        57.6        58.8        60.0        61.2
Utilities                       159.8       162.7       144.3       144.1       146.9       149.9       152.9
Repairs & maintenance           114.8       138.5        99.7       100.8       102.9       119.9       122.3
Taxes                           105.5       108.7        76.6        72.0        70.5        68.9        68.8
Lease                               -           -           -           -           -           -           -
Depreciation/amortization       128.7       135.2       144.9       138.3       138.1       137.9       137.6
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
                    Total     1,317.0     1,394.4     1,238.1     1,231.6     1,249.9     1,283.5     1,303.5
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------

PROPERTY EBIT                    70.6       (17.9)      167.3       209.0       219.5       215.3       225.3
                            =========   =========   =========   =========   =========   =========   =========

PROPERTY EBITDA                 199.3       117.3       312.2       347.3       357.6       353.2       362.9
                            =========   =========   =========   =========   =========   =========   =========
Growth rate                       n/a       -41.1%      166.2%       11.2%        3.0%       -1.2%        2.8%

CAPX                        $       -   $       -   $    57.0   $   100.0   $   100.0   $   100.0   $   100.0

Page 62                            Appendix A

JANUS  HOTELS & RESORTS, INC.
VALUATION ANALYSIS

COMFORT INN AKRON - FINANCIAL PERFORMANCE
($000)

                                                    2001A    2002A    2003B    2004F    2005F    2006F    2007F
                                                    -----    -----    -----    -----    -----    -----    -----
REVENUE:
Rooms                                                96.0%    96.2%    95.7%    95.3%    95.2%    95.1%    94.9%
Food                                                  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Beverage                                              0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Telephone                                             1.3%     1.1%     1.2%     1.2%     1.2%     1.2%     1.2%
Other                                                 2.7%     2.7%     3.1%     3.5%     3.6%     3.7%     3.9%
                                                    -----    -----    -----    -----    -----    -----    -----
                    Total                           100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%

EXPENSES:
Rooms                                                30.4%    33.1%    31.4%    30.5%    30.5%    30.4%    30.4%
Food                                                  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Beverage                                              0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Telephone                                             2.3%     2.2%     2.4%     2.4%     2.4%     2.4%     2.4%
Administrative & general                             20.8%    20.7%    17.0%    17.0%    17.0%    17.0%    17.0%
Sales                                                 4.7%     5.7%     4.1%     4.0%     4.0%     4.0%     4.0%
Utilities                                            11.5%    11.8%    10.3%    10.0%    10.0%    10.0%    10.0%
Repairs & maintenance                                 8.3%    10.1%     7.1%     7.0%     7.0%     8.0%     8.0%
Taxes                                                 7.6%     7.9%     5.4%     5.0%     4.8%     4.6%     4.5%
Lease                                                 0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Depreciation/amortization                             9.3%     9.8%    10.3%     9.6%     9.4%     9.2%     9.0%
                                                    -----    -----    -----    -----    -----    -----    -----
                     Total                           94.9%   101.3%    88.1%    85.5%    85.1%    85.6%    85.3%
                                                    -----    -----    -----    -----    -----    -----    -----

PROPERTY EBIT                                         5.1%    -1.3%    11.9%    14.5%    14.9%    14.4%    14.8%
                                                    =====    =====    =====    =====    =====    =====    =====

PROPERTY EBITDA                                      14.4%     8.5%    22.2%    24.1%    24.3%    23.6%    23.8%
                                                    =====    =====    =====    =====    =====    =====    =====

RFBT EXPENSES AS A % OF RFBT REVENUES:
Rooms expenses as a % of rooms revenue               31.7%    34.4%    32.8%    32.0%    32.0%    32.0%    32.0%
Food expenses as a % of food revenue                  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Beverage expenses as a % of beverage revenue          0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Telephone expenses as a % of telephone revenue      181.4%   198.8%   205.6%   200.0%   200.0%   200.0%   200.0%

Page 63                            Appendix A

JANUS  HOTELS & RESORTS, INC.
VALUATION ANALYSIS

COMFORT INN AKRON - DISCOUNTED CASH FLOW ANALYSIS
($000)

DISCOUNTED CASH FLOW VALUE                                              $2,019.6

                                          2003B       2004F       2005F       2006F       2007F     PERPETUITY
                                          -----       -----       -----       -----       -----     ----------
EBITDA                                  $   312.2   $   347.3   $   357.6   $   353.2   $   362.9
Depreciation/amortization                   144.9       138.3       138.1       137.9       137.6
                                        ---------   ---------   ---------   ---------   ---------
Operating income                            167.3       209.0       219.5       215.3       225.3   $   232.1
Taxes                                        63.6        79.4        83.4        81.8        85.6        88.2
                                        ---------   ---------   ---------   ---------   ---------   ---------
Net operating profit after-tax              103.7       129.6       136.1       133.5       139.7       143.9
Add: depreciation                           144.9       138.3       138.1       137.9       137.6       125.0
Less: capx                                   57.0       100.0       100.0       100.0       100.0        93.8
Less: change in w/c                          -          -           -           -           -            -
                                        ---------   ---------   ---------   ---------   ---------   ---------

Free cash flow                          $   191.6   $   167.9   $   174.2   $   171.4   $   177.3   $   175.1

WEIGHTED COST OF CAPITAL                     10.9%       10.9%       10.9%       10.9%       10.9%       10.9%

PV of FCF                               $   182.0   $   143.8   $   134.6   $   119.4   $   111.4

                                                    Perpetuity Value at start of Year 6             $ 2,225.3
                                                    PV of Perpetuity                                $ 1,328.4

Page 64                            Appendix A

JANUS  HOTELS & RESORTS, INC.
VALUATION ANALYSIS

H.I. EXPRESS JUNO - FINANCIAL PERFORMANCE
($000)

                              2001A       2002A       2003B       2004F       2005F       2006F       2007F
                              -----       -----       -----       -----       -----       -----       -----
Rooms available                39.420      39.420      39.528      39.528      39.528      39.528      39.528
Occupancy %                      67.3%       77.8%       78.0%       78.0%       78.0%       79.0%       79.0%
Rooms sold                     26.541      30.668      30.832      30.832      30.832      31.227      31.227
Average daily room rate     $   73.89   $   72.16   $   73.13   $   73.50   $   74.00   $   74.50   $   75.00
Revenue per available room      49.75       56.14       57.04       57.33       57.72       58.86       59.25

REVENUE:
Rooms                       $ 1,961.1   $ 2,212.9   $ 2,254.7   $ 2,266.1   $ 2,281.6   $ 2,326.4   $ 2,342.0
Food                                -           -           -           -           -           -           -
Beverage                            -           -           -           -           -           -           -
Telephone                        16.8        15.4        15.0        15.9        18.5        19.2        22.0
Other                            39.6        22.0        10.1        20.5        25.5        26.4        31.8
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
                    Total     2,017.5     2,250.3     2,279.8     2,302.6     2,325.6     2,372.1     2,395.8
Growth rate                       n/a        11.5%        1.3%        1.0%        1.0%        2.0%        1.0%

EXPENSES:
Rooms                           465.6       466.1       485.2       487.2       490.5       500.2       503.5
Food                                -           -           -           -           -           -           -
Beverage                            -           -           -           -           -           -           -
Telephone                        19.0        20.7        21.2        19.9        23.2        24.0        27.5
Administrative & general        454.5       512.3       521.2       518.1       523.3       533.7       539.1
Sales                            76.6       106.0       105.2       103.6       104.7       106.7       107.8
Utilities                       146.1       115.5       108.1       115.1       116.3       118.6       119.8
Repairs & maintenance           181.6       200.0       127.4       138.2       139.5       154.2       155.7
Taxes                           126.8       119.9       110.4       108.2       104.7       106.7       105.4
Lease                             3.8         2.8         1.2         2.3         2.3         2.4         2.4
Depreciation/amortization       344.5       378.2       376.4       356.9       348.8       351.1       347.4
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------
                    Total     1,818.5     1,921.6     1,856.3     1,849.5     1,853.2     1,897.7     1,908.6
                            ---------   ---------   ---------   ---------   ---------   ---------   ---------

PROPERTY EBIT                   199.0       328.7       423.5       453.0       472.3       474.4       487.2
                            =========   =========   =========   =========   =========   =========   =========

PROPERTY EBITDA                 543.6       706.9       799.9       809.9       821.2       825.5       834.6
                            =========   =========   =========   =========   =========   =========   =========
Growth rate                       n/a        30.0%       13.2%        1.3%        1.4%        0.5%        1.1%

CAPX                        $       -   $       -   $    11.9   $   150.0   $   150.0   $   150.0   $   150.0

Page 65                            Appendix A

JANUS  HOTELS & RESORTS, INC.
VALUATION ANALYSIS

H.I. JUNO EXPRESS - FINANCIAL PERFORMANCE
($000)

                                                    2001A    2002A    2003B    2004F    2005F    2006F    2007F
                                                    -----    -----    -----    -----    -----    -----    -----
REVENUE:
Rooms                                                97.2%    98.3%    98.9%    98.4%    98.1%    98.1%    97.8%
Food                                                  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Beverage                                              0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Telephone                                             0.8%     0.7%     0.7%     0.7%     0.8%     0.8%     0.9%
Other                                                 2.0%     1.0%     0.4%     0.9%     1.1%     1.1%     1.3%
                                                    -----    -----    -----    -----    -----    -----    -----
                    Total                           100.0%   100.0%   100.0%   100.0%   100.0%   100.0%   100.0%

EXPENSES:
Rooms                                                23.1%    20.7%    21.3%    21.2%    21.1%    21.1%    21.0%
Food                                                  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Beverage                                              0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Telephone                                             0.9%     0.9%     0.9%     0.9%     1.0%     1.0%     1.1%
Administrative & general                             22.5%    22.8%    22.9%    22.5%    22.5%    22.5%    22.5%
Sales                                                 3.8%     4.7%     4.6%     4.5%     4.5%     4.5%     4.5%
Utilities                                             7.2%     5.1%     4.7%     5.0%     5.0%     5.0%     5.0%
Repairs & maintenance                                 9.0%     8.9%     5.6%     6.0%     6.0%     6.5%     6.5%
Taxes                                                 6.3%     5.3%     4.8%     4.7%     4.5%     4.5%     4.4%
Lease                                                 0.2%     0.1%     0.1%     0.1%     0.1%     0.1%     0.1%
Depreciation/amortization                            17.1%    16.8%    16.5%    15.5%    15.0%    14.8%    14.5%
                                                    -----    -----    -----    -----    -----    -----    -----
                    Total                            90.1%    85.4%    81.4%    80.3%    79.7%    80.0%    79.7%
                                                    -----    -----    -----    -----    -----    -----    -----

PROPERTY EBIT                                         9.9%    14.6%    18.6%    19.7%    20.3%    20.0%    20.3%
                                                    =====    =====    =====    =====    =====    =====    =====

PROPERTY EBITDA                                      26.9%    31.4%    35.1%    35.2%    35.3%    34.8%    34.8%
                                                    =====    =====    =====    =====    =====    =====    =====

RFBT EXPENSES AS A % OF RFBT REVENUES:
Rooms expenses as a % of rooms revenue               23.7%    21.1%    21.5%    21.5%    21.5%    21.5%    21.5%
Food expenses as a % of food revenue                  0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Beverage expenses as a % of beverage revenue          0.0%     0.0%     0.0%     0.0%     0.0%     0.0%     0.0%
Telephone expenses as a % of telephone revenue      112.7%   134.6%   141.4%   125.0%   125.0%   125.0%   125.0%

Page 66                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

H.I. EXPRESS JUNO - DISCOUNTED CASH FLOW ANALYSIS
($000)

DISCOUNTED CASH FLOW VALUE          $ 5,075.5

                                     2003B       2004F       2005F       2006F       2007F     PERPETUITY
                                    -------     -------     -------     --------    -------    ----------
EBITDA                              $ 799.9     $ 809.9     $ 821.2     $  825.5    $ 834.6
Depreciation/amortization             376.4       356.9       348.8        351.1      347.4
                                    -------     -------     -------     --------    -------
Operating income                      423.5       453.0       472.3        474.4      487.2     $   501.8
Taxes                                 160.9       172.2       179.5        180.3      185.1         190.7
                                    -------     -------     -------     --------    -------     ---------
Net operating profit after-tax        262.6       280.9       292.9        294.1      302.1         311.1
Add: depreciation                     376.4       356.9       348.8        351.1      347.4         350.0
Less: capx                             11.9       150.0       150.0        150.0      150.0         262.5
Less: change in w/c                       -           -           -            -          -             -
                                    -------     -------     -------     --------    -------     ---------

Free cash flow                      $ 627.0     $ 487.8     $ 491.7     $  495.2    $ 499.4     $   398.6

WEIGHTED COST OF CAPITAL               10.9%       10.9%       10.9%        10.9%      10.9%         10.9%

PV of FCF                           $ 595.5     $ 417.8     $ 379.9     $  345.1    $ 313.9

                                                Perpetuity Value at start of Year 6             $ 5,064.7
                                                PV of Perpetuity                                $ 3,023.2

Page 67                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

RED ROOF KINGS ISLAND - FINANCIAL PERFORMANCE
($000)

                                    2001A        2002A        2003B         2004F         2005F         2006F        2007F
                                  ---------    ---------    ---------     ---------     ---------     ---------    ---------
Rooms available                      45.260       45.260       44.895        44.895        44.895        44.895       44.895
Occupancy %                            43.7%        45.7%        44.0%         44.0%         44.5%         45.0%        45.0%
Rooms sold                           19.766       20.674       19.754        19.754        19.978        20.203       20.203
Average daily room rate           $   47.27    $   42.60    $   44.00     $   45.00     $   45.50     $   46.00    $   46.00
Revenue per available room            20.64        19.46        19.36         19.80         20.25         20.70        20.70

REVENUE:
Rooms                             $   934.4    $   880.7    $   869.2     $   888.9     $   909.0     $   929.3    $   929.3
Food                                      -            -            -             -             -             -            -
Beverage                                  -            -            -             -             -             -            -
Telephone                               6.9          1.1         10.5          13.9          15.2          17.4         19.7
Other                                  27.6         20.3         23.6          23.1          24.8          26.1         33.5
                                  ---------    ---------    ---------     ---------     ---------     ---------    ---------
                     Total            968.9        902.1        903.3         925.9         949.0         972.7        982.5
Growth rate                             n/a         -6.9%         0.1%          2.5%          2.5%          2.5%         1.0%

EXPENSES:
Rooms                                 319.3        310.1        308.3         275.6         281.8         288.1        288.1
Food                                      -            -            -             -             -             -            -
Beverage                                  -            -            -             -             -             -            -
Telephone                              28.6         26.7         30.2          41.6          45.7          52.1         59.1
Administrative & general              189.1        202.1        197.2         175.9         180.3         184.8        186.7
Sales                                  48.2         52.1         56.9          50.9          52.2          53.5         54.0
Utilities                              76.7         83.7         88.0          78.7          85.4          87.5         90.9
Repairs & maintenance                  85.7         75.7         63.8          64.8          71.2          77.8         78.6
Taxes                                  70.7         39.5         42.0          37.0          38.0          37.0         37.3
Lease                                   0.1            -            -             -             -             -            -
Depreciation/amortization             148.8        157.6        156.9         138.9         140.5         141.0        140.5
                                  ---------    ---------    ---------     ---------     ---------     ---------    ---------
                     Total            967.2        947.5        943.4         863.4         895.0         921.9        935.2
                                  ---------    ---------    ---------     ---------     ---------     ---------    ---------

PROPERTY EBIT                           1.7        (45.5)       (40.1)         62.5          54.0          50.8         47.3
                                  =========    =========    =========     =========     =========     =========    =========

PROPERTY EBITDA                       150.5        112.2        116.8         201.4         194.4         191.9        187.8
                                  =========    =========    =========     =========     =========     =========    =========
Growth rate                             n/a        -25.5%         4.2%         72.3%         -3.4%         -1.3%        -2.1%

CAPX                              $       -    $       -    $    42.0     $   100.0     $   100.0     $   100.0    $   100.0

Page 68                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

RED ROOF KINGS ISLAND - FINANCIAL PERFORMANCE
($000)

                                                  2001A      2002A       2003B       2004F      2005F       2006F      2007F
                                                 -------    -------     -------     -------    -------     -------    -------
REVENUE:
Rooms                                               96.4%      97.6%       96.2%       96.0%      95.8%       95.5%      94.6%
Food                                                 0.0%       0.0%        0.0%        0.0%       0.0%        0.0%       0.0%
Beverage                                             0.0%       0.0%        0.0%        0.0%       0.0%        0.0%       0.0%
Telephone                                            0.7%       0.1%        1.2%        1.5%       1.6%        1.8%       2.0%
Other                                                2.8%       2.3%        2.6%        2.5%       2.6%        2.7%       3.4%
                                                 -------    -------     -------     -------    -------     -------    -------
                     Total                         100.0%     100.0%      100.0%      100.0%     100.0%      100.0%     100.0%

EXPENSES:
Rooms                                               33.0%      34.4%       34.1%       29.8%      29.7%       29.6%      29.3%
Food                                                 0.0%       0.0%        0.0%        0.0%       0.0%        0.0%       0.0%
Beverage                                             0.0%       0.0%        0.0%        0.0%       0.0%        0.0%       0.0%
Telephone                                            3.0%       3.0%        3.3%        4.5%       4.8%        5.4%       6.0%
Administrative & general                            19.5%      22.4%       21.8%       19.0%      19.0%       19.0%      19.0%
Sales                                                5.0%       5.8%        6.3%        5.5%       5.5%        5.5%       5.5%
Utilities                                            7.9%       9.3%        9.7%        8.5%       9.0%        9.0%       9.3%
Repairs & maintenance                                8.8%       8.4%        7.1%        7.0%       7.5%        8.0%       8.0%
Taxes                                                7.3%       4.4%        4.6%        4.0%       4.0%        3.8%       3.8%
Lease                                                0.0%       0.0%        0.0%        0.0%       0.0%        0.0%       0.0%
Depreciation/amortization                           15.4%      17.5%       17.4%       15.0%      14.8%       14.5%      14.3%
                                                 -------    -------     -------     -------    -------     -------    -------
                     Total                          99.8%     105.0%      104.4%       93.3%      94.3%       94.8%      95.2%
                                                 -------    -------     -------     -------    -------     -------    -------

PROPERTY EBIT                                        0.2%      -5.0%       -4.4%        6.8%       5.7%        5.3%       4.8%
                                                 =======    =======     =======     =======    =======     =======    =======

PROPERTY EBITDA                                     15.5%      12.4%       12.9%       21.8%      20.5%       19.8%      19.1%
                                                 =======    =======     =======     =======    =======     =======    =======

RFBT EXPENSES AS A % OF RFBT REVENUES:
Rooms expenses as a % of rooms revenue              34.2%      35.2%       35.5%       31.0%      31.0%       31.0%      31.0%
Food expenses as a % of food revenue                 0.0%       0.0%        0.0%        0.0%       0.0%        0.0%       0.0%
Beverage expenses as a % of beverage revenue         0.0%       0.0%        0.0%        0.0%       0.0%        0.0%       0.0%
Telephone expenses as a % of telephone revenue     415.7%    2462.7%      287.6%      300.0%     300.0%      300.0%     300.0%

Page 69                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

RED ROOF KINGS ISLAND - DISCOUNTED CASH FLOW ANALYSIS
($000)

DISCOUNTED CASH FLOW VALUE           $ 817.2

                                                  2003B      2004F       2005F       2006F      2007F    PERPETUITY
                                                 -------    -------     -------     -------    -------   ----------
EBITDA                                           $ 116.8    $ 201.4     $ 194.4     $ 191.9    $ 187.8
Depreciation/amortization                          156.9      138.9       140.5       141.0      140.5
                                                 -------    -------     -------     -------    -------
Operating income                                   (40.1)      62.5        54.0        50.8       47.3     $  48.7
Taxes                                              (15.2)      23.7        20.5        19.3       18.0        18.5
                                                 -------    -------     -------     -------    -------     -------
Net operating profit after-tax                     (24.9)      38.7        33.5        31.5       29.3        30.2
Add: depreciation                                  156.9      138.9       140.5       141.0      140.5       150.0
Less: capx                                          42.0      100.0       100.0       100.0      100.0       112.5
Less: change in w/c                                    -          -           -           -          -           -
                                                 -------    -------     -------     -------    -------     -------

Free cash flow                                   $  90.1    $  77.6     $  73.9     $  72.6    $  69.8     $  67.7

WEIGHTED COST OF CAPITAL                            10.9%      10.9%       10.9%       10.9%      10.9%       10.9%

PV of FCF                                        $  85.5    $  66.5     $  57.1     $  50.6    $  43.9

                                                            Perpetuity Value at start of Year 6            $ 860.4
                                                            PV of Perpetuity                               $ 513.6

Page 70                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

DAYS INN KINGS ISLAND - FINANCIAL PERFORMANCE
($000)

                                    2001A        2002A        2003B         2004F         2005F         2006F        2007F
                                  ---------    ---------    ---------     ---------     ---------     ---------    ---------
Rooms available                      45.260       45.260       45.260        45.260        45.260        45.260       45.260
Occupancy %                            58.3%        51.8%        50.0%         50.5%         51.0%         52.0%        53.0%
Rooms sold                           26.374       23.459       22.630        22.856        23.083        23.535       23.988
Average daily room rate           $   49.01    $   48.23    $   48.74     $   49.00     $   49.00     $   49.00    $   49.00
Revenue per available room            28.56        25.00        24.37         24.75         24.99         25.48        25.97

REVENUE:
Rooms                             $ 1,292.5    $ 1,131.5    $ 1,103.0     $ 1,120.0     $ 1,131.0     $ 1,153.2    $ 1,175.4
Food                                      -            -            -             -             -             -            -
Beverage                                  -            -            -             -             -             -            -
Telephone                              27.5         22.4         26.3          23.5          27.4          24.0         24.4
Other                                  54.3         43.7         24.1          33.0          35.7          28.8         18.3
                                  ---------    ---------    ---------     ---------     ---------     ---------    ---------
                     Total          1,374.4      1,197.6      1,153.4       1,176.4       1,194.1       1,206.0      1,218.1
Growth rate                             n/a        -12.9%        -3.7%          2.0%          1.5%          1.0%         1.0%

EXPENSES:
Rooms                                 372.7        357.8        348.8         336.0         339.3         334.4        340.9
Food                                      -            -            -             -             -             -            -
Beverage                                  -            -            -             -             -             -            -
Telephone                              19.5         18.2         14.5          17.7          20.5          18.0         18.3
Administrative & general              203.2        216.4        183.0         176.5         179.1         180.9        182.7
Sales                                  87.5         55.1         75.5          64.7          65.7          66.3         67.0
Utilities                             102.5        103.7         93.1          88.2          89.6          90.5         91.4
Repairs & maintenance                  89.7        108.7         89.8          82.4          83.6          90.5         91.4
Taxes                                  79.7         46.3         63.8          58.8          56.1          54.3         52.4
Lease                                   0.6            -            -             -             -             -            -
Depreciation/amortization             225.4        231.1        246.1         217.6         214.9         213.5        213.2
                                  ---------    ---------    ---------     ---------     ---------     ---------    ---------
                     Total          1,180.9      1,137.2      1,114.6       1,041.9       1,048.8       1,048.3      1,057.1
                                  ---------    ---------    ---------     ---------     ---------     ---------    ---------

PROPERTY EBIT                         193.5         60.4         38.8         134.6         145.3         157.7        161.0
                                  =========    =========    =========     =========     =========     =========    =========

PROPERTY EBITDA                       418.9        291.6        284.9         352.2         360.2         371.2        374.1
                                  =========    =========    =========     =========     =========     =========    =========
Growth rate                             n/a        -30.4%        -2.3%         23.6%          2.3%          3.0%         0.8%

CAPX                              $       -    $       -    $    57.8     $    75.0     $    75.0     $    75.0    $    75.0

Page 71                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

DAYS INN KINGS ISLAND - FINANCIAL PERFORMANCE
($000)

                                                  2001A      2002A       2003B       2004F      2005F       2006F      2007F
                                                 -------    -------     -------     -------    -------     -------    -------
REVENUE:
Rooms                                               94.0%      94.5%       95.6%       95.2%      94.7%       95.6%      96.5%
Food                                                 0.0%       0.0%        0.0%        0.0%       0.0%        0.0%       0.0%
Beverage                                             0.0%       0.0%        0.0%        0.0%       0.0%        0.0%       0.0%
Telephone                                            2.0%       1.9%        2.3%        2.0%       2.3%        2.0%       2.0%
Other                                                4.0%       3.6%        2.1%        2.8%       3.0%        2.4%       1.5%
                                                 -------    -------     -------     -------    -------     -------    -------
                     Total                         100.0%     100.0%      100.0%      100.0%     100.0%      100.0%     100.0%

EXPENSES:
Rooms                                               27.1%      29.9%       30.2%       28.6%      28.4%       27.7%      28.0%
Food                                                 0.0%       0.0%        0.0%        0.0%       0.0%        0.0%       0.0%
Beverage                                             0.0%       0.0%        0.0%        0.0%       0.0%        0.0%       0.0%
Telephone                                            1.4%       1.5%        1.3%        1.5%       1.7%        1.5%       1.5%
Administrative & general                            14.8%      18.1%       15.9%       15.0%      15.0%       15.0%      15.0%
Sales                                                6.4%       4.6%        6.5%        5.5%       5.5%        5.5%       5.5%
Utilities                                            7.5%       8.7%        8.1%        7.5%       7.5%        7.5%       7.5%
Repairs & maintenance                                6.5%       9.1%        7.8%        7.0%       7.0%        7.5%       7.5%
Taxes                                                5.8%       3.9%        5.5%        5.0%       4.7%        4.5%       4.3%
Lease                                                0.0%       0.0%        0.0%        0.0%       0.0%        0.0%       0.0%
Depreciation/amortization                           16.4%      19.3%       21.3%       18.5%      18.0%       17.7%      17.5%
                                                 -------    -------     -------     -------    -------     -------    -------
                     Total                          85.9%      95.0%       96.6%       88.6%      87.8%       86.9%      86.8%
                                                 -------    -------     -------     -------    -------     -------    -------

PROPERTY EBIT                                       14.1%       5.0%        3.4%       11.4%      12.2%       13.1%      13.2%
                                                 =======    =======     =======     =======    =======     =======    =======

PROPERTY EBITDA                                     30.5%      24.3%       24.7%       29.9%      30.2%       30.8%      30.7%
                                                 =======    =======     =======     =======    =======     =======    =======

RFBT EXPENSES AS A % OF RFBT REVENUES:
Rooms expenses as a % of rooms revenue              28.8%      31.6%       31.6%       30.0%      30.0%       29.0%      29.0%
Food expenses as a % of food revenue                 0.0%       0.0%        0.0%        0.0%       0.0%        0.0%       0.0%
Beverage expenses as a % of beverage revenue         0.0%       0.0%        0.0%        0.0%       0.0%        0.0%       0.0%
Telephone expenses as a % of telephone revenue      70.8%      81.0%       55.2%       75.0%      75.0%       75.0%      75.0%

Page 72                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

DAYS INN KINGS ISLAND - DISCOUNTED CASH FLOW ANALYSIS
($000)

DISCOUNTED CASH FLOW VALUE       $ 2,046.1

                                                  2003B      2004F       2005F       2006F      2007F     PERPETUITY
                                                 -------    -------     -------     -------    -------    ----------
EBITDA                                           $ 284.9    $ 352.2     $ 360.2     $ 371.2    $ 374.1
Depreciation/amortization                          246.1      217.6       214.9       213.5      213.2
                                                 -------    -------     -------     -------    -------
Operating income                                    38.8      134.6       145.3       157.7      161.0     $   165.8
Taxes                                               14.7       51.1        55.2        59.9       61.2          63.0
                                                 -------    -------     -------     -------    -------     ---------
Net operating profit after-tax                      24.0       83.4        90.1        97.8       99.8         102.8
Add: depreciation                                  246.1      217.6       214.9       213.5      213.2         200.0
Less: capx                                          57.8       75.0        75.0        75.0       75.0         150.0
Less: change in w/c                                    -          -           -           -          -             -
                                                 -------    -------     -------     -------    -------     ---------

Free cash flow                                   $ 212.4    $ 226.1     $ 230.0     $ 236.3    $ 238.0     $   152.8

WEIGHTED COST OF CAPITAL                            10.9%      10.9%       10.9%       10.9%      10.9%         10.9%

PV of FCF                                        $ 201.7    $ 193.7     $ 177.7     $ 164.6    $ 149.6

                                                            Perpetuity Value at start of Year 6            $ 1,941.3
                                                            PV of Perpetuity                               $ 1,158.8

Page 73                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

DAYS INN CAMBRIDGE - FINANCIAL PERFORMANCE
($000)

                                                  2001A      2002A       2003B       2004F      2005F       2006F      2007F
                                                 -------    -------     -------     -------    -------     -------    -------
Rooms available                                   37.258     37.258      37.595      37.595     37.595      37.595     37.595
Occupancy %                                         40.2%      37.4%       46.0%       46.0%      46.0%       46.5%      47.0%
Rooms sold                                        14.967     13.928      17.294      17.294     17.294      17.482     17.670
Average daily room rate                          $ 50.46    $ 51.27     $ 38.00     $ 38.50    $ 38.50     $ 39.00    $ 39.00
Revenue per available room                         20.27      19.17       17.48       17.71      17.71       18.14      18.33

REVENUE:
Rooms                                            $ 755.2    $ 714.1     $ 657.2     $ 665.8    $ 665.8     $ 681.8    $ 689.1
Food                                                   -          -           -           -          -           -          -
Beverage                                               -          -           -           -          -           -          -
Telephone                                           16.9       13.0        13.0        14.0       14.0        14.0       14.2
Other                                               17.8       15.8        13.4        14.0       14.0        11.9       11.4
                                                 -------    -------     -------     -------    -------     -------    -------
                     Total                         790.0      742.9       683.5       693.8      693.8       707.6      714.7
Growth rate                                          n/a       -6.0%       -8.0%        1.5%       0.0%        2.0%       1.0%

EXPENSES:
Rooms                                              236.2      231.3       242.7       186.4      186.4       190.9      193.0
Food                                                   -          -           -           -          -           -          -
Beverage                                               -          -           -           -          -           -          -
Telephone                                           10.6        9.2         9.9        10.5       10.5        10.5       10.7
Administrative & general                           160.5      182.7       167.7       138.8      138.8       141.5      142.9
Sales                                               36.6       43.9        36.6        31.2       31.2        31.8       32.2
Utilities                                           45.6       53.0        54.6        41.6       41.6        42.5       42.9
Repairs & maintenance                               50.1       59.5        55.2        41.6       45.1        49.5       50.0
Taxes                                               33.2       23.1        25.2        18.7       17.3        17.7       17.2
Lease                                                  -          -           -           -          -           -          -
Depreciation/amortization                          208.9      217.0       218.6       159.6      157.5       159.2      158.7
                                                 -------    -------     -------     -------    -------     -------    -------
                     Total                         781.7      819.6       810.6       628.4      628.4       643.7      647.5
                                                 -------    -------     -------     -------    -------     -------    -------

PROPERTY EBIT                                        8.3      (76.8)     (127.1)       65.3       65.3        64.0       67.3
                                                 =======    =======     =======     =======    =======     =======    =======

PROPERTY EBITDA                                    217.1      140.2        91.6       224.9      222.8       223.2      225.9
                                                 =======    =======     =======     =======    =======     =======    =======
Growth rate                                          n/a      -35.4%      -34.7%      145.6%      -0.9%        0.2%       1.2%

CAPX                                             $     -    $     -     $  13.7     $  75.0    $  75.0     $  75.0    $  75.0

Page 74                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

DAYS INN CAMBRIDGE - FINANCIAL PERFORMANCE
($000)

                                                  2001A      2002A       2003B       2004F      2005F       2006F      2007F
                                                 -------    -------     -------     -------    -------     -------    -------
REVENUE:
Rooms                                               95.6%      96.1%       96.1%       96.0%      96.0%       96.3%      96.4%
Food                                                 0.0%       0.0%        0.0%        0.0%       0.0%        0.0%       0.0%
Beverage                                             0.0%       0.0%        0.0%        0.0%       0.0%        0.0%       0.0%
Telephone                                            2.1%       1.7%        1.9%        2.0%       2.0%        2.0%       2.0%
Other                                                2.3%       2.1%        2.0%        2.0%       2.0%        1.7%       1.6%
                                                 -------    -------     -------     -------    -------     -------    -------
                     Total                         100.0%     100.0%      100.0%      100.0%     100.0%      100.0%     100.0%

EXPENSES:
Rooms                                               29.9%      31.1%       35.5%       26.9%      26.9%       27.0%      27.0%
Food                                                 0.0%       0.0%        0.0%        0.0%       0.0%        0.0%       0.0%
Beverage                                             0.0%       0.0%        0.0%        0.0%       0.0%        0.0%       0.0%
Telephone                                            1.3%       1.2%        1.4%        1.5%       1.5%        1.5%       1.5%
Administrative & general                            20.3%      24.6%       24.5%       20.0%      20.0%       20.0%      20.0%
Sales                                                4.6%       5.9%        5.4%        4.5%       4.5%        4.5%       4.5%
Utilities                                            5.8%       7.1%        8.0%        6.0%       6.0%        6.0%       6.0%
Repairs & maintenance                                6.3%       8.0%        8.1%        6.0%       6.5%        7.0%       7.0%
Taxes                                                4.2%       3.1%        3.7%        2.7%       2.5%        2.5%       2.4%
Lease                                                0.0%       0.0%        0.0%        0.0%       0.0%        0.0%       0.0%
Depreciation/amortization                           26.4%      29.2%       32.0%       23.0%      22.7%       22.5%      22.2%
                                                 -------    -------     -------     -------    -------     -------    -------
                     Total                          99.0%     110.3%      118.6%       90.6%      90.6%       91.0%      90.6%
                                                 -------    -------     -------     -------    -------     -------    -------

PROPERTY EBIT                                        1.0%     -10.3%      -18.6%        9.4%       9.4%        9.1%       9.4%
                                                 =======    =======     =======     =======    =======     =======    =======

Property EBITDA                                     27.5%      18.9%       13.4%       32.4%      32.1%       31.6%      31.6%
                                                 =======    =======     =======     =======    =======     =======    =======

RFBT EXPENSES AS A % OF RFBT REVENUES:
Rooms expenses as a % of rooms revenue              31.3%      32.4%       36.9%       28.0%      28.0%       28.0%      28.0%
Food expenses as a % of food revenue                 0.0%       0.0%        0.0%        0.0%       0.0%        0.0%       0.0%
Beverage expenses as a % of beverage revenue         0.0%       0.0%        0.0%        0.0%       0.0%        0.0%       0.0%
Telephone expenses as a % of telephone revenue      62.8%      71.1%       76.4%       75.0%      75.0%       75.0%      75.0%

Page 75                            Appendix A

JANUS HOTELS & RESORTS, INC.
VALUATION ANALYSIS

DAYS INN CAMBRIDGE - DISCOUNTED CASH FLOW ANALYSIS
($000)

DISCOUNTED CASH FLOW VALUE          $ 1,144.7

                                                  2003B      2004F       2005F       2006F      2007F     PERPETUITY
                                                 -------    -------     -------     -------    -------    ----------
EBITDA                                           $  91.6    $ 224.9     $ 222.8     $ 223.2    $ 225.9
Depreciation/amortization                          218.6      159.6       157.5       159.2      158.7
                                                 -------    -------     -------     -------    -------
Operating income                                  (127.1)      65.3        65.3        64.0       67.3     $    69.3
Taxes                                              (48.3)      24.8        24.8        24.3       25.6          26.3
                                                 -------    -------     -------     -------    -------     ---------
Net operating profit after-tax                     (78.8)      40.5        40.5        39.7       41.7          43.0
Add: depreciation                                  218.6      159.6       157.5       159.2      158.7         175.0
Less: capx                                          13.7       75.0        75.0        75.0       75.0         131.3
Less: change in w/c                                    -          -           -           -          -             -
                                                 -------    -------     -------     -------    -------     ---------

Free cash flow                                   $ 126.1    $ 125.1     $ 123.0     $ 123.9    $ 125.4     $    86.7

WEIGHTED COST OF CAPITAL                            10.9%      10.9%       10.9%       10.9%      10.9%         10.9%

PV of FCF                                        $ 119.8    $ 107.1     $  95.0     $  86.3    $  78.8

                                                            Perpetuity Value at start of Year 6            $ 1,101.6
                                                            PV of Perpetuity                               $   657.6

Page 76                            Appendix A

JANUS HOTELS AND RESORTS, INC.
COMMON STOCK VALUATION
APPENDIX B

APPENDIX B - ASSUMPTIONS AND LIMITING CONDITIONS

THIS VALUATION IS SUBJECT TO THE FOLLOWING ASSUMPTIONS AND LIMITING CONDITIONS:

1. Information, estimates, and opinions contained in this report are obtained from sources considered to be reliable. However, Murray, Devine & Co. ("MD&Co.") assumes no liability for such sources.

2. Information supplied by management has been accepted as correct without further verification, and MD&Co. expresses no opinion with regard to such information.

3. Possession of this report, or a copy thereof, does not carry with it the right of publication of all or part of it, nor may it be used for any purpose by anyone but the client without the previous written consent of the client or us, and in any event only with proper attribution.

4. MD&Co. is not required to give testimony in court, or be in attendance during any hearings or depositions, with reference to the company being valued, unless previous arrangements have been made.

5. The various estimates of value presented in this report apply to this valuation only and may not be used out of the context presented herein. This valuation is valid only for the purpose or purposes specified herein.

6. This valuation reflects facts and conditions existing at the Valuation Date. Subsequent events have not been considered, and we have no obligation to update our report for such events and conditions.

7. MD&Co. has made no investigation of, and assumes no responsibility for, the title to or encumbrances against the assets valued.

8. Neither MD&Co., nor any of its employees or affiliated entities has any present or contemplated interest in the assets appraised. MD&Co.'s compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

JANUS HOTELS AND RESORTS, INC.
COMMON STOCK VALUATION
APPENDIX C

APPENDIX C - QUALIFICATIONS OF APPRAISERS

Murray, Devine & Co., Inc. ("MD&Co.") is a firm specializing in the valuation of businesses and their underlying assets. MD&Co. conducts valuation studies of both publicly-held and privately held business enterprises for various purposes including mergers and acquisitions, solvency issues, gift and estate tax, ESOP's, divorces and other cases involving litigation. MD&Co. also provides expert witness testimony for litigation involving valuation issues.

DENNIS J. MURRAY

Dennis Murray is President and founder of Murray, Devine & Co. Dennis' responsibilities include the overall management and business development of the firm. Dennis has extensive experience in developing, managing and issuing valuation opinions for mergers, acquisitions, leveraged buyouts, ESOP's, recapitalizations, estate planning and litigation matters.

Dennis has been active in the valuation profession since 1979 in the areas of tangible and intangible asset valuations, business enterprise analyses, fairness opinions and solvency opinions. Examples of intangible assets appraised include subscriber lists, patents, license agreements, processed technology, databases and trademarks. These valuations have involved corporate assets on a national basis, as well as Canada, Mexico and the United Kingdom with values ranging from under $1 million to in excess of $5 billion. Dennis has been qualified as an expert witness and has provided testimony on numerous valuation issues related to closely held businesses.

Dennis has been the President and Director of a valuation company since 1985 and an owner since 1989. Mr. Murray is a graduate of Drexel University with a Bachelor of Science degree. He has lectured on issues relating to valuing tangible and intangible assets, solvency opinions and fraudulent conveyance matters.

THOMAS J. KENNY

Tom Kenny, Senior Vice President, joined Murray, Devine & Co. in 1989. He conducts and manages valuation engagements of various debt and equity securities, private and public companies, and intangible assets. In addition, Tom performs solvency and fairness opinion analyses and provides expert testimony on valuation issues in litigation matters.

Tom has diverse industry experience, with clients in publishing, food processing, medical products, industrial products and financial services, to name a few. His experience in intangible asset valuation is equally broad, including valuations of patents, trademarks, proprietary processes, subscriber lists, customer lists, and non-compete agreements. He has been actively

JANUS HOTELS AND RESORTS, INC.
COMMON STOCK VALUATION
APPENDIX C

involved in the issuance of over 200 solvency and fairness opinions for both private and publicly traded companies and has testified in U.S. District Court on solvency- and valuation-related topics. Tom has also been instrumental in building MD&Co.'s portfolio valuation business for private investment funds. Portfolio valuations include a wide array of securities--among them, warrants, subordinated debt, convertible preferred stock, and common stock--across a broad range of industries.

Formerly, Tom was Manager of Treasury Analysis for Campbell Soup Company where his responsibilities included capital markets, acquisition analysis, capital structure analysis, and risk management. Prior to Campbell Soup, he was a Senior Financial Analyst with Aztar Corporation, an $800 million hotel and gaming concern.

Tom is a Certified Public Accountant and Certified Management Accountant, and holds a Masters of Business Administration degree with a concentration in Finance from Temple University. He is also accredited in Business Valuation by the American Institute of Certified Public Accountants, and has taught upper-level accounting and finance courses at Rowan University and Rutgers University.

JAMES L. ALLISON

Jim Allison is a Managing Director of MD&Co.'s Financial Valuation Group. His responsibilities include management of financial advisory and valuation engagements and business development, with a special emphasis on distressed entity and bankruptcy related matters. Before joining MD&Co., Jim had managed an affiliated entity that served as financial advisor for a $1.4 billion distressed debt fund.

Previously, Jim had been a partner in the law firm of Duane, Morris & Heckscher where he was a member of the Reorganization and Finance Department. There, his reorganization and bankruptcy practice was augmented by a corporate sub-specialty that included general outside counsel representations, sophisticated corporate restructurings and internal fraud investigations in both the for-profit as well as the not-for-profit contexts.

Jim has been active in the financial transaction community for over 17 years and has extensive experience in a wide variety of industries. He has a sophisticated understanding of secured lending, bankruptcy and liquidation issues as well as strong negotiation, analytical and financial skills.

Jim received a J.D. from Harvard Law School in 1983 and B.A from Bucknell University in 1980. He is admitted to practice in the Commonwealth of Pennsylvania and the District of Columbia. His memberships include the American Bankruptcy Institute, the Turnaround Management Association and the Eastern District of Pennsylvania Bankruptcy Conference. Jim

JANUS HOTELS AND RESORTS, INC.
COMMON STOCK VALUATION
APPENDIX C

has also lived and worked in Munich, Germany serving as a visiting attorney for one year with the firm of Norr, Stiefenhofer and Lutz.

MAUREEN MASTROIENI, MAI

Maureen Mastroieni, MAI is Vice President and Senior Real Estate Appraiser. Ms. Mastroieni has been active in the appraisal profession since 1978. She has applied her expertise to a wide range of valuation problems. Property types appraised include apartments, shopping centers, office buildings, industrial properties, hotels, timeshares and marinas, as well as special purpose facilities such as banks, exhibition centers and theme parks, in the United States and Canada. Her valuations have been used for financing, estate planning, condemnation proceedings, ad valorem taxation, mergers and acquisitions and syndications.

Ms. Mastroieni's previous positions include Senior Manager with Pannell Kerr Forster and Vice President of Strategis Asset Valuation & Management. Her varied real estate background also includes marketing, property management, condominium conversions and historic rehabilitation. She has completed feasibility studies for land development and highest and best use analyses and has also served as architectural consultant to the Commonwealth of Pennsylvania.

Ms. Mastroieni's articles on appraising and finance have been published in local and national publications, such as Real Estate Review, Real Estate Finance Journal, Appraiser and Analyst, and Real Estate Property News. She also co-authored a book on participative design programs.

Ms. Mastroieni is a graduate of the College of Engineering Technology of Temple University with a Bachelor of Science in Architecture, where her studies focused on environmental design, planning and real estate development. She has also completed curses in real estate appraisal presented by the American Institute of Real Estate Appraisers. She keeps abreast of developments in the real estate industry through continuing education and seminars. She is also a member of the Appraisal Institute (MAI) and Commercial Real Estate Women (CREW).

                                      PROXY

                         JANUS HOTELS AND RESORTS, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE SPECIAL MEETING OF SHAREHOLDERS
                           TO BE HELD [________], 2003

         The undersigned hereby constitutes and appoints ______________________ the true and lawful attorney and proxy of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and to vote all of the undersigned's shares of $0.01 par value common stock of Janus Hotel and Resorts, Inc. (the "Company") at the Special Meeting of Shareholders (the "Special Meeting") to be held at the offices of [_______________________________________________________], on
________, [_________], 2003, at [______ _.m.] Eastern Standard Time, and at all
adjournments thereof for the following purposes:

1. To vote in favor of the Agreement and Plan of Merger, dated as of July 28, 2003, by and between the Company and Janus Acquisition, Inc. (the "Merger Agreement"), and the merger of the Company with and into Janus Acquisition, Inc. pursuant to the Merger Agreement.

[   ]    FOR

[   ]    AGAINST

[   ]    ABSTAIN

2. In his discretion, the Proxy is authorized to vote upon such other business as properly may come before the Special Meeting, if it was not known to the Proxy a reasonable time before the solicitation that such matters would properly come before the Special Meeting.

         The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said attorney and proxy lawfully may do by virtue hereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE SPECIAL MEETING AS DIRECTED BY THE BOARD OF DIRECTORS.

         It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of Special Meeting of Shareholders to the undersigned. The proxy and attorney intend to vote the shares represented by this proxy on such matters, if any, as determined by the Board of Directors.

         The undersigned hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and the Proxy Statement furnished therewith.

                                             Dated and Signed:

                                             _________________________, 2003

Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustees, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney.


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